Exhibit 10.3

EXECUTION COPY

SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

Dated as of April 27, 2017

Among

THE BORROWERS PARTY HERETO,

as Borrowers,

HOSPITALITY INVESTORS TRUST, INC.,

and

HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.,

as Guarantors,

THE INITIAL LENDERS NAMED HEREIN,

as Initial Lenders,

and

CITIBANK, N.A.,

as Administrative Agent and as Collateral Agent,

with

CITIGROUP GLOBAL MARKETS INC. and DEUTSCHE BANK SECURITIES INC.,

as Joint Lead Arrangers and Joint Book Running Managers

SCHEDULES

Schedule I	-	Commitments and Applicable Lending Offices
Schedule II	-	Collateral Assets
Schedule III	-	Borrower SPE Requirements
Schedule IV	-	Non-Eligible Assignees
Schedule V	-	Approved Franchisors
Schedule VI	-	Approved Managers
Schedule VII	-	Allocated Loan Amounts
Schedule VIII	-	Pledgor SPE Requirements
Schedule IX	-	TRS Lessee SPE Requirements
Schedule X	-	PIP Budget Schedule
Schedule XI	-	[Intentionally Omitted]
Schedule XII	-	[Intentionally Omitted]
Schedule XIII	-	Appraised Values
Schedule XIV	-	Additional Summit Collateral Assets
Schedule XV	-	[Intentionally Omitted]
Schedule XVI	-	Retiring Debt
Schedule 4.01(b)	-	Subsidiaries
Schedule 4.01(f)	-	Material Litigation
Schedule 4.01(o)	-	Existing Liens
Schedule 4.01(p)	-	Real Property
Part I	-	Owned Assets
Part II	-	Leased Assets and Operating Leases
Part III	-	Exceptions to Representations Regarding Rights of Way and Utilities
Part IV	-	Exceptions to Representations Regarding Tax Lot
Part V	-	Exceptions to Representations Regarding Assessments
Part VI	-	Exceptions to Representations Regarding Use
Part VII	-	Exceptions to Representations Regarding Survey
Schedule 4.01(n)	-	Existing Debt
Schedule 4.01(q)	-	Environmental Concerns
Schedule 4.01(w)	-	Plans and Welfare Plans
Schedule 4.01(ii)	-	Collective Bargaining Agreements and Union Contracts

EXHIBITS

Exhibit A	-	Form of Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C-1	-	Form of Pledgor Security Agreement (Georgia Tech Owner)
Exhibit C-2	-	Form of Pledgor Security Agreement (Georgia Tech TRS Lessee)
Exhibit D	-	Form of Assignment and Acceptance
Exhibit E-1	-	Form of Opinion of NY counsel
Exhibit E-2	-	Form of Opinion of MD counsel
Exhibit E-3	-	Form of Opinion of DE counsel
Exhibit F	-	Form of Amended and Restated Security Agreement
Exhibit G	-	Form of Mortgage
Exhibit H	-	Form of Assignment of Leases
Exhibit I	-	Form of Assignment of Interest Rate Cap Agreement
Exhibit J	-	Form of Cash Management Agreement
Exhibit K	-	[Intentionally Omitted]
Exhibit L-1	-	Form of Section 2.12(g) U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-2	-	Form of Section 2.12(g) U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-3	-	Form of Section 2.12(g) U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L-4	-	Form of Section 2.12(g) U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit M	-	Form of Amended and Restated Consent and Subordination of Management Agreement
Exhibit N	-	Form of Guarantor Consent
Exhibit O	-	Form of Guaranty Supplement
Exhibit P	-	Form of Borrower Accession Agreement

SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT dated as of April 27, 2017 (this “Agreement”) among the borrowers party hereto (together with any Additional Borrowers (as hereinafter defined) acceding hereto pursuant to Section 3.02, collectively, the “Borrowers”), HOSPITALITY INVESTORS TRUST, INC., a Maryland corporation (the “Parent Guarantor”), HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Operating Partnership”, and, together with the Parent Guarantor, the “Guarantors”), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the initial lenders (the “Initial Lenders”), and CITIBANK, N.A. (“Citibank”), as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the “Administrative Agent”) for Lenders (as hereinafter defined), Citibank, as collateral agent (together with any successor collateral agent appointed pursuant to Article IX, the “Collateral Agent”, and together with the Administrative Agent, the “Agents”) for the Secured Parties, with CITIGROUP GLOBAL MARKETS INC. (“CGMI”) and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and joint book running managers (collectively, the “Arrangers”).

WITNESSETH THAT:

(1)          Pursuant to the Amended and Restated Term Loan Agreement, dated as of October 15, 2015, as amended by Amendment No. 1 thereto dated as of February 11, 2016 (as so amended, the “Existing Loan Agreement”), among certain of the parties hereto and DBNY, as the administrative agent, the lenders party thereto agreed to extend certain commitments to make term loans available to certain of the Borrowers, and

(2)          The Borrowers, the Guarantors, the Agents and the Initial Lenders desire (a) that Citibank be appointed as the Collateral Agent and successor Administrative Agent, and (b) to amend and restate the Existing Loan Agreement in its entirety to make certain amendments thereto.

NOW, THEREFORE, in consideration of the recitals set forth above, which by this reference are incorporated into this Agreement set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and subject to the terms and conditions hereof and on the basis of the representations and warranties herein set forth, the parties hereto hereby agree to amend and restate the Existing Loan Agreement to read in its entirety as follows:

Article I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acknowledgment” means the Acknowledgment, dated on or about the date of the Interest Rate Cap Agreement or the Replacement Interest Rate Cap Agreement, as applicable, made by the Counterparty, or as applicable, the Approved Counterparty.

“Additional Borrower” means any Person that becomes a Borrower pursuant to Section 3.02.

“Additional PIP” means (a) any property improvement plans required in connection with a replacement Approved Franchisor Agreement, as amended, modified, supplemented or replaced in accordance with the terms of this Agreement, and (b) any new property improvement plans imposed by an Approved Franchisor, including any repairs, maintenance, alterations or improvements demanded by an Approved Franchisor pursuant to an Approved Franchise Agreement.

“Additional Security Deliverables” means (a) a Borrower Accession Agreement in substantially the form of Exhibit P hereto, (b) replacement Notes, duly executed by each applicable Borrower and payable to the order of each Lender that has requested the same, (c) a supplement to the Security Agreement in the form attached to the Security Agreement and otherwise in form and substance reasonably satisfactory to the Administrative Agent, (d) a cash management agreement supplement in the form attached to the Cash Management Agreement and otherwise in form and substance reasonably satisfactory to the Administrative Agent, and (e) a Control Agreement amendment (or supplement thereto) in form and substance reasonably satisfactory to the Administrative Agent.

“Additional Summit Collateral Assets” means the Collateral Assets described on Part I of Schedule XIV.

“Adjusted Net Operating Income” means, with respect to any Collateral Asset, (a) the Net Operating Income attributable to such Asset less (without duplication of the deductions taken when calculating Net Operating Income) (b) the Deemed FF&E Reserve for such Collateral Asset, less (without duplication of the deductions taken when calculating Net Operating Income) (c) the Deemed Management Fee for such Collateral Asset, in each case for the consecutive four fiscal quarters most recently ended for which financial statements are required to be delivered to Lenders pursuant to Section 5.03(b) or (c), as the case may be.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent with Citibank, N.A., at its office at 1615 Brett Road, OPS III, New Castle, Delaware 19720, ABA No. 021000089, Account No. 36852248, Account Name: Agency/Medium Term Finance, Reference: Hospitality Investors Trust Operating Partnership, L.P., Attention: Global Loans/Agency, or such other account as the Administrative Agent shall specify in writing to Lenders.

“Advance” means any advance of the Loan, including any Delayed Draw Advance and any Protective Advance.

“Affiliate” means, as to any Person, any other Person that (i) owns directly or indirectly ten percent (10%) or more of all Equity Interests in such Person, and/or (ii) is in Control of, is Controlled by or is under common ownership or Control with such Person.

“Agents” has the meaning specified in the recital of parties to this Agreement.

“Agreement” has the meaning specified in the recital of parties to this Agreement.

“Allocated Loan Amount” means, with respect to each Collateral Asset, the applicable amount set forth on Schedule VII.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Operating Partnership, the Parent Guarantor or their Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering including, without limitation, the United Kingdom Bribery Act of 2010 and the United States Foreign Corrupt Practices Act of 1977, as amended.

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“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Applicable Margin” means (a) in the case of Eurodollar Rate Advances, 3.00% per annum, and (b) in the case of Base Rate Advances, 2.00% per annum.

“Appraisal” means, for any Collateral Asset, an appraisal complying with all applicable legal and regulatory requirements (including, without limitation, conforming in all respects to the criteria for appraisals set forth in (a) the Uniform Standards of Professional Appraisal Practice and (b) the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder, in each case determined as if the Administrative Agent were an institution under the jurisdiction thereof), commissioned by and prepared for the account of the Administrative Agent (for the benefit of Lenders) by a MAI appraiser acceptable to the Administrative Agent and in scope, form and substance satisfactory to the Administrative Agent.

“Appraised Value” means in the case of any Collateral Asset, the “as-is” appraised value of such Collateral Asset in accordance with the Appraisal of such Collateral Asset.

“Approved Alterations” means (a) the Required Repairs, (b) any work to be performed in connection with any Emergency Expenses, (c) any alterations in respect of a Collateral Asset performed as part of a Restoration, (d) any PIP Work, (e) any tenant improvement work or other alterations in respect of a Collateral Asset performed with respect to any Tenancy Lease in effect on the Closing Date or any Tenancy Lease entered into subsequent to the Closing Date in compliance with the terms of this Agreement, or (f) any decorative work in respect of a Collateral Asset performed in the ordinary course of business of any Borrower or TRS Lessee.

“Approved Counterparty” means (a) the Administrative Agent, (b) any Lender approved by the Administrative Agent, and (c) any other bank or other financial institution which has a long-term unsecured debt rating of “A-” or higher by S&P or “A-3” or higher by Moody’s.

“Approved Electronic Communications” means each Communication that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information materials required to be delivered pursuant to Sections 5.03(b), (c), (e), (g), and (k); provided, however, that solely with respect to delivery of any such Communication by any Loan Party to the Administrative Agent and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (i) any notice of borrowing, notice of conversion or continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.06(a) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III.

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“Approved Electronic Platform” has the meaning specified in Section 9.02(c).

“Approved Franchise Agreement” means with respect to any Collateral Asset (a) any franchise or similar agreement with an Approved Franchisor that is in effect as of the Closing Date (as the same may be amended, modified, supplemented and renewed from time to time in accordance with the provisions hereof), or (b) a replacement franchise or similar agreement with an Approved Franchisor (as the same may be amended, modified, supplemented and renewed from time to time in accordance with the provisions hereof), provided that (i) such agreement is (A) substantially in the same form and substance as one of the franchise or similar agreements described in clause (a) or previously approved by the Administrative Agent hereunder or (B) on an arms’-length basis and otherwise on commercially reasonable terms, with economic terms and franchise fees comparable to the then existing local market rates and otherwise reasonably acceptable to the Administrative Agent, and (ii) the applicable Borrower has delivered to the Administrative Agent a Franchise Comfort Letter duly executed by the Applicable Franchisor.

“Approved Franchisor” means (a) any franchisor party to any franchise or similar agreement with respect to any Collateral Asset that is in effect as of the Closing Date, (b) any hotel franchisor that is in the family of brands of any of the companies listed on Schedule V hereto, provided that either (i) with respect to any Collateral Asset, such franchisor is in the same or better category of hotels as the applicable franchisor as on the Closing Date, based on the annual chain scale published by Smith Travel Reports, or (ii) with respect to any Collateral Asset, such franchisor is a Downgrade Franchisor but only so long as (A) such Downgrade Franchisor is within the family of brands of any of the entities listed on Schedule V hereto and (B) the Collateral Assets that are subject to a franchise agreement with a Downgrade Franchisor, in the aggregate, would not, at such time of the execution of the franchise agreement with the applicable Downgrade Franchisor, constitute more than twenty percent (20%) of the Collateral Assets (in the aggregate) based on the Allocated Loan Amounts, or (c)  any hotel franchisor that is reasonably acceptable to the Administrative Agent, that, in the case of clauses (a), (b) and (c), has entered into an Approved Franchise Agreement.

“Approved Management Agreement” means with respect to any Collateral Asset (a) any property management, operating agreement or similar agreement with an Approved Manager that is in effect as of the Closing Date (as the same may be amended, modified, supplemented and renewed from time to time in accordance with the provisions hereof), or (b) a replacement property management, operating agreement or similar agreement with an Approved Manager (as the same may be amended, modified, supplemented and renewed from time to time in accordance with the provisions hereof), provided that (i) such agreement is (A) substantially in the same form and substance as one of the property management, operating agreement or similar agreement agreements described in clause (a) or previously approved by the Administrative Agent hereunder or (B) on an arms’-length basis and otherwise on commercially reasonable terms, with economic terms and management fees comparable to the then existing local market rates and otherwise reasonably acceptable to the Administrative Agent, and (ii) the applicable Borrower has delivered to the Administrative Agent a Subordination of Management Agreement duly executed by the Applicable Manager.

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“Approved Manager” means (a) any manager party to any property management, operating agreement or similar agreement with respect to any Collateral Asset that is in effect as of the Closing Date, (b) any manager listed on Schedule VI hereto (or that is controlled by or under common control with any management company on Schedule VI), or (c) any manager that is reasonably acceptable to the Administrative Agent, that, in the case of clauses (a), (b) and (c), has entered into an Approved Management Agreement. For purposes of this definition, the term “control” (including the term “controlled by”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

“Arrangers” has the meaning specified in the recital of parties to this Agreement.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit D hereto.

“Assignment of Interest Rate Cap Agreement” means the collateral assignment of an Interest Rate Cap Agreement in the form set forth in Exhibit I and executed by the Borrowers and an Approved Counterparty on the Closing Date, as the same may be amended, supplemented, or otherwise modified from time to time.

“Assignment of Leases” means, with respect to any Collateral Asset, an amended and restated assignment of leases and rents or an assignment of leases and rents in substantially the form of Exhibit H hereto (in each case with such changes as may be required to account for local law matters and otherwise in form and substance reasonably satisfactory to the Collateral Agent), as the same may be amended, supplemented or otherwise modified from time to time.

“Awards” has the meaning specified in the Mortgages.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Law” means any applicable law governing a proceeding of the type referred to in Section 6.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate, (b) ½ of 1% per annum above the Federal Funds Rate and (c) the one-month Eurodollar Rate plus 1% per annum; provided, however, that in no circumstance shall the Base Rate be less than 0% per annum. Citibank’s base rate is a rate set by Citibank based upon various factors, including Citibank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such base rate announced by Citibank shall take effect at the opening of business on the day specified in the public announcement of such change.

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“Base Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(i).

“Base Release Price” means, with respect to each Collateral Asset, an amount equal to the Allocated Loan Amount for such Collateral Asset multiplied by (a) until such time as $77,500,000 of the Outstanding Principal Balance has been repaid in accordance with Section 2.06, 105%, and (b) thereafter, 110%.

“Borrower Accession Agreement” means the Borrower Accession Agreement, between the Administrative Agent and an Additional Borrower relating to such Additional Borrower which is to become a Borrower hereunder at any time after the Closing Date, the form of which is attached hereto as Exhibit P.

“Borrowers” has the meaning specified in the recital of parties to this Agreement.

“Borrowers’ Account” means such account as the Borrowers shall specify in writing to the Administrative Agent.

“Borrower SPE Requirements” means the obligation of each Borrower to (a) at all times that it is a Borrower include in its constitutive documents the provisions set forth in Schedule III hereto (as such provisions are modified solely for the purposes of conforming to the defined terms in the applicable constitutive documents) and (b) deliver all applicable executed engagement or staffing agreements with independent managers or independent directors, as applicable, in form and substance approved by the Administrative Agent.

“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by Lenders.

“Borrower Cure Rights” has the meaning assigned to it in Section 6.01.

“Brookfield Investor” means Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC.

“Brookfield Transaction” means the purchase by the Brookfield Investor of (i) one share of a new series of preferred stock of the Parent Guarantor designated as the Redeemable Preferred Share, par value $0.01 per share, for a nominal purchase price, and (ii) 9,152,542.37 units of a new class of limited partner interests in the Operating Partnership entitled “Class C Units”, for a purchase price of $14.75 per Class C Unit, as more particularly described in the Form 8-K of the Parent Guarantor filed on January 12, 2017.

“Building” means a building or structure with at least two walls and a roof or any such building or structure in the course of construction.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

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“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Equivalents” means any of the following, to the extent owned by the applicable Loan Party or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Loan Documents) and having a maturity of not greater than ninety (90) days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000 or (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P.

“Cash Management Agreement” means, with respect to the Collateral Assets, a Cash Management Agreement among the Borrowers and the Administrative Agent, for the ratable benefit of the Secured Parties, in substantially the form of Exhibit J hereto, or such alternative similar agreement in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Casualty” has the meaning specified in the Mortgages.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CGMI” has the meaning specified in the recital of parties to this Agreement.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Legal Requirement, (b) any change in any Legal Requirement or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority, provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Citibank” has the meaning specified in the recital of parties to this Agreement.

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“Closing Asset Deliverables” means, with respect to each Collateral Asset, the following items, each in form and substance satisfactory to the Administrative Agent (unless otherwise specified):

(a)          Copies of all PIPs, if any, and quality assurance reports with respect to each Collateral Asset;

(b)          Copies of all Material Contracts and management, franchise, lease and material operating and service agreements relating to each Collateral Asset and all modifications and assignments thereof;

(c)          Historical operating statements (including most recent audited financial statements) for each Collateral Asset;

(d)          Financial projections for each Collateral Asset;

(e)          A zoning report for each Collateral Asset addressed to the Collateral Agent and issued by Massey Consulting Group or another professional firm reasonably acceptable to the Administrative Agent;

(f)          Engineering, environmental and, if reasonably required by the Administrative Agent, soils and seismic and other similar reports as to the Collateral Assets addressed to the Collateral Agent (or reliance letters addressed to the Collateral Agent relating to any such reports if reasonably acceptable to the Administrative Agent), in each case in form and substance and from professional firms reasonably acceptable to the Administrative Agent (all commissioned by the Administrative Agent);

(g)          Evidence as to whether each Collateral Asset is or is not a Flood Hazard Property pursuant to a Flood Hazard Determination; and

(h)          Such other due diligence information related to the Collateral Assets or any Borrower as any Lender through the Administrative Agent may reasonably request.

“Closing Date” means April 27, 2017.

“Collateral” means all “Collateral” and all “Mortgaged Property” referred to in the Collateral Documents and all other property that is or, by the express terms and provisions of the Loan Documents is intended to be, subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties and includes, without limitation, all Collateral Assets.

“Collateral Agent” has the meaning specified in the recital of parties to this Agreement.

“Collateral Assets” means the Real Property described in Schedule II.

“Collateral Asset Operating Lease” means, with respect to a Collateral Asset, the Operating Lease (if any) with respect to such Collateral Asset.

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“Collateral Documents” means the Security Agreement, each Pledgor Security Agreement, the Mortgages, the Assignments of Leases, the Cash Management Agreement, the Control Agreement, the Assignment of Interest Rate Cap Agreement and any other agreement (exclusive of this Agreement) entered into by a Loan Party that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means, with respect to any Lender at any time, (a) the amount set forth opposite such Lender’s name on Schedule I hereto as the amount of such Lender’s Commitment to make the Loan to the Borrowers or (b) if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Commitment”.

“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating to this Agreement, the other Loan Documents, any Loan Party or its Affiliates, or the transactions contemplated by this Agreement or the other Loan Documents including, without limitation, all Approved Electronic Communications.

“Condemnation” has the meaning specified in the Mortgages.

“Consent Request Date” has the meaning specified in Section 9.01(b).

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Tangible Net Worth” means the sum of the following (without duplication) (a) Consolidated stockholders’ equity (without duplication) of the Sponsor Parties (at such times they are Guarantors hereunder) and their respective Subsidiaries or the Replacement Guarantor and its Subsidiaries, as applicable, determined in accordance with GAAP (excluding accumulated depreciation and amortization), plus (b) equity invested in Class C units of the Operating Partnership (regardless of whether such investment qualifies as stockholders’ equity in accordance with GAAP), plus (c) the Obligatory Funding Commitments of the Brookfield Investor to the Sponsor Parties in respect of the Brookfield Transaction (including, for the avoidance of doubt and without duplication, any additional Class C units of the Operating Partnership that the Brookfield Investor is obligated to purchase (regardless of whether such investment qualifies as stockholders’ equity in accordance with GAAP)), plus (d) in the case of the Replacement Guarantor, the Obligatory Funding Commitments relating to such Replacement Guarantor, minus (e) goodwill and intangible assets, minus (f) the Consolidated stockholders’ equity attributable to the Collateral Assets (excluding accumulated depreciation and amortization).

“Contingent Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Indebtedness, leases, dividends or other payment Obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

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“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

“Control Affiliate” means, as to any Person, any other Person that (i) owns directly or indirectly fifty percent (50%) or more of all Equity Interests in such Person, and/or (ii) is in Control of, is Controlled by or is under common ownership or Control with such Person.

“Control Agreement” means an Account Control Agreement or a Property Account Control Agreement (as such terms are defined in the Cash Management Agreement).

“Conversion”, “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07(d), 2.09 or 2.10.

“Counterparty” means, with respect to the Interest Rate Cap Agreement and any Replacement Interest Rate Cap Agreement, any Approved Counterparty thereunder.

“Counterparty Opinion” has the meaning specified in Section 2.18(c)(vii).

“DBNY” means Deutsche Bank AG New York Branch.

“Debt for Borrowed Money” of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

“Debtor Relief Laws” means any Bankruptcy Law, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Debt Service” means, at any date of determination, the scheduled principal and interest payments due in respect of the Outstanding Principal Balance of the Loan as of the date of determination for the consecutive four fiscal quarters most recently ended for which financial statements are required to be delivered to Lenders pursuant to Section 5.03(b) or (c), as the case may be.

“Debt Service Coverage Ratio” means, a ratio, calculated by the Administrative Agent, in which:

(a)          the numerator is the Adjusted Net Operating Income for all Collateral Assets; and

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(b)          the denominator is the Debt Service.

“Debtor Subsidiary” has the meaning specified in Section 6.01(f).

“Debt Yield” means, at any date of determination, as calculated by the Borrowers in good faith, the aggregate Adjusted Net Operating Income for all Collateral Assets divided by the Outstanding Principal Balance.

“Deemed FF&E Reserve” means, with respect to any Collateral Asset for the consecutive four fiscal quarters most recently ended, the greater of (i) an amount equal to 4% of the Gross Hotel Revenues of such Collateral Asset for such fiscal period and (ii) all actual FF&E reserve payments made in respect of such Collateral Asset during such fiscal period.

“Deemed Management Fee” means, with respect to any Collateral Asset for the consecutive four fiscal quarters most recently ended, an amount equal to the greater of (i) 3% of the Gross Hotel Revenues of such Collateral Asset for such fiscal period and (ii) all actual management fees payable in respect of such Collateral Asset during such fiscal period.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Default Rate” means a rate per annum equal at all times to the sum of (a) the Base Rate in effect from time to time plus (b) the Applicable Margin plus (c) 2% per annum.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Advances or share of Protective Advances, within three Business Days of the date required to be funded by it hereunder, (b) has notified any Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Bankruptcy Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Delayed Draw Advances” means a portion of the Loan in the aggregate maximum principal amount of $0.

“Delayed Draw Borrowing” means the Borrowing relating to the Delayed Draw Advances.

“Delayed Draw Election Notice” means a notice, given no later than 12:00 Noon (New York City time) at least two (2) Business Days prior to the Closing Date, by the Borrowers to the Administrative Agent making an election to utilize the Delayed Draw Period.

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“Delayed Draw Period” means the period commencing on the Closing Date and ending on May 11, 2017.

“Departing Lender” has the meaning specified in Section 2.19.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

“Downgrade Franchisor” means a franchisor in one (1) category lower than the applicable franchisor as of the Closing Date, based on the annual chain scale published by Smith Travel Reports.

“Earnout Amount” has the meaning set forth in the Georgia Tech Purchase Agreement.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means with respect to the Loan, (a) a Lender; (b) a Lender Affiliate or Fund Affiliate of a Lender; (c) a commercial bank organized under the laws of the United States, or any State thereof, respectively, and having total assets in excess of $500,000,000; (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof, and having total assets in excess of $500,000,000; (e) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (f) the central bank of any country that is a member of the OECD; (g) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; and (h) any other Person approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition; provided further that during any period in which there exists no Event of Default, none of the Persons listed on Schedule IV, nor any Affiliates thereof, shall qualify as an Eligible Assignee under this definition.

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“Emergency Expenses” means any capital, operating or other expenses which the Borrowers determine in good faith are necessary in the case of an emergency at a Collateral Asset in order to avoid immediate harm to individuals at such Collateral Asset or to the Collateral Asset and of which the Borrowers have given the Administrative Agent one (1) day’s prior notice (or such shorter or no notice, but subsequent notice to the Administrative Agent as soon thereafter as reasonably possible, to the extent that one (1) day’s prior notice would jeopardize the Collateral Asset or the health, safety or welfare of individuals located thereon or therein), together with a reasonably detailed description of the Emergency Expenses and the nature of the emergency giving rise thereto.

“Environmental Action” means any enforcement action, litigation, demand, demand letter, claim of liability, notice of non-compliance or violation, notice of liability or potential liability, investigation, enforcement proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equipment” has the meaning specified in the Mortgages.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Equity Transfer” has the meaning specified in Section 5.02(k).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

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“ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan (other than a Multiemployer Plan) unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan (other than a Multiemployer Plan), and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following thirty (30) days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan (other than a Multiemployer Plan) pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

“Eurodollar Rate” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Screen Rate determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period, or, if for any reason the Screen Rate is not available at such time, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Advance being made, continued or converted by Citibank and with a term equivalent to such Interest Period would be offered by Citibank’s London Branch (or other Citibank branch or Affiliate) to major banks in the London or other offshore interbank market for Dollars at their request at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period; provided, however, that in no circumstance shall the Eurodollar Rate be less than 0% per annum. For purposes of determining the Base Rate, the one-month Eurodollar Rate shall be calculated as set forth in this paragraph utilizing the Screen Rate for a one-month period determined as of approximately 11:00 A.M. (London time) on the applicable date of determination (or on the previous Business Day if such date of determination is not a Business Day).

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“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(ii).

“Eurodollar Rate Reserve Percentage” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two (2) Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.19 or Section 9.01(b)) or (ii) such Lender changes its lending office except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.12(f) and Section 2.12(g) (other than if such failure is due to a Change in Law, or in the interpretation or application thereof, occurring after the date on which a form or other document originally was required to be provided) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Loan Agreement” has the meaning specified in the recitals.

“Facility Assigned Rights and Obligations” has the meaning specified in Section 2.22(a).

“Facility Purchasing Lender” has the meaning specified in Section 2.22(a).

“Facility Selling Lender” has the meaning specified in Section 2.22(a).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any applicable intergovernmental agreements entered into in connection with such sections of the Internal Revenue Code, any current or future regulations or official interpretation or application thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

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“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, an analogous rate determined the Administrative Agent with reference to another commercially available source or sources designated by the Administrative Agent; provided, however, that in no circumstance shall the Federal Funds Rate be less than 0% per annum.

“Fee Letter” means any separate letter agreement executed and delivered by any Borrower or an Affiliate of any Borrower and to which the Administrative Agent or an Arranger is a party, as the same may be amended, restated or replaced from time to time.

“FF&E” means all “furniture, furnishings and equipment” (as such phrase is commonly understood in the hotel industry) and all appurtenances and additions thereto and substitutions or replacements thereof owned by the applicable Loan Party and now or hereafter attached to, contained in or used in connection with the use, occupancy, operation or maintenance of the applicable Collateral Asset, including, without limitation, any and all fixtures, furnishings, equipment, furniture, and other items of tangible personal property, appliances, machinery, equipment, signs, artwork (including paintings, prints, sculpture and other fine art), office furnishings and equipment, guest room furnishings, and specialized equipment for kitchens, laundries, drying, bars, restaurants, spas, public rooms, health and recreational facilities, linens, dishware, two-way radios, all partitions, screens, awnings, shades, blinds, rugs, carpets, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials; generators, boilers, compressors and engines; gas and electric machinery and equipment; facilities used to provide utility services; garbage disposal machinery or equipment; communication apparatus, including television, radio, music, and cable antennae and systems; attached floor coverings, window coverings, curtains, drapes and rods; storm doors and windows; stoves, refrigerators, dishwashers and other installed appliances; attached cabinets; trees, plants and other items of landscaping; visual and electronic surveillance systems; and swimming pool heaters and equipment, fuel, water and other pumps and tanks; irrigation equipment; reservation system computer and related equipment; all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets and all equipment, fixtures, furnishings, and articles of personal property now or hereafter attached to or used in or about any such Collateral Asset which is or may be used in or related to the planning, development, financing or operation thereof and all renewals of or replacements or substitutions for any of the foregoing.

“FF&E PIP Funds” means that portion of the FF&E Reserve Funds (as defined in the Cash Management Agreement) that may be used by the Borrowers, at the Borrowers’ election, for the payment of the costs of PIP Work, such amount shall not exceed $5,000,000 in the aggregate in any twelve (12) month period.

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“First Extended Maturity Date” means May 1, 2020.

“First Monthly Payment Date” means June 1, 2017.

“Fiscal Year” means a fiscal year of the Parent Guarantor and its Consolidated Subsidiaries ending on December 31 in any calendar year.

“Flood Compliance Event” means the occurrence of any of the following: (a) a Flood Redesignation with respect to any Collateral Asset, or (b) any extension of the Maturity Date pursuant to Section 2.16.

“Flood Hazard Determination” means a “Life-of-Loan” FEMA Standard Flood Hazard Determination obtained by the Administrative Agent.

“Flood Hazard Property” means any Collateral Asset that on the relevant date of determination includes a Building and, as shown on a Flood Hazard Determination, such Building is located in a Special Flood Hazard Area.

“Flood Insurance” means (a) federally-backed flood insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program or (b) to the extent permitted by the Flood Laws, a private flood insurance policy from a financially sound and reputable insurance company that is not an Affiliate of any Borrower.

“Flood Insurance Documents” means (a) evidence as to whether each Collateral Asset is a Flood Hazard Property pursuant to a Flood Hazard Determination, and (b) if such Collateral Asset is a Flood Hazard Property, (i) evidence as to whether the community in which such Collateral Asset is located is participating in the National Flood Insurance Program, (ii) the applicable Borrower’s written acknowledgment of receipt of written notification from the Administrative Agent as to the fact that such Collateral Asset is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (iii) copies of the applicable Borrower’s application for a Flood Insurance policy plus proof of premium payment, a declaration page confirming that Flood Insurance has been issued, or such other evidence of Flood Insurance, in an amount equal to at least the amount required by the Flood Laws and naming the Collateral Agent as sole loss payee and mortgagee on behalf of the Secured Parties, and otherwise including terms satisfactory to the Collateral Agent.

“Flood Laws” means the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, and as the same may be further amended, modified or supplemented, and including the regulations issued thereunder.

“Flood Redesignation” means the designation of any Collateral Asset as a Flood Hazard Property where such property was not a Flood Hazard Property previous to such designation.

“Foreign Lender” has the meaning specified in Section 2.12(g)(ii).

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“Franchisor Comfort Letter” means, with respect to any Approved Franchise Agreement related to a Collateral Asset, a franchisor comfort letter reasonably acceptable to the Administrative Agent on the applicable Approved Franchisor’s standard form or otherwise reasonably acceptable to the Administrative Agent, provided that in the case of a replacement Approved Franchisor that franchises another Collateral Asset, the form of comfort letter delivered on the Closing Date with respect to such other Collateral Asset, with necessary property specific information changed, shall be deemed acceptable to the Administrative Agent.

“Fund Affiliate” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that is regularly engaged in investing in bank loans in the ordinary course of business and is advised or managed by the same investment advisor as such Lender or by a Lender Affiliate of such investment advisor.

“GAAP” has the meaning specified in Section 1.03.

“Georgia Tech Borrower” means HIT GA Tech Holding, LLC, a Delaware limited liability company.

“Georgia Tech Entity” means each of the Georgia Tech Owner and the Georgia Tech TRS Lessee.

“Georgia Tech Excess Cash Flow” means, with respect to the Georgia Tech Hotel for any calendar month, (a) the Net Operating Income attributable to the Georgia Tech Hotel for such month, less (b) the sum of (i) the Georgia Tech Ground Lease Rent for such month, (ii) the Master Reserve (as defined in the Georgia Tech Ground Lease) payment payable by Georgia Tech Owner to the fee owner of the Georgia Tech Hotel for such month under the Georgia Tech Ground Lease, and (iii) the Parking Payment (as defined in the Georgia Tech Ground Lease) payable by Georgia Tech Owner to the fee owner of the Georgia Tech Hotel for such month under the Georgia Tech Ground Lease.

“Georgia Tech Owner” means HIT GA Tech, LLC, a Delaware limited liability company.

“Georgia Tech Ground Lease” means that certain Hotel Lease Agreement, dated as of October 29, 2001, between Fifth Street Hotel, LLC, as lessor, and CC Technology Square LLC, as lessee, as amended by that certain First Amendment to Hotel Lease Agreement, dated as of January 17, 2002, as amended by that certain Second Amendment to Hotel Lease Agreement, dated as of February 26, 2003, as assigned by CC Technology Square LLC to Georgia Tech Owner pursuant to that certain Assignment and Assumption of Ground Lease, dated as of March 21, 2014, as the same may be amended, restated, supplemented or otherwise modified in accordance with this Agreement.

“Georgia Tech Ground Lease Rent” means, for any calendar month, the Rent (as defined in the Georgia Tech Ground Lease) payable by the Georgia Tech Owner to the fee owner of the Georgia Tech Hotel under the Georgia Tech Ground Lease for such month.

“Georgia Tech Hotel” means the Collateral Asset commonly known as The Georgia Tech Hotel & Conference Center, 800 Spring Street NW, Atlanta, Georgia 30354.

“Georgia Tech Operating Lease” means that certain Lease Agreement of the Georgia Tech Hotel dated as of March 14, 2014 between the Georgia Tech Owner, as lessor, and the Georgia Tech TRS Lessee, as lessee, as the same may be amended, restated, supplemented or otherwise modified in accordance with this Agreement.

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“Georgia Tech Operating Lease Rent” means, for any calendar month, the Rent (as defined in the Georgia Tech Operating Lease) payable by the Georgia Tech TRS Lessee to the Georgia Tech Owner under the Georgia Tech Operating Lease for such month.

“Georgia Tech Purchase Agreement” means the Agreement of Purchase and Sale dated as of January 30, 2014 among Georgia Tech Owner, the Parent Guarantor and certain other Affiliates of the Parent Guarantor, collectively, as the purchaser, and HFP Hotel Owner II, LLC, CSB Stratford LLC and CC Technology Square LLC, collectively, as seller, as amended by a first amendment thereto dated as of March 11, 2014, a second amendment thereto dated of March 21, 2014 and a third amendment thereto dated as of August 10, 2016.

“Georgia Tech Pledgor” means HIT TRS GA Tech Holding, LLC, a Delaware limited liability company.

“Georgia Tech TRS Lessee” means HIT TRS GA Tech, LLC, a Delaware limited liability company.

“Good Faith Contest” means the contest of an item as to which: (a) such item is contested in good faith, by appropriate proceedings, (b) reserves that are adequate are established with respect to such contested item in accordance with GAAP and (c) the failure to pay or comply with such contested item during the period of such contest would not reasonably be expected to result in a Material Adverse Effect.

“Government Lists” means (a) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (b) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that the Administrative Agent notified the Borrowers in writing is now included in “Government Lists”, or (c) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United States of America that the Administrative Agent notified the Borrowers in writing is now included in “Government Lists”.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any Federal, state, municipal, national, local or other governmental department, agency, authority, commission, instrumentality, board, bureau, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Gross Hotel Revenues” means all revenues and receipts of every kind derived from operating a Collateral Asset or Collateral Assets, as the case may be, and parts thereof, including, without limitation, income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rentals or sales of rooms, stores, offices, meeting space, exhibit space, or sales space of every kind (including rentals from timeshare marketing and sales desks); license, lease, and concession fees and rentals (not including gross receipts of licensees, lessees, and concessionaires); net income from vending machines; health club membership fees; food and beverage sales; parking; sales of merchandise (other than proceeds from the sale of FF&E no longer necessary to the operation of such Collateral Asset or Collateral Assets); service charges, to the extent not distributed to the employees at such Collateral Asset or Collateral Assets as, or in lieu of, gratuities; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Hotel Revenues shall not include gratuities to employees of such Collateral Asset or Collateral Assets; federal, state, or municipal excise, sales, use, or similar taxes collected directly from tenants, patrons, or guests or included as part of the sales price of any goods or services; Insurance Proceeds (other than proceeds from business interruption or other loss of income insurance); Awards; or any proceeds from any sale of such Collateral Asset or Collateral Assets.

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“Guaranteed Obligations” has the meaning specified in Section 7.01(a).

“Guarantors” has the meaning specified in the recital of parties to this Agreement, but shall, from and after the delivery of the Guaranty Documents by any Replacement Guarantor hereunder, also mean the applicable Replacement Guarantor; provided, however, that such Replacement Guarantor shall become a Guarantor effective as of the date of the delivery of such Guaranty Documents with respect to liabilities arising from and after such date, and effective as of such date the existing Guarantor to be deemed to be released from its Guaranty Obligations in its capacity as a Guarantor under the Loan Documents for the period following such release date, it being understood and agreed, however, that such Guarantor shall remain liable for any Guaranty Obligations under the Loan Documents arising prior to the delivery of such Guarantor Documents by such Replacement Guarantor.

“Guaranty” means the Guaranty by the Guarantors pursuant to Article VII.

“Guaranty Documents” means, with respect to any Replacement Guarantor, (a) a Guaranty Supplement duly executed by such Replacement Guarantor, (b) the documents set forth in Sections 3.01(a)(ii),(iii), (iv), (vi), (vii), (viii), (x) and 3.01(e), as they relate to such Replacement Guarantor and such Guaranty Supplement, mutatis mutandis, and (c) a customary corporate formalities opinion of counsel for such Replacement Guarantor in the state in which such Replacement Guarantor is formed or organized, in form and substance reasonably acceptable to the Administrative Agent.

“Guaranty Supplement” means a Guaranty Supplement substantially in the form attached hereto as Exhibit O.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and mold and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“ICE LIBOR” has the meaning specified in the definition of “Screen Rate”.

“Improvements” has the meaning specified in the Mortgages.

“Indebtedness” of any Person means the sum of (without duplication) (i) all Debt for Borrowed Money and for the deferred purchase price of property or services, (ii) the aggregate amount of all Capitalized Leases Obligations, (iii) all indebtedness of the types described in clause (i) or (ii) of this definition of Persons secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of such indebtedness or, if not stated or if indeterminable, in an amount equal to the fair market value of the property to which such Lien relates, as determined in good faith by such Person), and (iv) all Contingent Obligations.

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“Indemnified Costs” has the meaning specified in Section 8.05(a).

“Indemnified Party” has the meaning specified in Section 7.06(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Information” has the meaning specified in Section 9.12(a).

“Initial Lenders” has the meaning specified in the recital of parties to this Agreement.

“Initial Maturity Date” means May 1, 2019.

“Initial PIP” means those certain property improvement plans required in connection with the Approved Franchise Agreements as of the Closing Date, as amended, modified, supplemented or replaced in accordance with the terms of this Agreement.

“Insurance Proceeds” has the meaning specified in the Mortgages.

“Intellectual Property” has the meaning specified in Section 4.01(ff).

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on (and including) the eighth (8th) day of each calendar month during the term of the Loan and ending on (and including) the seventh (7th) day of the next succeeding calendar month; provided, however, that no Interest Period shall be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

“Interest Rate Cap Agreement” means the Confirmation and Agreement (together with the confirmation and schedules relating thereto), between the Counterparty and the Borrowers, obtained by the Borrowers on the Closing Date and collaterally assigned to the Administrative Agent for the benefit of Lenders pursuant to this Agreement. After delivery of a Replacement Interest Rate Cap Agreement to the Administrative Agent, the term Interest Rate Cap Agreement shall be deemed to mean such Replacement Interest Rate Cap Agreement. The Interest Rate Cap Agreement shall be governed by the laws of the State of New York and shall contain each of the following:

(a)          the notional amount of the Interest Rate Cap Agreement shall be equal to the Outstanding Principal Balance;

(b)          the remaining term of the Interest Rate Cap Agreement shall be in accordance with the term specified in Section 2.18;

(c)          the Interest Rate Cap Agreement shall be issued by the Counterparty to the Borrowers and shall be pledged to the Administrative Agent on behalf of Lenders by the Borrowers in accordance with this Agreement;

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(d)          the Counterparty under the Interest Rate Cap Agreement shall be obligated to make a stream of payments from time to time equal to the product of (i) the notional amount of such Interest Rate Cap Agreement multiplied by (ii) the excess, if any, of the Screen Rate (including any upward rounding under the definition of Screen Rate) over the Strike Price or the Strike Price (Extension Options), as applicable, and shall provide that such payment shall be made on a monthly basis in each case not later than (after giving effect to and assuming the passage of any cure period afforded to such Counterparty under the Interest Rate Cap Agreement, which cure period shall not in any event be more than three Business Days) each date that a payment of Interest is due hereunder pursuant to Section 2.07;

(e)          the Counterparty under the Interest Rate Cap Agreement shall execute and deliver the Acknowledgment; and

(f)          the Interest Rate Cap Agreement shall be in all material respects reasonably satisfactory in form and substance to the Administrative Agent.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Interpolated Rate” means, for the relevant Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) which results from interpolating on a linear basis between: (a) the applicable Published Screen Rate for the longest period (for which that Published Screen Rate is available) which is less than the relevant Interest Period; and (b) the applicable Published Screen Rate for the shortest period (for which that Published Screen Rate is available) which exceeds the relevant Interest Period.

“Intervening Entities” means each Subsidiary of the Parent Guarantor which directly or indirectly holds any ownership interest in a Borrower and is not a Loan Party.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person, or (d) the purchase or other acquisition of any real property. Any binding commitment to make an Investment, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“JPMCB” means JPMorgan Chase Bank, National Association.

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“Legal Requirements” means all present and future laws, statutes, codes, ordinances, orders, treaties, judgments, decrees, injunctions, rules, regulations and requirements, and irrespective of the nature of the work to be done, of every Governmental Authority including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith, all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, Environmental Laws and all covenants, restrictions and conditions now or hereafter of record which may be applicable to any Borrower or to any Collateral Asset and the Improvements and the Equipment thereon, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Collateral Assets and the Improvements and the Equipment thereon including, without limitation, building and zoning codes and ordinances and laws relating to handicapped accessibility.

“Lender Affiliate” means, as to any Lender, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Lender or is a director or officer of such Lender. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 35% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

“Lender Insolvency Event” means, with respect to any Lender, that, other than in connection with an Undisclosed Administration, (a) such Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (c) such Lender or its Parent Company has become the subject of a Bail-in Action. Notwithstanding the above, a Lender Insolvency Event shall not occur solely by virtue of the ownership or acquisition of any Equity Interest in the applicable Lender or any direct or indirect Parent Company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lenders” means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor, the lien or assessment relating to any property assessed clean energy loan and any easement, right of way or other encumbrance on title to real property.

“Loan” means the term loan made to the Borrowers by Lenders pursuant to the terms of this Agreement in an aggregate maximum original principal amount not to exceed $310,000,000.

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“Loan Documents” means (a) this Agreement, (b) the Notes, (c) the Fee Letter, (d) the Collateral Documents, (e) the Post-Closing Letter, and (f) each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

“Loan Parties” means the Borrowers, the Pledgors, the TRS Lessees and the Guarantors.

“Lockbox Account” has the meaning specified in the Cash Management Agreement.

“Lockbox Period” has the meaning specified in the Cash Management Agreement.

“Losses” means any and all claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including out-of-pocket, reasonable attorneys’ fees and other costs of defense).

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Change” means a material adverse change in the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects (which material adverse change, in the case of prospects only, shall be based on the specific business activities and geographic locations of the Loan Parties and their respective Subsidiaries and their Collateral Assets and not on the general condition of the U.S. or relevant foreign economies or the capital markets generally) of (a) the Operating Partnership or (b) the Parent Guarantor and its Subsidiaries, taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects (which material adverse effect, in the case of prospects only, shall be based on the specific business activities and geographic locations of the Loan Parties and their respective Subsidiaries and not on the general condition of the U.S. or relevant foreign economies or the capital markets generally) of the Guarantors and their respective Subsidiaries, taken as a whole, (b) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects (which material adverse effect, in the case of prospects only, shall be based on the specific business activities and geographic locations of the Borrowers and their respective Subsidiaries and not on the general condition of the U.S. or relevant foreign economies or the capital markets generally) of the Borrowers and their respective Subsidiaries, taken as a whole, (c) the rights and remedies of the Administrative Agent or any Lender under any Loan Document, (d) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party, (e) the value of the Collateral or (f) the value, use, operation or ability to sell or refinance any Collateral Asset.

“Material Contract” means each contract to which any Borrower is a party involving aggregate consideration payable to or by such Borrower in an amount of $1,000,000 or more per annum or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrowers and their Subsidiaries, taken as a whole. Without limitation of the foregoing, the Georgia Tech Ground Lease, the Collateral Asset Operating Leases, the Approved Management Agreements and the Approved Franchise Agreements shall be deemed to be Material Contracts hereunder, and all existing Approved Management Agreements and existing Approved Franchise Agreements are hereby approved by the Administrative Agent as of the Closing Date.

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“Material Lease” means any Tenancy Lease (a) demising a premises within a Collateral Asset that is more than 5,000 net rentable square feet or (b) that is for a term equal to or greater than sixty (60) months.

“Material Litigation” has the meaning specified in Section 3.01(f).

“Maturity Date” means the Initial Maturity Date, subject to any extension thereof pursuant to Section 2.16, or such other date on which the final payment of principal on the Loan becomes due and payable as provided herein or in the Notes, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Mezzanine Debt” means any Indebtedness that is secured by any security interest in any direct or indirect Equity Interest or other interest (actual, economic or otherwise) in any Collateral Asset or any Borrower at any level of ownership.

“Monthly Payment Date” shall mean the First Monthly Payment Date and the first (1st) day of every calendar month occurring thereafter during the term of the Loan.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policy” means, which respect to any Mortgage, (a) a fully paid American Land Title Association Lender’s Extended Coverage title insurance policy insuring such Mortgage or (b) in the case of a Collateral Asset (as defined in the Existing Loan Agreement), a Mortgage Policy (as defined in the Existing Loan Agreement) that has, by way of date-down endorsement or otherwise been modified in a manner reasonably acceptable to the Administrative Agent to provide for (i) an effective date no earlier than the later of the Closing Date and the date of recording of the applicable Mortgage and (ii) an amount of coverage that is no less than the Allocated Loan Amount relating to such Collateral Asset.

“Mortgages” means, with respect to any Collateral Assets, deeds of trust, trust deeds and mortgages (or amendments and restatements thereof), as applicable, executed and delivered by the applicable Borrower and the applicable TRS Lessee, in substantially the form of Exhibit G hereto (in each case with such changes as may be required to account for local law matters and otherwise satisfactory in form and substance to the Collateral Agent in its reasonable discretion), as the same may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA that is subject to Title IV of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate would have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

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“National Flood Insurance Program” means the program created pursuant to the Flood Laws.

“Negative Pledge” means, with respect to any asset, any provision of a document, instrument or agreement (other than a Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.

“Net Operating Income” means, with respect to any Collateral Asset, the amount obtained by subtracting Operating Expenses for such Collateral Asset from Operating Income for such Collateral Asset, in each case for consecutive four fiscal quarters most recently ended.

“Net Proceeds” has the meaning specified in the Mortgages.

“Non-Consenting Lender” has the meaning specified in Section 9.01(b).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Note” means a promissory note or amended and restated promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advances made by such Lender, as the same may be amended, supplemented, extended, replaced or otherwise modified from time to time.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“NPL” means the National Priorities List under CERCLA.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party pursuant to such Loan Document.

“Obligatory Funding Commitment” means (a) a capital commitment or a funding obligation (including an obligation to purchase preferred Equity Interests but excluding an obligation to make a debt investment that is not convertible into equity) of a Person’s investors to fund cash to such Person that satisfies each of the following requirements: (i) such capital commitment or funding obligation is unconditional, irrevocable, unpledged and otherwise unencumbered, and (ii) such capital commitment or funding obligation is from an entity that is not subject to a bankruptcy, insolvency or similar proceeding and is not in default under the applicable constituent documents governing such capital commitment or funding obligation, and/or (b) undrawn commitments from available subscription credit facilities that are secured by the capital commitments of a Person’s investors.

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“OECD” means the Organization for Economic Cooperation and Development.

“OFAC” has the meaning specified in Section 4.01(x).

“Operating Expenses” means, with respect to any Collateral Asset for any applicable measurement period, the actual costs and expenses of owning, operating, managing, insuring and maintaining such Asset during such period, including, without limitation, repairs, real estate and chattel taxes and bad debt expenses, but excluding (i) depreciation or amortization or other noncash items, (ii) the principal of and interest on Debt for Borrowed Money, (iii) income taxes or other taxes in the nature of income taxes, (iv) distributions to the shareholders, members or partners of the Collateral Asset owner, (v) transaction costs and related expenses incurred in connection with the acquisition of such Collateral Asset, and (vi) capital expenditures, payments (without duplication) for FF&E or into FF&E reserves or management fees actually paid or payable during such period, all as determined in accordance with GAAP.

“Operating Income” means, with respect to any Collateral Asset for any applicable measurement period, all income received from any Person during such period in connection with the ownership or operation of such Collateral Asset, including, without limitation, (i) the Gross Hotel Revenues, (ii) all amounts payable pursuant to any reciprocal easement and/or operating agreements, covenants, conditions and restrictions, condominium documents and similar agreements affecting such Asset (but excluding any amounts payable in respect of any Approved Management Agreements), and (iii) Awards to the extent that such Awards are compensation for lost rent allocable to such period, all as determined in accordance with GAAP.

“Operating Lease” means any operating lease of any Collateral Asset between the applicable Person (i.e., a Borrower or the applicable Subsidiary of such Borrower) that owns such Collateral Asset (whether in fee simple or subject to a ground lease), as lessor, and the applicable TRS Lessee, as lessee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Operating Partnership” has the meaning specified in the recital of parties to this Agreement.

“Other Charges” means all maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Collateral Asset, now or hereafter levied or assessed or imposed against any Collateral Asset or any part thereof.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed any Obligation under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or pledged or assigned or granted an interest in any Advance or Loan Document).

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“Other Taxes” means all present or future stamp, court or documentary, excise, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement, recordation, filing or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19 or Section 9.01(b)).

“Outstanding Principal Balance” means, as of any date of determination, the then outstanding principal balance of the Loan.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Parent Guarantor” has the meaning specified in the recital of parties to this Agreement.

“Participant Register” has the meaning specified in Section 9.07(g).

“Patriot Act” has the meaning specified in Section 9.14.

“Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or (e) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Liens” means such of the following (except for Liens described in clause (b) that are the subject of a Good Faith Contest, to which the following lead-in language will not apply) as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable (excluding any lien or assessment in respect of any Collateral Asset relating to any property assessed clean energy loan); (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than thirty (30) days or are otherwise subject to a Good Faith Contest; (c) pledges or deposits to secure obligations under workers’ compensation or unemployment laws or similar legislation or to secure public or statutory obligations; (d) easements, zoning restrictions, rights of way and other encumbrances on title to real property that either (i) do not render title to the property encumbered thereby uninsurable (assuming payment of only customary title insurance premiums) or materially adversely affect the use or value of such property for its present purposes, (ii) are disclosed in the Mortgage Policies or (iii) otherwise approved by the Administrative Agent in its reasonable discretion; (e) Tenancy Leases and Operating Leases; and (f) with respect to each Collateral Asset, Permitted Encumbrances (as defined in each of the Mortgages).

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“Permitted Transfer” means each of the following Equity Transfers: (a) the transfer of publicly traded shares in any indirect equity owner of any Borrower; (b) any sale, transfer or issuance of shares of stock in any Sponsor/Brookfield Qualified Equityholder, provided that either (i) such shares of stock are listed on the New York Stock Exchange, NASDAQ Global Select Market, the Toronto Stock Exchange or another nationally recognized stock exchange in the United States of America or Canada or (ii) such shares of stock are sold, transferred or issued in the ordinary course of business through licensed broker dealers in accordance with all applicable Legal Requirements to third party investors in a manner consistent with previous offerings conducted by any Sponsor/Brookfield Qualified Equityholder or any of its Affiliates to date; and (c) provided that no Event of Default shall have then occurred and be continuing, an Equity Transfer of an indirect Equity Interest in any Borrower shall be permitted without the Administrative Agent’s consent, provided that in the case of this clause (c), (i) each Borrower shall continue to be in compliance with the Borrower SPE Requirements, each TRS Lessee shall continue to be in compliance with the TRS Lessee SPE Requirements, and each Pledgor shall continue to be in compliance with the Pledgor SPE Requirements, (ii) to the extent that the transfer would result in the transferee (either itself or collectively with its Affiliates) owning a 10% or greater (direct or indirect) Equity Interest in any Borrower (unless such transferee together with such Affiliates owned a 10% or more (direct or indirect) Equity Interest in such Borrower immediately prior to such transfer), (A) such transferee is a Qualified Transferee and (B) the Borrowers shall provide to the Administrative Agent (x) ten (10) Business Days’ prior written notice thereof in the case of any transfer to a domestic transferee or (y) thirty (30) days’ prior written notice thereof in the case of any transfer to a foreign transferee, (iii) after giving effect to such Transfer, one or more Sponsor/Brookfield Qualified Equityholders shall continue to control the day to day operations of each Borrower and shall continue to own at least thirty-five percent (35%) of all Equity Interests (direct or indirect) in each Borrower and each TRS Lessee, and (iv) each Collateral Asset shall continue to be managed by an Approved Manager; provided, however, that if, immediately upon the consummation of any Permitted Transfer, neither of the Sponsor Parties will own a direct or indirect Equity Interest in the Borrowers or Control the Borrowers, (A) one or more Affiliates of the Brookfield Investor formed in the United States (except that Control Affiliates of the Brookfield Investor shall not be required to be formed in the United States) that collectively satisfy the minimum Consolidated Tangible Net Worth test set forth in Section 5.04, or (B) such other Person that is acceptable to the Administrative Agent, shall become a replacement guarantor hereunder (a “Replacement Guarantor”), and shall as a condition precedent to the effectiveness of such Permitted Transfer, deliver the Guaranty Documents to the Administrative Agent. For the avoidance of doubt, any listing of the shares of stock in any Sponsor/Brookfield Qualified Equityholder on the New York Stock Exchange, NASDAQ Global Select Market, the Toronto Stock Exchange or another nationally recognized stock exchange in the United States of America or Canada shall not be a prohibited Equity Transfer hereunder.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PIP” means, collectively, the Initial PIP and the Additional PIP.

“PIP Budget” means, with respect to each Collateral Asset, the projected budget associated with the PIP Work for such Asset, as approved by the Administrative Agent in its reasonable discretion, together with such modifications or amendments to such budget approved in accordance with Section 5.02(v).

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“PIP Completion Date” means the date for completion of PIP Work as required under the related PIP, as such date may be modified in accordance with Section 5.02(v).

“PIP Reserve Account” has the meaning specified in Section 5.01(bb)(v).

“PIP Reserve Funds” has the meaning specified in Section 5.01(bb)(v).

“PIP Work” means, with respect to each Collateral Asset, any repair, maintenance or alterations of, or improvements to, such Asset required to be made in accordance with the PIP relating to such Collateral Asset in effect at such time.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Pledged Interests” means (a) 100% of the direct Equity Interests in the Georgia Tech Owner and (b) 100% of the direct Equity Interests in the Georgia Tech TRS Lessee.

“Pledgor” means (a) the Georgia Tech Borrower, the owner of 100% of the direct Equity Interests in the Georgia Tech Owner, and (b) the Georgia Tech Pledgor, the owner of 100% of the direct Equity Interests in the Georgia Tech TRS Lessee.

“Pledgor Security Agreement” means each of the Pledgor Security Agreement (Georgia Tech Owner) and the Pledgor Security Agreement (Georgia Tech TRS Lessee).

“Pledgor Security Agreement (Georgia Tech Owner)” means a security agreement in substantially the form of Exhibit C-1 hereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Pledgor Security Agreement (Georgia Tech TRS Lessee)” means a security agreement in substantially the form of Exhibit C-2 hereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Pledgor SPE Requirements” means the obligation of the Borrowers to cause each Pledgor to (a) at all times that it is a Pledgor include in its constitutive documents the provisions set forth in Schedule VIII hereto (as such provisions are modified solely for the purposes of conforming to the defined terms in the applicable constitutive documents) and (b) deliver all applicable executed engagement or staffing agreements with independent managers or independent directors, as applicable, in form and substance approved by the Administrative Agent.

“Post-Closing Letter” means the post-closing letter agreement, dated as of the Closing Date, between the Administrative Agent and the Borrowers.

“Post Petition Interest” has the meaning specified in Section 7.07(c).

“Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Advances at such time and the denominator of which is the Outstanding Principal Balance.

“Pro Forma Debt Yield” means, at any date of determination, as calculated by the Borrowers in good faith, the aggregate Adjusted Net Operating Income for all Collateral Assets (excluding the Collateral Assets that the Borrowers propose be released from the Collateral) divided by the Outstanding Principal Balance (excluding the principal balance of the Loan to be prepaid in connection with such proposed release in accordance with this Agreement).

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“Project Gateway Loan Agreements” means, collectively, (a) the Loan Agreement, dated as of the Closing Date, between DBNY, Citigroup Global Markets Realty Corp. and JPMCB, as the initial lenders, and certain Subsidiaries of the Parent Guarantor, as the borrowers, as the same may be amended, restated and/or modified from time to time, and (b) the Mezzanine Loan Agreement, dated as of the Closing Date, between DBNY, Citigroup Global Markets Realty Corp. and JPMCB, as the initial lenders, and certain Subsidiaries of the Parent Guarantor, as the borrowers, as the same may be amended, restated and/or modified from time to time.

“Project Gateway Loan” means the loans in the aggregate principal amount of $915,000,000 made on the Closing Date by DBNY, Citigroup Global Markets Realty Corp. and JPMCB, as the initial lenders, pursuant to the terms of the Project Gateway Loan Agreements.

“Property Material Adverse Effect” means a material adverse effect on a Collateral Asset or the value, use, operation or ability to sell or refinance such Collateral Asset.

“Property Release DY Test” means a financial test that is satisfied if, as of the date of determination, the Pro Forma Debt Yield shall be equal to or greater than the greater of (a) the Debt Yield immediately prior to the proposed release of the applicable Collateral Asset (but in no event in excess of 13%) and (b) 11%.

“Protective Advance” means all sums expended by the Administrative Agent or Lenders in accordance with Section 5.01(bb).

“Published Screen Rate” has the meaning specified in the definition of “Screen Rate”.

“Purchase Agreement” means each purchase agreement, contract of sale or equivalent agreement pursuant to which any Borrower will acquire one or more Collateral Assets on the Closing Date (or after the Closing Date but no later than the last day of the Delayed Draw Period), including all assignments and amendments related thereto.

“Qualified Ground Lease Default” has the meaning specified in Section 9.13(c).

“Qualified Sponsor Equityholder” has the meaning specified in the definition of Sponsor/Brookfield Qualified Equityholder.

“Qualified Transferee” shall mean a transferee for whom, prior to the Equity Transfer, the Administrative Agent shall have received: (a) evidence that the proposed transferee (i) has never been indicted or convicted of, or pled guilty or no contest to, a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act Offense and is not on any Government List, (iii) has not been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding in the past fifteen (15) years and (iv) has no material outstanding judgments against such proposed transferee, and for the purpose of this clause (iv), “material” shall mean an outstanding judgment or outstanding judgments of $5,000,000 or more in the aggregate which are not covered by insurance and (b) if the proposed transferee will obtain Control of any Borrower or to the extent that the transfer would result in the transferee (either itself or collectively with its Affiliates) owning a 10% or greater (direct or indirect) Equity Interest in any Borrower (unless such transferee together with such Affiliates owned a 10% or more (direct or indirect) Equity Interest in such Borrower immediately prior to such transfer), acceptable documentation complying with each Lender’s then current “know your customer” requirements.

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“Rate Cap Collateral” has the meaning specified in Section 2.18(b).

“Real Property” means all right, title and interest of the Borrowers in and to any land and any improvements and fixtures located thereon, together with all equipment, furniture, materials, supplies, personal property and all other rights and property within the scope of the definition of Mortgaged Property (as defined in the Form of Mortgage attached hereto as Exhibit G) in which such Person has an interest now or hereafter located on or used in connection with such land and improvements, and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by such Person.

“Recipient” means (a) the Administrative Agent, or (b) any Lender.

“Register” has the meaning specified in Section 9.07(d).

“Registration Statement” means the Parent Guarantor’s Form S-11 Registration Statement filed with the Securities and Exchange Commission on August 16, 2013, as amended from time to time.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“REIT” means a Person that is qualified to be treated for U.S. federal income tax purposes as a real estate investment trust under Sections 856-860 of the Internal Revenue Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Persons and of such Person’s Affiliates.

“Replacement Interest Rate Cap Agreement” means an interest rate cap agreement from an Approved Counterparty with terms that are the same in all material respects as the terms of the Interest Rate Cap Agreement except that the same shall be effective as of (i) in connection with a replacement pursuant to Section 2.18(c)(iii) following a downgrade, withdrawal or qualification of the long-term unsecured debt rating of the Counterparty, the date required in Section 2.18 or (ii) in connection with a replacement (or extension of the then-existing Interest Rate Cap Agreement) in connection to an extension of the Maturity Date pursuant to Section 2.16, the date required in Section 2.16, provided that to the extent any such interest rate cap agreement does not meet the foregoing requirements, a Replacement Interest Rate Cap Agreement shall be such interest rate cap agreement approved in writing by the Administrative Agent.

“Replacement Guarantor” has the meaning specified in the definition of Permitted Transfer.

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“Replacement Lender” has the meaning specified in Section 9.01(b).

“Required Lenders” means, at any time, Lenders holding Commitments (including, without limitation, funded Commitments) in an aggregate amount greater than 66²/3% of the Outstanding Principal Balance; provided, however, that the Advances held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Repairs” has the meaning set forth in the Post-Closing Letter.

“Responsible Officer” means, with respect to any Loan Party, any officer of, or any officer of any general partner or managing member of, such Loan Party, which Officer has (a) responsibility for performing the underlying function that is the subject of the action required of such officer hereunder, or (b) supervisory responsibility for such an officer.

“Restoration” has the meaning specified in the Mortgages.

“Restricting Information” has the meaning specified in Section 9.12(b).

“Retiring Debt” means the Indebtedness of the Loan Parties and their respective Subsidiaries set forth on Schedule XVI.

“S&P” means Standard & Poor’s Financial Services LLC, a division of McGraw-Hill Financial, Inc., and any successor thereto.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Parent Guarantor or any of its Subsidiaries of any Real Property that has been sold or transferred or is to be sold or transferred by the Parent Guarantor or such Subsidiary, as the case may be, to such Person.

“Sanctions” has the meaning specified in Section 4.01(x).

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002, as amended.

“Screen Rate” means, for any Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be the ICE Benchmark Administration Limited LIBOR Rate (“ICE LIBOR”) for deposits in Dollars (for delivery on the first day of such Interest Period) for a term equivalent to such Interest Period as published by Reuters or another commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time in place of Reuters (the “Published Screen Rate”); provided, however, that if the Published Screen Rate is not available for a period corresponding to the relevant Interest Period but is available for other periods, then “Screen Rate” shall mean the Interpolated Rate; provided further that in no circumstances shall the Screen Rate be less than 0% per annum.

“Second Extended Maturity Date” means May 1, 2021.

“Secured Obligations” means, collectively, the “Secured Obligations” as defined in the Security Agreement and the “Obligations” as defined in the Mortgages.

“Secured Parties” means the Agents and Lenders.

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“Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Security Agreement” means, with respect to the Collateral Assets and the Borrowers, a security agreement in substantially the form of Exhibit F hereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Servicer” has the meaning specified in Section 8.01(c).

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA that is subject to Title IV of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Smith Travel Research” means Smith Travel Research or a substitute lodging industry research company proposed by the Operating Partnership and approved by the Administrative Agent in its reasonable discretion.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person, on a going-concern basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person, on a going-concern basis, is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time (including, without limitation, after taking into account appropriate discount factors for the present value of future contingent liabilities), represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA has designated as an area subject to special flood or mud slide hazards.

“Sponsor/Brookfield Qualified Equityholder” means (i) the Sponsor Parties or any successor thereto by initial public offering (any Person described in this clause (i), a “Qualified Sponsor Equityholder”), and (ii) the Brookfield Investor or any of its Control Affiliates.

“Sponsor Parties” means the Parent Guarantor and the Operating Partnership.

“Spread Maintenance End Date” means the Monthly Payment Date occurring in May 2018.

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“Spread Maintenance” means, with respect to any repayment or prepayment of all or any portion of the Outstanding Principal Balance (or acceleration of the Loan) prior to the Spread Maintenance End Date, a payment in an amount equal to the product of (x) the Applicable Margin, (y) the portion of the Loan which is being repaid that is subject to a spread maintenance fee as specified in Section 2.06; and (z) a fraction, the numerator of which is the number of days following the date through which interest on the prepaid amount has been paid to the end of the full interest accrual period associated with the Spread Maintenance End Date and the denominator of which is 360.

“Springing Recourse Event” has the meaning specified in Section 10.02(b).

“Strike Price” means 4.00% per annum.

“Strike Price (Extension Options)” means the rate per annum that when added to the Applicable Margin would result in a Debt Service Coverage Ratio equal to 1.10:1.00.

“Subordinated Obligations” has the meaning specified in Section 7.07(a).

“Subordination of Management Agreement” means, with respect to any Approved Management Agreement related to a Collateral Asset, a consent and subordination agreement or amended and restated consent and subordination agreement in form and substance substantially similar to Exhibit M attached hereto, as applicable, or in form and substance as otherwise reasonably satisfactory to and agreed upon by Collateral Agent, the Borrowers and an Approved Manager, provided that in the case of a replacement Approved Manager that manages another Collateral Asset, the form of consent and subordination agreement delivered on the Closing Date with respect to such other Collateral Asset, with necessary property specific information changed, shall be deemed acceptable to the Administrative Agent.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) 50% or more of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, in each case, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Supplemental Agent” has the meaning specified in Section 8.01(b).

“Surveys” has the meaning specified in Section 3.01(b)(iii).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including all backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenancy Leases” means operating leases (excluding the Operating Leases), subleases, licenses, occupancy agreements and rights-of-use entered into by any of the Borrowers in such Borrower’s capacity as a lessor or a similar capacity (excluding any ground lease and any other lease entered into in connection with a Sale and Leaseback Transaction).

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“Test Date” means the last day of each fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered pursuant to Sections 5.03(b) or (c), as the case may be.

“Third Extended Maturity Date” means May 1, 2022.

“Transaction Parties” means, jointly and severally, each Borrower, each TRS Lessee, each Pledgor, the Georgia Tech Owner, each Guarantor and any other Affiliate of any of the foregoing.

“Transfer” has the meaning specified in Section 5.02(e).

“TRS Lessee” means a lessee of an Asset constituting Real Property pursuant to an Operating Lease that is wholly-owned directly or indirectly by the Operating Partnership.

“TRS Lessee SPE Requirements” means the obligation of the Borrowers to cause the TRS Lessee to (a) at all times that it is a TRS Lessee include in its constitutive documents the provisions set forth in Schedule IX hereto (as such provisions are modified solely for the purposes of conforming to the defined terms in the applicable constitutive documents) and (b) deliver all applicable executed engagement or staffing agreements with independent managers or independent directors, as applicable, in form and substance approved by the Administrative Agent.

“Type” refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

“UCC” means, with respect to a Collateral Asset or a Borrower, the Uniform Commercial Code as in effect in the state where such Collateral Asset is located or such Borrower is formed or incorporated, as the case may be, or otherwise, the Uniform Commercial Code as in effect the State of New York.

“UCC Title Insurance Policy” shall mean, with respect to the Pledged Interests, a UCC title insurance policy in the form acceptable to Administrative Agent issued with respect to the Pledged Interests and insuring the lien of the security interest in favor of the Collateral Agent that encumbers the Pledged Interests.

“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trust, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unexpended FF&E PIP Funds” means, as of any date of determination, that portion of the FF&E PIP Funds (a) that has not been expended to fund PIP Work, (b) that remains on deposit in the FF&E Reserve Account (as defined in the Cash Management Agreement), and (c) the unexpended amount of which has been certified in writing to the Administrative Agent by a Responsible Officer of the Borrowers on or about such date.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

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“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.12(g)(ii)(C).

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or the election or appointment of persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Waste” has the meaning specified in Section 10.02(a).

“Welfare Plan” means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability under applicable law.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means (a) any Loan Party or (b) the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) (“GAAP”). If at any time after the Closing Date there are any changes in accounting principles required by GAAP or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or similar agencies that would result in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found in this Agreement, and either the Borrowers or the Required Lenders shall so request, then the Administrative Agent, the Required Lenders and the Borrowers shall negotiate in good faith to amend such financial covenants, standards or terms so as to equitably reflect such change, with the desired result that the criteria for evaluating the financial condition of the applicable Loan Parties and their Subsidiaries shall be the same after such change as if such change had not been made. Such provisions shall be amended in a manner satisfactory to the Borrowers, the Administrative Agent and the Required Lenders. Until covenants, standards, or terms of this Agreement are amended in accordance with this Section 1.03, such covenants, standards and terms shall be computed and determined in accordance with accounting principles in effect prior to such change in accounting principles.

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Article II
LOAN

SECTION 2.01. Agreement to Lend and Borrow. Subject to the terms and conditions set forth herein, including Sections 2.02, 3.01 and 3.02, (a) on the Closing Date, each Lender shall fund to the Borrowers its Pro Rata Share of a portion of the Loan in the principal amount of $310,000,000, and (b) if the Borrowers shall have timely delivered the Delayed Draw Election Notice to the Administrative Agent (by the deadline specified in the definition thereof), then each Lender shall fund to the Borrowers its Pro Rata Share of the amount of any Delayed Draw Borrowing on the date specified in a Notice of Borrowing given in accordance with Section 2.02(a). If the Borrowers do not timely submit the Delayed Draw Election Notice, then no Delayed Draw Borrowing shall be permitted hereunder and, for avoidance of doubt, any Commitment in respect of any Delayed Draw Advance shall be deemed terminated. There shall be no more than two Borrowings hereunder and if the Borrowers fail to make a Delayed Draw Borrowing in accordance with Section 2.02(a) on or prior to the last day of the Delayed Draw Period, the Borrowers shall have no further right to consummate any Delayed Draw Borrowing and the provisions of Section 2.05 shall apply. The Borrowers shall borrow and accept the Loan from Lenders. The obligation of each Lender to fund its Pro Rata Share of such portion of the Loan shall be several, not joint and several.

SECTION 2.02. Making the Advances. (a) Any Delayed Draw Borrowing shall be made on notice, given not later than 12:00 Noon (New York City time) at least two (2) Business Days prior to the date of such Delayed Draw Borrowing, by the Borrowers to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Such notice (the “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing via telecopier or e-mail, in each case in substantially the form of Exhibit B hereto, specifying therein (i) the requested date of such Delayed Draw Borrowing, and (ii) the requested aggregate amount of such Delayed Draw Borrowing. Any Delayed Draw Borrowing requested pursuant to this Section 2.02 shall be for a Borrowing of Eurodollar Rate Advances. Each Lender shall, before 12:00 Noon (New York City time) on the date of any Delayed Draw Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of any Delayed Draw Borrowing in accordance with the respective Commitments of such Lender and the other Lenders. In connection with each Borrowing, after the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrowers by crediting the Borrowers’ Account, and for the purposes of this sentence, Borrowers’ Account shall be deemed to include any bank account of Fidelity National Title Insurance Company, as escrow agent designated for receipt of such funds in the escrow instructions for the Loan executed by such escrow agent.

(b)          The Notice of Borrowing shall be irrevocable and binding on the Borrowers. The Borrowers shall indemnify each Lender against any loss, cost or expense actually incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Notice of Borrowing for any Delayed Draw Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund its Delayed Draw Advance as part of such Delayed Draw Borrowing when such Advance, as a result of such failure, is not made on such date.

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(c)          Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing consisting of Eurodollar Rate Advances that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrowers severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrowers, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes.

(d)          The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

(e)          Without limitation of the requirements of Section 2.12, each Lender may, at its option, make any Advance available to the Borrowers by causing any foreign or domestic branch or Affiliate of such Lender to make such Advance; provided, however, that (i) any exercise of such option shall not affect the obligation of the Borrowers in accordance with the terms of this Agreement and (ii) nothing in this Section 2.02(e) shall be deemed to obligate any Lender to obtain the funds for any Advance in any particular place or manner or to constitute a representation or warranty by any Lender that it has obtained or will obtain the funds for any Advance in any particular place or manner.

SECTION 2.03. [Intentionally Omitted].

SECTION 2.04. Repayment of Advances. On the Maturity Date, the Borrowers shall repay to the Administrative Agent for the ratable account of Lenders the entire Outstanding Principal Balance, together with all accrued and unpaid interest thereon and all other outstanding Obligations.

SECTION 2.05. Mandatory Reduction of Commitments. If the Borrowers have not timely submitted a Notice of Borrowing pursuant to Section 2.02(a) and satisfied the conditions precedent to any Delayed Draw Borrowing on or prior to the last day of the Delayed Draw Period, then any unfunded Commitments existing as of the last day of the Delayed Draw Period shall automatically be deemed terminated and reduced to zero as of the end of the last day of the Delayed Draw Period.

SECTION 2.06. Prepayments. (a) Optional. The Borrowers may, upon same day notice in the case of Base Rate Advances and two (2) Business Days’ notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrowers shall, prepay the outstanding aggregate principal amount of the Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of at least $250,000 or, if less, the amount of the Advances outstanding, (ii) if any such prepayment is made prior to the Spread Maintenance End Date, the Borrowers shall pay the applicable Spread Maintenance in accordance with and to the extent set forth in Section 2.06(c), and (iii) if any prepayment of a Eurodollar Rate Advance is made on a date other than the first day of an Interest Period, the Borrowers shall also pay any interest through the end of the then current Interest Period.

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(b)          Mandatory. The Borrowers shall prepay the Loan if and to the extent required by Sections 9.13(b), (c) and (d). If any such prepayment is made prior to the Spread Maintenance End Date, the Borrowers shall pay the applicable Spread Maintenance in accordance with Section 2.06(c). This Section 2.06(b) does not grant any Loan Party any independent right to sell or transfer any Collateral Asset. Except during an Event of Default, each amount received by the Administrative Agent pursuant Sections 9.13(b), (c) or (d) shall be applied by the Administrative Agent to the Outstanding Principal Balance. Any amounts owing pursuant to Section 9.04(c) shall be due in connection with any prepayment made pursuant to this Section 2.06(b) at the time such prepayment is made.

(c)          Spread Maintenance. In connection with each prepayment of the Loan made pursuant to Section 2.06(a) or 2.06(b) prior to the Spread Maintenance End Date, as a condition to the effectiveness of such prepayment, the Borrowers shall pay to the Administrative Agent for the benefit of Lenders, the Spread Maintenance related to such prepayment. Notwithstanding the foregoing, no Spread Maintenance will be due or payable on (i) the first $99,073,180 of the Loan prepaid by the Borrowers, (ii) any prepayment resulting for a Condemnation or Casualty at one or more of the Collateral Asset, (iii) any prepayment made in accordance with the definition of Lockbox Trigger Event Cure in the Cash Management Agreement, or (iv) any prepayment related to the release of the Georgia Tech Hotel pursuant to Section 9.13(c) as a result of a Qualified Ground Lease Default related to the Georgia Tech Ground Lease.

SECTION 2.07. Interest. (a) Scheduled Interest. The Borrowers shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i)          Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in respect of Base Rate Advances, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full. Notwithstanding any provision of this Agreement to the contrary, in no event shall the Borrowers have the right to convert a Eurodollar Rate Advance to a Base Rate Advance.

(ii)         Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in respect of Eurodollar Rate Advances, payable on each Monthly Payment Date in an amount equal to the amount of interest which has accrued and will accrue during the Interest Period in which such Monthly Payment Date occurs (notwithstanding the fact that the Interest Period extends beyond such Monthly Payment Date).

Notwithstanding the foregoing, the Borrowers shall make a payment to the Administrative Agent of interest on the Closing Date for the period from (and including) the Closing Date through (and including) the seventh (7th) day of either (i) the month in which the Closing Date occurs (if the Closing Date occurs on or before the seventh (7th) day of such month), or (ii) the month following the month in which the Closing Date occurs (if the Closing Date occurs on or after the eighth (8th) day of the then current calendar month); provided, however, if the Closing Date is the seventh (7th) day of a calendar month, no such separate payment of interest shall be due.

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(b)          Default Interest. Upon the occurrence and during the continuance of any Event of Default, the Borrowers shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to the lesser of the maximum rate permitted by applicable law and the Default Rate and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to the Default Rate. Notwithstanding anything to the contrary in this Agreement, the Borrowers shall pay interest on any outstanding Protective Advances at a rate per annum equal at all times to the lesser of the maximum rate permitted by applicable law and the Default Rate.

(c)          Notice of Interest Rate. The Eurodollar Rate for the initial Interest Period shall be 1.00% per annum.

(d)          Interest Rate Determination. If the Screen Rate is unavailable and the Administrative Agent is unable to determine the Eurodollar Rate for any Eurodollar Rate Advances, as provided in the definition of Eurodollar Rate herein,

(i)          the Administrative Agent shall forthwith notify the Borrowers and Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

(ii)         each such Advance will automatically, on the last day of the existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

(iii)        the obligation of Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers and Lenders that the circumstances causing such suspension no longer exist.

SECTION 2.08. Fees. The Borrowers shall pay to each Agent and each Arranger for their own account the fees, in the amounts and on the dates, set forth in the Fee Letter and such other fees as may from time to time be agreed in writing between the Borrowers and any Agent or Arranger.

SECTION 2.09. Conversion of Advances. Upon the occurrence and during the continuance of any Event of Default, (a) each Eurodollar Rate Advance will automatically, on the last day of the existing Interest Period therefor, Convert into a Base Rate Advance and (b) the obligation of Lenders to make Eurodollar Rate Advances shall be suspended until the applicable Event of Default is waived in accordance with, and subject to Section 9.01, and thereafter, upon the Borrowers’ written request, the Administrative Agent shall Convert the Base Rate Advances into Eurodollar Advances within three (3) Business Days after receipt of such request.

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SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation or application of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, Indemnified Taxes or Other Taxes (as to which Section 2.12 shall govern) and (z) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized, has its Applicable Lending Office or otherwise has current or former connections (other than such connections arising from such Lender having executed, delivered, became a party to, performed its obligations under, received or perfected a security interest under, engaged in any other transactions pursuant to, or enforced any Loan Documents, or sold or assigned any interest in any Obligations or Loan Document) or any political subdivision thereof), then the Borrowers shall, from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that a Lender claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrowers by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

(b)          If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital or liquidity requirement is increased by or based upon the existence of such Lender’s commitment to lend then, upon demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital or increase in liquidity to be allocable to the existence of such Lender’s commitment to lend. A certificate as to such amounts submitted to the Borrowers by such Lender shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding anything to the contrary contained in this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and all requests, rules, guidelines or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted, implemented or issued, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel Supervision known as Basel III and regardless of the date enacted, adopted, implemented or issued, shall be deemed an introduction or change of the type referred to in Section 2.10(a) and this Section 2.10(b).

(c)          If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of Lenders to make Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

(d)          Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or application of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of Lenders to make Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

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(e)          Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the change in, or in the interpretation or application of, any law or regulation or the compliance with any guideline or request from any central bank or other Governmental Authority giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.11. Payments and Computations. (a) The Borrowers shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.13), not later than 12:00 Noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent shall promptly thereafter cause like funds to be distributed (i) if such payment by the Borrowers is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrowers is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)          Each Borrower hereby authorizes each Lender and each of its Affiliates, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of any of the Borrower’s accounts with such Lender any amount so due.

(c)          All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period in which the related Monthly Payment Date occurs. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

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(d)          Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the immediately preceding Business Day.

(e)          Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to any Lender hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

(f)          Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and Lenders in the following order of priority:

(i)          first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

(ii)         second, to the payment of all of the indemnification payments, costs and expenses that are due and payable to Lenders under Section 9.04, and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to Lenders on such date;

(iii)        third, to the payment of all of the amounts that are due and payable to the Administrative Agent and Lenders under Sections 2.10 and 2.12 on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and Lenders on such date;

(iv)        fourth, to the payment of all of the fees that are due and payable to Lenders under Section 2.08 on such date, ratably based upon the respective aggregate Commitments of Lenders on such date;

(v)         fifth, to the payment of all of the accrued and unpaid interest on the Obligations of the Loan Parties owing under or in respect of the Loan Documents that is due and payable to the Administrative Agent and Lenders under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and Lenders on such date;

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(vi)        sixth, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and Lenders under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and Lenders on such date;

(vii)       seventh, to the payment of any other accrued and unpaid interest comprising Obligations of the Loan Parties owing under or in respect of the Loan Documents that is due and payable on such date, ratably based upon the respective aggregate amounts of all such interest owing to the respective obligees thereof on such date;

(viii)      eighth, to the payment of the principal amount of the Loan that is due and payable to the Administrative Agent and Lenders on such date, ratably based upon the respective aggregate amounts of all such principal and reimbursement obligations owing to the Administrative Agent and Lenders on such date; and

(ix)         ninth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agents and Lenders on such date.

SECTION 2.12. Taxes.

(a)          Any and all payments by or on account of any Obligation of any Loan Party or the Administrative Agent under any Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such Loan Document, if any, without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.12) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          Each Loan Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)          Without duplication of Sections 2.12(a) or 2.12(b), each Loan Party shall indemnify each Recipient for the full amount of Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12) payable or paid by such Recipient, or required to be deducted or withheld from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Loan Parties by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. This indemnification shall be made within ten (10) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

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(d)          Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by an Agent shall be conclusive absent manifest error. Each Lender hereby authorizes each Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by such Agent to such Lender from any other source against any amount due to such Agent under this Section 2.12(d).

(e)          As soon as reasonably practicable after, but in any case within thirty (30) days after, the date of any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.12, such Loan Party shall deliver to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of any receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a payor that is not a U.S. Person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (e) and (g) of this Section 2.12, the term “United States” shall have the meaning specified in Section 7701(a)(9) of the Internal Revenue Code.

(f)          Any Lender that is entitled to an exemption from, or reduction of, withholding Taxes with respect to payments made under any Loan Document shall deliver to the Operating Partnership (on behalf of the Borrowers) and the Administrative Agent, at the time or times reasonably requested by the Operating Partnership (on behalf of the Borrowers) or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Operating Partnership (on behalf of the Borrowers) or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Operating Partnership (on behalf of the Borrowers) or the Administrative Agent, shall deliver such other documentation prescribed by any applicable law or reasonably requested by the Operating Partnership (on behalf of the Borrowers) or the Administrative Agent as will enable the Operating Partnership (on behalf of the Borrowers) or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(g)(i), (ii) and (iv) below) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(g)          Without limiting the generality of Section 2.12(f),

(i)          each Lender that is a U.S. Person shall, to the extent it is legally entitled to do so, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Operating Partnership (on behalf of the Borrowers) (but only so long thereafter as such Lender remains lawfully able to do so), provide the Administrative Agent and the Borrower with executed originals of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)         each Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Operating Partnership (on behalf of the Borrowers) (but only so long thereafter as such Lender remains lawfully able to do so), provide the Administrative Agent and the Operating Partnership (on behalf of the Borrowers) with whichever of the following is applicable:

(i)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(ii)         executed originals of Internal Revenue Service Form W-8ECI;

(iii)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code (x) a certificate substantially in the form of Exhibit L-1 hereto to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a "10 percent shareholder" of any Loan Party within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable; or

(iv)        to the extent that the Foreign Lender is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, Internal Revenue Service Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided, however, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

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(iii)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Operating Partnership (on behalf of the Borrowers) and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Operating Partnership (on behalf of the Borrowers) or the Administrative Agent), executed originals of any other form prescribed by any applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by any applicable law to permit the Operating Partnership (on behalf of the Borrowers) or the Administrative Agent to determine the withholding or deduction required to be made; and

(iv)        if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Operating Partnership (on behalf of the Borrowers) and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Operating Partnership (on behalf of the Borrowers) or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Operating Partnership (on behalf of the Borrowers) or the Administrative Agent as may be necessary for the Operating Partnership (on behalf of the Borrowers) and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this subsection (g), “FATCA” shall include any amendments made to FATCA after the Closing Date;

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(h)          If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has received an indemnification payment pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) if such payment would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. No party shall have any obligation to pursue, or any right to assert, any refund of Indemnified Taxes that may be paid by another party.

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(i)          For any period with respect to which a Lender has failed to provide the Operating Partnership (on behalf of the Borrowers) with the appropriate form or other document described in subsection (f) or subsection (g) above (other than if such failure is due to a Change in Law, or in the interpretation or application thereof, occurring after the date on which a form or other document originally was required to be provided and the Lender has not been advised that such change requires it to provide such form or if such form or other document otherwise is not required under subsection (f) or subsection (g) above), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form or other document required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(j)          Any Lender claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

(k)          Without prejudice to the survival of any other agreement of any party hereunder or under any other Loan Document, the agreements and obligations under this Section 2.12 shall survive the resignation or replacement of any Agent, the assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

SECTION 2.13. Sharing of Payments, Etc. Subject to the provisions of Section 2.11(f), if any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders under the Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders under the Loan Documents at such time obtained by all Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders under the Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders under the Loan Documents at such time obtained by all Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of such Borrower in the amount of such interest or participating interest, as the case may be.

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SECTION 2.14. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrowers agree that they shall use such proceeds) for (a) subject to Section 2.22, the refinancing pursuant to this Agreement of the Indebtedness governed by the Existing Loan Agreement, (b) the acquisition of the Additional Summit Collateral Assets either (i) on the Closing Date, if no Delayed Draw Election Notice is timely given by the Borrowers to the Administrative Agent, or (ii) on the date of the Delayed Draw Borrowing, if the Delayed Draw Election Notice is timely given by the Borrowers to the Administrative Agent, (c) the payment of fees and expenses related to the Loan and the other transactions contemplated by the Loan Documents, and (d) the funding of a reserve pursuant to Section 6.5.1 of the Project Gateway Loan Agreement. The proceeds described in clause (d) shall be available (and the Borrowers agree to cause such proceeds to be funded to the applicable borrowers under the Project Gateway Loan Agreement as additional capital contributions) for the purposes specified in Section 6.5.1 of the Project Gateway Loan Agreement. None of the Borrowers will directly or indirectly use the proceeds of the Advances or lend, contribute or otherwise make available to any Person such extensions of credit or proceeds, (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions or any Anti-Corruption Laws applicable to any party hereto or to any participant in the Loan.

SECTION 2.15. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Each Borrower agrees that upon notice by any Lender to the Borrowers (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, each Borrower shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a Note, in substantially the form of Exhibit A hereto, payable to the order of such Lender in a principal amount equal to the aggregate Advances of such Lender. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder. To the extent no Note has been issued to a Lender, this Agreement shall be deemed to comprise conclusive evidence for all purposes of the indebtedness resulting from the Advances and extensions of credit hereunder.

(b)          The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder and the Type of Advances comprising such Borrowing, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrowers hereunder and each Lender’s share thereof.

(c)          Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement.

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SECTION 2.16. Extension of Maturity Date. (a) First Extension. At least ten (10) Business Days but not more than one hundred eighty (180) days prior to the Initial Maturity Date, the Borrowers, by written notice to the Administrative Agent, may request, with respect to the Advances then outstanding, an extension of the Initial Maturity Date. The Administrative Agent shall promptly notify each Lender of such request and the Initial Maturity Date shall, subject to the following conditions having been satisfied on or prior to the Initial Maturity Date, be extended to the First Extended Maturity Date:

(i)          the Guarantors shall have executed a written consent to such extension in substantially the form attached hereto as Exhibit N,

(ii)         as of the date of such written notice from the Borrowers, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a Responsible Officer of the Borrowers, dated as of such date, stating that: (1) the representations and warranties contained in Section 4.01 are true and correct in all material respects on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date), except to the extent modified by the actions of any Borrower or changes in facts and circumstances that in each case would not constitute a Default or Event of Default (and the parties agree that, in connection with the remaking of any such representations and warranties pursuant to this Section 2.16(a)(ii), any such representations and warranties that are qualified to knowledge shall continue to be qualified to knowledge in the same manner when so remade), and (2) no Event of Default has occurred and is continuing or would result from such extension, and

(iii)        the Borrowers shall have (A) obtained and delivered to the Administrative Agent not later than the Initial Maturity Date, one or more Replacement Interest Rate Cap Agreements from an Approved Counterparty, in a notional amount equal to the then Outstanding Principal Balance, which Replacement Interest Rate Cap Agreement(s) shall be (1) effective for the period commencing on the first day of the applicable extension period and ending on the last day of the Interest Period in which the First Extended Maturity Date occurs, and (2) otherwise on the terms set forth in Section 2.18, and (B) caused the Counterparty to execute and deliver to the Administrative Agent an Acknowledgment with respect to each such Replacement Interest Rate Cap Agreement.

In the event that an extension is effected pursuant to this Section 2.16(a) (but subject to the provisions of Sections 2.06 and 6.01), the aggregate principal amount of all Advances shall be repaid in full ratably to Lenders on the First Extended Maturity Date. As of the first day after the delivery by the Borrowers of the extension notice described above that the conditions set forth in the immediately preceding clauses are satisfied, any and all references in this Agreement, the Notes, if any, or any of the other Loan Documents to the “Maturity Date” shall refer to the First Extended Maturity Date.

(b)          Second Extension. Provided that the Borrowers shall have extended the Initial Maturity Date in accordance with Section 2.16(a), at least ten (10) Business Days but not more than one hundred eighty (180) days prior to the First Extended Maturity Date, the Borrowers, by written notice to the Administrative Agent, may request, with respect to the Advances then outstanding, a second extension of the Maturity Date. The Administrative Agent shall promptly notify each Lender of such request and the First Extended Maturity Date shall, subject to the following conditions having been satisfied on or prior to the First Extended Maturity Date, be extended to the Second Extended Maturity Date:

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(i)          the Guarantors shall have executed a written consent to such extension in substantially the form attached hereto as Exhibit N,

(ii)         as of the date of such written notice from the Borrowers, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a Responsible Officer of the Borrowers, dated as of such date, stating that: (1) the representations and warranties contained in Section 4.01 are true and correct in all material respects on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date), except to the extent modified by the actions of any Borrower or changes in facts and circumstances that in each case would not constitute a Default or Event of Default (and the parties agree that, in connection with the remaking of any such representations and warranties pursuant to this Section 2.16(b)(ii), any such representations and warranties that are qualified to knowledge shall continue to be qualified to knowledge in the same manner when so remade), and (2) no Event of Default has occurred and is continuing or would result from such extension,

(iii)        the Borrowers shall have (A) obtained and delivered to the Administrative Agent not later than the First Extended Maturity Date, one or more Replacement Interest Rate Cap Agreements from an Approved Counterparty, in a notional amount equal to the then Outstanding Principal Balance, which Replacement Interest Rate Cap Agreement(s) shall be (1) effective for the period commencing on the first day of the applicable extension period and ending on the last day of the Interest Period in which the Second Extended Maturity Date occurs, and (2) otherwise on the terms set forth in Section 2.18, and (B) caused the Counterparty to execute and deliver to the Administrative Agent an Acknowledgment with respect to each such Replacement Interest Rate Cap Agreement,

(iv)        the Borrowers shall have delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that all PIP Work in connection with the Initial PIPs has been completed in accordance with the Initial PIPs, and

(v)         in the case of the Additional PIPs, the Borrowers shall have either (A) delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that all PIP Work in connection with such Additional PIPs has been completed in accordance with such Additional PIPs, or (B) deposited into the PIP Reserve Account the amount then required to be deposited in the PIP Reserve Account pursuant to Section 5.01(bb)(v) related to the PIP Work in connection with such Additional PIPs.

In the event that an extension is effected pursuant to this Section 2.16(b) (but subject to the provisions of Sections 2.06 and 6.01), the aggregate principal amount of all Advances shall be repaid in full ratably to Lenders on the Second Extended Maturity as so extended. As of the first day after the delivery by the Borrowers of the extension notice described above that the conditions set forth in the immediately preceding clauses are satisfied, any and all references in this Agreement, the Notes, if any, or any of the other Loan Documents to the “Maturity Date” shall refer to the Second Extended Maturity Date.

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(c)          Third Extension. Provided that the Borrowers shall have extended the First Extended Maturity Date in accordance with Section 2.16(b), at least ten (10) Business Days but not more than one hundred eighty (180) days prior to the Second Extended Maturity Date, the Borrowers, by written notice to the Administrative Agent, may request, with respect to the Advances then outstanding, a third extension of the Maturity Date. The Administrative Agent shall promptly notify each Lender of such request and the Second Extended Maturity Date shall, subject to the following conditions having been satisfied on or prior to the Second Extended Maturity Date, be extended to the Third Extended Maturity Date:

(i)          the Guarantors shall have executed a written consent to such extension in substantially the form attached hereto as Exhibit N,

(ii)         as of the date of such written notice from the Borrowers, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a Responsible Officer of the Borrowers, dated as of such date, stating that: (1) the representations and warranties contained in Section 4.01 are true and correct in all material respects on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date), except to the extent modified by the actions of any Borrower or changes in facts and circumstances that in each case would not constitute a Default or Event of Default (and the parties agree that, in connection with the remaking of any such representations and warranties pursuant to this Section 2.16(c)(ii), any such representations and warranties that are qualified to knowledge shall continue to be qualified to knowledge in the same manner when so remade), and (2) no Event of Default has occurred and is continuing or would result from such extension, and

(iii)        the Borrowers shall have (A) obtained and delivered to the Administrative Agent not later than the Second Extended Maturity Date, one or more Replacement Interest Rate Cap Agreements from an Approved Counterparty, in a notional amount equal to the then Outstanding Principal Balance, which Replacement Interest Rate Cap Agreement(s) shall be (1) effective for the period commencing on the first day of the applicable extension period and ending on the last day of the Interest Period in which the Third Extended Maturity Date occurs, and (2) otherwise on the terms set forth in Section 2.18, and (B) caused the Counterparty to execute and deliver to the Administrative Agent an Acknowledgment with respect to each such Replacement Interest Rate Cap Agreement.

In the event that an extension is effected pursuant to this Section 2.16(c) (but subject to the provisions of Sections 2.06 and 6.01), the aggregate principal amount of all Advances shall be repaid in full ratably to Lenders on the Third Extended Maturity as so extended. As of the first day after the delivery by the Borrowers of the extension notice described above that the conditions set forth in the immediately preceding clauses are satisfied, any and all references in this Agreement, the Notes, if any, or any of the other Loan Documents to the “Maturity Date” shall refer to the Third Extended Maturity Date.

SECTION 2.17. Defaulting Lenders. (a) Consequences. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)          Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 9.01.

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(ii)         Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.05), will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest bearing account until (subject to Section 2.19(b)) the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder and will be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder in such capacity; second, to the payment of post-default interest and then current interest due and payable to Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, third to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and fifth after the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b)          Defaulting Lender Cure. If the Borrowers and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loan to be held on a pro rata basis by Lenders in accordance with their Pro Rata Shares, whereupon that Lender will cease to be a Defaulting Lender, provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)          Removal of Agent. Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as an Agent is (without taking into account any provision in the definition of “Defaulting Lender” requiring notice from the Administrative Agent or any other party) a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders (determined after giving effect to Section 9.01) may by notice to the Borrowers and such Person remove such Person as an Agent and, in consultation with the Borrowers, appoint a replacement Agent hereunder. Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (i) the date a replacement Agent is appointed and (ii) the date 30 days after the giving of such notice by the Required Lenders (regardless of whether a replacement Agent has been appointed).

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SECTION 2.18. Interest Rate Cap Agreements. (a) On the Closing Date, the Borrowers shall have obtained, and thereafter shall maintain in effect, an Interest Rate Cap Agreement, which shall be have a term expiring no earlier than the last day of the Interest Period in which the Initial Maturity Date occurs and which shall have a notional amount which shall not at any time be less than the Outstanding Principal Balance. As a condition precedent to each extension of the Maturity Date pursuant to Section 2.16, the Borrowers shall obtain, and thereafter shall maintain in effect, the Replacement Interest Rate Cap Agreements described in Section 2.16(a)(iii), 2.16(b)(iii) or 2.16(c)(iii), as applicable. Any failure to comply with the preceding two sentences shall be an Event of Default in accordance with Section 6.01(n). Each Interest Rate Cap Agreement shall have a strike rate not higher than the (i) Strike Price until the initial Maturity Date and (ii) thereafter, the Strike Price (Extension Options). If more than one Interest Rate Cap Agreement and/or Replacement Interest Rate Cap Agreement exists, such agreements shall collectively have a notional amount which shall not at any time be less than the Outstanding Principal Balance.

(b)          Pledge and Collateral Assignment. As security for the full and punctual payment and performance of the Obligations of the Loan Parties under the Loan Documents when due (whether upon stated maturity, by acceleration, early termination or otherwise), the Borrowers, as pledgor, hereby pledges, assigns, hypothecates, transfers and delivers to the Collateral Agent, on behalf of the Secured Parties, as collateral and hereby grants to the Collateral Agent, on behalf of the Secured Parties, a continuing first priority Lien on and security interest in, to and under all of the following whether now owned or hereafter acquired and whether now existing or hereafter arising (the “Rate Cap Collateral”): all of the right, title and interest of the applicable Borrowers in and to (A) the Interest Rate Cap Agreements; (B) all payments, distributions, disbursements or proceeds due, owing, payable or required to be delivered to the applicable Borrowers in respect of the Interest Rate Cap Agreements or arising out of the Interest Rate Cap Agreements, whether as contractual obligations, damages or otherwise; and (C) all of the Borrowers’ claims, rights, powers, privileges, authority, options, security interests, Liens and remedies, if any, under or arising out of the Interest Rate Cap Agreements, in each case including all accessions and additions to, substitutions for and replacements, products and proceeds of any or all of the foregoing, such assignment to be evidenced by the Assignment of Interest Rate Cap Agreement, which shall be delivered by the Borrowers to the Collateral Agent on the Closing Date.

(c)          Covenants.

(i)          Each applicable Borrower shall comply with all of its obligations under the terms and provisions of each Interest Rate Cap Agreement. Subject to terms hereof, provided no Event of Default has occurred and is continuing, the Borrowers shall be entitled to exercise all rights, powers and privileges of the Borrowers under, and to control the prosecution of all claims with respect to, each Interest Rate Cap Agreement and the other Rate Cap Collateral. The applicable Borrowers shall take all actions reasonably requested by the Collateral Agent to enforce the Borrowers’ rights under each Interest Rate Cap Agreement in the event of a default by the Counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder.

(ii)         The Borrowers shall defend the Collateral Agent’s right, title and interest in and to the Rate Cap Collateral pledged by the Borrowers pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons.

(iii)        In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty such that it ceases to qualify as an “Approved Counterparty”, the Borrowers shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than ten (10) Business Days following receipt of notice from the Administrative Agent or any other Person of such downgrade, withdrawal or qualification. In the event that the Counterparty is downgraded below “A-” by S&P or below “A3” by Moody’s, a Replacement Interest Rate Cap Agreement shall be required regardless of the posting of collateral.

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(iv)        In the event that the Borrowers fail to purchase and deliver to the Administrative Agent the Interest Rate Cap Agreement as and when required hereunder, the Administrative Agent may purchase the Interest Rate Cap Agreement and the cost incurred by the Administrative Agent in purchasing the Interest Rate Cap Agreement shall be paid by the Borrowers to the Administrative Agent with interest thereon at the Default Rate from the date such cost was incurred by the Administrative Agent until such cost is paid by the Borrowers to Administrative Agent.

(v)         The Borrowers shall not sell, assign, or otherwise dispose of, or mortgage, pledge or grant a security interest in, any of the Rate Cap Collateral or any interest therein, and any sale, assignment, mortgage, pledge or security interest whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of the Collateral Agent, shall forthwith be cancelled or satisfied by an appropriate instrument in writing.

(vi)        The Borrowers shall not (A) without the prior written consent of the Administrative Agent, modify, amend or supplement, in any material respect, the terms of any Interest Rate Cap Agreement, (B) without the prior written consent of the Administrative Agent, except in accordance with the terms of any Interest Rate Cap Agreement, cause the termination of any Interest Rate Cap Agreement prior to its stated maturity date, (C) without the prior written consent of the Administrative Agent, except as aforesaid, waive or release any obligation of the Counterparty (or any successor or substitute party to any Interest Rate Cap Agreement) under any Interest Rate Cap Agreement, (D) without the prior written consent of the Administrative Agent, consent or agree to any act or omission to act on the part of the Counterparty (or any successor or substitute party to any Interest Rate Cap Agreement) which, without such consent or agreement, would constitute a default under any Interest Rate Cap Agreement, (E) fail to exercise promptly and diligently each and every material right which it may have under any Interest Rate Cap Agreement, (F) take or intentionally omit to take any action or intentionally suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under any Interest Rate Cap Agreement or any defense by the Counterparty (or any successor or substitute party to any Interest Rate Cap Agreement) to payment or (G) fail to give prompt notice to the Administrative Agent of any notice of default given by or to the Borrowers under or with respect to the Interest Rate Cap Agreement, together with a complete copy of such notice.

(vii)       In connection with an Interest Rate Cap Agreement, the Borrowers shall obtain and deliver to the Administrative Agent within fifteen (15) Business Days after the date of each Advance an opinion of counsel from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty upon which the Agents and their successors and assigns may rely (the “Counterparty Opinion”), under New York law and, if the Counterparty is a non-U.S. entity, the applicable foreign law, which shall provide in relevant part, that: (A) the issuer is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the applicable Interest Rate Cap Agreement; (B) the execution and delivery of the applicable Interest Rate Cap Agreement by the issuer, and any other agreement which the issuer has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property; (C) all consents, authorizations and approvals required for the execution and delivery by the issuer of the applicable Interest Rate Cap Agreement, and any other agreement which the issuer has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and (D) the applicable Interest Rate Cap Agreement, and any other agreement which the issuer has executed and delivered pursuant thereto, has been duly executed and delivered by the issuer and constitutes the legal, valid and binding obligation of the issuer, enforceable against the issuer in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

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(d)          Powers of the Borrowers Prior to an Event of Default. Subject to Section 2.18(c)(i), provided no Event of Default has occurred and is continuing, the Borrowers shall be entitled to exercise all rights, powers and privileges of the Borrowers under, and to control the prosecution of all claims with respect to, each Interest Rate Cap Agreement and the other Rate Cap Collateral.

(e)          Representations and Warranties. The Borrowers hereby covenant with, and represent and warrant to, the Agents and Lenders as follows:

(i)          Each Interest Rate Cap Agreement constitutes the legal, valid and binding obligation of the applicable Borrowers, enforceable against the applicable Borrowers in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(ii)         The Rate Cap Collateral is free and clear of all claims or security interests of every nature whatsoever, except such as are created pursuant to this Agreement and the other Loan Documents, and the Borrowers have the right to pledge and grant a security interest in the same as herein provided without the consent of any other Person other than any such consent that has been obtained and is in full force and effect.

(iii)        The Rate Cap Collateral has been duly and validly pledged hereunder. All consents and approvals required to be obtained by the Loan Parties for the consummation of the transactions contemplated by this Agreement have been obtained.

(iv)        Giving effect to the aforesaid grant and assignment to the Collateral Agent, the Collateral Agent has, as of the Closing Date, and as to Rate Cap Collateral acquired from time to time after such date, shall have, a valid, and upon proper filing, perfected and continuing first priority lien upon and security interest in the Rate Cap Collateral, provided that no representation or warranty is made with respect to the perfected status of the security interest of the Collateral Agent in the proceeds of Rate Cap Collateral consisting of “cash proceeds” or “non-cash proceeds” as defined in the UCC except if, and to the extent, the provisions of Section 9-306 of the UCC shall be complied with.

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(v)         Except for financing statements filed or to be filed in favor of the Collateral Agent, as secured party, there are no financing statements under the UCC covering any or all of the Rate Cap Collateral and the Borrowers shall not permit, without the prior written consent of the Collateral Agent, until payment in full of all of the Obligations of the Loan Parties under the Loan Documents, the execution or filing in any public office of any enforceable financing statement or statements covering any or all of the Rate Cap Collateral, except financing statements filed or to be filed in favor of Collateral Agent as secured party.

(f)          Payments. If the Borrowers at any time shall be entitled to receive any payments with respect to any Interest Rate Cap Agreement during the continuance of any Lockbox Period, pursuant to the Assignment of Interest Rate Cap Agreement, the Counterparty has agreed to pay such amounts directly to the Collateral Agent.

(g)          Remedies. Subject to the provisions of each Interest Rate Cap Agreement, if an Event of Default shall occur and then be continuing:

(i)          The Collateral Agent, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of a secured party pursuant to the UCC, at any time and from time to time, sell, resell, assign and deliver, in its sole discretion, any or all of the Rate Cap Collateral (in one or more parcels and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Collateral Agent may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any “securities” constituting any part of the Rate Cap Collateral are being purchased for investment only, the Borrowers hereby waiving and releasing any and all equity or right of redemption to the fullest extent permitted by the UCC or applicable law. If all or any of the Rate Cap Collateral is sold by the Collateral Agent upon credit or for future delivery, the Collateral Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Collateral Agent may resell such Rate Cap Collateral. It is expressly agreed that the Collateral Agent may exercise its rights with respect to less than all of the Rate Cap Collateral, leaving unexercised its rights with respect to the remainder of the Rate Cap Collateral; provided, however, that such partial exercise shall in no way restrict or jeopardize the Collateral Agent’s right to exercise its rights with respect to all or any other portion of the Rate Cap Collateral at a later time or times.

(ii)         The Collateral Agent may exercise, either by itself or by its nominee or designee, in the name of any Borrower, all of the Collateral Agent’s rights, powers and remedies in respect of the Rate Cap Collateral, hereunder and under law.

(iii)        The Borrowers hereby irrevocably, in the name of the Borrowers or otherwise, authorize and empower the Collateral Agent and assign and transfer unto the Collateral Agent, and constitute and appoint the Collateral Agent their true and lawful attorney-in-fact, and as its agent, irrevocably, with full power of substitution for the Borrowers and in the name of the Borrowers, (i) to exercise and enforce every right, power, remedy, authority, option and privilege of the Borrowers under each Interest Rate Cap Agreement, including any power to subordinate or modify each Interest Rate Cap Agreement (but not, unless an Event of Default exists and is continuing, the right to terminate or cancel any Interest Rate Cap Agreement), or to give any notices, or to take any action resulting in such subordination, termination, cancellation or modification and (ii) in order to more fully vest in the Collateral Agent the rights and remedies provided for herein, to exercise all of the rights, remedies and powers granted to the Collateral Agent in this Agreement, and the Borrowers further authorize and empower the Collateral Agent, as the Borrowers’ attorney-in-fact, and as its agent, irrevocably, with full power of substitution for the Borrowers and in the name of the Borrowers, to give any authorization, to furnish any information, to make any demands, to execute any instruments and to take any and all other action on behalf of and in the name of the Borrowers which in the opinion of the Collateral Agent may be necessary or appropriate to be given, furnished, made, exercised or taken under any Interest Rate Cap Agreement, in order to comply therewith, to perform the conditions thereof or to prevent or remedy any default by the Borrowers thereunder or to enforce any of the rights of the Borrowers thereunder. These powers-of-attorney are irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by the Borrowers in respect of the Rate Cap Collateral to any other Person are hereby revoked.

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(iv)        The Collateral Agent may, without notice to, or assent by, the Borrowers or any other Person (to the extent permitted by law), but without affecting any of the Obligations of the Loan Parties under the Loan Documents, in the name of the Borrowers or in the name of the Collateral Agent, notify the Counterparty, or if applicable, any other counterparty to any Interest Rate Cap Agreement, to make payment and performance directly to the Collateral Agent; extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to the Borrowers, or claims of the Borrowers, under any Interest Rate Cap Agreement; file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by the Collateral Agent necessary or advisable for the purpose of collecting upon or enforcing any Interest Rate Cap Agreement; and execute any instrument and do all other things deemed necessary and proper by the Collateral Agent to protect and preserve and realize upon the Rate Cap Collateral and the other rights contemplated hereby.

(v)         Pursuant to the powers-of-attorney provided for above, the Collateral Agent may take any action and exercise and execute any instrument which it may deem necessary or advisable to accomplish the purposes hereof; provided, however, that the Collateral Agent shall not be permitted to take any action pursuant to such power-of-attorney that would conflict with any limitation on the Collateral Agent’s rights with respect to the Rate Cap Collateral. Without limiting the generality of the foregoing, the Collateral Agent, after the occurrence and during the continuance of an Event of Default, shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Borrowers representing: (A) any payment of obligations owed pursuant to any Interest Rate Cap Agreement, (B) interest accruing on any of the Rate Cap Collateral or (C) any other payment or distribution payable in respect of the Rate Cap Collateral or any part thereof, and for and in the name, place and stead of the Borrowers, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of any property which is or may become a part of the Rate Cap Collateral hereunder.

(vi)        The Collateral Agent may exercise all of the rights and remedies of a secured party under the UCC.

(vii)       Without limiting any other provision of this Agreement or any of the Loan Parties’ rights hereunder, and without waiving or releasing any Loan Party from any obligation or default hereunder, the Collateral Agent shall have the right, but not the obligation, to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to protect the security of this Agreement, to cure such Event of Default or to cause any term, covenant, condition or obligation required under this Agreement or any Interest Rate Cap Agreement to be performed or observed by the Borrowers to be promptly performed or observed on behalf of the Borrowers. All amounts advanced by, or on behalf of, the Collateral Agent in exercising its rights under this Section 2.18(g)(vii) (including reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the Default Rate from the date of each such advance, shall be payable by the Borrowers to the Collateral Agent upon demand and shall be secured by this Agreement.

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(h)          Sales of Rate Cap Collateral. No demand, advertisement or notice, all of which are, to the fullest extent permitted by law, hereby expressly waived by the Borrowers, shall be required in connection with any sale or other disposition of all or any part of the Rate Cap Collateral, except that the Collateral Agent shall give the Borrowers at least thirty (30) days’ prior written notice of the time and place of any public sale or of the time when and the place where any private sale or other disposition is to be made, which notice the Loan Parties hereby agree is reasonable, all other demands, advertisements and notices being hereby waived. To the extent permitted by law, the Collateral Agent shall not be obligated to make any sale of the Rate Cap Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and the Collateral Agent may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of the Rate Cap Collateral of a type customarily sold in a recognized market and upon each public sale, unless prohibited by any applicable statute which cannot be waived, the Collateral Agent (or its nominee or designee) may purchase any or all of the Rate Cap Collateral being sold, free and discharged from any trusts, claims, equity or right of redemption of the Loan Parties, all of which are hereby waived and released to the extent permitted by law, and may make payment therefor by credit against any of the Obligations of the Loan Parties under the Loan Documents in lieu of cash or any other obligations. In the case of all sales of the Rate Cap Collateral, public or private, the Borrowers shall pay all reasonable out-of-pocket costs and expenses of every kind for sale or delivery, including brokers’ and attorneys’ fees and disbursements and any tax imposed thereon. However, the proceeds of sale of Rate Cap Collateral shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of sale, the Collateral Agent shall apply any residue to the payment of the Obligations of the Loan Parties under the Loan Documents in the order of priority as set forth in this Agreement.

(i)          Public Sales Not Possible. The Borrowers acknowledge that the terms of the Interest Rate Cap Agreement may prohibit public sales, that the Rate Cap Collateral may not be of the type appropriately sold at public sales, and that such sales may be prohibited by law. In light of these considerations, the Borrowers agree that private sales of the Rate Cap Collateral shall not be deemed to have been made in a commercially unreasonably manner by mere virtue of having been made privately.

(j)          Receipt of Sale Proceeds. Upon any sale of the Rate Cap Collateral by the Collateral Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt by the Collateral Agent or the officer making the sale or the proceeds of such sale shall be a sufficient discharge to the purchaser or purchasers of the Rate Cap Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.

(k)          Replacement Interest Rate Cap Agreement. If, in connection with the Borrowers’ exercise of the extension options pursuant to Section 2.16 hereof, the Borrowers deliver a Replacement Interest Rate Cap Agreement, all the provisions of this Section 2.18 applicable to the Interest Rate Cap Agreement delivered on the Closing Date shall be applicable to the Replacement Interest Rate Cap Agreement.

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SECTION 2.19. Replacement of Lenders. If any Lender requests compensation under Section 2.10, or if any Loan Party is required to pay any additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12 and, in each case, such Lender has declined or is unable to designate a different Applicable Lending Office, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Operating Partnership (on behalf of the Borrowers) may, at Borrowers’ sole expense (provided that the Administrative Agent shall cooperate in all reasonable respects with the Operating Partnership in furtherance thereof, at the Borrowers’ sole expense), upon notice to such Lender and the Administrative Agent, require such Lender (a “Departing Lender”) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Sections 9.01(b) and 9.07, as applicable, in each case except to the extent provided in this Section 2.19), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.10 or Section 2.12) and obligations under this Agreement and the other Loan Documents to a Replacement Lender that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment), provided that:

(a)          the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.07;

(b)          such Departing Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the applicable Replacement Lender (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)          in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments thereafter;

(d)          such assignment does not conflict with applicable law; and

(e)          in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Replacement Lender shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Operating Partnership (on behalf of the Borrowers) to require such assignment and delegation cease to apply. Each Departing Lender required to make an assignment pursuant to this Section 2.19 shall promptly execute and deliver an Assignment and Acceptance with the applicable Replacement Lender. If such Departing Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement within a period of time deemed reasonable by the Administrative Agent after the later of (i) the date on which the Replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (ii) the date on which the Departing Lender receives all payments described in clause (b) of this Section 2.19, then such Departing Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Operating Partnership (on behalf of the Borrowers) shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Departing Lender.

SECTION 2.20. Protective Advances. The Administrative Agent may make, and shall be reimbursed by Lenders (ratably based upon the Pro Rata Shares on such date) to the extent not reimbursed by the Borrowers for, Protective Advances pursuant to Section 5.01(bb), and each Lender shall, upon such reimbursement, be deemed to have purchased a participation in each Protective Advance based upon the Pro Rata Share of such Lender on such date. The Borrowers agree to pay on demand all Protective Advances.

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SECTION 2.21. [Intentionally Omitted].

SECTION 2.22. Reallocation of Lender Pro Rata Shares; No Novation. On the Closing Date, the advances made under the Existing Loan Agreement shall be deemed to have been made under this Agreement, without the execution by the Borrowers or Lenders of any other documentation, and all such advances currently outstanding shall be deemed to have been simultaneously reallocated among Lenders as follows:

(a)          On the Closing Date, each Lender that will have a greater Pro Rata Share of the Loan upon the Closing Date than its Pro Rata Share (under and as defined in the Existing Loan Agreement) of the Loan (under and as defined in the Existing Loan Agreement) immediately prior to the Closing Date (each, a “Facility Purchasing Lender”), without executing an Assignment and Acceptance, shall be deemed to have purchased assignments pro rata from each Lender that will have a smaller Pro Rata Share of the Loan upon the Closing Date than its Pro Rata Share (under and as defined in the Existing Loan Agreement) of the Loan (under and as defined in the Existing Loan Agreement) immediately prior to the Closing Date (each, a “Facility Selling Lender”) in all such Facility Selling Lender’s rights and obligations under this Agreement and the other Loan Documents as a Lender (collectively, the “Facility Assigned Rights and Obligations”) so that, after giving effect to such assignments, each Lender shall have its respective Commitment as set forth in Schedule I hereto and a corresponding Pro Rata Share of all Advances then outstanding under the Loan. Each such purchase hereunder shall be at par for a purchase price equal to the principal amount of the loans and without recourse, representation or warranty, except that each Facility Selling Lender shall be deemed to represent and warrant to each Facility Purchasing Lender that the Facility Assigned Rights and Obligations of such Facility Selling Lender are not subject to any Liens created by that Facility Selling Lender. For the avoidance of doubt, in no event shall the aggregate amount of each Lender’s Revolving Credit Advances outstanding at any time exceed its Commitment as set forth in Schedule I hereto.

(b)          [Intentionally Omitted].

(c)          The Administrative Agent shall calculate the net amount to be paid or received by each Lender in connection with the assignments effected hereunder on the Closing Date. Each Lender required to make a payment pursuant to this Section shall make the net amount of its required payment available to the Administrative Agent, in same day funds, at the office of the Administrative Agent not later than 12:00 P.M. (New York time) on the Closing Date. The Administrative Agent shall distribute on the Closing Date the proceeds of such amounts to Lenders entitled to receive payments pursuant to this Section, pro rata in proportion to the amount each such Lender is entitled to receive at the primary address set forth in Schedule I hereto or at such other address as such Lender may request in writing to the Administrative Agent.

(d)          Nothing in this Agreement shall be construed as a discharge, extinguishment or novation of the Obligations of the Loan Parties outstanding under the Existing Loan Agreement or any instruments securing the same, which Obligations shall remain outstanding under this Agreement after the date hereof as “Advances” except as expressly modified hereby or by instruments executed concurrently with this Agreement.

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Article III
CONDITIONS PRECEDENT TO CLOSING AND FUNDING

SECTION 3.01. Conditions Precedent to Closing . The obligation of the Administrative Agent and each Lender to execute and deliver this Agreement and the effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

(a)          The Administrative Agent shall have received on or before the Closing Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and in sufficient copies for each Lender:

(i)          This Agreement duly executed by the Loan Parties and the other parties thereto.

(ii)         UCC, judgment, tax, litigation and bankruptcy searches of a recent date with respect to each Loan Party, and, in the case of UCC searches, listing all effective financing statements filed in the jurisdictions of formation of each such Loan Party and in such other jurisdictions as may be specified by the Administrative Agent in its reasonable discretion, together with copies of such financing statements.

(iii)        Certified copies of the resolutions of the Board of Directors of the Parent Guarantor on its behalf and on behalf of each Loan Party for which it is the ultimate signatory approving the transactions contemplated by the Loan Documents and each Loan Document to which it or such Loan Party is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Loan Documents and each Loan Document to which it or such Loan Party is or is to be a party.

(iv)        A copy of a certificate of the Secretary of State (or equivalent authority) of the jurisdiction of incorporation, organization or formation of each Loan Party and of each general partner or managing member (if any) of each Loan Party, dated reasonably near the Closing Date, certifying, if and to the extent such certification is generally available for entities of the type of such Loan Party, (A) as to a true and correct copy of the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Loan Party, general partner or managing member, as the case may be, and each amendment thereto on file in such Secretary’s office, (B) that (1) such amendments are the only amendments to the charter, certificate of limited partnership, limited liability company agreement or other organizational document, as applicable, of such Loan Party, general partner or managing member, as the case may be, on file in such Secretary’s office, (2) such Loan Party, general partner or managing member, as the case may be, has paid all franchise taxes to the date of such certificate and (C) such Loan Party, general partner or managing member, as the case may be, is duly incorporated, organized or formed and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation, organization or formation.

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(v)         A copy of a certificate of the Secretary of State (or equivalent authority) of each jurisdiction in which any Loan Party or any general partner or managing member of a Loan Party owns or leases property or in which the conduct of its business requires it to qualify or be licensed as a foreign corporation except where the failure to so qualify or be licensed would not reasonably be expected to result in a Material Adverse Effect, dated reasonably near (but prior to) the Closing Date, stating, with respect to each such Loan Party, general partner or managing member, that such Loan Party, general partner or managing member, as the case may be, is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in such State and has filed all annual reports required to be filed to the date of such certificate.

(vi)        A certificate of each Loan Party and of each general partner or managing member (if any) of each Loan Party, signed on behalf of such Loan Party, general partner or managing member, as applicable, by its President or Vice President and its Secretary or any Assistant Secretary (or those of its general partner or managing member, if applicable), dated the Closing Date (the statements made in which certificate shall be true on and as of the Closing Date), certifying as to (A) the absence of any amendments to the constitutive documents of such Loan Party, general partner or managing member, as applicable, since the date of the certificate referred to in Section 3.01(a)(iv), (B) a true and correct copy of the bylaws, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, as applicable, as in effect on the date on which the resolutions referred to in Section 3.01(a)(iii) were adopted and on the Closing Date, (C) the due incorporation, organization or formation and good standing or valid existence of such Loan Party, general partner or managing member, as applicable, as a corporation, limited liability company or partnership organized under the laws of the jurisdiction of its incorporation, organization or formation and the absence of any proceeding for the dissolution or liquidation of such Loan Party, general partner or managing member, as applicable, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Closing Date (provided that the Loan Parties may update such representations and warranties in such certificate so long as such updates are not the result of any violation of any covenant in any Loan Document) and (E) the absence of any event occurring and continuing, or resulting from the closing of the Loan on the Closing Date, that constitutes a Default.

(vii)       A certificate of the Secretary or an Assistant Secretary of each Loan Party (or Responsible Officer of the general partner or managing member of any Loan Party) and of each general partner or managing member (if any) of each Loan Party certifying the names and true signatures of the officers of such Loan Party, or of the general partner or managing member of such Loan Party, authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

(viii)      Such financial, business and other information regarding each Loan Party and its Subsidiaries and the Collateral Assets as Lenders shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, historical operating statements, audited annual financial statements for the year ending December 31, 2016 of the Parent Guarantor, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available, and financial information relating the Collateral Assets, including without limitation monthly operating statements, rent rolls, budgets, letters of intent and tax bills.

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(ix)         The Closing Asset Deliverables for all Collateral Assets (other than the Additional Summit Collateral Assets to the extent that the acquisition of the Additional Summit Collateral Assets is being funded in part with Delayed Draw Advances).

(x)          An opinion of Cleary Gottlieb Steen & Hamilton LLP, New York counsel for the Loan Parties, with respect to the matters (and in substantially the form) set forth in Exhibit E-1 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

(xi)         An opinion of Duane Morris LLP, Maryland counsel for the Loan Parties, with respect to the matters (and in substantially the form) set forth in Exhibit E-2 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

(xii)        An opinion of Berger Harris LLP, Delaware counsel for the Loan Parties, with respect to the matters (and in substantially the form) set forth in Exhibit E-3 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

(xiii)       A certificate signed by a Responsible Officer of the Borrowers, dated the Closing Date, attaching a true and complete copy of the Georgia Tech Ground Lease, together with all amendments and assignments related thereto.

(xiv)      A ground landlord estoppel certificate addressed to the Administrative Agent and executed by the landlord under the ground lease relating to the leasehold interest in the Georgia Tech Hotel.

(xv)       A certificate signed by a Responsible Officer of the Borrowers, dated the Closing Date, stating that as of the Closing Date the Loan Parties shall be in compliance with the covenant contained in Section 5.04, together with supporting information in form satisfactory to the Administrative Agent showing the computations used in determining compliance with such covenant.

(b)          Each Pledgor shall have (i) complied with the Pledgor SPE Requirements and the Borrowers shall have provided evidence of such compliance reasonably satisfactory to the Administrative Agent, (ii) satisfied the “know your customer” requirements of the Administrative Agent and each Lender, and (iii) provided evidence to the Administrative Agent reasonably satisfactory to the Administrative Agent that such Pledgor has (A) delivered to the applicable issuer of the Pledged Interests an Authorization Statement substantially in the form of Exhibit A to the applicable Pledgor Security Agreement and (B) caused such issuer to deliver to the Collateral Agent (I) an Acknowledgement and Consent substantially in the form of Exhibit B to the applicable Pledgor Security Agreement and (II) a Transaction Statement substantially in the form of Exhibit C to the applicable Pledgor Security Agreement, confirming that such issuer will comply with instructions with respect to the applicable Pledged Interests originated by the Collateral Agent without further consent or approval of the applicable Pledgor.

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(c)          The Lenders shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and its Subsidiaries, including their review of the financial condition, cash flow projection assumptions, terms and conditions of the charter and bylaws, operating agreement, partnership agreement or other governing document and business history (including, without limitation, references, credit and other background reports and searches) of each Loan Party and Intervening Entity.

(d)          The Borrowers shall, upon the reasonable request of any Lender made at least ten Business Days prior to the Closing Date, provide to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, in each case at least five Business Days prior to the Closing Date.

(e)          Before and after giving effect to the transactions contemplated by the Loan Documents, there shall have occurred no material adverse change in the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Loan Parties since December 31, 2016.

(f)          There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would reasonably be expected to result in a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the “Material Litigation”) or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, and there shall have been no material adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Material Litigation from that described on Schedule 4.01(f) hereto.

(g)          All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents.

(h)          The Administrative Agent shall have received evidence satisfactory to it that (i) the closing of the acquisition of the Additional Summit Collateral Assets will occur on the same day as the closing and funding of the Loan (if no Delayed Draw Election Notice was timely delivered by the Borrowers to the Administrative Agent hereunder), (ii) the Project Gateway Loan has been or shall simultaneously with the closing of the Loan be closed and been funded in full, and (iii) the Earnout Amount has been paid in full.

(i)          The Administrative Agent shall have received a Delayed Draw Election Notice from the Borrowers pursuant to Section 2.01(b), if the closing of the acquisition of the Additional Summit Collateral Assets will not occur on the same day as the closing and funding of the Loan.

(j)          The Administrative Agent shall have received evidence satisfactory to it that the costs of all PIP Work in connection with the Initial PIP will be capable of being paid in full on a timely basis from (i) Net Operating Income less Routine Capital Expenditures (as defined in the Cash Management Agreement), (ii) the PIP Reserve Funds, and/or (iii) the FF&E PIP Funds.

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(k)          The Administrative Agent shall have received evidence satisfactory to it of the payment in full of the Retiring Debt and the termination of any security instruments securing such Retiring Debt.

(l)          The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

SECTION 3.02. Conditions Precedent to Funding Advances. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall in each case be subject to the satisfaction of the conditions set forth in Section 3.01 (to the extent not previously satisfied pursuant to that Section) and the following further conditions precedent as of the date of such Borrowing:

(a)          The Administrative Agent shall have received on or before the Closing Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes, as to which one original of each shall be sufficient) in sufficient copies for each Lender:

(i)          Notes, duly executed by each applicable Borrower and payable to the order of each Lender that has requested the same.

(ii)         In connection with (A) the initial Borrowing, (1) a Cash Management Agreement duly executed by the initial Borrowers, the initial TRS Lessees and the other parties thereto, (2) a Control Agreement duly executed by each TRS Lessee (excluding the Georgia Tech TRS Lessee) and the other parties thereto, (3) a Security Agreement duly executed by each initial Borrower and each TRS Lessee, and (4) each Pledgor Security Agreement duly executed by the applicable Pledgor, and (B) any Delayed Draw Borrowing, the applicable Additional Security Deliverables duly executed by the Loan Parties party thereto, in each case together with:

(A)         proper financing statements or amendments to the existing financing statements under the UCC in form suitable for filing in the jurisdiction(s) of formation of each Borrower, each TRS Lessee and each Pledgor in order to perfect and protect the first priority liens and security interests in favor of the Collateral Agent for the benefit of the Secured Parties created under the Collateral Documents, covering the Collateral described therein,

(B)         UCC, judgment, tax, litigation and bankruptcy searches of a recent date with respect to each applicable Loan Party, and, in the case of UCC searches, listing all effective financing statements filed in the jurisdictions referred to in clause (ii)(A) above and in such other jurisdictions as may be specified by the Administrative Agent in its reasonable discretion, together with copies of such financing statements,

(C)         evidence of the completion of all other recordings and filings of or with respect to the Security Agreement, the Pledgor Security Agreements and the Cash Management Agreement that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby relating to the Collateral,

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(D)         copies of the Assigned Agreements referred to in the Security Agreement (which shall include, without limitation, the Approved Management Agreement and (other than with respect to the Georgia Tech Hotel) the Approved Franchise Agreement) and all amendments thereto entered into on or before the Closing Date with respect to each applicable Collateral Asset, together with copies of any related management company acknowledgement agreements or owner agreements executed by the applicable Borrower, the applicable TRS Lessee, Approved Manager and Approved Franchisor, as applicable, issued in connection with such Approved Franchise Agreement,

(E)         in connection with the initial Borrowing, a fully paid UCC Title Insurance Policy in amount reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent. The Administrative Agent hereby approves Fidelity National Title Insurance Company as an acceptable title insurer, and

(F)         evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the first priority Liens created under the Security Agreement, the Pledgor Security Agreements and the Cash Management Agreement has been taken (including, without limitation, receipt of any applicable duly executed payoff letters or UCC termination statements).

(iii)        Each of the items set forth in clauses (iii) through (viii) of Section 3.01(a), mutatis mutandis, in each case in respect of each Collateral Asset that is the subject of the applicable Advance and each Loan Party that owns an interest in such Collateral Asset, as applicable.

(iv)        Mortgages and Assignments of Leases covering the applicable Collateral Assets (which, in the case of the initial Borrowing, shall exclude the Additional Summit Collateral Assets if a Delayed Draw Election Notice was timely given), in each case duly executed by the appropriate Borrowers, together with in respect of such Collateral Assets:

(A)         evidence that counterparts of the Mortgages and Assignments of Leases have been duly executed, acknowledged and delivered on or before the day of the applicable Borrowing by the applicable Borrowers and the applicable TRS Lessees and, in the case of the Assignments of Leases, the applicable TRS Lessees, and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the collateral described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all required affidavits, tax forms and filings pertaining to any applicable documentary stamp, intangible and mortgage recordation taxes have been executed and delivered by all appropriate parties and are in form suitable for filing with all applicable governmental authorities,

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(B)         fully paid Mortgage Policies in form and substance, with endorsements (including zoning endorsements where available) and in amount reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances (as defined in the Mortgages), and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics’ and materialmen’s Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable. The Administrative Agent hereby approves each of Chicago Title Insurance Company and Fidelity National Title Insurance Company as an acceptable title insurer,

(C)         American Land Title Association/American Congress on Surveying and Mapping form surveys or, if a survey in such form is not available in the applicable jurisdiction, such other survey in form and substance acceptable to the Collateral Agent in its discretion (the “Surveys”), in either case for which all necessary fees have been paid, dated no more than 60 days before the date of their delivery to the Administrative Agent, certified to each Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Collateral Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Collateral Agent, or existing surveys in lieu thereof so long as each such survey is certified to each Agent and accompanied by an affidavit of no-change, reasonably satisfactory to the Collateral Agent and sufficient for the applicable title insurer to eliminate all standard survey-related exceptions to the applicable Mortgage Policy,

(D)         [Intentionally Omitted.];

(E)         copies of all licenses, permits and approvals, including, without limitation, any liquor license, innkeeper’s license and certificate of occupancy for each applicable Collateral Asset; provided, however, that the absence of any such licenses, permits, and approvals shall not constitute a failure of a condition precedent so long as the applicable Borrower (i) has made reasonable arrangements (including, without limitation, obtaining an interim beverage agreement or other similar arrangement permitting the use of another party’s liquor license) to ensure that the applicable Collateral Asset shall be on the date of the applicable Borrowing, and shall thereafter remain, in compliance with all applicable material Legal Requirements relating to such licenses, permits, and approvals, and (ii) is actively making commercially reasonable efforts to promptly obtain such licenses, permits, and approvals,

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(F)         copies of each Approved Management Agreement and (other than with respect to the Georgia Tech Hotel) Approved Franchise Agreement and all amendments thereto entered into with respect to each applicable Collateral Asset,

(G)         copies of all Material Leases, Operating Leases and Material Contracts relating to each applicable Collateral Asset,

(H)         copies of all Liens on each applicable Collateral Asset, including, without limitation, any reciprocal easement agreements, easements and other items of record,

(I)         a Subordination of Management Agreement executed and delivered by the Approved Manager of each applicable Collateral Asset,

(J)         a Franchise Comfort Letter executed and delivered by the Approved Franchisor of each such Collateral Asset (other than the Georgia Tech Hotel),

(K)         if requested by the Administrative Agent, estoppel certificates from the counterparties to any material reciprocal easement agreements affecting each such Collateral Asset, in form and substance reasonably acceptable to the Collateral Agent (provided that an estoppel certificate in the form specified or provided in the applicable reciprocal easement agreement shall be deemed to be acceptable to the Collateral Agent), provided that such reciprocal easement agreements by their terms or the Mortgage Policy are not subordinate to the Mortgage and provided further that the Administrative Agent may waive the requirement for the delivery of such estoppel certificates with respect to any particular Collateral Asset in its reasonable discretion, and

(L)         such other consents, agreements, and confirmations of third parties as the Administrative Agent may deem reasonably necessary or desirable and evidence that all other action that the Administrative Agent may deem reasonably necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

(v)         Evidence of insurance (which may consist of binders or certificates of insurance) in respect of such Collateral Asset and the applicable Borrower owner thereof naming the Administrative Agent as loss payee and additional insured with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is reasonably satisfactory to Lenders, including, without limitation, the insurance required by the terms of Section 5.01(d), the Security Agreement and the Mortgages.

(vi)        A customary enforceability opinion of local counsel for the applicable Borrower and applicable TRS Lessee in the state in which each Collateral Asset is located, in form and substance reasonably acceptable to the Administrative Agent.

(vii)       A customary opinion of New York counsel for the applicable Borrowers and applicable TRS Lessees covering enforceability of the Loan Documents to be executed by such Borrowers and TRS Lessees and creation and perfection of Liens (in each case, to the extent such opinions are not already provided pursuant to clause (vi) of Section 3.01(a)), in form and substance reasonably acceptable to the Administrative Agent.

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(viii)      A customary corporate formalities opinion of local counsel for the applicable Borrowers and applicable TRS Lessees in the states in which such Borrowers and TRS Lessees that own or lease a Collateral Asset are formed or organized, in form and substance reasonably acceptable to the Administrative Agent.

(ix)         The Flood Insurance Documents.

(x)          An Appraisal of each applicable Collateral Asset.

(b)          The Administrative Agent shall have received for the account of such Lender, a certificate signed by a Responsible Officer of the Borrowers, dated the date of such Borrowing, stating the following (which statements shall be true and correct) that: (A) the representations and warranties contained in each Loan Document are true and correct in all material respects (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) (except to the extent modified by the actions of any Borrower or changes in facts and circumstances that in each case would not constitute a Default or Event of Default) on and as of such date, before and after giving effect to (1) such Borrowing, and (2) the application of the proceeds therefrom, as though made on and as of such date; and (B) no Default or Event of Default has occurred and is continuing, or would result from (1) such Borrowing or (2) from the application of the proceeds therefrom. In connection with the remaking of any such representations and warranties pursuant to this Section 3.02(b), the parties agree that any such representations and warranties that are qualified to knowledge shall continue to be qualified to knowledge in the same manner when so remade.

(c)          Each Borrower shall have (i) complied with the Borrower SPE Requirements and provided evidence of such compliance reasonably satisfactory to the Administrative Agent, and (ii) satisfied the “know your customer” requirements of the Administrative Agent and each Lender.

(d)          Each TRS Lessee shall have complied with the TRS Lessee SPE Requirements and the Borrower shall have provided evidence of such compliance reasonably satisfactory to the Administrative Agent.

(e)          The Borrowers shall, upon the reasonable request of any Lender made at least ten Business Days prior to the date of the applicable Borrowing, provide to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, in each case at least five Business Days prior to the date of such Borrowing.

(f)          The Borrowers shall have executed and delivered to the Administrative Agent a duly executed closing statement in form and substance acceptable to the Administrative Agent.

(g)          The Borrowers shall have paid all accrued fees of the Arrangers, the Agents and Lenders and all reasonable, out-of-pocket expenses of the Arrangers and the Agents (including the reasonable fees and expenses of counsel to the Arrangers and the Agents).

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(h)          The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

(i)          In respect of any Delayed Draw Borrowing, the Administrative Agent shall have received for the account of each Lender a duly executed Notice of Borrowing dated not later than three (3) Business Days prior to the date of such Delayed Draw Borrowing.

(j)          In respect of any Delayed Draw Borrowing, the Administrative Agent shall have received the Closing Asset Deliverables for all of the Additional Summit Collateral Assets, from all Additional Borrowers and all additional TRS Lessees.

(k)          In respect of any Delayed Draw Borrowing, the Administrative Agent shall have received evidence satisfactory to it that (i) the closing of the acquisition of the Additional Summit Collateral Assets will occur on the same day as with the funding of the Delayed Draw Advances and (ii) each Additional Summit Collateral Asset is branded as described on Part 2 of Schedule XIV.

SECTION 3.03. Determinations Under Sections 3.01 and 3.02. For purposes of determining compliance with the conditions specified in Sections 3.01 and 3.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the Borrowing on the Closing Date.

Article IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

(a)          Organization and Powers; Qualifications and Good Standing. Each Loan Party and each Intervening Entity and each general partner or managing member, if any, of each Loan Party (i) is a corporation, limited liability company or partnership duly incorporated, organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing as a foreign corporation, limited liability company or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not reasonably be expected to result in a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in each Borrower have been validly issued, are fully paid and non-assessable. The Parent Guarantor directly or indirectly owns all of the general partnership interests in the Operating Partnership and the Parent Guarantor owns all of the limited partnership interests in the Operating Partnership, except for the Class C units in the Operating Partnership owned by Brookfield Investor and the special general partnership interest in the Operating Partnership owned by BSREP II Hospitality II Special GP OP LLC, a Delaware limited liability company. All Equity Interests in the Operating Partnership owned by the Parent Guarantor and all Equity Interests in each Borrower are owned free and clear of all Liens. The Parent Guarantor is organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and its method of operation enables it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code.

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(b)          Subsidiaries. Set forth on Schedule 4.01(b) hereto is an organizational chart showing the Loan Parties and all Subsidiaries of each Borrower as of the Closing Date indicating, as to each Loan Party or Subsidiary, its respective jurisdiction of incorporation, organization or formation, and the percentage of Equity Interests owned (directly or indirectly) in such Loan Party or Subsidiary as of the Closing Date. All of the outstanding Equity Interests in each Loan Party and each Intervening Entity have been validly issued, are fully paid and non-assessable and to the extent owned by such Loan Party or one or more Intervening Entities, are owned by such Loan Party or Intervening Entity free and clear of all Liens, except for Liens created under the Loan Documents.

(c)          Due Authorization; No Conflict. The execution and delivery by each Loan Party and of each general partner or managing member (if any) of each Loan Party of each Loan Document to which it is or is to be a party, and the performance of its obligations thereunder and the other transactions contemplated by the Loan Documents, are within the corporate, limited liability company or partnership powers of such Loan Party, general partner or managing member, have been duly authorized by all necessary corporate, limited liability company or partnership action, and do not (i) contravene the charter or bylaws, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any Material Contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any Intervening Entity or any of their properties, or any general partner or managing member of any Loan Party or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party. Neither any Loan Party nor any Intervening Entity is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would reasonably be expected to result in a Material Adverse Effect.

(d)          Authorizations and Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party or any general partner or managing member of any Loan Party of any Loan Document to which it is or is to be a party or for the consummation the transactions contemplated by the Loan Documents, (ii) the grant by any Loan Party (or the general partner or managing member of such Loan Party) of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

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(e)          Binding Obligation. This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party and general partner or managing member (if any) of each Loan Party that is a party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party and general partner or managing member (if any) of each Loan Party thereto, enforceable against such Loan Party, general partner or managing member, as the case may be, in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(f)          Litigation. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any Intervening Entity or any general partner or managing member (if any) of any Loan Party, including any Environmental Action, pending or, to the knowledge of each Borrower, threatened before any court, governmental agency or arbitrator that (i) would reasonably be expected to result in a Material Adverse Effect (other than the Material Litigation) or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the transactions contemplated by the Loan Documents, and there has been no material adverse change in the status, or financial effect on any Loan Party or any Intervening Entity or any general partner or managing member (if any) of any Loan Party, of the Material Litigation from that described on Schedule 4.01(f) hereto.

(g)          Financial Condition. The Consolidated balance sheets of the Parent Guarantor as at December 31, 2016 and the related Consolidated statements of income and Consolidated statements of cash flows of the Parent Guarantor for the fiscal year then ended, accompanied by opinions of KPMG LLP, independent public accountants, copies of which have been furnished to each Lender, fairly present in all material respects the Consolidated financial condition of the Parent Guarantor as at such dates and the Consolidated results of operations of the Parent Guarantor for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis and, as applicable, properly apply the pro forma adjustments, if any, to the historical amounts in the compilation of those statements. Since December 31, 2016 there has been no Material Adverse Change.

(h)          Forecasts. The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Parent Guarantor and its Consolidated Subsidiaries delivered to Lenders pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Parent Guarantor to be reasonable at the time (it being understood and agreed that any forward looking information is subject to uncertainties and contingencies, some of which are or may be beyond the Parent Guarantor’s control, that no assurance is given by any Loan Party that any particular projections will be realized, that actual results may differ and that such differences may be material, and that such assumptions may, in retrospect, be deemed to have been unreasonable when made).

(i)          Full Disclosure. No written information, exhibit or report furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents (including the documents and agreements delivered pursuant to Section 3.01) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not materially misleading in light of all of the information disclosed. The Borrowers have disclosed to the Administrative Agent, in writing, any and all existing facts that have or may have (to the extent any of the Borrowers can now reasonably foresee) a Material Adverse Effect; provided, however, that the Borrowers are not obligated to report on the potential Material Adverse Effect of any general economic condition.

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(j)          Margin Regulations; Not a Foreign Person. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. No Borrower is a foreign person within the meaning of § 1445(f)(3) of the Code.

(k)          Certain Governmental Regulations. Neither any Loan Party nor any general partner or managing member of any Loan Party, as applicable, is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Without limiting the generality of the foregoing, each Loan Party and each general partner or managing member of any Loan Party, as applicable: (i) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (ii) is not engaged in, does not propose to engage in and does not hold itself out as being engaged in the business of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (iii) does not own or propose to acquire investment securities (as defined in the Investment Company Act of 1940, as amended) having a value exceeding forty percent (40%) of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis; (iv) has not in the past been engaged in the business of issuing face-amount certificates of the installment type; and (v) does not have any outstanding face-amount certificates of the installment type. None of the making of any Advances or the application of the proceeds or repayment thereof by any Borrower, or the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(l)          Materially Adverse Agreements. No Guarantor is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate, partnership, membership or other governing restriction that would reasonably be expected to result in a Material Adverse Effect (absent a material default under a Material Contract). None of any Borrower or any TRS Lessee has any material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Borrower or any TRS Lessee is a party or by which any Borrower, any TRS Lessee, or any Collateral Asset is otherwise bound, other than (i) obligations incurred in the ordinary course of the operation of the Collateral Assets, (ii) obligations under the Loan Documents, and (iii) obligations disclosed in the financial statements delivered to Lender prior to the Closing Date.

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(m)          Perfection and Priority of Security Interests. All filings and other actions necessary to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Mortgages, when properly recorded in the appropriate records, and Collateral Documents, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first mortgage lien on the Collateral Assets, subject only to Permitted Liens and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Tenancy Leases and the Operating Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Liens. The Borrowers, the TRS Lessees and the Pledgors, as applicable, are the legal and beneficial owners of the Collateral free and clear of any Lien, except for Permitted Liens and the Liens created under the Loan Documents. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of any Collateral Asset to the applicable Borrower have been paid and the granting and recording of the Mortgage required to be filed in connection with the Loan. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid, and, under current Legal Requirements, each Mortgage is enforceable against the applicable Borrower in accordance with its terms by the Collateral Agent (or any subsequent holder thereof) subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law.

(n)          Existing Debt. As of the Closing Date, no Borrower has any outstanding Indebtedness, except as set forth on Schedule 4.01(n).

(o)          Liens. Set forth on Schedule 4.01(o) hereto is a complete and accurate list of (i) all Liens on the property or assets of any Borrower that directly or indirectly owns any Collateral Asset securing Debt for Borrowed Money, and (ii) all Liens with a principal balance in excess of $250,000 on the property or assets of any Borrower securing Debt for Borrowed Money; in each case showing as of the Closing Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Borrower subject thereto; provided, however, that easements and other real property restrictions, covenants and conditions of record (exclusive of Liens securing Debt) and the Liens created under the Loan Documents shall not be listed on Schedule 4.01(o).

(p)          Real Property; Leases. (i) Set forth on Part I of Schedule 4.01(p) hereto is a complete and accurate list of all Real Property owned in fee or leasehold by any Borrower, showing as of the Closing Date, and as of each other date such Schedule 4.01(p) is required to be supplemented hereunder, the street address, state and record owner thereof and whether the interest in such Real Property is a fee or leasehold interest. Each such Borrower has fee simple title to such Real Property owned by it, free and clear of all Liens, other than existing Liens and Liens permitted under Section 5.02(a), which title is insurable without the payment of additional, non-customary title insurance premiums.

(ii)          Set forth on Part II of Schedule 4.01(p) hereto is a complete and accurate list of any Operating Leases in which any Borrower is a lessor, as of the Closing Date, and as of each other date such Schedule 4.01(p) is required to be supplemented hereunder, the street address, state, lessor, lessee, and record owner thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms. There are no leases of Real Property under which any Borrower is the lessee.

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(iii)         Except as set forth on Part III of Schedule 4.01(p), each Collateral Asset has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Collateral Asset for its intended uses. To the Borrowers’ knowledge, except as set forth on Part III of Schedule 4.01(p), all utilities necessary to the existing uses of the Collateral Assets are located either in the public right-of-way abutting the Collateral Assets (which are connected so as to serve the Collateral Assets without passing over other property) or in recorded easements serving the applicable Collateral Assets. Except as set forth on Part III of Schedule 4.01(p), all roads necessary for the use of the Collateral Assets for their current purposes have been completed and, if necessary, dedicated to public use.

(iv)         Except as set forth on Part IV of Schedule 4.01(p), each Collateral Asset is comprised of one (1) or more contiguous parcels which constitute a separate tax lot or lots and does not constitute or include a portion of any other tax lot not a part of such Collateral Asset.

(v)          Except as set forth on Part V of Schedule 4.01(p), to the Borrowers’ knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Collateral Asset, nor are there any contemplated improvements to any Collateral Assets that may result in such special or other assessments.

(vi)         The Borrowers have heretofore delivered to the Administrative Agent true and complete copies of all Tenancy Leases and Operating Leases and any and all amendments or modifications thereof. No tenant under any Tenancy Lease has a right or option pursuant to such Tenancy Lease or otherwise to purchase all or any part of the property of which the leased premises are a part.

(vii)        Except as set forth on Part VI of Schedule 4.01(p), each Collateral Asset is used exclusively for hotel purposes and other appurtenant and related uses.

(viii)       To the Borrowers’ knowledge, except as disclosed on the Surveys and except as set forth on Part VII of Schedule 4.01(p), all of the Improvements lie wholly within the boundaries and building restriction lines of the applicable Real Property, and no improvements on adjoining properties encroach upon the Real Property, and no easements or other encumbrances upon the Real Property encroach upon any of the Improvements, so as to have a material adverse effect on the value or marketability of the Real Property except those which are insured against by the applicable Mortgage Policy.

(ix)          Each Collateral Asset is operated and managed by an Approved Manager pursuant to an Approved Management Agreement.

(x)          Each Collateral Asset (other than the Georgia Tech Hotel) is licensed or franchised pursuant to an Approved Franchise Agreement with an Approved Franchisor, subject to Section 5.01(q).

(xi)          Each Initial PIP is appended to an Approved Franchise Agreement and the copy of such Approved Franchise Agreement heretofore delivered to the Administrative Agent by the Borrowers is true, correct and complete in all material respects. The timelines for completion of each Initial PIP and the PIP Completion Dates are accurate indications of the expected timelines for completing the applicable Initial PIP as currently required by the applicable Approved Franchisor. Each Initial PIP has been approved by the applicable Borrower and the applicable Approved Franchisor. No Borrower has received any written notice or demand from any Approved Franchisor demanding any repair, maintenance, alterations or improvement to any Collateral Asset other than as specifically identified in an Initial PIP.

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(xii)          No Collateral Asset (other than the Georgia Tech Hotel) is subject to any ground lease.

(q)          Environmental Matters. (i) Except as otherwise set forth on Part I of Schedule 4.01(q) hereto or in any environmental assessment report delivered by the any Loan Party to the Administrative Agent, the operations and properties of each Borrower comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past material non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing material obligations or costs, and, to the knowledge of each Borrower, no circumstances exist that would be reasonably likely to (A) form the basis of an Environmental Action against any Borrower or any of its properties that would have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

(ii)          Except as otherwise set forth on Part II of Schedule 4.01(q) hereto or in any environmental assessment report delivered by any Loan Party to the Administrative Agent, none of the properties currently or formerly owned or operated by any Borrower is listed or, to the knowledge of each Borrower and its Subsidiaries, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such listed property; to the knowledge of each Borrower, there are no underground or above ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Borrower; to the knowledge of each Borrower, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Borrower except for any non-friable asbestos-containing material that is being managed pursuant to, and in compliance with, an operations and maintenance plan and that does not currently require removal, remediation, abatement or encapsulation under Environmental Law; and, to the knowledge of each Borrower, Hazardous Materials have not been released, discharged or disposed of in any material amount or in violation of any Environmental Law or Environmental Permit on any property currently owned or operated by any Borrower or, to the knowledge of each Borrower, during the period of their ownership or operation thereof, on any property formerly owned or operated by any Borrower.

(iii)          Except as otherwise set forth on Part III of Schedule 4.01(q) hereto or in any environmental assessment report delivered by any Loan Party to the Administrative Agent, no Borrower is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; to the knowledge of each Borrower, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Borrower have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect; and, with respect to any property formerly owned or operated by any Borrower, all Hazardous Materials generated, used, treated, handled, stored or transported by or, to the knowledge of each Borrower, on behalf of any Borrower have been disposed of in a manner that would not reasonably be expected to result in a Material Adverse Effect.

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(r)          Compliance with Laws. Each Loan Party and each Intervening Entity is in compliance with all Legal Requirements (including, without limitation, the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and “Blue Sky” laws) applicable to it and its business, where the failure to so comply would reasonably be expected to result in a Material Adverse Effect.

(s)          Force Majeure. Neither the business nor the Collateral Assets of any Loan Party or any Intervening Entity are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would reasonably be expected to result in a Material Adverse Effect.

(t)          Loan Parties’ Credit Decisions. Each Loan Party has, independently and without reliance upon any Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement (and in the case of the Guarantors, to give the guaranty under this Agreement) and each other Loan Document to which it is or is to be a party, and each Loan Party has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

(u)          Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent. To the Borrowers’ knowledge, no petition for bankruptcy has been filed against any Loan Party. No Loan Party, is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against any Loan Party.

(v)          Sarbanes-Oxley. No Loan Party has made any extension of credit to any of its directors or executive officers in contravention of any applicable restrictions set forth in Section 402(a) of Sarbanes-Oxley.

(w)          ERISA Matters. (i) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all Plans and Welfare Plans which list may be updated by the Loan Parties from time to time upon notice to the Administrative Agent.

(ii)          Except as would not reasonably be expected to result in a liability to a Loan Party of an amount equal to or greater than $5,000,000.00, no ERISA Event has occurred within the preceding five plan years or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

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(iii)          Except as would not reasonably be expected to result in a liability to a Loan Party of an amount equal to or greater than $5,000,000.00, Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to Lenders, is complete and accurate and fairly presents the funding status of such Plan as of the date of such Schedule B, and since the date of such Schedule B there has been no material adverse change in such funding status.

(iv)          Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan in an amount equal to or greater than $5,000,000.00.

(v)          Except as would not reasonably be expected to result in a liability to a Loan Party of an amount equal to or greater than $5,000,000.00, neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

(x)           OFAC; Patriot Act. None of the Borrowers, any Guarantor, or any of their respective Subsidiaries or, to their knowledge, any director, officer, employee, agent or Affiliate thereof, is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions. None of any Borrower or any of its Subsidiaries have within the preceding five years knowingly engaged in, or is now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions. No portion of any Collateral Asset has been or will be purchased with proceeds of any illegal activity. To the extent applicable, each of the Loan Parties and their Subsidiaries is in compliance in all material respects with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act.

(y)          Anti-Corruption Laws. Each Loan Party and its Subsidiaries and, to the knowledge of each such Loan Party, their respective directors, officers and employees and the agents of such Loan Party and its Subsidiaries, are in compliance with the Anti-Corruption Laws in all material respects. Each Loan Party and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve continued compliance therewith.

(z)          Purchase Agreements. The Borrowers have heretofore delivered to the Administrative Agent correct and complete copies of all Purchase Agreements and all modifications and assignments thereof.

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(aa)         Improvements. To the Borrowers’ knowledge, except as expressly disclosed in the physical conditions reports or the property improvement plans in each case delivered to the Administrative Agent on or prior the Closing Date, each Collateral Asset, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to the knowledge of the Borrowers and except as disclosed in such reports, there exists no structural or other material defects or damages in or to any Collateral Asset, whether latent or otherwise, and no Borrower has received any written notice from any insurance company or bonding company of any defects or inadequacies in any Collateral Asset, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

(bb)        Material Contracts. Except to the extent set forth in certain quality assurance letters delivered in connection with the Approved Franchise Agreements and provided to the Administrative Agent prior to the Closing Date, no event of default by any Borrower, any TRS Lessee or any Subsidiary of any of the foregoing exists under any Material Contract to which any Borrower, any TRS Lessee or any such Subsidiary is a party.

(cc)         Reciprocal Easement Agreements. To the Borrowers’ knowledge, no default or any event that would constitute an event of default but for the requirement that notice be given or time elapse or both currently exists under any reciprocal easement agreement or other similar agreement relating to any of the Collateral Assets which default or event would reasonably be expected to have a Material Adverse Effect.

(dd)        Casualty and Condemnation. To the Borrowers’ knowledge, except as expressly disclosed in the zoning reports delivered on or prior the Closing Date, none of the Collateral Assets is affected by any material Casualty, Condemnation or pending or threatened Condemnation.

(ee)        Taxes. The Borrowers and their Subsidiaries have filed all Tax returns which are required to be filed and have paid all Taxes due pursuant to such returns or pursuant to any assessment received by the Borrowers or any of its Subsidiaries except (i) such Taxes, if any, that are subject to a Good Faith Contest and (ii) with respect to the Subsidiaries, to the extent the failure to so file any such returns or to pay any such Taxes could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no Tax liens have been field and no claims are being asserted with respect to such Taxes. The charges, accruals and reserves on the books of the Borrowers and their Subsidiaries, taken as a whole, in respect of any Taxes, are adequate.

(ff)          Intellectual Property. Except as could not reasonably be expect to have a Material Adverse Effect, and subject to the terms and conditions of each applicable Approved Franchise Agreement:

(i)         The Borrowers own or have the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of their respective businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person;

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(ii)        The Borrowers have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property;

(iii)       No claim has been asserted by any Person with respect to the use of any Intellectual Property by any Borrower, or challenging or questioning the validity or effectiveness of any Intellectual Property; and

(iv)      The use of such Intellectual Property by each Borrower does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any material liabilities on the part of any Borrower.

(gg)        Insurance. The Borrowers have obtained and have delivered to the Administrative Agent certified copies or certificates of all insurance policies required under this Agreement, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Borrower has not, and to the Borrowers’ knowledge no Person has, done by act or omission anything which would impair the coverage of any such policy.

(hh)        Certificate of Occupancy; Licenses. To the Borrowers’ knowledge, except as expressly disclosed in the zoning reports delivered on or prior the Closing Date all certifications, permits, licenses (including, without limitation, a license to serve alcohol at the Collateral Assets) and approvals, including without limitation, certificates of completion and occupancy permits required of any Borrower for the legal use, occupancy and operation of any Collateral Asset for hotel purposes (collectively, the “Licenses”), have been obtained and are in full force and effect, except for those Licenses the absence of which could not reasonably be expected to have a Property Material Adverse Effect on any Collateral Asset, and provided, however, that the absence of any such Licenses shall not constitute a breach of the foregoing representation and warranty in this Section 4.01(hh) so long as the applicable Borrower (I) has made reasonable arrangements (including, without limitation, obtaining an interim beverage agreement or other similar arrangement permitting the use of another party’s liquor license) to ensure that the applicable Collateral Asset is in compliance with all applicable material Legal Requirements relating to such Licenses; and (II) is actively making commercially reasonable efforts to promptly obtain such Licenses. The use being made of each Collateral Asset is in conformity with the certificate of occupancy issued for such Collateral Asset, except to the extent that lack of such conformity could not reasonably be expected to have a Property Material Adverse Effect on the applicable Collateral Asset. With respect to Improvements for which no certificate of occupancy exists, the absence of a certificate of occupancy is not in violation of any Legal Requirements.

(ii)          Labor. To the Borrowers’ knowledge, no work stoppage, labor strike, slowdown or lockout is pending or threatened by employees and other laborers at any Collateral Asset. None of any Borrower, any TRS Lessee or any Manager (i) is involved in or, to the Borrowers’ knowledge, threatened with any labor dispute, grievance or litigation relating to labor matters involving any employees and other laborers at any Collateral Asset, including, without limitation, violation of any federal, state or local labor, safety or employment Legal Requirements (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints that, in any case, could reasonably be expected to have a Property Material Adverse Effect on any Collateral Asset, (ii) to the Borrowers’ knowledge, has engaged with respect to any Collateral Asset, in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act that could reasonably be expected to have a Property Material Adverse Effect on any Collateral Asset, or (iii) is a party to, or bound by, any existing collective bargaining agreement or union contract with respect to employees and other laborers at any Collateral Asset, except for those collective bargaining agreements and union contracts set forth on Schedule 4.01(ii) hereto.

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(jj)          Special Flood Hazard Properties. Either (i) no Collateral Asset is a Flood Hazard Property or (ii) if a Collateral Asset is a Flood Hazard Property, the Borrower or the applicable Loan Party has delivered to the Administrative Agent the Flood Insurance Documents with respect to such Collateral Asset.

(kk)        EEA Financial Institution. Neither any Loan Party nor any of its Subsidiaries nor any general partner or managing member of any Loan Party, as applicable, is an EEA Financial Institution.

(ll)          Georgia Tech Purchase Agreement. Following the payment of the Earnout Amount on or prior to the Closing Date, no further amounts shall be due or payable to the seller pursuant to the Georgia Tech Purchase Agreement.

Article V
COVENANTS

SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower will (or, in the case of the covenants in Sections 5.01(r) and 5.01(t) below, the Parent Guarantor will):

(a)          Compliance with Laws, Etc. Comply, and cause each Intervening Entity to comply, in all material respects, with all applicable Legal Requirements, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970. Each Borrower shall keep and maintain all Licenses necessary for the operation of each Collateral Asset for hotel purposes; provided, however, that the absence of any such Licenses, shall not constitute a breach of the foregoing covenant of this Section 5.01(a) so long as the applicable Borrower (I) has made reasonable arrangements (including, without limitation, obtaining an interim beverage agreement or other similar arrangement permitting the use of another party’s liquor license) to ensure that the applicable Collateral Asset shall be, and shall thereafter remain, in compliance with all applicable material Legal Requirements relating to such Licenses; and (II) is actively making commercially reasonable efforts to promptly obtain such Licenses.

(b)          Payment of Taxes, Etc. Pay and discharge, and cause each Intervening Entity to pay and discharge, before the same shall become delinquent, (i) all Taxes imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Loan Parties nor any Intervening Entity shall be required to pay or discharge any such Tax or claim that is the subject of a Good Faith Contest, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c)          Compliance with Environmental Laws. Comply, and cause each Intervening Entity and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each Intervening Entity to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each Intervening Entity to conduct, any investigation, study, sampling and testing, and, if required by any Governmental Authority or under any Environmental Laws, undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties in material compliance with the requirements of all Environmental Laws; provided, however, that neither the Loan Parties nor any Intervening Entity shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is the subject of a Good Faith Contest.

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(d)          Maintenance of Insurance. (i) Maintain, and cause each Intervening Entity to maintain, insurance (including, with respect to the Collateral Assets, the insurance required by the terms of the Mortgages) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the applicable Borrower or Intervening Entity operates, but in no event shall such amounts be lower or coverages be less comprehensive than the respective insurance amounts and coverages maintained by the Borrowers and the Intervening Entities on the Closing Date approved by the Administrative Agent. The Borrowers shall from time to time deliver to the Administrative Agent upon written request a list in reasonable detail, together with copies of all policies (or other available evidence) of the insurance then in effect, stating the names of the insurance companies, the coverages and amounts of such insurance, the dates of the expiration thereof and the properties and risks covered thereby.

(ii)           If any Collateral Asset is at any time a Flood Hazard Property, then the Borrowers shall provide to the Administrative Agent the Flood Insurance Documents with respect to such Collateral Asset. The Administrative Agent shall provide to Lenders copies of the Flood Insurance Documents (including any Flood Insurance Documents delivered in connection with a Flood Compliance Event), to the extent received from the Borrowers. The Administrative Agent agrees to request such Flood Insurance Documents at the request of any Lender. Unless the Borrowers provide the Administrative Agent with the Flood Insurance Documents, the Administrative Agent may purchase Flood Insurance meeting the requirements of clause (iii) of the definition of “Flood Insurance Documents” at the Borrowers’ expense to protect the interests of the Administrative Agent and Lenders. The Borrowers shall cooperate with the Administrative Agent in connection with compliance with the Flood Laws, including by providing any information reasonably required by the Administrative Agent (or by any Lender through the Administrative Agent) in order to confirm compliance with the Flood Laws.

(iii)          If a Flood Redesignation shall occur with respect to any Collateral Asset, the Administrative Agent shall obtain a completed Flood Hazard Determination with respect to the applicable Collateral Asset, and the Borrowers shall provide to the Administrative Agent the Flood Insurance Documents with respect to such Collateral Asset by not later 45 days after the date of the Flood Redesignation or any earlier date required by the Flood Laws.

(iv)          The Borrowers shall give to the Administrative Agent written notice of any Flood Compliance Event (other than a Flood Redesignation) not less than 45 days prior to such Flood Compliance Event. The Administrative Agent shall provide a copy of such notice to Lenders and shall obtain a completed Flood Hazard Determination. For avoidance of doubt, the Borrowers shall provide, or re-provide, as the case may be, to the Administrative Agent the Flood Insurance Documents by not later than the date of the Flood Compliance Event and as a condition precedent to the occurrence of such Flood Compliance Event.

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(e)          Preservation of Partnership or Corporate Existence, Etc. Preserve and maintain, and cause each Intervening Entity to preserve and maintain, its existence (corporate or otherwise), legal structure, legal name, rights (charter and statutory), approvals, privileges and franchises, except, in the case of the Intervening Entities only, if in the reasonable business judgment of such Intervening Entity it is in its best economic interest not to preserve and maintain such existence, legal structure, legal name, rights, approvals, privileges and franchises and such failure is not reasonably likely to result in a Material Adverse Effect (it being understood that the foregoing shall not prohibit, or be violated as a result of any transaction by or involving any Loan Party or Intervening Entity otherwise permitted under Section 5.02(d) or (e) below); and cause the direct or indirect Equity Interests (including, without limitation, the indirect Equity Interests held by the Operating Partnership and the Parent Guarantor) in any Borrower or any TRS Lessee to at all times not be subject to any Lien (other than Permitted Liens and Liens created under the Collateral Documents) or any Negative Pledge.

(f)          Visitation Rights. At any reasonable time and from time to time, permit any of the Agents or Lenders, or any agent or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, any Loan Party and any Intervening Entity (but, in each case not more frequently than one time per year unless an Event of Default shall have occurred and be continuing), and to discuss the affairs, finances and accounts of any Loan Party and any Intervening Entity with any of their general partners, managing members, officers or directors and with their independent certified public accountants.

(g)          Keeping of Books. Keep, and cause each Intervening Entity to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of each Loan Party and each Intervening Entity in accordance with GAAP.

(h)          Maintenance of Properties, Etc. Maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, in all material respects, ordinary wear and tear excepted and will from time to time make or cause to be made all appropriate repairs, renewals and replacement thereof, and Borrowers shall not remove, demolish or alter any Improvements or Equipment (except for alterations performed in accordance with Section 5.02(q) below).

(i)          Transactions with Affiliates. Conduct all transactions otherwise not prohibited under the Loan Documents with any of its Affiliates (other than transactions exclusively among or between the Borrowers and/or one or more of the Guarantors) on terms that are fair and reasonable and no less favorable to the applicable Borrower than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; provided, however, that all transactions pursuant to any operating leases that are in the standard form of operating lease used by the Borrowers, shall be deemed fair and reasonable.

(j)          Georgia Tech Ground Lease. With respect to the Georgia Tech Ground Lease, cause the Georgia Tech Owner to:

(i)          timely perform and observe all of the material terms, covenants and conditions required to be performed and observed by it as tenant thereunder (subject to applicable cure or grace periods);

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(ii)          do all things necessary to preserve and keep unimpaired the Georgia Tech Ground Lease and the Georgia Tech Owner’s rights thereunder;

(iii)          diligently and continuously enforce the material obligations of the lessor or other obligor thereunder;

(iv)          within five (5) Business Days after any Borrower’s receipt thereof, deliver to the Administrative Agent a true copy of any notice received by any Borrower or any Affiliate thereof of any bankruptcy, reorganization or insolvency of the lessor under the Georgia Tech Ground Lease;

(v)          deliver to the Administrative Agent all default and other material notices received by it or sent by it under the Georgia Tech Ground Lease;

(vi)          prior to the recordation of any fee mortgage which may encumber the Georgia Tech Hotel, Borrower shall cause Georgia Tech Owner to enforce the terms of the Georgia Tech Ground Lease to obtain or cause the lessor under the Georgia Tech Ground Lease to obtain a nondisturbance agreement, if and to the extent that such lessor is required to deliver such a nondisturbance agreement in accordance with the Georgia Tech Ground Lease;

(vii)         upon the Administrative Agent’s reasonable written request and at reasonable intervals, unless an Event of Default shall have occurred and be continuing, in which case, upon written request at any time, provide to the Administrative Agent any information or materials relating to Georgia Tech Ground Lease and evidencing the Georgia Tech Owner’s due observance and performance of its material obligations thereunder, in each case to the extent in the Georgia Tech Owner’s possession;;

(viii)       execute and deliver (if and to the extent permitted to do so under the Georgia Tech Ground Lease), upon the request of the Administrative Agent, any documents, instruments or agreements as may be required to permit the Administrative Agent to cure any default of the Loan Party under the Georgia Tech Ground Lease;

(ix)          provide to the Collateral Agent written notice of its intention to exercise any option or renewal or extension rights with respect to the Georgia Tech Ground Lease at least 30 days prior to the expiration of the time to exercise such right or option and, upon the direction of the Administrative Agent, duly exercise any renewal or extension option with respect to the Georgia Tech Ground Lease (provided, that each Loan Party hereby appoints the Collateral Agent its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of such Person, all instruments, documents or agreements necessary to extend or renew the Georgia Tech Ground Lease);

(x)          in connection with the bankruptcy or other insolvency proceedings of any ground lessor or other obligor, ratify the legality, binding effect and enforceability of the Georgia Tech Ground Lease within the applicable time period therefore in such proceedings, notwithstanding any rejection by such ground lessor or obligor or trustee, custodian or receiver related thereto;

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(xi)          provide to the Administrative Agent not less than 30 days’ prior written notice of the date on which the Georgia Tech Owner shall apply to any court or other Governmental Authority for authority or permission to reject the Georgia Tech Ground Lease in the event that there shall be filed by or against the Georgia Tech Owner any petition, action or proceeding under Bankruptcy Law or any similar federal or state law; provided, however, that the Administrative Agent shall have the right, but not the obligation, to serve upon the Georgia Tech Owner within such 30 day period a notice stating that (1) the Administrative Agent demands that the Georgia Tech Owner assume and then assign the Georgia Tech Ground Lease to the Administrative Agent subject to and in accordance with Bankruptcy Law and (2) the Administrative Agent covenants to cure or provide reasonably adequate assurance thereof with respect to all defaults susceptible of being cured by the Administrative Agent and of future performance under the Georgia Tech Ground Lease; provided further that if the Administrative Agent serves such notice upon the Georgia Tech Owner, the Loan Parties shall cause the Georgia Tech Owner to not seek to reject the Georgia Tech Ground Lease and to promptly comply with such demand;

(xii)         permit the Collateral Agent (at its option), but only to the extent permitted under the Georgia Tech Ground Lease, during the continuance of any Event of Default, to (1) perform and comply with all obligations under the Georgia Tech Ground Lease; (2) do and take such action as the Collateral Agent reasonably deems necessary or desirable to prevent or cure any default by the Georgia Tech Owner under the Georgia Tech Ground Lease and (3) enter in and upon the applicable premises related to the Georgia Tech Ground Lease to the extent and as often as the Administrative Agent reasonably deems necessary or desirable in order to prevent or cure any default under the Georgia Tech Ground Lease;

(xiii)        if such event could reasonably be expected to result in a Material Adverse Effect, in the event of any arbitration, court or other adjudicative proceedings under or with respect to the Georgia Tech Ground Lease, permit the Administrative Agent (at its option), but only to the extent permitted under the Georgia Tech Ground Lease, to exercise all right, title and interest of the Georgia Tech Owner in connection with such proceedings, provided that (i) the Borrowers shall cause the Georgia Tech Owner to irrevocably appoint the Administrative Agent as its attorney-in-fact (which appointment shall be deemed coupled with an interest) to exercise such right, interest and title and (ii) the Loan Parties shall bear all costs, fees and expenses related to such proceedings; provided further that each Loan Party hereby further agrees that the Administrative Agent shall have the right, but not the obligation, to proceed in respect of any claim, litigation, action or proceeding relating to the rejection of the Georgia Tech Ground Lease referenced above by the relevant ground lessor as a result of bankruptcy or similar proceedings (including, without limitation, the right to file and prosecute all proofs of claims, complaints, notices and other documents in any such bankruptcy case or similar proceeding); and

(xiv)        at reasonable times and at reasonable intervals, deliver to the Collateral Agent (but not more than one per calendar year during the term of the Loan, absent an Event of Default), an estoppel certificate from the Georgia Tech Pledgor in relation to the Georgia Tech Ground Lease in form and substance acceptable to the Collateral Agent in its reasonable discretion, and, in the case of the estoppel certificate, setting forth (i) the name of lessee and lessor under the Georgia Tech Ground Lease (if applicable); (ii) that the Georgia Tech Ground Lease is in full force and effect and has not been modified except to the extent the Collateral Agent has received notice of such modification; (iii) that no rental and other payments due thereunder are delinquent as of the date of such estoppel; and (iv) whether such Person knows of any actual or alleged defaults or events of default under the Georgia Tech Ground Lease.

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(k)          Control Agreements. In the event of a resignation by a depository bank from its obligations under any Control Agreement, cause each applicable TRS Lessee to appoint a successor bank which assumes the obligations of such depository bank under such Control Agreement (substantially in accordance with the Administrative Agent’s then customary form of agreement) on or before the effective date of such depository bank’s resignation from its obligations thereunder. Provided an Event of Default is not then continuing, the Administrative Agent shall reasonably cooperate with each TRS Lessee in connection with the appointment of a successor bank necessitated on account of the termination of any Control Agreement.

(l)          Further Assurances. (i) Promptly upon request by any Agent, or any Lender through the Administrative Agent, correct, and cause each Loan Party to promptly correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

(ii)          Promptly upon request by any Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, account control agreements, mortgages, deeds of trust, trust deeds, assignments of leases and rents, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order (A) to carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, to subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) to assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

(m)          Performance of Material Contracts. Perform and observe all the material terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent, and, upon the reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Borrower is entitled to make under such Material Contract. Notwithstanding the above, nothing in this subsection (m) shall prohibit or reduce the rights of any Borrower to enter into, terminate, modify, amend, renew or otherwise deal with any Material Contract to the extent the same does not constitute a violation of the terms and provisions of Section 5.02(l) hereof.

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(n)          Compliance with Leases. Make all payments and otherwise perform all material obligations in respect of all leases of real property to which any Borrower is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled (except if in the reasonable business judgment of such Person it is in its best economic interest not to maintain such lease or prevent such lapse, termination, forfeiture or cancellation and such failure to maintain such lease or prevent such lapse, termination, forfeiture or cancellation is not in respect of a Collateral Asset Operating Lease and could not otherwise reasonably be expected to result in a Material Adverse Effect), notify the Administrative Agent of any material default by any party with respect to such leases and cooperate in all reasonable respects with the Administrative Agent in all respects to cure any such default.

(o)          Interest Rate Hedging. Maintain at all times Interest Rate Cap Agreements required by Section 2.18.

(p)          Management Agreements. Cause an Approved Manager to cause the applicable Collateral Asset to be managed and operated, in all material respects, in accordance with (i) an Approved Management Agreement that is subject to a Subordination of Management Agreement and (ii) all applicable Legal Requirements. In the event that an Approved Management Agreement expires or is terminated, the Borrowers shall promptly cause a replacement Approved Management Agreement to be entered into with an Approved Manager, subject to Section 5.01(r)(ii). For the avoidance of doubt, the Borrowers shall be permitted at any time to replace any Approved Manager with respect to any Collateral Asset with another Approved Manager without the Administrative Agent’s consent to any such replacement so long as (i) the replacement Approved Manager has executed and delivered an Approved Management Agreement that is subject to a Subordination of Management Agreement and (ii) the requirements in Section 5.01(r)(ii) have been complied with.

(q)          Franchise Agreements. Subject to Section 5.01(r)(ii), cause an Approved Franchisor to cause the applicable Collateral Asset (other than the Georgia Tech Hotel) to be licensed or franchised pursuant to, and operated in compliance with, in all material respects, in accordance with (i) an Approved Franchise Agreement that is subject to a Franchise Comfort Letter and (ii) all applicable Legal Requirements. In the event that an Approved Franchise Agreement expires or is terminated, the Borrowers shall promptly cause a replacement Approved Franchise Agreement to be entered into with an Approved Franchisor. For the avoidance of doubt, the Borrowers shall be permitted at any time to replace any Approved Franchisor with respect to any Collateral Asset with another Approved Franchisor without the Administrative Agent’s consent to any such replacement so long as (i) the replacement Approved Franchisor has executed and delivered an Approved Franchise Agreement that is subject to a Franchise Comfort Letter and (ii) the requirements in Section 5.01(r)(ii) have been complied with.

(r)          Operation of Collateral Assets. (i)(A) Promptly perform and/or cause the performance of, in all material respects, all of the covenants and agreements required to be performed and observed by the Borrowers and TRS Lessees under each Approved Management Agreement and each Approved Franchise Agreement and do all things necessary to preserve and to keep unimpaired the material rights thereunder of the Borrowers and the TRS Lessees thereunder; (B) promptly after any Borrower or TRS Lessee becoming aware, notify the Administrative Agent of any material default under any Approved Management Agreement or any Approved Franchise Agreement; (C) promptly deliver to Administrative Agent or cause the delivery to the Administrative Agent of a copy of each financial statement, business plan, capital expenditures plan, and material written notice received by any Borrower or TRS Lessee under an Approved Management Agreement or an Approved Franchise Agreement; and (D) enforce or cause the enforcement of the performance and observance of all of the covenants and agreements required to be performed and/or observed by an Approved Manager under an Approved Management Agreement or an Approved Franchisor under an Approved Franchise Agreement, in each case in a commercially reasonable manner.

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(ii)          Cause any replacement Approved Management Agreement to be with an Approved Manager and cause each replacement Approved Management Agreement to either (A) include franchise and intellectual property rights substantially similar to those set forth in the Approved Management Agreement in respect of the applicable Collateral Asset in effect as of the Closing Date or (B) if an Approved Franchise Agreement shall not be in place for such Collateral Asset (other than the Georgia Tech Hotel), the applicable Borrower or applicable TRS Lessee, as the case may be, shall enter into an Approved Franchise Agreement reasonably acceptable to the Administrative Agent on third-party market rate terms with an Approved Franchisor. Except as set forth in the definition of Approved Franchisor, neither any Borrower nor any TRS Lessee shall permit an Approved Manager to rebrand any Collateral Asset to a lower category based on the annual chain scale published by Smith Travel Reports without the consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed. Other than with respect to the Georgia Tech Hotel, at no time shall any Collateral Asset be operated as an unbranded hotel for more than thirty (30) days.

(s)          Maintenance of REIT Status. In the case of the Parent Guarantor, be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and at all times continue to qualify as a REIT and elect to be treated as a REIT under all applicable laws, rules and regulations.

(t)          Reciprocal Easement Agreements. Perform and observe, or cause the applicable TRS Lessee to perform and observe, in all material respects, the terms and provisions of all reciprocal easement agreements or other similar agreements relating to any of the Collateral Assets to be performed or observed by it, enforce, or cause the applicable TRS Lessee to enforce, in all material respects, its rights under each such reciprocal easement agreement or other similar agreement in accordance with its terms, take, or cause the applicable TRS Lessee to take, all such action to such end as may be from time to time reasonably requested by the Administrative Agent, and, upon reasonable request of the Administrative Agent, make, or cause the applicable TRS Lessee or Subsidiary of any Borrower to make, to each other party to each such reciprocal easement agreement or other similar agreement such demands and requests for information and reports or for action as any Borrower or any of its Subsidiaries or any applicable TRS Lessee is entitled to make under such reciprocal easement agreement or other similar agreement.

(u)          Sarbanes-Oxley. In the case of Parent Guarantor, comply at all times with all applicable provisions of Section 402(a) of Sarbanes-Oxley.

(v)          Cash Management. Comply at all times with the terms and provisions of the Cash Management Agreement for so long as the same is in effect pursuant to the terms thereof.

(w)          SPE Requirements. In the case of (i) each Borrower (A) maintain in its constitutive documents the provisions referred to in the definitions of Borrower SPE Requirements and (B) comply with such provisions at all times, (ii) each Pledgor, cause such Pledgor to (A) maintain in its constitutive documents the provisions referred to in the definition of Pledgor SPE Requirements and (B) comply with such provisions at all times, and (iii) each TRS Lessee, cause such TRS Lessee to (A) maintain in its constitutive documents the provisions referred to in the definition of TRS Lessee SPE Requirements and (B) comply with such provisions at all times.

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(x)          Collateral Asset Operating Leases. Promptly (i) perform and observe, in all material respects, all of the covenants and agreements required to be performed and observed by the applicable Borrower under the Collateral Asset Operating Leases and do all things necessary to preserve and to keep unimpaired the Borrowers’ rights thereunder; (ii) notify the Administrative Agent of any material default under the Collateral Asset Operating Leases of which any Borrower is aware; (iii) deliver to the Administrative Agent a copy of any notice of default, notice of termination, extension notice or other material notice received by any Borrower under the Collateral Asset Operating Leases; and (iv) enforce in all material respects the performance and observance of all of the covenants and agreements required to be performed or observed by the applicable lessor under each Collateral Asset Operating Lease.

(y)          Insurance Proceeds and Condemnation Awards. With respect to each Collateral Asset, comply with the requirements of Schedule I to the Mortgage encumbering such Collateral Asset.

(z)          OFAC. Provide to the Agents and Lenders any information that such Agent or such Lender deems reasonably necessary from time to time in order to ensure compliance with all applicable Sanctions and Anti-Corruption Laws.

(aa)          Permitted Transfers. Pay all out-of-pocket, reasonable costs and expenses of the Administrative Agent in connection with any Equity Transfer, whether or not such Equity Transfer is deemed to be a Permitted Transfer, including, without limitation, all reasonable fees and expenses of the Administrative Agent’s counsel, provided that to the extent that any processing fee is charged in connection with any such Equity Transfer, such processing fee shall not exceed $5,000. The Borrowers shall, within five (5) Business Days after a request by the Administrative Agent, provide the Administrative Agent with an updated version of the organizational chart delivered to the Administrative Agent in connection with the closing of the Loan reflecting the applicable Equity Transfer. In connection with any Permitted Transfer, to the extent that the transfer would result in the transferee (either itself or collectively with its Affiliates) owning a 10% or greater (direct or indirect) Equity Interest in any Borrower (unless such transferee together with such Affiliates owned a 10% or more (direct or indirect) Equity Interest in such Borrower immediately prior to such transfer), the Borrowers shall deliver (and the Borrowers shall be responsible for any reasonable out-of-pocket costs and expenses in connection therewith), customary searches reasonably requested by the Administrative Agent in writing (including judgment, lien, litigation, bankruptcy, criminal and watch list) reasonably acceptable to the Administrative Agent with respect to such transferee.

(bb)          PIP. (i) Each Borrower shall take all necessary action to diligently complete in a manner acceptable to the applicable Approved Franchisor the PIP Work applicable to such Borrower’s Collateral Asset as contemplated under the applicable PIP and in accordance with the applicable PIP Budget on or before the PIP Completion Date, as any of the same may have been modified or amended in accordance with Section 5.02(v); provided, however, that in the case of any PIP having a budget in excess of $15,000 per room, the Agents, Lenders and their respective agents and representatives (including the Administrative Agent’s engineer, architect or inspector) shall be entitled to enter onto any Borrower’s Collateral Asset during normal business hours upon reasonable notice (subject to the rights of guests or invitees of such Collateral Asset) to inspect the progress of any PIP Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such PIP Work. Such Borrower shall deliver to the Administrative Agent as soon as practicable following the completion of the applicable PIP Work evidence reasonably satisfactory to the Administrative Agent that the applicable Approved Franchisor has accepted the applicable PIP Work as complete.

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(ii)          Not less than thirty (30) days prior to any Borrower’s commencement of any PIP Work related to a PIP, the applicable Borrower shall deliver to the Administrative Agent a detailed PIP Budget showing line-item detail reasonably acceptable to Administrative Agent in respect of such PIP.

(iii)          If the Administrative Agent receives notice from an Approved Franchisor or a Borrower that a Borrower has failed to complete the required PIP Work applicable to such Borrower’s Collateral Asset by the applicable PIP Completion Date (subject to any force majeure event and/or cure period provided for under the applicable PIP or Approved Franchise Agreement), the Administrative Agent (with the approval of the Required Lenders) may (after notice and a reasonable cure period not to exceed sixty (60) days unless the Administrative Agent reasonably determines that a shorter period is necessary to avoid any default or termination of the Approved Franchise Agreement) elect to complete such PIP Work, and the Borrowers shall reimburse the Administrative Agent and Lenders upon demand for all sums expended by the Administrative Agent in connection with such completion of the PIP Work. Any amount expended by the Administrative Agent or Lenders to complete any PIP Work shall be a Protective Advance and shall be secured by the Collateral Documents.

(iv)          The Borrowers shall give the Administrative Agent prompt written notice of any demand from an Approved Franchisor for an amendment to a PIP, and any demand from an Approved Franchisor for any repairs, maintenance, alterations, or improvements required to comply with an Approved Franchise Agreement.

(v)          During the continuance of any PIP Work on any Collateral Asset, the Borrowers shall deposit or cause to be deposited with or on behalf of the Administrative Agent (x) such amounts as the Administrative Agent from time to time reasonably determines are necessary to cover the costs of such PIP Work required by an Approved Franchisor under a PIP or any modification to a PIP or to cover PIP Work contemplated by any new property improvement plan imposed by an Approved Franchisor, and the cost of any repairs, maintenance, alterations, or improvements demanded by a Franchisor pursuant to an Approved Franchise Agreement less (y) the Unexpended FF&E PIP Funds. All such amounts shall be deposited directly by or at the direction of the Administrative Agent, into an account established with the Administrative Agent or the Servicer in the name of the Administrative Agent to hold such funds (the “PIP Reserve Account”). Amounts deposited from time to time in the PIP Reserve Account pursuant to this Section 5.01(bb)(v) are referred to herein as the “PIP Reserve Funds” and shall be disbursed to fund PIP Work at the Collateral Assets from time to time in accordance with and subject to the applicable PIPs and the terms and provisions of Section 5.01(bb)(vi). Without limitation of the foregoing, the applicable Borrower shall deposit into the PIP Reserve Account, (y) at least fifty percent (50%) of the aggregate projected cost of the PIP Work for each Asset less the Unexpended FF&E PIP Funds, no later than ninety (90) days prior to the commencement date for the applicable PIP Work set forth in Schedule X and (y) the balance of the aggregate projected cost of the PIP Work in respect of such Collateral Asset, less the Unexpended FF&E PIP Funds, on or prior to the commencement date for the applicable PIP Work set forth in Schedule X, as such commencement date may be extended from time to time following the approval of the applicable Approved Franchisor and notice of such approval to the Administrative Agent.

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(vi)          Provided no Event of Default shall have occurred and be continuing, the Administrative Agent shall disburse (or cause the Servicer to disburse) PIP Reserve Funds and FF&E PIP Funds to the Borrowers out of the PIP Reserve Account or the FF&E Reserve Account (as defined in the Cash Management Agreement) for payment of PIP Work expenditures contemplated by the applicable PIP within ten (10) days after the delivery by the applicable Borrower to the Administrative Agent of a request therefor (but not more often than once each calendar month), provided that:  (i) such disbursement is for PIP Work contemplated by the applicable PIP; (ii) the Administrative Agent has received invoices evidencing that the costs for which such disbursement is requested are due and payable (other than for costs and expenses less than or equal to $10,000) and are in respect of such PIP Work; (iii) the applicable Borrower has applied any amounts previously received by it in accordance with this Section for the PIP Work to which specific draws made hereunder relate and received any lien waivers or other releases (with respect to any expenses greater than $10,000) which would customarily be obtained with respect to the PIP Work in question; and (iv) the request for the disbursement is accompanied by a certificate of a Responsible Officer of the Borrowers that (A) the conditions in the foregoing clauses (ii) and (iii) have been satisfied, (B) that the PIP Work to be funded by such disbursement has been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (C) that the copies of invoices and evidence of lien waivers (to the extent required above) attached to such Responsible Officer’s certificate are true, complete and correct in all material respects, to such Responsible Officer’s knowledge, and (D) upon such disbursement to the applicable Borrower, the PIP Work expenditures to be funded by the requested disbursement will be paid promptly in accordance with the invoices and lien waivers (where applicable) presented.  The Administrative Agent shall not be required to disburse (or cause the Servicer to disburse) any PIP Reserve Funds or FF&E PIP Funds more frequently than once each calendar month.

(vii)         Nothing in this Section 5.01(bb) shall (A) make any Agent or any Lender responsible for performing or completing any PIP Work; (B) require any Agent or any Lender to expend funds in addition to the PIP Reserve Funds and the FF&E PIP Funds to complete any PIP Work; (C) obligate any Agent or any Lender to proceed with any PIP Work; or (D) obligate any Agent or any Lender to demand from the Borrowers additional sums to complete any PIP Work. Each Borrower shall cause all applicable contractors and subcontractors to cooperate with the Agents, each Lender or any Agent’s or any Lender’s agents or representatives described above in connection with inspections described in this Section 5.01(bb)(i).

(viii)        Provided that no Event of Default has occurred and is continuing, the Administrative Agent shall direct the Servicer to disburse any remaining PIP Reserve Funds to the Borrowers within ten (10) days after the earliest to occur of (A) the Borrowers delivering to the Administrative Agent a certificate of a Responsible Officer of the Borrowers stating that all PIP Work for all of the Collateral Assets has been fully paid for and completed in a good, workmanlike and Lien-free manner in accordance with all Legal Requirements, and (B) the repayment of the Loan in full, including all accrued interest thereon and all other outstanding Obligations in respect thereof.

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(ix)          In addition to any insurance required under the Loan Documents, each Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk insurance, public liability insurance and other insurance to the extent required under applicable law in connection with the PIP Work to such Borrower’s Asset. All such policies shall be in form and amount satisfactory to the Administrative Agent.

(cc)        Georgia Tech Excess Cash Flow.

(i)          At all times cause the Georgia Tech Owner to pay the Georgia Tech Ground Lease Rent and other amounts due and payable by the lessee under the Georgia Tech Ground Lease as and when due (subject to any applicable grace or cure periods);

(ii)          at all times cause the Georgia Tech TRS Lessee to pay the Georgia Tech Operating Lease Rent under the Georgia Tech Operating Lease to the Georgia Tech Owner as and when due;

(iii)          Upon the occurrence and during the continuation of a Lockbox Period, cause the Georgia Tech Owner to distribute all Georgia Tech Excess Cash Flow for each calendar month to the Georgia Tech Borrower not later than the last day of such month; and

(iv)          Upon the occurrence and during the continuation of a Lockbox Period, cause the Georgia Tech Borrower to deposit the Georgia Tech Excess Cash Flow for each calendar month into the Lockbox Account not later than the last day of such month.

SECTION 5.02. Negative Covenants. So long as any Advance shall be outstanding, or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, at any time:

(a)          Liens, Etc. No Borrower will create, incur, assume or suffer to exist any Lien on or with respect to any of its assets of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or authorize or file or suffer to exist under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Borrower as debtor, or sign or authorize or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, except, in each case:

(i)          Liens created under the Loan Documents;

(ii)          Permitted Liens; and

(iii)          Liens described on Schedule 4.01(o) hereto;

(b)          Indebtedness. (i) No Borrower will create, incur, assume or suffer to exist any Indebtedness, without in each case the prior consent of the Administrative Agent, not to be unreasonably withheld, except: (A) Indebtedness under the Loan Documents; (B) unsecured trade payables, equipment leases for equipment used at the Collateral Assets or similar arrangements in each case incurred in the ordinary course of any Borrower’s business, not secured by Liens on the Collateral Assets (other than in the case of an equipment lease, the applicable equipment being leased), payable by or on behalf of such Borrower for or in respect of the operation of the Collateral Asset, provided that (1) each such amount shall, in the case of such trade payables, be paid within ninety (90) days following the date on which each such amount is invoiced or otherwise becomes due and payable (except to the extent subject to a Good Faith Contest) and (2) the aggregate outstanding amount of which shall not at any time exceed four percent (4%) of the Outstanding Principal Balance as of the date of determination; (C) insurance premiums, capital expenditures, obligations to tenants under Tenancy Leases and customers and operating expenses, in each case related to the Collateral Assets and incurred in the ordinary course of business; and (D) contractual indemnity obligations entered into or assumed in the ordinary course of business.

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(ii)          No Mezzanine Debt shall be permitted without the prior written consent of the Administrative Agent in each case, which may be granted or withheld in the Administrative Agent’s sole and absolute discretion; provided, however, that any pledge of an indirect Equity Interest in any Borrower by a Sponsor/Brookfield Qualified Equityholder (provided that in the case of any such pledge by a Qualified Sponsor Equityholder, at the time the applicable pledge is made, such Qualified Sponsor Equityholder’s pro rata share of net operating income attributable to the Collateral Assets is less than 25% of such Qualified Sponsor Equityholder’s aggregate net operating income) or any other Person approved by the Administrative Agent in its sole discretion to secure Mezzanine Debt consisting of an upper tier corporate or similar loan facility that is secured by all or a substantial portion of such Person’s assets shall be permitted.

(iii)          No Borrower shall suffer any Georgia Tech Entity to create, incur, assume or otherwise be an obligor of, grant a Lien on or otherwise or make its assets available in support of, any Indebtedness, without in each case the prior consent of the Administrative Agent, except: (A) unsecured trade payables, equipment leases for equipment used at the Georgia Tech Hotel or similar arrangements in each case incurred in the ordinary course of the business of the Georgia Tech Entities, not secured by Liens on the Georgia Tech Hotel (other than in the case of an equipment lease, the applicable equipment being leased), payable by or on behalf of any Georgia Tech Entity for or in respect of the operation of the Georgia Tech Hotel, provided that (1) each such amount shall, in the case of such trade payables, be paid within ninety (90) days following the date on which each such amount is invoiced or otherwise becomes due and payable (except to the extent subject to a Good Faith Contest) and (2) the aggregate outstanding amount of which shall not at any time exceed four percent (4%) of the Allocated Loan Amount for the Georgia Tech Hotel as of the date of determination; (B) insurance premiums, capital expenditures, obligations to tenants under Tenancy Leases and customers and operating expenses, in each case related to the Georgia Tech Hotel and incurred in the ordinary course of business; and (C) contractual indemnity obligations entered into or assumed in the ordinary course of business.

(c)          [Intentionally Omitted.]

(d)          Mergers, Etc. No Borrower will (i) dissolve, terminate or wind-up (except following the sale of all of the Collateral Assets owned by such Borrower and the release of such Borrower from the Loan Documents in accordance with Section 5.02(e)), (ii) merge or consolidate with or into any Person, (iii) convey, transfer (except as permitted by Section 5.02(e)), lease (but not including entry into Operating Leases between any Borrower and TRS Lessees) or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person.

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(e)          Sales of Assets. No Borrower will sell, lease (other than by entering into Tenancy Leases permitted hereunder), transfer or otherwise dispose of, or grant any option or other right to purchase, lease (other than any option or other right to enter into Tenancy Leases) or otherwise acquire (each action described herein, including, without limitation, any Sale and Leaseback Transaction, being a “Transfer”), any Collateral Asset or Collateral Assets (or any direct or indirect Equity Interests in the owner thereof except as otherwise permitted pursuant to Section 5.02(k), in each case other than the following Transfers, which shall be permitted hereunder only so long as no Default or Event of Default shall exist or would result therefrom:

(i)          the Transfer of a Collateral Asset in accordance with Section 9.13,

(ii)         the Transfer of (1) obsolete or worn out FF&E in the ordinary course of business or (2) inventory in the ordinary course of business, which FF&E or inventory, as the case may be, is used or held in connection with a Collateral Asset,

(iii)        the Transfer of any Collateral located at or used solely in connection with any Asset or Collateral Asset (1) in connection with any Transfer of such Asset or Collateral Asset permitted under this Section 5.02(e) or (2) as is otherwise expressly permitted under the Collateral Documents, or

(iv)       the Transfer of Cash Equivalents.

A Transfer within the meaning of this Section 5.02(e) shall be deemed to include (i) an installment sales agreement wherein any Borrower agrees to sell any Asset or any part thereof for a price to be paid in installments; and (ii) an agreement by any Borrower for the leasing of all or a substantial part of any Asset for any purpose other than the actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, any Borrower’s right, title and interest in and to any Tenancy Leases or any rents or other amounts payable under any Tenancy Lease.

Following a Transfer of one or more Collateral Asset owned by a Borrower in accordance with Section 5.02(e)(i), the Administrative Agent shall, upon the request of a Borrower and at the Borrowers’ expense, promptly release the Borrower that owned such Collateral Asset or Collateral Assets from each of the applicable Loan Documents.

(f)           Investments. No Borrower will make or hold any Investment other than:

(i)           Investments in Cash Equivalents;

(ii)          Investments in Collateral Assets; and

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(iii)          Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss.

(g)          Restricted Payments. During the occurrence and continuation of a Lockbox Period, the Borrowers, without the prior consent of the Required Lenders, will not declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such.

(h)          Amendments of Constitutive Documents. No Borrower or Pledgor will amend, in each case in any material respect, its limited liability company agreement, partnership agreement, certificate of incorporation or bylaws or other constitutive documents, provided that (1) any amendment to any such constitutive document that would be adverse to any of the Secured Parties shall be deemed “material” for purposes of this Section; and (2) any amendment to any such constitutive document that would designate a Borrower or Pledgor as a “special purpose entity” or otherwise confirm such Borrower’s or Pledgor’s status as a “special purpose entity” shall be deemed “not material” for purposes of this Section.

(i)          Accounting Changes. No Loan Party will make or permit any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) Fiscal Year.

(j)          Speculative Transactions. No Loan Party will engage in any transaction involving commodity options or futures contracts or any similar speculative transactions other than the Interest Rate Cap Agreements that the Borrowers are required to obtain and maintain pursuant to Section 5.01(o).

(k)          Transfers. No Borrower nor any other Person having a direct or indirect ownership or beneficial interest in any Borrower shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer any Equity Interest, direct or indirect, in any Borrower, whether voluntarily or involuntarily (an “Equity Transfer”) other than pursuant to (x) a Permitted Transfer or (y) in the case of pledges, pledges permitted pursuant to Section 5.02(b)(ii). An Equity Transfer within the meaning of this Section 5.02(k) shall be deemed to include (i) if any Borrower, any Guarantor or any general partner, managing member or controlling shareholder of any Borrower or any Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s Equity Interests (or the Equity Interests of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock; (ii) if any Borrower, any Guarantor or any general partner, managing member or controlling shareholder of Borrower or any Guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member; and (iii) subject to Section 5.02(b)(ii), any pledge, hypothecation, assignment, transfer or other encumbrance of any direct or indirect Equity Interest in any Borrower. Notwithstanding anything to the contrary herein, (A) no Borrower shall permit the transfer of a direct Equity Interest in Borrower, except in connection with an exercise of remedies by the Collateral Agent in accordance with the terms of the Pledgor Security Agreements, (B) the creation of any mortgage, pledge or other Lien on of any Operating Lease or the leasehold interest related thereto shall not be permitted and shall constitute an unpermitted transfer hereunder, (C) the creation of any mortgage, pledge or other Lien on the Georgia Tech Ground Lease or the leasehold interest related thereto shall not be permitted and shall constitute an unpermitted transfer hereunder, and (D) except as expressly permitted pursuant to the terms of the Pledgor Security Agreements, the creation of certificates in respect of any of the Pledged Interests or the delivery of any certificate evidencing a Pledged Interest to any Person (other than the Collateral Agent) shall in each case not be permitted and shall in each case constitute an unpermitted transfer hereunder.

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(l)          Amendment, Etc. of Material Contracts. No Borrower will enter into, cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof (except for the termination of any Approved Management Agreement or Approved Franchise Agreement in accordance with Section 5.01(p) or Section 5.01(q), as applicable), amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract in each case without the prior approval of the Administrative Agent.

(m)          Negative Pledge. No Borrower will enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets (including, without limitation, any Collateral Assets), except pursuant to the Loan Documents.

(n)          Zoning; Partition. Without the prior written consent of the Administrative Agent, which shall not be unreasonably withheld, delayed or conditioned, no Borrower shall (a) initiate or consent to any zoning reclassification of any portion of any Collateral Asset, (b) seek any variance under any existing zoning ordinance that would result in the use of any Collateral Asset becoming a non-conforming use under any zoning ordinance or any other applicable land use Legal Requirement, or (c) allow any portion of any Collateral Asset to be used in any manner that could result in the use of any Collateral Asset becoming a non-conforming use under any zoning ordinance or any other applicable land use Legal Requirement. No Borrower shall permit the partition of any Collateral Asset.

(o)          Accounts. No Borrower will, without the approval of the Administrative Agent, open or permit the opening of any account for the deposit of revenues of any Borrower, other than (i) the PIP Reserve Account, (ii) the Lockbox Account (as defined in the Cash Management Agreement), (iii) the Property Accounts (as defined in the Cash Management Agreement), and (iv) any account for amounts required by law to be segregated by any Borrower. For the avoidance of doubt, the foregoing shall not restrict or be deemed to restrict the Borrowers or any Approved Manager from depositing, holding and/or disbursing amounts released to the Borrowers, such Approved Manager or their respective affiliates in accordance with the terms and provisions of the Cash Management Agreement in one or more accounts.

(p)          SPE Requirements. (i) No Loan Party will amend or otherwise modify any provisions in the constitutive documents of any Borrower that incorporate the terms of the Borrower SPE Requirements or give any consent, waiver or approval to such amendments or modifications, waive any default under or breach of the Borrower SPE Requirements incorporated into such constitutive documents, agree in any manner to any other amendment, modification or change of any term or condition of the Borrower SPE Requirements incorporated into such constitutive documents or take any other action in connection with the Borrower SPE Requirements that would impair in any material respect the value of the interest or rights of any Loan Party thereunder or that would impair or otherwise adversely affect in any material respect the interest or rights, if any, of any Agent or any Lender.

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(ii)          No Loan Party will amend or otherwise modify any provisions in the constitutive documents of any Pledgor that incorporate the terms of the Pledgor SPE Requirements or give any consent, waiver or approval to such amendments or modifications, waive any default under or breach of the Pledgor SPE Requirements incorporated into such constitutive documents, agree in any manner to any other amendment, modification or change of any term or condition of the Pledgor SPE Requirements incorporated into such constitutive documents or take any other action in connection with the Pledgor SPE Requirements that would impair in any material respect the value of the interest or rights of any Loan Party thereunder or that would impair or otherwise adversely affect in any material respect the interest or rights, if any, of any Agent or any Lender.

(iii)          No Loan Party will amend or otherwise modify any provisions in the constitutive documents of any TRS Lessee that incorporate the terms of the TRS Lessee SPE Requirements or give any consent, waiver or approval to such amendments or modifications, waive any default under or breach of the TRS Lessee Requirements incorporated into such constitutive documents, agree in any manner to any other amendment, modification or change of any term or condition of the TRS Lessee SPE Requirements incorporated into such constitutive documents or take any other action in connection with the TRS Lessee SPE Requirements that would impair in any material respect the value of the interest or rights of any Loan Party thereunder or that would impair or otherwise adversely affect in any material respect the interest or rights, if any, of any Agent or any Lender.

(iv)          No Loan Party will amend or otherwise modify any provisions in the constitutive documents of the Georgia Tech Owner relating to the single purpose entity or bankruptcy remote provisions therein (including any amendment to “opt into” Article 8 of the Uniform Commercial Code) or give any consent, waiver or approval to such amendments or modifications, waive any default under or breach of such provisions, agree in any manner to any other amendment, modification or change of any term or condition of any such provisions or take any other action in connection with such provisions that would impair in any material respect the value of the interest or rights of any Loan Party thereunder or that would impair or otherwise adversely affect in any material respect the interest or rights, if any, of any Agent or any Lender in respect thereof.

(q)          Multiemployer Plans. Except as would not reasonably be expected to result in a liability to a Loan Party of an amount equal to or greater than $5,000,000.00, neither any Loan Party nor any ERISA Affiliate will contribute to or be required to contribute to any Multiemployer Plan.

(r)          OFAC. No Loan Party shall knowingly engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is, or whose government is, the subject of Sanctions.

(s)          Operating Leases; Control Agreements. (i) Without the prior written consent of the Administrative Agent, no Borrower shall surrender, terminate or modify any Operating Lease, provided, however, notwithstanding the foregoing, so long as the applicable Operating Lease remains fully subordinate to the Lien of the applicable Mortgage, the Borrower and TRS Lessee party thereto shall be permitted to amend such Operating Lease to (i) extend the term of such Operating Lease, (ii) increase the rent payable thereunder or (iii) reduce the rent payable thereunder, provided that any such amendment could not reasonably be expected to have a Material Adverse Effect. So long as the Loan is outstanding, the Borrowers and TRS Lessees shall extend the Operating Leases on or before the then applicable expiration date.

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(ii)          Borrower shall not suffer or permit any TRS Lessee to terminate any Control Agreement without the Administrative Agent’s prior consent.

(t)          Tenancy Leases. (i) No Borrower shall (and shall not suffer or permit any TRS Lessee) to enter into any Tenancy Lease (x) other than in good faith or (y) for a use that detracts in any material respect from the principal use of the Collateral Asset as a hotel. Except as otherwise provided in this Section 5.02(t), no Borrower shall and shall not permit any TRS Lessee to (A) enter into any Tenancy Lease on other than “market” rental rates (in the Borrowers’ good faith judgment), (B) enter into any Material Lease (a “New Lease”), (C) consent to the assignment of any Material Lease (unless required to do so by the terms of such Material Lease) that releases the original tenant from its obligations under the Material Lease, or (D) modify or terminate any Material Lease (including, without limitation, accept a surrender of any portion of the Collateral Asset subject to a Material Lease (unless otherwise permitted or required by law), allow a reduction in the term of any Material Lease or a reduction in the rent payable under any Material Lease, change any renewal provisions of any Material Lease, materially increase the obligations of the landlord or materially decrease the obligations of any Tenant) or terminate any Material Lease) (any such action referred to in clauses (C) and (D) being referred to herein as a “Lease Modification”) without the prior written consent of the Administrative Agent in each case which consent, so long as no Event of Default is then continuing, shall not be unreasonably withheld, delayed or conditioned. Any New Lease or Lease Modification that requires the Administrative Agent’s consent shall be delivered to the Administrative Agent for approval not less than ten (10) Business Days prior to the effective date of such New Lease or Lease Modification. If the Administrative Agent shall have not have responded within ten (10) Business Days after notice from the applicable Borrower requesting consent, which request shall include a copy of the proposed Lease Modification, such Borrower may send a second notice to the Administrative Agent requesting consent and if the Administrative Agent shall not respond within five (5) Business Days after its receipt of such second notice, its approval shall be deemed given. Any such second notice shall be in an envelope marked “PRIORITY” containing a bold-faced, conspicuous in a font size that is not less than fourteen (14)) legend at the top of the first page thereof stating that “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY CITIBANK, N.A. AND CERTAIN OTHER LENDERS TO AFFILIATES OF HOSPITALITY INVESTORS TRUST, INC. IF YOU FAIL TO PROVIDE A SUBSTANTIVE RESPONSE (E.G., APPROVAL, DENIAL OR REQUEST FOR CLARIFICATION OR MORE INFORMATION) TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIVE (5) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN.”

(i)          Subject to terms of this Section 5.02(t), provided no Event of Default shall have occurred and be continuing, the Borrowers may or may cause the TRS Lessees to enter into a New Lease or Lease Modification, without the Administrative Agent’s prior written consent, that satisfies each of the following conditions: (A) with respect to a New Lease or Lease Modification, the premises demised thereunder is not more than 5,000 net rentable square feet of the applicable Collateral Asset; (B) the term of such New Lease or Lease Modification, as applicable, does not exceed 60 months, plus up to two (2) 60-month option terms (or equivalent combination of renewals); (C) the New Lease or Lease Modification provides for “market” rental rates and does not contain any terms which would adversely affect any Agent’s or any Lender’s rights under the Loan Documents or that would have a Material Adverse Effect; (D) the New Lease or Lease Modification, as applicable, provides that the premises demised thereby cannot be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities or sexual conduct or any other use that has or could reasonably be expected to have a Material Adverse Effect; (E) the tenant under such New Lease or Lease Modification, as applicable, is not an Affiliate of any Borrower; (F) the New Lease or Lease Modification, as applicable, does not prevent Insurance Proceeds or Awards from being held and disbursed by the Administrative Agent in accordance with the terms hereof and does not entitle any tenant to receive and retain Insurance Proceeds or Awards, except those that may be specifically awarded to it in Condemnation proceedings because of the Condemnation of its trade fixtures and its leasehold improvements which have not become part of the Collateral Asset and such business loss as tenant may specifically and separately establish; and (G) the New Lease or Lease Modification, as applicable satisfies the requirements of Section 5.02(t)(vii) and (viii).

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(ii)          Upon the execution of any New Lease or Lease Modification, as applicable, the Borrowers shall deliver to the Administrative Agent an executed copy of the Lease.

(iii)          The Borrowers agree that no Borrower or TRS Lessee shall have the right or power, as against the Administrative Agent without its consent, to cancel, abridge, or otherwise modify any Tenancy Lease unless such modification complies with this Section 5.02(t).

(iv)          All security or other deposits of tenants of the Collateral Assets shall be treated as trust funds and shall, if required by law or the applicable Tenancy Lease not be commingled with any other funds of Borrowers, and such deposits shall be deposited, upon receipt of the same by the Borrowers in a separate trust account maintained by the Borrowers expressly for such purpose. Within ten (10) Business Days after written request by the Administrative Agent, the Borrowers shall furnish to Administrative Agent reasonably satisfactory evidence of compliance with this Section 5.02(t)(v), together with a statement of all lease securities deposited with the Borrowers by the tenants and the location and account number of the account in which such security deposits are held.

(v)          The Borrowers shall and shall cause each TRS Lessee to (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by the Borrowers under the Tenancy Leases, if the failure to perform or observe the same would have a Material Adverse Effect; (ii) exercise, within ten (10) Business Days after a written request by the Administrative Agent, any right to request from the tenants under any Tenancy Lease a certificate with respect to the status thereof and (iii) not collect any of the rents, more than one (1) month in advance (except that the Borrowers may collect such security deposits and last month’s rents as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect other charges in accordance with the terms of each Tenancy Lease).

(vi)          All Lease Modifications and New Leases entered into by the Borrowers or a TRS Lessee after the Closing Date shall by their express terms be subject and subordinate to the Loan Documents (through a subordination provision contained in such Lease or otherwise).

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(vii)          Each Lease Modification and New Lease entered into from and after the Closing Date shall provide (through an attornment provision contained in such Lease or otherwise) that in the event of the enforcement by the Administrative Agent of any remedy under the Loan Documents, the tenant under such Tenancy Lease shall, at the option of the Administrative Agent or of any other Person succeeding to the interest of the Administrative Agent as a result of such enforcement, attorn to the Administrative Agent or to such Person and shall recognize the Administrative Agent or such successor in the interest as lessor under such Lease without change in the provisions thereof; provided, however, the Administrative Agent or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by the applicable Borrower under any such Tenancy Lease (but the Administrative Agent, or such successor, shall be subject to the continuing obligations of the landlord to the extent arising from and after such succession to the extent of the Administrative Agent’s, or such successor’s, interest in the applicable Collateral Asset), (iii) any credits, claims, setoffs or defenses which any tenant may have against such Borrower, (iv) any obligation on such Borrower’s part, pursuant to such Tenancy Lease, to perform any tenant improvement work or (v) any obligation on such Borrower’s part, pursuant to such Lease, to pay any sum of money to any tenant. Each such Lease Modification or New Lease shall also provide that, upon the reasonable request by the Administrative Agent or such successor in interest, the tenant shall execute and deliver an instrument or instruments confirming such attornment.

(u)          Alterations. No Borrower shall perform any alteration or improvement with respect to any Collateral Asset without the prior written consent of the Administrative Agent, provided that a Borrower may, without the prior written consent of the Administrative Agent, perform (i) Approved Alterations, and (ii) any alterations and improvements at a Collateral Asset so long as the aggregate amount required to complete such alterations or improvements at such time does not exceed $15,500,000 or $1,000,000 per alteration or improvement with respect to any individual Collateral Asset, excepting from such caps alterations made pursuant to a capital budget approved by the Administrative Agent, Approved Alterations or as otherwise reasonably approved by the Administrative Agent.

(v)          PIP. The Administrative Agent hereby approves each Initial PIP and each PIP Budget set forth on Schedule X. No Borrower shall, without the prior written approval of the Administrative Agent, adopt, modify or amend in any material respect any PIP or any PIP Budget; provided, however, that (i) any PIP Budget that is part of a replacement Approved Franchise Agreement or adopted in connection with a replacement Approved Franchise Agreement shall be approved or disapproved by the Administrative Agent within five (5) Business Days after a written request for approval by the Borrowers and if the Administrative Agent does not respond within such five (5) Business Day period its approval shall be deemed given, or (ii) any modification or amendment to any PIP or any PIP Budget accepted by the applicable Approved Franchisor shall be deemed approved by the Administrative Agent so long as (A) no Event of Default shall have occurred and be continuing, (B) such modification or amendment shall not serve to increase any PIP Budget by more than ten percent (10%) in the aggregate or accelerate any PIP Completion Date by more than ninety (90) days without the Administrative Agent’s approval; provided further that (x) if, following any such acceleration to any PIP Completion Date, such PIP Completion Date is not at least ninety (90) days after the proposed commencement date for the applicable PIP Work set forth in Schedule X, the applicable Borrower shall accelerate such commencement date by the same number of days by which the applicable PIP Completion Date was accelerated and (y) after taking into account any changes to any such completion date, the applicable Borrower shall be in compliance with the funding requirements for the PIP Reserve Funds set forth in Section 5.01(bb)(v), and (C) in all cases, the Borrowers shall provide prompt written notice of all such modifications or amendments.

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(w)          Georgia Tech Ground Lease. With respect to the Georgia Tech Ground Lease, the Borrowers shall not cause, permit or suffer the Georgia Tech Owner to:

(i)          waive, excuse or discharge any of the material obligations of the lessor or other obligor thereunder;

(ii)          do, permit or suffer (1) any act, event or omission which would be likely to result in a default or permit the applicable lessor or other obligor to terminate or exercise any other remedy with respect to the Georgia Tech Ground Lease or (2) any act, event or omission which, with the giving of notice or the passage of time, or both, would constitute a default or permit the lessor or such other obligor to exercise any other remedy under the Georgia Tech Ground Lease;

(iii)          cancel, terminate, surrender, modify or amend any of the provisions of the Georgia Tech Ground Lease or agree to any termination, amendment, modification or surrender thereof without the prior written consent of the Administrative Agent;

(iv)          permit or consent to the subordination of the Georgia Tech Ground Lease to any mortgage or other leasehold interest of the premises related thereto, provided that the Georgia Tech Ground Lease may be subordinated to the Lien of a fee mortgage so long as the Georgia Tech Owner has obtained or caused to be obtained a nondisturbance agreement from the fee mortgagee to the extent required pursuant to Section 5.01(j)(vi);

(v)          without the prior written consent of the Administrative Agent, acquire the fee interest in the Georgia Tech Hotel;

(vi)          notwithstanding anything contained in the Georgia Tech Ground Lease to the contrary, without prior written consent of the Administrative Agent, sublet any portion of the leasehold estate created by the Georgia Tech Ground Lease except in accordance with the express terms and conditions of this Agreement (including, without limitation, pursuant to a Tenancy Lease entered into in accordance with this Agreement); or

(vii)          treat, in connection with the bankruptcy or other insolvency proceedings of any ground lessor or other obligor, the Georgia Tech Ground Lease as terminated, cancelled or surrendered pursuant to Bankruptcy Law without the Administrative Agent’s prior written consent.

SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrowers will furnish to the Administrative Agent and Lenders in accordance with Section 9.02(b):

(a)          Default Notice. As soon as possible and in any event within five (5) Business Days after the occurrence of each Default or any event, development or occurrence reasonably expected to result in a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer (or other Responsible Officer) of the Borrowers setting forth details of such Default or such event, development or occurrence and the action that the Borrowers have taken and propose to take with respect thereto.

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(b)          Annual Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Parent Guarantor and its Consolidated Subsidiaries, including therein Consolidated and consolidating balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year and Consolidated and consolidating statements of income and a Consolidated and consolidating statement of cash flows of the Parent Guarantor and its Subsidiaries for such Fiscal Year (it being acknowledged that a copy of the annual audit report filed by the Parent Guarantor with the Securities and Exchange Commission shall satisfy the foregoing requirements), in each case accompanied by (x) an opinion of KPMG, LLP (or any other so-called “Big Four” accounting firm), Grant Thornton LLP or other independent public accountants of recognized standing reasonably acceptable to the Required Lenders, which opinion shall be prepared in accordance with generally accepted auditing standards, and (y) if applicable, a report of such independent public accountants as to the Parent Guarantor’s internal controls required under Section 404 of the Sarbanes-Oxley Act of 2002, together with (i) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrowers in determining, as of the end of such Fiscal Year, compliance with the covenant contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrowers shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (ii) a certificate of the Chief Financial Officer (or other Responsible Officer) of the Borrowers stating that (A) no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrowers have taken and propose to take with respect thereto and (B) the Debt Yield as of the last day of Fiscal Year (together with supporting evidence reasonably acceptable to the Administrative Agent).

(c)          Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and a Consolidated and consolidating statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and consolidating statements of income and a Consolidated and consolidating statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, Chief Financial Officer or Treasurer (or other Responsible Officer performing similar functions) of the Borrowers as having been prepared in accordance with GAAP (it being acknowledged that a copy of the quarterly financials filed by the Parent Guarantor with the Securities and Exchange Commission shall satisfy the foregoing requirements), together with (i) a certificate of such officer stating (A) that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrowers have taken and propose to take with respect thereto and (B) the Debt Yield as of the last day of such quarter (together with supporting evidence reasonably acceptable to the Administrative Agent), and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrowers in determining compliance with the covenant contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrowers shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

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(d)          OFAC. Promptly upon the written request of the Administrative Agent, any information that any Agent or Lender deems reasonably necessary from time to time in order to ensure compliance with all applicable Sanctions and Anti-Corruption Laws.

(e)          Collateral Asset Financials. As soon as available and in any event within forty five (45) days after the end of each calendar quarter, a statement of profits and losses in respect of each individual hotel comprising the Collateral Assets, which lists in Microsoft Excel format the following information for each Collateral Asset: (1) the city and state where each such Collateral Asset is located, (2) the number of rooms, (3) the Appraised Value, and (4) for the twelve (12) consecutive months most recently occurring, (A) the rate of occupancy, (B) the “ADR” or average daily rate, (C) the “RevPAR” or average revenue per available room, and (D) a detailed income statement showing all revenues and expenses on a line item basis.

(f)          Annual Budgets. As soon as available and in any event within than forty-five (45) days after the end of each Fiscal Year, forecasts prepared by management of the Parent Guarantor, in form reasonably satisfactory to the Administrative Agent, of income statements on a quarterly basis for the then current Fiscal Year and on an annual basis for each Fiscal Year thereafter.

(g)          Material Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any Intervening Entity of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on any Loan Party or any Intervening Entity of the Material Litigation from that described on Schedule 4.01(f) hereto.

(h)          Securities Reports. Promptly after the sending or filing thereof, to the extent not publicly available electronically at www.sec.gov, copies of all proxy statements, Forms 10-K, 10-Q and 8-K (or their equivalents), and all registration statements (but only in the event they are not redundant of a prior filing already delivered to the Administrative Agent pursuant to this subsection), that any Loan Party or any Intervening Entity files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or with any national securities exchange.

(i)          Environmental Conditions. Notice to the Administrative Agent (i) promptly upon obtaining knowledge of any material violation of any Environmental Law affecting any Collateral Asset or the operations thereof or the operations of any Borrower, (ii) promptly upon obtaining knowledge of any known release, discharge or disposal of any Hazardous Materials at, from, or into any Collateral Asset which it reports in writing or is legally required to report in writing to any Governmental Authority and which is material in amount or nature or which would reasonably be expected to materially adversely affect the value of such Collateral Asset, (iii) promptly upon its receipt of any written notice of material violation of any Environmental Laws or of any material release, discharge or disposal of Hazardous Materials in violation of any Environmental Laws or any matter that would reasonably be expected to result in an Environmental Action, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) such Borrower’s or any other Person’s operation of any Collateral Asset in compliance with Environmental Laws, (B) Hazardous Materials contamination on, from or into any Collateral Asset, or (C) investigation or remediation of off-site locations at which such Borrower or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials, or (iv) promptly upon such Borrower obtaining knowledge that any expense or loss has been incurred by such Governmental Authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which such Borrower would reasonably be expected to incur material liability or for which a Lien may be imposed on any Collateral Asset, provided that notice is required only for any of the events described in clauses (i) through (iv) above that would reasonably be expected to result in a Material Adverse Effect, would reasonably be expected to result in a material Environmental Action with respect to any Collateral Asset or would reasonably be expected to result in a Lien against any Collateral Asset.

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(j)          Collateral Asset Value. Promptly after discovery of any setoff, claim, withholding or defense asserted or effected against any Borrower, or to which any Collateral Asset is subject, which would reasonably be expected to (i) have a material adverse effect on the value of a Collateral Asset, (ii) have a Material Adverse Effect or (iii) result in the imposition or assertion of a Lien against any Collateral Asset which is not a Permitted Lien, notice to the Administrative Agent thereof.

(k)          Appraisals. At the expense of the Borrowers, (i) during the continuance of an Event of Default, new Appraisals of all Collateral Assets if requested by the Administrative Agent, provided that the Administrative Agent shall not make any such request more frequently than once in a twelve (12) month period, and (ii) to the extent necessary for any Agent or Lender to comply with any applicable legal or regulatory requirements, new Appraisals of one or more Collateral Assets if requested by any Agent or any Lender. The Administrative Agent shall order any Appraisal required to be commissioned pursuant to this Section 5.03(k).

(l)          Reconciliation Statements. If, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in Section 4.01(g), the Consolidated and consolidating financial statements of the Parent Guarantor and its Subsidiaries delivered pursuant to Section 5.03(b) or (c) will differ in any material respect from the Consolidated and consolidating financial statements that would have been delivered pursuant to such Section had no such change in accounting principles and policies been made, then (i) together with the first delivery of financial statements pursuant to Section 5.03(b) or (c) following such change, Consolidated and consolidating financial statements of the Parent Guarantor and its Subsidiaries for the fiscal quarter immediately preceding the fiscal quarter in which such change is made, prepared on a pro forma basis as if such change had been in effect during such fiscal quarter, and (ii) if requested by Administrative Agent, a written statement of the Chief Executive Officer, Chief Financial Officer or Treasurer (or other Responsible Officer performing similar functions) of the Parent Guarantor setting forth the differences (including any differences that would affect any calculations relating to the financial covenant set forth in Section 5.04) which would have resulted if such financial statements had been prepared without giving effect to such change.

(m)          Material Contract; Approved Franchise Agreements. As soon as available, (i) a copy of any Material Contract entered into with respect to any Collateral Asset after the Closing Date, and (ii) a copy of any quality assurance letter or other notice under an Approved Franchise Agreement that indicates that any Collateral Asset is in a “red zone 1” or “red zone 2” (or the equivalent thereof in each case).

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(n)          Other Information. Promptly, such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects (which information, in the case of prospects only, shall be related to the specific business activities and geographic locations of the Loan Parties and their respective Subsidiaries and their Assets and not on the general condition of the U.S. or relevant foreign economies or the capital markets generally) of any Loan Party or any of its Subsidiaries as the any Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

From and after the execution and delivery of the Guaranty Supplement by the Replacement Guarantor hereunder, all of the reporting requirements specified in Section 5.03 that pertain to any Guarantor shall apply to the Replacement Guarantor, mutatis mutandis.

SECTION 5.04. Financial Covenant – Guarantor Minimum Net Worth. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Guarantors collectively (or from and after the delivery of the Guaranty Supplement by the Replacement Guarantor hereunder, the Replacement Guarantor) will maintain at all times a Consolidated Tangible Net Worth of not less than $250,000,000. Each calculation of Consolidated Tangible Net Worth of the Guarantors collectively shall be made without duplication. To the extent any calculation described in this Section 5.04 is required to be made on any date of determination other than the last day of a fiscal quarter of the Guarantors or the Replacement Guarantor, as applicable, such calculation shall be made on a pro forma basis to account for any acquisitions or dispositions of Assets (including in respect of revenues generated by such acquired or disposed of Assets), and the incurrence or repayment of any Debt for Borrowed Money relating to such Assets, that have occurred since the last day of the fiscal quarter of the Parent Guarantor or the Replacement Guarantor, as applicable, most recently ended. To the extent any calculations described in this Section 5.04 are required to be made on a Test Date relating to an Advance, a merger permitted under Section 5.02(d), or a Transfer permitted under Section 5.02(e)(i), such calculations shall be made on a pro forma basis after giving effect to such Advance, merger, Transfer or such other event, as applicable. All such calculations shall be reasonably acceptable to the Administrative Agent.

Article VI
EVENTS OF DEFAULT

SECTION 6.01. Events of Default. If any of the following events shall occur and be continuing, the Borrowers may take one of the following actions, as determined by the Borrowers in their sole and absolute discretion: (i) cure such Default within the number of days set forth below with respect to such Default (if any), (ii) other than with respect to a Default pursuant to Section 6.01(f), if the Default pertains solely to or is caused solely by one or more Collateral Assets and the release of such Collateral Asset or Collateral Assets in accordance with Sections 2.06(b) and 5.02(e)(i) would cure such Default and immediately after the Transfer of such Collateral Asset no Default or Event of Default would then exist, Transfer such Collateral Asset(s) in accordance and in compliance with such Sections, provided that the Transfer of such Asset and any required adjustments to the Advances outstanding shall be completed not later than five (5) Business Days after the date of the Default or (iii) other than with respect to a Default pursuant to Section 6.01(f), repay all Obligations under the Loan Documents by the later of (A) the last day of any applicable cure period set forth below with respect to such Default (if any) and (B) five (5) Business Days after the date of Default (items (i), (ii) and (iii) above, collectively the “Borrower Cure Rights”). If none of the Borrower Cure Rights are completed by the Loan Parties within the applicable time periods described above, or any event described in Section 6.01(f) below shall occur, an event of default (“Events of Default”) shall occur and be continuing:

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(a)          Failure to Make Payments When Due. (i) Any Borrower shall fail to pay any principal of any Advance when the same shall become due and payable, (ii) any Borrower shall fail to pay any interest on any Advance when the same shall become due and payable, or (iii) any Loan Party shall fail to make any other payment under any Loan Document under this clause (iii) within three (3) Business Days after the earlier of the date on which (A) a Responsible Officer of any Loan Party obtains actual knowledge of such failure or (B) written notice thereof shall have been given to the Borrower by any Agent or any Lender; or

(b)          Breach of Representations and Warranties. Any representation or warranty made by any Loan Party (or any of its officers or the officers of its general partner or managing member, as applicable) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

(c)          Breach of Certain Covenants. Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(d), (e) (only with respect to a Loan Party), (i), (k), (n) (solely to the extent such failure would permit the lessor under the applicable Collateral Asset Operating Lease to terminate such lease), (s), (u), (w), (z) or (cc), 5.02(a) – (o), (q), (r), (w), 5.03(a), (g), (i), (j) or (k), 5.04 or 9.14; or

(d)          Other Defaults under Loan Documents. Any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer of a Loan Party becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrowers by the Administrative Agent or any Lender, provided that in the case of any such default which is susceptible to cure but cannot be cured within thirty (30) days through the exercise of reasonable diligence, if such Loan Party commences such cure within the initial thirty (30) day period and diligently prosecutes same to completion, such period of thirty (30) days shall be extended for such additional period of time as may be reasonably necessary to cure same, provided such additional period shall in no event exceed thirty (30) days; or

(e)          Termination of Control Agreements. Following the termination of a Control Agreement, the failure of any Borrower to (i) appoint a successor Lockbox Bank or a successor Property Account Bank (as such terms are defined in the Cash Management Agreement) and (ii) execute and deliver to the Administrative Agent a replacement Control Agreement in respect of the accounts that were the subject of the terminated Control Agreement, such replacement Control Agreement to be executed by the applicable Loan Parties and the successor Lockbox Bank or the successor Property Account Bank, as applicable, in each case within fifteen (15) Business Days after the date of such termination; or

(f)          Insolvency Events. Any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

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(g)          Monetary Judgments. Any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $500,000, shall be rendered against any Borrower or any Subsidiary thereof and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and so long as (A) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding policy of insurance between the respective Borrower or Subsidiary and the insurer covering full payment (subject to any customary deductible) of such unsatisfied amount and (B) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

(h)          Non-Monetary Judgments. (i) Any non-monetary judgment, order or writ shall be rendered against any Borrower or Subsidiary thereof or (ii) any seizure or attachment shall be issued or enforced against any Borrower or any of its Collateral Assets, in any such case that would reasonably be expected to result in a Material Adverse Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment, order, writ, seize or attachment, by reason of a pending appeal or otherwise, shall not be in effect; or

(i)          Unenforceability of Loan Documents. (i) Any material provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against any Loan Party which is party to it, or (ii) any such Loan Party shall so state in writing; provided, however, that solely with respect to clause (i), any such failure shall not give rise to an Event of Default hereunder if such failure is unintentional on the part of the Loan Parties and reasonably susceptible of cure by the Loan Parties with the reasonable cooperation of the Administrative Agent and Lenders and is cured within ten (10) days after the earlier of the date on which (A) a Responsible Officer of a Loan Party obtains actual knowledge of such failure or (B) written notice thereof shall have been given to the Borrowers by the Administrative Agent or any Lender; provided further that the Administrative Agent and Lenders shall reasonably cooperate with the Loan Parties in effecting such cure; or

(j)          Security Failure. Any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; provided, however, that any such failure shall not give rise to an Event of Default hereunder if (i) such failure is unintentional on the part of the Loan Parties, (ii) no other Default or Event of Default has occurred and is then continuing, (iii) such failure is reasonably susceptible of cure by the Loan Parties (with the reasonable cooperation of the Agents and Lenders, if necessary) and is cured within ten (10) days after the earlier of the date on which (A) a Responsible Officer of a Loan Party obtains actual knowledge of such failure or (B) written notice thereof has been given to the Borrowers by any Agent or any Lender; provided further that the Agents and Lenders shall cooperate in all commercially reasonable respects with the Loan Parties in effecting such cure; or

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(k)          [Intentionally Omitted].

(l)           ERISA Events. Any ERISA Event shall have occurred with respect to a Plan and the liability of the Loan Parties related to such ERISA Event is reasonably expected to exceed $5,000,000; or

(m)          Defaults under the SPE Requirements. Any Borrower, any Pledgor, any TRS Lessee or the Georgia Tech Owner shall breach in any material respect the Borrower SPE Requirements (which, for the purposes of this Section 6.1(m), shall be deemed to apply to the Georgia Tech Owner as is they had been incorporated in full into the constituent documents of the Georgia Tech Owner), the Pledgor SPE Requirements or the TRS Lessee SPE Requirements, respectively; provided, however, that any such breach shall not give rise to an Event of Default hereunder if (i) such breach was unintentional, non-recurring and immaterial and (ii) such breach is susceptible of cure and is cured within ten (10) days after the earlier of the date on which (A) the Georiga Tech Owner, any Borrower, any Pledgor, any TRS Lessee or the Operating Partnership discovers such unintentional, non-recurring and immaterial breach or (B) written notice thereof shall have been given to the Borrowers by the Administrative Agent or any Lender; or

(n)          Interest Rate Cap Agreements. The Borrowers shall fail to obtain or maintain an Interest Rate Cap Agreement or a replacement thereof in accordance with Sections 2.16 and Section 2.18; provided, however, that any such failure shall not give rise to an Event of Default hereunder if such failure is unintentional on the part of the Loan Parties and reasonably susceptible of cure by the Loan Parties and is cured within ten (10) days after the earlier of the date on which (A) a Responsible Officer of a Loan Party obtains actual knowledge of such failure or (B) written notice thereof shall have been given to the Borrowers by the Administrative Agent or any Lender;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Commitments of each Lender and the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Loan, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Loan, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under any Bankruptcy Law, (y) the Commitments of each Lender and the obligation of each Lender to make Advances shall automatically be terminated and (z) the Loan, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Loan Parties, and (iii) shall at the request, or may with the consent of the Required Lenders, proceed to enforce its rights and remedies under the Loan Documents for the benefit of Lenders by appropriate proceedings.

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Article VII
GUARANTY

SECTION 7.01. Guaranty; Limitation of Liability. (a) Each Guarantor (which for avoidance of doubt includes each Borrower for the purposes of this Article 7) hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrowers (x) pursuant to clause (ii) of Section 9.04(b) and (y) for which the Borrowers are personally liable or which are fully recourse to the Borrowers pursuant to Section 10.02 (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. This Guaranty is and constitutes a guaranty of payment and not merely of collection.

(b)          Each Guarantor, each Agent and each other Lender and, by its acceptance of the benefits of this Guaranty, each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Guarantors, the Agents, the other Lenders and, by their acceptance of the benefits of this Guaranty, the other Secured Parties hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

(c)          Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

SECTION 7.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of this Agreement or the other Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or any other Loan Party or whether any Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

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(a)        any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)        any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrowers, any other Loan Party or any of their Subsidiaries or otherwise;

(c)        any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d)        any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e)        any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f)        any failure of the Administrative Agent or any other Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such other Secured Party (each Guarantor waiving any duty on the part of the Administrative Agent and each other Secured Party to disclose such information);

(g)       the failure of any other Person to execute or deliver this Agreement, any other Loan Document, any Borrower Accession Agreement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h)       any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 7.03. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral.

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(b)          Each Guarantor hereby unconditionally and irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)          Each Guarantor hereby unconditionally and irrevocably waives (i) any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations, or to any other guarantor of any of the Guaranteed Obligations with respect to any of such guarantor’s obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal’s indebtedness or such guarantor’s obligations, including without limitation Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure, (ii) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any other Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (iii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section 7.03(c). As provided below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York. This Section 7.03(c) is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

(d)          Each Guarantor waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Loan Party or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any such Loan Party, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against any Loan Party, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party.

(e)          Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law (including, without limitation, Sections 580a and 580d of the California Code of Civil Procedure or any other law of any other jurisdiction having similar effect).

(f)          Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any other Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrowers, any other Loan Party or any of their Subsidiaries now or hereafter known by the Administrative Agent or such other Secured Party.

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(g)          Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Loan Documents and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

SECTION 7.04. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty, this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any Borrower, any other Loan Party or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the termination in whole of the Commitments, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full in cash, and (iii) the termination in whole of the Commitments shall have occurred, the Administrative Agent and the other Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

SECTION 7.05. [Intentionally Omitted].

SECTION 7.06. Indemnification by Guarantors. (a) Without limitation on any other Obligations of any Guarantor or remedies of the Administrative Agent or the Secured Parties under this Agreement, this Guaranty or the other Loan Documents, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Agent, each Arranger, each other Secured Party, each Servicer and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of external counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

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(b)          Each Guarantor hereby also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Loan, the actual or proposed use of the proceeds of the Loan, the Loan Documents or any of the transactions contemplated by the Loan Documents.

SECTION 7.07. Subordination. (a) Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.07.

(b)          Prohibited Payments, Etc. Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments or payments made in the ordinary course of business from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless required pursuant to Section 7.07(d), no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(c)          Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(d)          Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(e)          Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

SECTION 7.08. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, and (ii) the termination in whole of the Commitments and the payment of all Obligations, (b) be binding upon the Guarantors, their successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Secured Parties and their successors, transferees and assigns.

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Article VIII
THE AGENTS

SECTION 8.01. Authorization and Action; Appointment of Supplemental Agents; Servicer. (a) Each Lender hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. In that connection, Lenders hereby delegate to (i) the Administrative Agent the power to manager and administer the Advances and the Loan Documents, and the Administrative Agent may, without the consent of any Lender, take any and all actions necessary or required to be taken by the Administrative Agent under the Loan Documents, except to the extent that the consent of all Lenders or the Required Lenders is expressly required pursuant to any Loan Document, and (ii) the Collateral Agent the power to manager and administer the Collateral Documents, and the Collateral Agent may, without the consent of any Lender, take any and all actions necessary or required to be taken by the Collateral Agent under the Loan Documents, except to the extent that the consent of all Lenders or the Required Lenders is expressly required pursuant to any Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders or such greater number of Lenders as may be required pursuant to this Agreement, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law, including without limitation, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Operating Partnership (on behalf of any Borrower) or any Borrower pursuant to the terms of this Agreement. Notwithstanding anything to the contrary in any Loan Document, no Person identified as a syndication agent, documentation agent, senior manager, lead arranger or book-running manager, in such Person’s capacity as such, shall have any obligations or duties to any Loan Party, any Agent or any other Secured Party under any of such Loan Documents. In its capacity as Lenders’ contractual representative, each Agent is a “representative” of Lenders as used within the meaning of “Secured Party” under Section 9-102 of the Uniform Commercial Code.

(b)          Anything contained herein or in the Collateral Documents to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more trustees, co-trustees, collateral co-agents or collateral subagents (each, a “Supplemental Agents”) with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Supplemental Agent with respect to any Collateral, (i) such Supplemental Agent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent under the Collateral Documents with respect to such Collateral; (ii) such Supplemental Agent shall be deemed to be an “Agent” for purposes of this Agreement and the other Loan Documents, and the provisions of Section 22 of the Security Agreement, this Article and Section 9.04 hereof that refer to the Collateral Agent shall inure to the benefit of such Supplemental Agent, and all references therein and in the other Loan Documents to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require; and (iii) the term “Collateral Agent”, when used herein or in any applicable Collateral Document in relation to the Liens on or security interests in such Collateral granted in favor of the Collateral Agent, and any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall be deemed to include such Supplemental Agent; provided, however, that no such Supplemental Agent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent. Should any instrument in writing from the Borrowers or any other Loan Party be required by any Supplemental Agent so appointed by the Collateral Agent to more fully or certainly vest in and confirming to such Supplemental Agent such rights, powers, privileges and duties, the Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. If any Supplemental Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Agent.

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(c)          At the option of the Administrative Agent, the Loan may be serviced by a servicer/special servicer/trustee selected by the Administrative Agent (collectively, the “Servicer”) and the Administrative Agent may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such Servicer pursuant to a servicing agreement between the Administrative Agent and such Servicer. The Servicer shall be deemed to be an “Agent” for purposes of this Agreement and the other Loan Documents, and the provisions of Section 22 of the Security Agreement, this Article and Section 9.04 hereof that refer to the Administrative Agent shall inure to the benefit of the Servicer, and all references therein and in the other Loan Documents to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or the Servicer, as the context may require. Without limitation of any other provision contained herein, the Borrowers shall be liable for the third party out-of-pocket costs and expenses of the Administrative Agent incurred with respect to any Servicer, including, without limitation, any initial set up costs and fees and ongoing monthly costs and fees, in each case, charged by such Servicer, provided that such servicing fee shall be in an amount customary in the marketplace for commercial mortgage loans similar to the Loan; provided, however, that at no time shall such servicing fee exceed an annual rate equal to 0.01% of the then Outstanding Principal Balance.

SECTION 8.02. Agents’ Reliance, Etc. Neither any Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) in the case of the Administrative Agent, may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex or other electronic communication) believed by it to be genuine and signed or sent by the proper party or parties; and (g) shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Bankruptcy Law.

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SECTION 8.03. Citibank and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any Subsidiary of any Loan Party and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Citibank were not the Administrative Agent or the Collateral Agent and without any duty to account therefor to Lenders.

SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Nothing in this Agreement or any other Loan Document shall require any Agent or any of its respective directors, officers, agents or employees to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to each Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agents or any of their respective directors, officers, agents or employees. Subject to the terms of the immediately preceding sentence, each Agent agrees to deliver to Lenders any “know your customer” related information received by such Agent from the Borrowers.

SECTION 8.05. Indemnification by Lenders. (a) Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

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(b)          For purposes of this Section 8.05, Lenders’ respective ratable shares of any amount shall be determined, at any time, according to their respective Commitments at such time. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by Lender to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse any Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse any Agent for such other Lender’s ratable share of such amount. The term “Agent” shall be deemed to include the employees, directors, officers and affiliates of each Agent for purposes of this Section 8.05. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

SECTION 8.06. Successor Agents. Any Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Operating Partnership (on behalf of the Borrowers) and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages and Assignments of Leases, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within forty-five (45) days after written notice is given of the retiring Agent’s resignation or removal under this Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such forty-fifth (45th) day (i) the retiring Agent’s resignation or removal shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent’s resignation or removal hereunder as the Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

SECTION 8.07. Relationship of Agents and Lenders. The relationship between Agents (or either of them) and Lenders, and the relationship among Lenders, is not intended by the parties to create, and shall not create, any trust, joint venture or partnership relation between them.

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Article IX
MISCELLANEOUS

SECTION 9.01. Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following at any time: (i) modify the definition of Required Lenders or otherwise change the percentage vote of Lenders required to take any action under this Agreement or any other Loan Document, (ii) except to the extent expressly permitted under this Agreement (including, without limitation, as contemplated by Section 9.13(c)), release the Borrowers with respect to the Obligations of the Borrowers hereunder or, reduce or limit the obligations of any Guarantor under Article VII or release such Guarantor or otherwise limit such Guarantor’s liability with respect to the Guaranteed Obligations, (iii) release any of the Collateral (other than pursuant to Section 5.02(e) or 9.13) or permit the Loan Parties to encumber the Collateral Assets or any other Collateral, except as expressly permitted in the Loan Documents, (iv) amend Section 5.02(e)(i), 9.13 or this Section 9.01, (v) increase the Commitments of Lenders or subject Lenders to any additional obligations, (vi) forgive or reduce the principal of, or interest on, the Obligations of the Loan Parties under the Loan Documents or any fees or other amounts payable thereunder, (vii) postpone or extend any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (viii) modify the Allocated Loan Amounts, or (xiv) extend the Maturity Date, other than as provided by Section 2.16; provided further that (A) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to Lenders required above to take such action, affect the respective rights or duties of the Administrative Agent or the Collateral Agent under this Agreement or the other Loan Documents; (B) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders affect the definitions of “Closing Asset Deliverables”, “Collateral Assets”, Section 5.04, the definitions of the terms used or incorporated in Section 5.04, or waive any default under the financial covenant set forth in Section 5.04; and (C) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(b)          In the event that any Lender (a “Non-Consenting Lender”) shall fail to consent to a waiver or amendment to, or a departure from, the provisions of this Agreement which requires the consent of all Lenders and that has been consented to by the Administrative Agent and the Required Lenders, then the Borrowers shall have the right, upon written demand to such Non-Consenting Lender and the Administrative Agent given within thirty (30) days after the first date on which such consent was solicited in writing from Lenders by the Administrative Agent (a “Consent Request Date”), to cause such Non-Consenting Lender to assign its rights and obligations under this Agreement (including, without limitation, its Commitment or Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to an Eligible Assignee designated by the Operating Partnership and approved by the Administrative Agent (such approval not to be unreasonably withheld) (a “Replacement Lender”), provided that (i) as of such Consent Request Date, no Default or Event of Default shall have occurred and be continuing, (ii) as of the date of the Operating Partnership’s written demand to replace such Non-Consenting Lender, no Default or Event of Default shall have occurred and be continuing other than a Default or Event of Default that resulted solely from the subject matter of the waiver or amendment for which such consent was being solicited from Lenders by the Administrative Agent, and (iii) the replacement of any Non-Consenting Lender shall be consummated in accordance with and subject to the provisions of Section 2.19. The Replacement Lender shall purchase such interests of the Non-Consenting Lender and shall assume the rights and obligations of the Non-Consenting Lender under this Agreement upon execution by the Replacement Lender of an Assignment and Acceptance delivered pursuant to Section 9.07.

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SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier communication) and mailed, telecopied or delivered by hand or by overnight courier service, (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and delivered as set forth in Section 9.02(b) or (z) as and to the extent not prohibited by this Agreement, transmitted by e-mail, provided that such e-mail shall in all cases include an attachment (in PDF format or similar format) containing a legible signature of the person providing such notice, if to any Loan Party, in the case of the Operating Partnership at its address at 405 Park Avenue, New York, New York 10022, Attention: Chief Executive Officer and 405 Park Avenue, New York, New York 10022, Attention: General Counsel (and in the case of transmission by e-mail not prohibited to be made by e-mail, to JMehlman@hitreit.com and PHughes@hitreit.com, with a copy by U.S. mail to the Operating Partnership at its address set forth above, provided that no notices of Default shall be sent to any Loan Party solely by e-mail transmission); if to any Initial Lender, at its Domestic Lending Office or, if applicable, at the telecopy number or e-mail address specified opposite its name on Schedule I hereto (and in the case of a transmission by e-mail, with a copy by U.S. mail to its Domestic Lending Office); if to any other Lender, at its Domestic Lending Office or, if applicable, at the telecopy number or e-mail address specified in the Assignment and Acceptance pursuant to which it became a Lender (and in the case of a transmission by e-mail, with a copy by U.S. mail to its Domestic Lending Office); and if to the Administrative Agent or the Collateral Agent, at its address at Citibank, N.A., 390 Greenwich Street, 7th Floor, New York, New York 10013, Attention: Ana Rosu Marmann, or, if applicable, at ana.rosu@citi.com (and in the case of a transmission by e-mail, with a copy by U.S. mail to Citibank, N.A., 390 Greenwich Street, 7th Floor, New York, New York 10013, Attention: Ana Rosu Marmann) or, as to any Loan Party or Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent. All notices, demands, requests, consents and other communications described in this clause (a) shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery (or refusal to accept delivery), (ii) if delivered by mail, upon delivery thereof (or refusal to accept delivery), (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 9.02(b) to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform, provided that if requested by any Lender, the Administrative Agent shall deliver a copy of the Communications to such Lender by e-mail or telecopier and (iv) if delivered by electronic mail or any other telecommunications device, when receipt is confirmed by electronic mail as provided in this clause (a); provided, however, that notices and communications to the Administrative Agent pursuant to Article II, III or VIII or to the Collateral Agent under the Collateral Documents shall not be effective until received by the Administrative Agent or the Collateral Agent, as the case may be. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof. Each Lender agrees (i) to notify the Administrative Agent in writing of such Lender’s e-mail address to which a notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any notice may be sent to such e-mail address.

(b)          Notwithstanding clause (a) (unless the Administrative Agent requests that the provisions of clause (a) be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify to the Borrowers. Nothing in this clause (b) shall prejudice the right of the Administrative Agent or any Lender to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement or to request that the Borrowers effect delivery in such manner.

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(c)          Each Lender and each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to Lenders by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each Lender and each Loan Party acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each Lender and each Loan Party hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(d)          THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT NOR ANY OF ITS DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(e)          Each Lender and each Loan Party agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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SECTION 9.04. Costs and Expenses. (a) Each Borrower agrees jointly and severally to pay on demand (i) all reasonable and documented out-of-pocket costs and expenses of the Agents, the Arrangers and the Secured Parties in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) the reasonable and documented fees and expenses of counsel for the Agents with respect thereto (including, without limitation, with respect to reviewing and advising on any matters required to be completed by the Loan Parties on a post-closing basis), with respect to advising the Agents, Arrangers or any Secured Party as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto and (C) the reasonable and documented fees and expenses of counsel for the Agents with respect to the preparation, execution, delivery and review of any documents and instruments at any time delivered pursuant to Section 3.01 and (ii) all reasonable out-of-pocket costs and expenses of the Agents, the Arrangers and each Lender in connection with any work-out or the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Agents and each Lender with respect thereto).

(b)          Each Borrower agrees to indemnify, defend and save and hold harmless each Indemnified Party from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of external counsel) that may be actually incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Loan, the actual or proposed use of the proceeds of the Loan, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each Loan Party also agrees not to assert any claim against any Agent, any Arranger, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, incidental, consequential or punitive damages arising out of or otherwise relating to the Loan, the actual or proposed use of the proceeds of the Loan, the Loan Documents or any of the transactions contemplated by the Loan Documents. This Section 9.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)          If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrowers to or for the account of a Lender (other than on a Monthly Payment Date where interest has been paid by the Borrowers through the end of the then current Interest Period for such Advance), as a result of a payment or Conversion pursuant to Section 2.06, 2.09, or 2.10(d), replacement of a Lender pursuant to Section 2.19 or a termination of Commitments or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrowers fail to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06, 6.01 or otherwise, the Borrowers shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably and actually incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

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(d)          If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by any Agent or any Lender, in its sole discretion.

(e)          Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrowers and the other Loan Parties contained in Sections 2.10 and 2.12, Section 7.06 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents. The obligations and liabilities of each Loan Party under this Section 9.04 shall fully survive indefinitely notwithstanding the exercise of any of Indemnified Party’s rights pursuant to Section 726.5 of the California Code of Civil Procedure. This Section 9.04 is intended by the parties to constitute an “environmental provision” as defined in Section 736 of the California Code of Civil Procedure, and the Indemnified Parties shall have all rights and remedies in such section.

(f)          No Indemnified Party referred to in Section 9.04(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of any Borrower or any other party to a Loan Document against any and all of the Obligations of any such Borrower or such other party now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Agreement or any Note or Notes and although such obligations may be unmatured. If such deposits are not pledged pursuant to a valid security agreement, the prior written consent of the Administrative Agent shall be obtained before any right of set-off shall be exercised. Each Agent and each Lender agrees promptly to notify the Borrowers or such other party after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their respective Affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have. Notwithstanding the foregoing, no Agent or Lender shall have any set off rights against deposits which are subject to a security interest or rights in favor of another lender, or which are held for the benefit of any other Person, in each case to the extent that such lender or other Person is not an Affiliate of the Operating Partnership.

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SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower and each Guarantor named on the signature pages hereto and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers and the Guarantors named on the signature pages hereto and each Agent and each Lender and their respective successors and assigns, except that none of the Borrowers nor any other Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Lenders.

SECTION 9.07. Assignments and Participations; Replacement Notes. (a) Each Lender may (and, if demanded by the Borrowers in accordance with Section 2.19 or Section 9.01(b) will) assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, the Loan owing to it and the Note or Notes held by it); provided, however, that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Loan being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Operating Partnership on behalf of the Borrowers), (ii) each such assignment shall be to an Eligible Assignee, (iii) each such assignment made as a result of a demand by the Borrowers pursuant to Section 2.19 or Section 9.01(b) shall be an assignment of all rights and obligations of the assigning Lender under this Agreement, (iv) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, a Lender Affiliate or a Fund Affiliate of any Lender in which case notice of such assignment shall be provided to the Administrative Agent and the Borrowers, no such assignments shall be permitted (A) until the Administrative Agent shall have notified Lenders that syndication of the Loan hereunder has been completed, without the consent of the Administrative Agent, and (B) at any other time without the consent of the (1) Administrative Agent and (2) the Operating Partnership on behalf of the Borrowers (which consent, in each case, shall not be unreasonably withheld (and such consent shall be deemed given if not denied in writing within ten (10) Business Days following a written request therefor given in accordance with Section 9.02(a)), except that no consent shall be required pursuant to this clause (2) (x) if an Event of Default has occurred and is continuing at the time any assignment is effected or (y) with respect to any assignment by (I) JPMCB or an Affiliate thereof, if such assignment results in (a) JPMCB and its Affiliates continuing to own at least $25,000,000 of the Outstanding Principal Balance and (b) JPMCB, Citibank, DBNY and/or their respective Affiliates continuing to collectively own at least 50.1% of the Outstanding Principal Balance or (II) Citibank. or an Affiliate thereof or DBNY or an Affiliate thereof, as applicable, if such assignment results in (b) either such Lender and its Affiliates continuing to own at least $50,000,000 of the Outstanding Principal Balance and (b) JPMCB, Citibank, DBNY and/or their respective Affiliates continuing to collectively own at least 50.1% of the Outstanding Principal Balance, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, except if such assignment is being made by a Lender to an Affiliate or Fund Affiliate of such Lender, a processing and recordation fee of $3,500; provided, however, that (x) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment, and (y) for each such assignment made as a result of a demand by the Borrowers pursuant to Section 2.19 or Section 9.01(b), the Borrowers shall pay to the Administrative Agent the applicable processing and recordation fee. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this Section 9.07(a), then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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(b)          Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12, 7.06, 8.05 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c)          By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(d)          The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitments, and principal amount (and stated interest) of the Advances owing with respect to the Loan to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Operating Partnership (on behalf of the Borrowers), the Borrowers, any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

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(e)          Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and each other Agent. In the case of any assignment by a Lender, within five (5) Business Days after its receipt of such notice, each Borrower, at its own expense, shall, if requested by the applicable Lender, execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a substitute Note to the order of such Eligible Assignee in an amount equal to the portion of the Loan purchased by it pursuant to such Assignment and Acceptance and, if any assigning Lender has retained any portion of the Loan, a substitute Note to the order of such assigning Lender in an amount equal to the portion of the Loan retained by it hereunder. Such substitute Note or Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(f)          [Intentionally Omitted].

(g)          Each Lender may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates, any natural person or any Defaulting Lender) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Loan owing to it and the Note or Notes (if any) held by it) in a minimum gross amount of $5,000,000; provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral and (vi) a participant shall be entitled to the benefits of Sections 2.10, 2.12, and 9.04(c) (subject to the requirements and limitations therein, including the requirements under Sections 2.12(f) and 2.12(g) (it being understood that the documentation required under Sections 2.12(f) and 2.12(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.07(a); provided, however, that such participant shall not be entitled to receive any greater payment under Section 2.10, 2.12, or 9.04(c) with respect to any participation than its participating Lender would have been entitled to receive, except, in the case of Sections 2.10 and 2.12 only, to the extent such entitlement to receive a greater payment results from a change in law or increased cost, as applicable, that occurs after the participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(h)          Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Loan Parties (or any of them) furnished to such Lender by or on behalf of any Loan Party; provided, however, that prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Information received by it from such Lender on the same terms as provided in Section 9.12.

(i)          Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign, or grant a security interest in all or any portion of its rights under this Agreement (including, without limitation, any pledge or assignment of, or grant of a security interest in, the Advances owing to such Lender and any Note or Notes held by it), including in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any other central bank in accordance with applicable local laws or regulations.

(j)          Upon notice to the Borrowers from the Administrative Agent or any Lender of the loss, theft, destruction or mutilation of any Lender’s Note, each Borrower will execute and deliver, in lieu of such original Note, a replacement promissory note, identical in form and substance to, and dated as of the same date as, the Note so lost, stolen or mutilated, subject to delivery by such Lender to the Borrowers of an affidavit of lost note and indemnity in customary form. Upon the execution and delivery of the replacement Note, all references herein or in any of the other Loan Documents to the lost, stolen or mutilated Note shall be deemed references to the replacement Note.

SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or by email with a pdf or similar attachment shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 9.09. Severability. In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

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SECTION 9.10. Survival of Representations. All representations and warranties contained in this Agreement and in any other Loan Document or made in writing by or on behalf of any Loan Party in connection herewith or therewith shall survive the execution and delivery of this Agreement and the Loan Documents, the making of the Advances and any investigation made by or on behalf of the any Lender, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties.

SECTION 9.11. Usury Not Intended. It is the intent of the Borrowers and each Lender in the execution and performance of this Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of New York and the United States of America from time to time in effect. In furtherance thereof, Lenders and the Borrowers stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable law and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, taken, charged, received, reserved or paid under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts contracted for, taken, charged, received, reserved or paid on the Advances, include amounts which, by applicable law, are deemed interest which would exceed the maximum rate permitted by applicable law, then such excess shall be deemed to be a mistake and, each Lender receiving the same shall credit the same on the principal of the Obligations of the Borrowers under the Loan Documents (or if such Obligations shall have been paid in full, refund said excess to the Borrowers). In the event that the Obligations of the Borrowers under the Loan Documents are accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum rate permitted by applicable law and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the principal of the Obligations of the Borrowers under the Loan Documents (or, if such Obligations shall have been paid in full, refunded to the Borrowers). In determining whether or not the interest paid or payable under any specific contingencies exceeds the maximum rate permitted by applicable law, the Borrowers and Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Loan all amounts considered to be interest under applicable law at any time contracted for, taken, charged, received, reserved or paid in connection with the Obligations of the Loan Parties under the Loan Documents. The provisions of this Section shall control over all other provisions of this Agreement or the other Loan Documents which may be in apparent conflict herewith.

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SECTION 9.12. Confidentiality. (a) Each of the Agents and Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over such Person or any such Related Party (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions at least as restrictive as those of this Section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and its obligations, this Agreement or payments hereunder, (vii) to (A) any rating agency in connection with rating the Operating Partnership or its Subsidiaries or the Loan, (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loan or (C) external auditors as may be required by a Lender’s policies or policies of any governmental or quasi-governmental entity affecting a Lender, (viii) with the consent of the Operating Partnership or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 9.12 or (B) becomes available to such Agent, such Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Parent or any of its Subsidiaries without such Agent, such Lender or any of their respective Affiliates having knowledge that a duty of confidentiality to the Parent Guarantor or any of its Subsidiaries has been breached. In addition, the Agents and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from or on behalf of any Loan Party relating to the Loan Parties, their Subsidiaries or Affiliates or their respective businesses, but does not include any such information that is or becomes generally available to the public other than by way of a breach of the confidentiality provisions of this Section 9.12 or that is or becomes available to such Agent or such Lender from a source other than the Loan Parties prior to disclosure by the Loan Parties, provided that, in the case of information received from or on behalf of the Loan Parties after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)          Certain of the Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that does not contain material non-public information with respect to the Parent Guarantor, any or its Subsidiaries or their respective securities (“Restricting Information”). Other Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that may contain Restricting Information. Each Lender acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning the issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person. None of any Agent or any of its respective directors, officers, agents or employees shall, by making any Communications (including Restricting Information) available to a Lender, by participating in any conversations or other interactions with a Lender or otherwise, make or be deemed to make any statement with regard to or otherwise warrant that any such information or Communication does or does not contain Restricting Information nor shall any Agent or any of its respective directors, officers, agents or employees be responsible or liable in any way for any decision a Lender may make to limit or to not limit its access to Restricting Information. In particular, none of any Agent or any of its respective directors, officers, agents or employees (i) shall have, and each Agent, on behalf of itself and each of its directors, officers, agents and employees, hereby disclaims, any duty to ascertain or inquire as to whether or not a Lender has or has not limited its access to Restricting Information, such Lender’s policies or procedures regarding the safeguarding of material, nonpublic information or such Lender’s compliance with applicable laws related thereto or (ii) shall have, or incur, any liability to any Loan Party, any Lender or any of their respective Affiliates, directors, officers, agents or employees arising out of or relating to any Agent or any of its respective directors, officers, agents or employees providing or not providing Restricting Information to any Lender, other than as found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of any Agent or any of its respective directors, officers, agents or employees.

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(c)          [Intentionally Omitted].

(d)          Each Lender acknowledges that circumstances may arise that require it to refer to Communications that might contain Restricting Information. Accordingly, each Lender agrees that it will nominate at least one designee to receive Communications (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) in writing to the Administrative Agent. Each Lender agrees to notify the Administrative Agent from time to time of such Lender’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission.

(e)          Each Lender acknowledges that Communications delivered hereunder and under the other Loan Documents may contain Restricting Information and that such Communications are available to all Lenders generally. Each Lender that elects not to take access to Restricting Information does so voluntarily and, by such election, acknowledges and agrees that the Agents and other Lenders may have access to Restricting Information that is not available to such electing Lender. Each such electing Lender acknowledges the possibility that, due to its election not to take access to Restricting Information, it may not have access to any Communications (including, without being limited to, the items required to be made available to the Administrative Agent in Section 5.03 unless or until such Communications (if any) have been filed or incorporated into documents which have been filed with the Securities and Exchange Commission by the Parent). None of the Loan Parties, the Agents or any Lender with access to Restricting Information shall have any duty to disclose such Restricting Information to such electing Lender or to use such Restricting Information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use, such Restricting Information.

(f)          Sections 9.12(b), (d) and (e) are designed to assist the Agents, Lenders and the Loan Parties, in complying with their respective contractual obligations and applicable law in circumstances where certain Lenders express a desire not to receive Restricting Information notwithstanding that certain Communications hereunder or under the other Loan Documents or other information provided to Lenders hereunder or thereunder may contain Restricting Information. None of any Agent or any of its respective directors, officers, agents or employees warrants or makes any other statement with respect to the adequacy of such provisions to achieve such purpose nor does any Agent or any of its respective directors, officers, agents or employees warrant or make any other statement to the effect that a Loan Party’s or Lender’s adherence to such provisions will be sufficient to ensure compliance by such Loan Party or Lender with its contractual obligations or its duties under applicable law in respect of Restricting Information and each Lender and each Loan Party assumes the risks associated therewith.

SECTION 9.13. Release of Collateral. (a) Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, (x) as a result of a sale of the Equity Interests in the Loan Party that owns such Collateral, and (y) any Transfer pursuant to Section 5.02(e)(i)) that in each case is permitted by the terms of the Loan Documents, then the Collateral Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

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(b)          The Borrowers shall have the right from time to time to request the release of the Collateral Agent’s security interests in a Collateral Asset (in whole and not in part) in connection with a sale or a refinancing of such Collateral Asset and, if the following conditions are satisfied, the Collateral Agent shall, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Collateral Asset from the Liens of the Collateral Documents in accordance with the terms of the Loan Documents. Each such release pursuant to this Section 9.13(b) shall be subject to the following conditions: (i) the Borrowers shall have provided at least fifteen (15) days’ prior notice to the Collateral Agent requesting such release, (ii) no Default or Event of Default shall exist immediately before or immediately after such release, (iii) subject to the proviso below, the Property Release DY Test shall be satisfied immediately before and after such release, (iv) the notice requesting such release shall include a certificate of a Responsible Officer of the Operating Partnership certifying as to the matters in clauses (ii) and (iii) (together, in the case of clause (iii), with supporting evidence reasonably satisfactory to the Administrative Agent) and (v) on the date of such sale or refinancing, the Borrowers shall repay the Loan in accordance with Section 2.06 in an amount equal to the greater of (A) the Base Release Price for such Collateral Asset and (B) the amount of the Outstanding Principal Balance required to be prepaid in order to cause the Property Release DY Test to be satisfied, provided that in connection with a sale of the Collateral Asset to a Person that is not an Affiliate of any Loan Party, if a prepayment of the Loan in an amount equal to the Base Release Price would not cause the Property Release DY Test to be satisfied, the Borrowers shall not be required to satisfy clause (iii) so long as on the date of such sale the Borrowers shall repay the Loan in an amount equal to the greater of (1) the Base Release Price for such Collateral Asset, and (2) the lesser of (I) all net proceeds payable to any Borrower in connection with such sale (net of all reasonable and customary closing costs), and (II) the amount of the Outstanding Principal Balance required to be prepaid in order to cause the Property Release DY Test to be satisfied.

(c)          Notwithstanding anything to the contrary in Section 9.13(b), in the event (i) the Georgia Tech Hotel is subject to a default under the Georgia Tech Ground Lease that was not caused by any Borrower or Affiliate thereof in bad faith to circumvent the requirements of Section 9.13(b) (a “Qualified Ground Lease Default”), so long as the Borrowers have demonstrated to the Administrative Agent that they have diligently in good faith pursued a cure of such default under the Georgia Tech Ground Lease, (ii) there exists a non-monetary Event of Default arising from an event or occurrence that is specific to an individual Collateral Asset (including without limitation, any breach of a representation or warranty with respect to such Collateral Asset) that was not caused by the intentional acts of any Loan Party or an Affiliate thereof, the Administrative Agent has delivered a default notice with respect thereto, and the applicable Borrower has (x) demonstrated in good faith to the Administrative Agent that it has pursued a cure of Event of Default and (y) within five (5) Business Days of the occurrence of such Event of Default (after the expiration of any applicable cure period with respect thereto other than a cure obtained by a release under this Section 9.13(c)), provided notice to the Administrative Agent of such Borrower’s intent to cure such Event of Default by obtaining the release of such Collateral Asset pursuant to this Section 9.13(b), or (iii) a Collateral Asset is subject to a material default under an Approved Franchise Agreement (other than a default that was caused by any Borrower or Affiliate thereof in bad faith to circumvent the requirements of Section 9.13(b)) that permits the Approved Franchisor thereunder to terminate such Approved Franchise Agreement (regardless of whether the Approved Franchise Agreement has been terminated), the Administrative Agent and the Approved Franchisor have delivered a default notice with respect to such default, and the applicable Borrower has demonstrated in good faith to the Administrative Agent that it has pursued a cure of the default under such Approved Franchise Agreement, then, in each case, the applicable Borrower will have the right, but not the obligation, to request the release of the applicable Collateral Asset (in whole and not in part) and, if the following conditions are satisfied, the Collateral Agent shall, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of the related Collateral Asset from the Liens of the Collateral Documents in accordance with the terms of the Loan Documents. Each such release pursuant to this Section 9.13(c) shall be subject to the following conditions: (A) the Borrowers shall have provided at least fifteen (15) days’ prior notice to the Collateral Agent requesting such release, (B) no Default or Event of Default shall exist immediately before or after such release (other than as described in clause (ii) above or arising from the matters described in clauses (i) or (iii) above), (C) in respect of any release pursuant to clause (ii) above, such release shall occur within forty-five (45) days following the occurrence of the applicable Event of Default, (D) the notice requesting such release shall include a certificate of a Responsible Officer of the Operating Partnership certifying as to the matters in clause (B), and (E) on the date of such release, the Borrowers shall repay the Loan in accordance with Section 2.06 in an amount equal to the Base Release Price for such Collateral Asset. Any release described in clause (ii) above that occurs within forty-five (45) days following the occurrence of the applicable Event of Default shall be deemed to concurrently cure each Event of Default described in clause (ii) above.

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(d)          Notwithstanding anything to the contrary in Section 9.13(b), the Borrowers shall have the right from time to time to request the release of the Collateral Agent’s security interests in a Collateral Asset (in whole and not in part) in connection with a sale or a refinancing of such Collateral Asset (including a sale to an Affiliate of a Loan Party) if such Collateral Asset is either the subject of a Casualty or Condemnation (1) of more than sixty percent (60%) of the value of such Collateral Asset (determined by the Administrative Agent on the basis of Allocated Loan Amounts) or (2) for which the Administrative Agent has not made the Net Proceeds available to the applicable Borrower for Restoration. If the following conditions are satisfied, the Collateral Agent shall, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Collateral Asset from the Liens of the Collateral Documents in accordance with the terms of the Loan Documents. Each such release pursuant to this Section 9.13(d) shall be subject to the following conditions: (i) the Borrowers shall have provided at least fifteen (15) days’ prior notice to the Collateral Agent requesting such release, (ii) no Default or Event of Default shall exist immediately before such release or would exist immediately upon the effectiveness of such release (except to the extent arising from such Casualty or Condemnation), (iii) the notice requesting such release shall include a certificate of a Responsible Officer of the Operating Partnership certifying as to the matters in clause (ii), and (iv) on the date of such sale, the Borrowers shall repay the Loan in accordance with Section 2.06 in an amount equal to the Base Release Price for such Collateral Asset (minus any Net Proceeds retained by any Agent).

(e)          Upon the later to occur of (i) the payment in full in cash of the Secured Obligations, and (ii) the termination in whole of the Commitments, the Liens granted by the Collateral Documents shall terminate and all rights to the Collateral shall revert to the applicable Loan Party. Upon any such termination, the Collateral Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Parties such documents as such Loan Parties shall reasonably request to evidence such termination.

SECTION 9.14. Patriot Act Notification. Each Lender and each Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Parent Guarantor and the Operating Partnership shall, and shall cause each of their Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Agents or any Lender in order to assist the Agents and Lenders in maintaining compliance with the Patriot Act.

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SECTION 9.15. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or other proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, against any of the other parties hereto in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts, and each of the Loan Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in any such New York State court or, to the extent permitted or required by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this agreement shall affect any right that any Agent, any Lender or any other Indemnified Party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents to which it is a party in the courts of any jurisdiction in connection with the exercise of any rights under any Loan Document or against any Collateral or the enforcement of any judgment, and each Loan Party hereby submits to the jurisdiction of, and consents to venue in, any such court.

(b)          Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court sitting in City, County and State of New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.16. Governing Law. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY THE LENDER PARTIES AND ACCEPTED BY THE BORROWERS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS IN REAL PROPERTY (INCLUDING ALL IMPROVEMENTS AND FIXTURES THEREON) CREATED PURSUANT TO THE COLLATERAL DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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SECTION 9.17. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE OTHER LOAN PARTIES, THE AGENTS AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, OR THE ACTIONS OF THE AGENTS OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 9.18. No Fiduciary Duties. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Agent, any Lender or any Affiliate thereof, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other. The Loan Parties agree that the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions. Each Loan Party agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each of the Loan Parties acknowledges that the Agents, Lenders and their respective Affiliates may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which a Loan Party may regard as conflicting with its interests and may possess information (whether or not material to the Loan Parties) other than as a result of (w) the Collateral Agent acting as collateral agent under the Collateral Documents, (x) the Administrative Agent acting as administrative agent hereunder, or (y) Lenders acting in their respective capacities as such hereunder, that any Agent or any such Lender may not be entitled to share with any Loan Party. Without prejudice to the foregoing, each of the Loan Parties agrees that the Agents, Lenders and their respective Affiliates may (a) deal (whether for its own or its customers’ account) in, or advise on, securities of any Person, and (b) accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with other Persons in each case, as if the Agents were not the Agents and as if Lenders were not Lenders, and without any duty to account therefor to the Loan Parties. Each of the Loan Parties hereby irrevocably waives, in favor of the Agents, Lenders and the Arrangers, any conflict of interest which may arise by virtue of the Agents, the Arrangers and/or Lenders acting in various capacities under the Loan Documents or for other customers of the Agents, the Arrangers or any Lender as described in this Section 9.18.

SECTION 9.19. Liability of Borrowers. The liability of each Person constituting a Borrower under the Loan Documents shall be joint and several with all other Persons that constitute a Borrower under the Loan Documents.

SECTION 9.20. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

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(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 9.21. Bifurcation of Loan. If the Arrangers elect, in their sole discretion, prior to or upon any syndication of the Loan, to split the Loan into two or more parts, or the Notes into multiple component Notes or tranches which may have different interest rates, principal amounts, payment priorities and maturities, each Borrower agrees to cooperate with the Arrangers in connection with the foregoing and to (i) execute any modifications, amendments and supplements to this Agreement and the other Loan Documents reasonably requested by the Administrative Agent, so long as the aggregate economic terms of the Loan Documents, as so modified, amended or supplemented, will be no less favorable to the Borrowers (except for the effect of any “rate creep” arising from different Notes or components being paid on a non-pro rata basis following (x) an Event of Default or (y) a Condemnation or Casualty affecting one or more of the Collateral Assets) and (ii) provide legal opinions in relation to the same in form and substance as reasonably acceptable to the Administrative Agent. Such Notes or components may be assigned different interest rates, so long as the initial weighted average of such interest rates does not exceed the applicable interest rate hereunder. The Administrative Agent and the Arrangers shall bear their own costs in relation to any bifurcation of the Loan pursuant to this Section 9.21. The Loan Parties shall bear their own costs in relation to any bifurcation of the Loan pursuant to this Section 9.21.

Article X
RECOURSE

SECTION 10.01. Exculpation. Notwithstanding any provision of this Agreement or any Loan Document to the contrary, but subject to the further provisions of this Article X, the Secured Parties shall not enforce the liability and obligation of the Borrowers to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against any Transaction Party or any of their respective officers, directors, managers, shareholders or employees (collectively, the “Exculpated Parties”), except that an Agent may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable the Agents to enforce and realize upon this Agreement, the other Loan Documents, and the interest in the Collateral; provided, however, that any judgment in any such action or proceeding shall be enforceable only to the extent of the Borrowers’ interests in the Collateral. The Secured Parties agree that they shall not, except as otherwise provided herein or in the Mortgages, sue for, seek or demand any deficiency judgment against any of the Exculpated Parties in any such action or proceeding, under or by reason of or under or in connection with the Loan Documents. The provisions of this Section 10.01 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Loan Documents; (ii) impair the right of any Agent to name any Transaction Party as a party defendant in any action or suit for judicial foreclosure and sale under any Mortgage; (iii) affect the validity or enforceability of any indemnity, guaranty (including the Guaranty), master lease or similar instrument made in connection with the Loan Documents; (iv) impair the right of the any Agent to obtain the appointment of a receiver; (v) impair the enforcement of any Assignment of Leases; (vi) impair the right of the Secured Parties to enforce the provisions of the Mortgages; (vii) exercise of any other remedy set forth in this Agreement or in any other Loan Document which is not inconsistent with the terms of this Section 10.01; or (viii) impair the right of the Secured Parties to obtain a deficiency judgment or other judgment on the Notes against Borrowers if necessary to (A) preserve or enforce its rights and remedies against the Collateral or (B) obtain any Insurance Proceeds or Awards to which the Secured Parties would otherwise be entitled under the terms of the Loan Documents; provided, however, the Secured Parties shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

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SECTION 10.02. Personal Liability of Borrowers. (a) Each Borrower shall be personally liable to the Secured Parties for the actual Losses they incur due to:

(i)            fraud or intentional material misrepresentation committed by any Transaction Party in connection with the Loan;

(ii)          any Borrower or any TRS Lessee incurring any Indebtedness in violation of the Loan Documents not otherwise set forth in clause (i) in the definition of “Springing Recourse Event” below (unless such Indebtedness was permitted when incurred but was not repaid due to the failure of the Collateral Assets to generate sufficient cash flow or the failure of the Administrative Agent to release funds from the Accounts (as defined in the Cash Management Agreement));

(iii)          any Borrower or any TRS Lessee failing to obtain the Administrative Agent’s prior consent to (a) any Transfer of any Collateral Asset or (b) any Transfer of a direct or indirect interest in the Georgia Tech Owner, any Pledgor, any Borrower or any TRS Lessee, in each case not otherwise set forth in clause (ii) in the definition of “Springing Recourse Event” below;

(iv)          removal of personal property from the Collateral Assets during an Event of Default by any Transaction Party, unless replaced with personal property of substantially the same or greater utility and of the same or greater value;

(v)          any intentional material physical Waste (as defined below) at any Collateral Asset committed by any Transaction Party. “Waste” means any material abuse or, other than demolition in connection with a Restoration or alteration or improvement conducted in accordance with the Loan Documents, destructive use of any Collateral Asset;

(vi)          the material misappropriation by any Transaction Party of (A) any Insurance Proceeds paid by reason of any Casualty to any Collateral Asset, (B) any Awards in connection with the Condemnation of any Collateral Asset and (C) any Gross Hotel Revenues after (or that results in) a Lockbox Period or an Event of Default, in each case, in violation of the Loan Documents;

(vii)          any defaults under any Approved Franchise Agreement for failure to complete any PIP Work which results in the termination or cancellation of the applicable Approved Franchise Agreement or any other termination or cancellation of an Approved Franchise Agreement, provided that there shall not be personal recourse liability pursuant to this clause (vii) if any Borrower or any TRS Lessee delivers a replacement Approved Franchise Agreement in compliance with Section 5.01(q) within ninety (90) days of such termination or cancellation or if the Allocated Loan Amount for the Collateral Asset subject to such terminated Approved Franchise Agreement together with the Allocated Loan Amount for all other Collateral Assets that have had their Approved Franchise Agreements terminated accounts for less than five percent (5%) of the aggregate Allocated Loan Amounts of all of the Collateral Assets, provided that with respect to any Collateral Asset that is in a “red zone 1” or “red zone 2” (or the equivalent thereof in either case) as of the Closing Date, any default under the Approved Franchise Agreement with respect to such Collateral Asset shall result in personal recourse liability of the Borrowers notwithstanding that the Allocated Loan Amount for all other Collateral Assets that have had their Approved Franchise Agreements terminated accounts for less than five percent (5%) of the aggregate Allocated Loan Amounts of all of the Collateral Assets;

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(viii)          any breach of any provision of Section 5.01(w) or Section 5.02(p) or any breach by the Georgia Tech Owner of the Borrower SPE Requirements (which, for the purposes of this clause (viii), shall be deemed to apply to the Georgia Tech Owner as is they had been incorporated in full into the constituent documents of the Georgia Tech Owner) that in each case does not result in the substantive consolidation of the assets and liabilities of the Georgia Tech Owner, any Pledgor, any Borrower or any TRS Lessee with any other Person as a result of such breach;

(ix)          the modification, surrender, termination or rejection in a bankruptcy proceeding by the Georgia Tech Owner of the Georgia Tech Ground Lease if such modification, surrender, termination or rejection is prohibited under this Agreement or under any other Loan Document; and/or

(x)          any breach by any Loan Party of any provision of Section 5.01(cc), Section 5.02(b)(ii) or clause (C) or (D) of Section 5.02(k).

(b)          Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (A) no Secured Party shall be deemed to have waived any right which such Secured Party may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Law to file a claim for the full amount of the Obligations or to require that all Collateral shall continue to secure all of the Obligations owing to the Secured Parties in accordance with the Loan Documents, and (B) the Obligations shall be fully recourse to each Borrower (and guaranteed by any Guarantor pursuant to the Guaranty) in the event that any of the following occur (each, a “Springing Recourse Event”): (i) any Pledgor, any Borrower or any TRS Lessee fails to obtain the Administrative Agent’s prior consent to any financing for borrowed money secured by any Collateral Asset or any Pledged Interests, or any voluntary conveyance of a mortgage, deed of trust, security deed, security agreement or similar grant by any Pledgor, any Borrower or any TRS Lessee of a voluntary Lien upon any Collateral Asset or any Pledged Interests, or any Pledgor, any Borrower or any TRS Lessee fails to obtain the Administrative Agent’s prior consent to any voluntary granting of a security interest in, voluntary pledge of or other voluntary Lien upon any direct or indirect Equity Interest in any Pledgor, any Borrower or any TRS Lessee, in each case, as security for any obligations or liabilities that is not permitted under the Loan Documents (excluding, for the avoidance of doubt, the security interests, pledges or Liens granted under the Loan Documents securing the Loan), in each case under this clause (i) that is not permitted under the Loan Documents or otherwise cured; (ii) any Borrower fails to obtain the Administrative Agent’s prior consent to (A) any voluntary transfer of fee (or ground leasehold) title to any Collateral Asset or any Pledged Interests that is not permitted under the Loan Documents or otherwise cured, or (B) any voluntary transfer of a direct or indirect interest in any Pledgor, the Georgia Tech Owner, any Borrower or any TRS Lessee that results in a change of Control of any Pledgor, the Georgia Tech Owner, any Borrower or any TRS Lessee that is not permitted under the Loan Documents or otherwise cured; (iii) any Pledgor, the Georgia Tech Owner, any Borrower or any TRS Lessee files a voluntary petition under the Bankruptcy Law or any other Federal or state bankruptcy or insolvency law; (iv) the filing of an involuntary petition against any Pledgor, the Georgia Tech Owner, any Borrower or any TRS Lessee under the Bankruptcy Law or any other Federal or state bankruptcy or insolvency law by any other Person in which any Pledgor, the Georgia Tech Owner, any Borrower and/or any TRS Lessee colludes with or otherwise assists such Person, and/or any Pledgor, the Georgia Tech Owner, any Borrower and/or any TRS Lessee solicits or causes to be solicited petitioning creditors for any involuntary petition against any Pledgor, the Georgia Tech Owner, any Borrower and/or any TRS Lessee by any Person; (v) any Pledgor, the Georgia Tech Owner, any Borrower or any TRS Lessee files an answer consenting to, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Law or any other Federal or state bankruptcy or insolvency law (except to the extent required by applicable law); (vi) any Pledgor, the Georgia Tech Owner, any Borrower, any TRS Lessee or any Affiliate, officer, director or representative which controls such Pledgor, the Georgia Tech Owner, such Borrower or such TRS Lessee, as the case may be, consents to, or joins in, an application for the appointment of a custodian, receiver, trustee or examiner for such Pledgor, the Georgia Tech Owner, such Borrower, such TRS Lessee, and/or any portion of any Collateral Asset or the Pledged Interests, as the case may be; (vii) any Pledgor, the Georgia Tech Owner, any Borrower or any TRS Lessee makes an assignment for the benefit of creditors or admits, in any legal proceeding, its insolvency or inability to pay its debts as they become due (in each case except to the extent required by applicable law); (viii) any Pledgor, any Borrower or any TRS Lessee fails to comply with any provision of Section 5.01(w) or Section 5.02(p) (other than those relating to solvency or adequacy of capital or adequacy of cash flow), and such failure results in an order of substantive consolidation of one (1) or more of the Pledgors, the Borrowers or the TRS Lessees with any other Person in a bankruptcy or similar proceeding under the Bankruptcy Law or any other federal or state bankruptcy or insolvency law; or (ix) any breach by the Georgia Tech Owner of the Borrower SPE Requirements (which, for the purposes of this clause (ix), shall be deemed to apply to the Georgia Tech Owner as is they had been incorporated in full into the constituent documents of the Georgia Tech Owner) (other than those relating to solvency or adequacy of capital or adequacy of cash flow), and such failure results in an order of substantive consolidation of one (1) or more of the Georgia Tech Owner, the Borrowers or the TRS Lessees with any other Person in a bankruptcy or similar proceeding under the Bankruptcy Law or any other federal or state bankruptcy or insolvency law.

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(c)          For purposes of the foregoing clauses (a) and (b), (i) a foreclosure (or conveyance in lieu) of the Collateral (or exercise of remedial rights or actions taken by any Agent or any agent thereof) shall not be deemed a transfer in violation of the Loan Documents and (ii) the Guarantor will not have any further liability with respect to actions taken by a Borrower first occurring after the time that the Guarantor no longer Controls such Borrower as a result of foreclosure, assignment in lieu of foreclosure or other remedial action including the appointment of a receiver or custodian by any Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

HIT NBL HYP SCHIL OWNER, LLC

HIT NBL CY CBSOH OWNER, LLC

HIT NBL HH ATLGA OWNER, LLC

HIT SMT CY FLGAZ OWNER, LLC

HIT SMT BTRLAOOl OWNER, LLC

HIT SMT FIS BTRLA OWNER, LLC

HIT SMT FTWINOOl OWNER, LLC

HIT SMT MDFOROOl OWNER, LLC

HIT SMT RI FTWIN OWNER, LLC HIT

SMT SHS FLGAZ OWNER, LLC HIT

SMT SHS BTRLA OWNER, LLC HIT

SMT TPS BTRLA OWNER, LLC HIT

SMT FIS DENCO OWNER, LLC HIT

SMT FIS BELWA OWNER, LLC HIT

SMT FIS SPKWA OWNER, LLC HIT

SMT FTCCOOOl OWNER, LLC HIT

SMT FTCC0002 OWNER,  LLC HIT

SMT SHS DENCO OWNER, LLC HIT

SMT CY GRMTN OWNER, LLC HIT

SMT CY JKSMS OWNER, LLC HIT

SMT FIS GRMTN OWNER, LLC HIT

SMT RDGMSOOl OWNER, LLC HIT

SMT RI JKSMS OWNER, LLC HIT

SMT RI GRMTN OWNER, LLC HIT

SMT RDGMS002 OWNER, LLC HIT

GA TECH  HOLDING  LLC,

each a Delaware limited liability company

By:	/s/ Paul C. Hughes
	Name:	Paul C. Hughes
	Title:	General Counsel and Secretary

Second Amended and Restated Term Loan Agreement

HIT NBL MNTCA001 OWNER, LP, a Delaware
limited partnership

By:	HIT NBL NTC Owner GP, LLC, a Delaware limited liability company, its general partner

	By:	/s/ Paul C. Hughes
		Name:	Paul C. Hughes
		Title:	General Counsel and Secretary

HIT SMT ELPTX00l OWNER, LP, a Delaware
limited partnership

By:	HIT SMT NTC Owner GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Paul C. Hughes
	Name:	Paul C. Hughes
	Title:	General Counsel and Secretary

Second Amended and Restated Term Loan Agreement

GUARANTORS:

HOSPITALITY INVESTORS TRUST, INC., a

Maryland corporation

By:	/s/ Paul C. Hughes
	Name:	Paul C. Hughes
	Title:	General Counsel and Secretary

HOSPITALITY INVESTORS TRUST OPERATING

PARTNERSHIP, L.P., a Delaware limited partnership

By:	HOSPITALITY INVESTORS TRUST, INC., a
Maryland corporation, its general partner

By:	/s/ Paul C. Hughes
	Name:	Paul C. Hughes
	Title:	General Counsel and Secretary

Second Amended and Restated Term Loan Agreement

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

CITIBANK, N.A.

By:	/s/ Harry Kramer
	Name:	Harry Kramer
	Title:	Vice President

Second Amended and Restated Term Loan Agreement

LENDERS:

CITIBANK, N.A., as Initial Lender

By:	/s/ Harry Kramer
	Name:	Harry Kramer
	Title:	Vice President

Second Amended and Restated Term Loan Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as
Initial Lender

By:	/s/ George R. Reynolds
	Name:	George R. Reynolds
	Title:	Director

By:	/s/ Murray Mackinon
	Name:	Murray Mackinon
	Title:	Director

Second Amended and Restated Term Loan Agreement

JPMORGAN CHASE BANK, NATIONAL

ASSOCIATION, as Initial Lender

By:	/s/ Anthony Shaskus

	Name:	Anthony Shaskus
	Title:	Vice President

Second Amended and Restated Term Loan Agreement

SCHEDULE I

COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Initial Lender	Commitments	Domestic Lending Office	Eurodollar Lending Office
Citibank, N.A.	$124,000,000.00	1615 Brett Road, OPS III, New	1615 Brett Road, OPS III New
		Castle, DE 19720	Castle, DE 19720
		Attn: Agency Operations	Attn: Agency Operations
		Tel: (302) 894-6010	Tel: (302) 894-6010
		Fax: (646) 274-5080	Fax: (646) 274-5080

		390 Greenwich Street, 7th Fl.	390 Greenwich Street, 7th Fl.
		New York, NY 10013	New York, NY 10013
		Attn: David Cappellini	Attn: David Cappellini
		Tel: (212) 723-2178	Tel: (212) 723-2178
		Fax (866) 597-0918	Fax (866) 597-0918
Deutsche Bank	$124,000,000.00	90 Hudson Street, 1st Floor	90 Hudson Street, 1st Floor
AG New York		(JCY05-0199), Jersey City, New	(JCY05-0199), Jersey City, New
Branch		Jersey 07302	Jersey 07302
		Attn: Deirdre Wall	Attn: Deirdre Wall
		Tel: (201) 593-2178	Tel: (201) 593-2178
		Fax: (201) 593- 2309/2310	Fax: (201) 593-2309/2310
JPMorgan	$62,000,000.00	383 Madison Avenue	383 Madison Avenue
Chase Bank,		New York, New York 10179	New York, New York 10179
National		Attention: Nancy Alto	Attention: Nancy Alto
Association		Tel: (212) 834-3038	Tel: (212) 834-3038
		Fax: (917) 546-2564	Fax: (917) 546-2564
Totals	$310,000,000.00

Sch. I - 1

SCHEDULE II

COLLATERAL ASSETS

1.	Hilton Garden Inn, 1000 Aguajito Road, Monterey, CA 93940 (Monterey County)

2.	Hyatt Place, 1851 McConnor Parkway, Schaumburg, IL 60173 (Cook County)

3.	Courtyard Flagstaff, 2650 S. Beulah Blvd., Flagstaff, AZ 86001 (Coconino County)

4.	Springhill Suites, 2455 S. Beulah Blvd., Flagstaff, AZ 86001 (Coconino County)

5.	Hampton Inn, 8219 West Jefferson Blvd., Fort Wayne, IN 46804 (Allen County)

6.	Residence Inn, 7811 West Jefferson Blvd., Fort Wayne, IN 46804 (Allen County)

7.	DoubleTree by Hilton Hotel, 4964 Constitution Avenue, Baton Rouge, LA 70808 (East Baton Rouge Parish)

8.	Fairfield Inn & Suites, 7959 Essen Park Avenue, Baton Rouge, LA 70809 (East Baton Rouge Parish)

9.	Springhill Suites, 7979 Essen Park Avenue, Baton Rouge, LA 70809 (East Baton Rouge Parish)

10.	TownePlace Suites, 8735 Summa Avenue, Baton Rouge, LA 70809 (East Baton Rouge Parish)

11.	Hampton Inn, 1122 Morrow Road, Medford, OR 97504 (Jackson County)

12.	Hampton Inn & Suites, 6635 Gateway Blvd. West, El Paso, TX 79925 (El Paso County)

13.	Hyatt House Atlanta Cobb Galleria, 3595 Cumberland Blvd., Atlanta, GA 30308 (Cobb County)

14.	Georgia Tech Hotel & Conference Center, 800 Spring Street NW, Atlanta, GA 30354 (Fulton County)

15.	Courtyard Columbus Downtown, 35 West Spring Street, Columbus, OH 43215 (Franklin County)

16.	Fairfield Inn & Suites, 6851 Tower Road, Denver, CO 80249 (Denver County)

17.	Hampton Inn, 1620 Oakridge Drive, Fort Collins, CO 80525 (Larimer County)

18.	Hilton Garden Inn, 2821 East Harmony Road, Fort Collins, CO 80528 (Larimer County)

19.	SpringHill Suites, 18350 East 68th Avenue, Denver, CO 80249 (Denver County)

20.	Fairfield Inn & Suites, 311 North Riverpoint Blvd., Spokane, WA 99202 (Spokane County)

21.	Fairfield Inn & Suites, 14595 NE 29th Place, Bellevue, WA 98007 (King County)

22.	Courtyard Jackson Ridgeland, 6280 Ridgewood Court Drive, Jackson, MS 39211 (Hinds County)

23.	Homewood Suites Jackson Ridgeland, 853 Centre Street, Ridgeland, MS 39157 (Madison County)

24.	Residence Inn Jackson Ridgeland, 855 Centre Street, Ridgeland, MS 39157 (Madison County)

Sch. II - 1

25.	Staybridge Suites Jackson, 801 Ridgewood Road, Ridgeland, MS 39157 (Madison County)

26.	Courtyard Memphis Germantown, 7750 Wolf River Blvd., Germantown, TN 38138 (Shelby County)

27.	Fairfield Inn & Suites Memphis Germantown, 9320 Poplar Pike, Germantown, TN 38138 (Shelby County)

28.	Residence Inn Memphis Germantown, 9314 Poplar Pike, Germantown, TN 38138 (Shelby County)

Sch. II - 2

SCHEDULE III

BORROWER SPE REQUIREMENTS

[See Attached.]

Sch. III - 1

SCHEDULE III

BORROWER SPE REQUIREMENTS

Title to Company Property. Legal title to the Company’s interest in all Company property shall be taken and at all times held in the name of the Company.

Company’s Purposes. Notwithstanding anything to the contrary contained in this Agreement, the Loan Agreement or in any other document governing the formation, management or operation of the Company, the sole purpose to be conducted or promoted by the Company is to engage in the following activities: (i) to acquire, own, hold, lease, operate, manage, maintain, develop and improve the Collateral Asset[s] located at [INSERT THE NAMES OF EACH PROPERTY OWNED BY THE COMPANY], commonly known as the “[______________]” (the [“Properties” and individually, each a] “Property”), in each case, as defined in the Loan Agreement (defined below); (ii) to enter into and perform its obligations under the Loan Documents; (iii) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Propert[ies][y] to the extent permitted under the Loan Agreement (as hereinafter defined), the Company’s organizational documents and the Loan Documents; and (iv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

Special Provisions Regarding Loan. This Section is being adopted in order to comply with certain provisions required in order to qualify the Company as a “Special Purpose” entity. Notwithstanding anything in this Agreement to the contrary or in any other document governing the formation, management or operation of the Company, and for so long as the Obligations of the Loan Parties under the Loan Documents are outstanding and [any][the] Property is a Collateral Asset, the Company shall comply with the following provisions (all initial capitalized terms used in this Section but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Second Amended and Restated Term Loan Agreement, dated as of April 27, 2017, among the Company and the other borrowers party thereto, collectively as Borrower, Hospitality Investors Trust Operating Partnership, L.P. and Hospitality Investors Trust, Inc., collectively as guarantors, and Citibank, N.A., as administrative agent (together with its successors and assigns, “Agent”), and the other parties party thereto, as amended from time to time (the “Loan Agreement”):

(a)          The Company has not owned, does not own, and will not own any asset or property other than (A) the Propert[ies][y], (B) incidental personal property necessary for the ownership or operation of the Propert[ies][y], and (C) any other assets permitted to be owned pursuant to the terms and provisions of the Loan Agreement.

(b)          The Company has not engaged and will not engage in any business unrelated to the applicable purposes set forth in Section [    ] above.

(c)          The Company has not and will not enter into any contract or agreement with any Affiliate of the Company (other than the Approved Management Agreement and Operating Lease), except upon terms and conditions that are intrinsically fair, commercially reasonable, and no less favorable to it than would be available on an arms-length basis with third parties other than any such party.

(d)          The Company has not incurred and will not incur any Indebtedness other than as expressly permitted under the Loan Agreement.

(e)          Other than intercompany Indebtedness permitted by the Loan Agreement, the Company has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and has not and shall not acquire obligations or securities of its Affiliates.

Sch. III - 1

(f)          The Company has been, is, and intends to remain solvent and the Company has paid and intends to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets (to the extent sufficient cash flow exists from the Collateral Assets owned by it); provided, however that the foregoing shall not require any direct or indirect member, partner or shareholder of the Company to make any additional capital contributions to the Company.

(g)          The Company has done or caused to be done, and will do, all things necessary to observe organizational formalities and preserve their existence, and the Company has not, and will not (i) terminate or fail to comply with the provisions of its organizational documents, or (ii) unless Agent has consented, amend, modify or otherwise change its [operating][limited partnership] agreement or other organizational documents, in either case except as otherwise expressly permitted by the Loan Agreement.

(h)          Except as otherwise provided in the Loan Documents and except to the extent that the Company is (i) required to file consolidated tax returns by law; or (ii) treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, (1) the Company has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person; (2) the Company’s assets will not be listed as assets on the financial statement of any other Person; it being understood that the Company’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company and such Affiliates and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates (other than the other Borrowers with respect to the Loan) or any other Person, and (ii) such assets shall be listed on the Company’s own separate balance sheet; and (3) the Company will file its own tax returns (to the extent the Company is required to file any tax returns) and will not file a consolidated federal income tax return with any other Person, unless required by applicable law. The Company has maintained and shall maintain its books and records in the ordinary course of its business and so long as the Obligations of the Loan Parties under the Loan Documents are outstanding, shall maintain its books and records in the ordinary course of its business and as otherwise required pursuant to the terms of the Loan Agreement.

(i)           The Company has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (recognizing that the Company may be treated as a “disregarded entity” for tax purposes and is not required to file tax returns for tax purposes under applicable law), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or department or part of the other and shall, to the extent reasonably necessary for the operation of its business, maintain and utilize separate stationery, invoices and checks bearing its own name.

(j)           The Company has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however that the foregoing shall not require any direct or indirect member, partner or shareholder of the Company to make any additional capital contributions to the Company.

(k)          Neither the Company nor any constituent party of the Company has sought or will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of the Company.

(l)           Other than to the extent permitted in the Cash Management Agreement, the Company has not and will not commingle the funds and other assets of the Company with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name.

(m)         The Company has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person

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(n)          Except in connection with the Loan, the Company has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(o)          [The organizational documents of the Company shall provide that the business and affairs of the Company shall be managed by or under the direction (A) of a board of one or more directors designated by the Company’s sole member (the “Sole Member”), (B) a committee of managers designated by Sole Member (a “Committee”) or (C) by Sole Member, and at all times there shall be at least one (1) duly appointed Independent Director or Independent Manager. In addition, the organizational documents of the Company shall provide that no Independent Director or Independent Manager (as applicable) of the Company may be removed or replaced without Cause and unless the Company provides Agent with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of an Independent Director or Independent Manager (as applicable), together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director or Independent Manager, as applicable, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director or Independent Manager (as applicable).]1

(p)          The organizational documents of the Company [and the Company’s general partner (the “General Partner”)] shall also provide an express acknowledgment that each of Agent and the Secured Parties is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents.

(q)          [The organizational documents of the Company shall provide that the Company will not and the Company agrees that it will not, without the unanimous written consent of its board of directors, its Committee or its Sole Member (as applicable), including, or together with, the Independent Director or Independent Manager (as applicable) (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official of the Company, (iii) take any action that is reasonably likely to cause such entity to become insolvent, (iv) make an assignment for the benefit of creditors, (v) admit in writing (other than so-called customary “going concern” language contained in any auditor’s report or in the footnotes to any financial statements) its inability to pay debts generally as they become due, (vi) intentionally omitted, or (vii) take any action in furtherance of the foregoing. The Company shall not take any of the foregoing actions without the unanimous written consent of its board of directors, its Committee or its Sole Member, as applicable, including (or together with) any Independent Director or Independent Manager, as applicable. In addition, the organizational documents of the Company shall provide that, when voting with respect to any matters set forth in the immediately preceding sentence of this clause (q), the Independent Director or Independent Manager (as applicable) shall consider only the interests of the Company, including its creditors. Without limiting the generality of the foregoing, such documents shall expressly provide that, to the greatest extent permitted by law, except for duties to the Company (including duties to the members of the Company solely to the extent of their respective economic interest in the Company and to the Company’s creditors as set forth in the immediately preceding sentence), such Independent Director or Independent Manager (as applicable) shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the members of the Company, (ii) other Affiliates of the Company, or (iii) any group of Affiliates of which the Company are a part); provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.]2

1 If a Borrower is a limited partnership, the language in this clause will need to appear in the organizational documents of the General Partner of such Borrower and not in the organizational documents of such Borrower.

2 If a Borrower is a limited partnership, the language in this clause will need to appear in the organizational documents of the General Partner of such Borrower and not in the organizational documents of such Borrower.

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(r)          [The organizational documents of the Company shall provide that, as long as any portion of the Obligations of the Loan Parties under the Loan Documents remains outstanding, upon the occurrence of any event that causes Sole Member to cease to be a member of the Company (other than (i) upon an assignment by Sole Member of all of its limited liability company interest in the Company and the admission of the transferee, if permitted pursuant to the organizational documents of the Company and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of the Company, if permitted pursuant to the organizational documents of the Company and the Loan Documents), the person acting as an Independent Director or Independent Manager (as applicable) of the Company shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of the Company, automatically be admitted as a member of the Company (in each case, a “Special Member”) and shall preserve and continue the existence of the Company without dissolution. The organizational documents of the Company shall further provide that for so long as any portion of the Obligations of the Loan Parties under the Loan Document is outstanding, no Special Member may resign or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as a Special Member, and (ii) such successor Special Member has also accepted its appointment as an Independent Director or Independent Manager (as applicable).]3

(s)          The organizational documents of the Company shall provide that, as long as any portion of the Obligations of the Loan Parties under the Loan Documents remains outstanding, except as expressly permitted pursuant to the terms of the Loan Agreement, (i) [Sole Member][General Partner] may not resign, and (ii) no additional [member][partner] shall be admitted to the Company without the Administrative Agent’s consent.

(t)          [The organizational documents of the Company shall provide that, as long as any portion of the Obligations of the Loan Parties under the Loan Documents remains outstanding: (i) the Company shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the [last remaining member][general partner] of the Company or the occurrence of any other event which terminates the continued membership of the [last remaining member][general partner] of the Company in the Company unless the business of the Company is continued in a manner permitted by its [operating][limited partnership] agreement or the Delaware [Limited Liability Company][Revised Uniform Limited Partnership] Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section [18-802][17-802] of the Act; (ii) upon the occurrence of any event that causes the [last remaining member][general partner] of the Company to cease to be [a member][the general partner] of the Company or that causes [Sole Member][General Partner] to cease to be [a member][the general partner] of the Company (other than upon continuation of the Company without dissolution upon (A) an assignment by [Sole Member][General Partner] of all of its [limited liability company][partnership] interest in the Company and the admission of the transferee, if permitted pursuant to the organizational documents of the Company and the Loan Documents, or (B) the resignation of [Sole Member][General Partner] and the admission of [an additional member][a new general partner] of the Company, if permitted pursuant to the organizational documents of the Company and the Loan Documents), to the fullest extent permitted by law, the personal representative of such [last remaining member][general partner] shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (I) to continue the existence of the Company, and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute [member][general partner] of the Company, effective as of the occurrence of the event that terminated the continued [membership of such member in][role of such entity as general partner of] the Company; (iii) the bankruptcy of [Sole Member][General Partner] or a Special Member shall not cause such [Sole Member][General Partner] or Special Member, respectively, to cease to be a [member][partner] of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution; (iv) in the event of the

3 If a Borrower is a limited partnership, the language in this clause will need to appear in the organizational documents of the General Partner of such Borrower and not in the organizational documents of such Borrower.

Sch. III - 4

dissolution of the Company, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section [18-804][17-804] of the Act; and (v) to the fullest extent permitted by law, each of [Sole Member][General Partner] and the Special Members shall irrevocably waive any right or power that they might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.]4

(u)          The Company has paid and intends to pay its own liabilities and expenses, including the salaries of its own employees (if any), consultants and agents from its own funds (to the extent sufficient cash flow exists from the Collateral Assets owned by it), and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of the Company to make any additional capital contributions to the Company.

(v)         The Company has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.

(w)          Except in connection with the Loan, the Company has not pledged and will not pledge its assets for the benefit of any other Person.

(x)          [The organizational documents of the Company will provide that the Company will have no obligation to indemnify its officers, director, member or Special Member, as the case may be, in each case, unless such an obligation is fully subordinated to the Indebtedness of the Company under the Loan Documents and will not constitute a claim against it if cash flow in excess of the amount required to pay the Indebtedness of the Company under the Loan Documents is insufficient to pay such obligation.]5

(y)          Except in connection with the Loan, the Company has not, does not, and will not have any of its obligations guaranteed by any Affiliate.

As used herein:

“Cause” shall mean, with respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager, as applicable, that constitute willful disregard of, or gross negligence with respect to, such Independent Director’s or Independent Manager’s, as applicable, duties, (ii) such Independent Director or Independent Manager, as applicable, has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, as applicable, (iii) such Independent Director or Independent Manager, as applicable, has breached its fiduciary duties of loyalty and care as and to the extent of such duties in accordance with the terms of the Company’s organizational documents, (iv) there is a material increase in the fees charged by such Independent Director or Independent Manager, as applicable, or a material change to such Independent Director’s or Independent Manager’s, as applicable, terms of service, (v) such Independent Director or Independent Manager, as applicable, is unable to perform his or her duties as Independent Director or Independent Manager, as applicable, due to death,

4 If a Borrower is a limited partnership, this provision should appear in both the organizational documents of such Borrower and of its General Partner.

5 If a Borrower is a limited partnership, this provision should appear in both the organizational documents of such Borrower and of its General Partner.

Sch. III - 5

disability or incapacity, or (vi) such Independent Director or Independent Manager, as applicable, no longer meets the definition of Independent Director or Independent Manager, as applicable.

“Independent Director” or “Independent Manager” shall mean a natural person selected by the Company (a) with at least three (3) years of employment experience as an independent director, independent manager or independent member, (b) who is provided by a Nationally Recognized Service Company, and (c) who is duly appointed as an Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager (except pursuant to an express provision in the Company’s operating agreement providing for the appointment of such Independent Director or Independent Manager to become a “special member” upon the last remaining member of the Company ceasing to be a member of the Company) and shall not have been at any time during the preceding five (5) years, any of the following:

(i)	a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of the Company, any Affiliate of the Company or any direct or indirect parent of the Company;

(ii)	a customer, supplier or other Person who derives any of its purchases or revenues from its activities with the Company or any Affiliate of the Company;

(iii)	a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person described in clause (i) or clause (ii) above; or

(iv)	a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person described in clause (i) or clause (ii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with the Company shall be qualified to serve as an Independent Director or Independent Manager of the Company, provided that the fees that such individual earns from serving as Independent Director or Independent Manager of affiliates of the Company in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for that year.

A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director or Independent Manager of the Company if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business.

“Nationally Recognized Service Company” shall mean any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, National Corporate Research, Ltd., United Corporate Services, Inc., Independent Member Services LLC, Lord Securities Corporation or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Agent, in each case that is not an Affiliate of the Company and that provides professional independent directors and other corporate services in the ordinary course of its business.

Sch. III - 6

SCHEDULE IV

NON-ELIGIBLE ASSIGNEES

1.	Apple Hospitality REIT, Inc.

2.	Ashford Hospitality Prime, Inc.

3.	Ashford Hospitality Trust

4.	Chatham Lodging Trust

5.	Chesapeake Lodging Trust

6.	Diamondrock Hospitality Co

7.	FelCor Lodging Trust

8.	Hersha Hospitality Trust

9.	Hospitality Properties Trust

10.	Host Hotels & Resorts, Inc.

11.	LaSalle Hotel Properties

12.	Pebblebrook Hotel Trust

13.	RLJ Lodging Trust

14.	Ryman Hospitality Properties

15.	Sotherly Hotels Inc.

16.	Starwood Hotels & Resorts Worldwide, Inc.

17.	Strategic Hotels & Resorts Inc.

18.	Summit Hotel Properties

19.	Sunstone Hotel Investors Inc.

20.	Xenia Hotels & Resorts, Inc.

21.	Blackstone Group, LP*

22.	Northstar Realty Finance Corp.*

23.	Starwood Capital Group*

* Any debt platforms or mortgage REITs affiliated with Blackstone Group, LP, Northstar Realty Finance Corp. and Starwood Capital Group shall be excluded as non-eligible assignees.

Sch. IV - 1

SCHEDULE V

APPROVED FRANCHISORS

1.	Hilton

2.	Marriott

3.	IHG

4.	Hyatt

5.	Choice

6.	Carlson

7.	Wyndham

8.	La Quinta

9.	Red Lion

10.	Red Roof Inn

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SCHEDULE VI

APPROVED MANAGERS

1.	Aimbridge Hospitality

2.	Crestline Hotels & Resorts, LLC

3.	Concord Hospitality

4.	Crescent Hotels & Resorts

5.	First Hospitality

6.	Hersha Hospitality Management

7.	Highgate Hotels, L.P.

8.	Hilton Hotels & Resorts

9.	InterContinental Hotel Group PLC

10.	Interstate Hotels & Resorts

11.	McKibbon Hotel Management, Inc.

12.	Noble House Hotels & Resorts

13.	Pyramid Hotel Group

14.	Pillar Hotels & Resorts

15.	Sage Hospitality

16.	Westmont Hospitality Group

17.	White Lodging Services, Corporation

18.	Island Hospitality Management

19.	InnVentures, Inc.

20.	Huntington Hospitality Management

21.	Lin Gate Hospitality

22.	Musselman Hotels LLC

23.	Marriot International, Inc.

24.	Hyatt Hotels and Resorts

25.	Northwood Hospitality

Sch. VI - 1

26.	HEI Hotels & Resorts

27.	LBA

28.	Dimension Development

Sch. VI - 2

SCHEDULE VII

ALLOCATED LOAN AMOUNTS

Portfolio	Property	Property Address	Property Owner	Allocated Loan Amount
Summit 1	Courtyard Flagstaff	2650 S. Beulah Blvd., Flagstaff, Arizona 86001 (Coconino County)	HIT SMT CY FLGAZ Owner, LLC	$25,550,000
Summit 1	Springhill Suites	2455 S. Beulah Blvd., Flagstaff, Arizona 86001 (Coconino County)	HIT SMT SHS FLGAZ Owner, LLC	$15,375,000
Summit 1	Hampton Inn	8219 West Jefferson Blvd., Fort Wayne, Indiana 46804 (Allen County)	HIT SMT FTWIN001 Owner, LLC	$10,780,000
Summit 1	Residence Inn	7811 West Jefferson Blvd., Fort Wayne, Indiana 46804 (Allen County)	HIT SMT RI FTWIN Owner, LLC	$10,920,000
Summit 1	DoubleTree by Hilton Hotel	4964 Constitution Avenue, Baton Rouge, Louisiana 70808 (East Baton Rouge Parish)	HIT SMT BTRLA001 Owner, LLC	$14,420,000
Summit 1	Fairfield Inn & Suites	7959 Essen Park Avenue, Baton Rouge, Louisiana 70809 (East Baton Rouge Parish)	HIT SMT FIS BTRLA Owner, LLC	$3,965,000
Summit 1	Springhill Suites	7979 Essen Park Avenue, Baton Rouge, Louisiana 70809 (East Baton Rouge Parish)	HIT SMT SHS BTRLA Owner, LLC	$4,830,000
Summit 1	TownePlace Suites	8735 Summa Avenue, Baton Rouge, Louisiana 70809 (East Baton Rouge Parish)	HIT SMT TPS BTRLA Owner, LLC	$6,440,000
Summit 1	Hampton Inn	1122 Morrow Road, Medford, Oregon 97504 (Jackson County)	HIT SMT MDFOR001 Owner, LLC	$9,450,000
Summit 1	Hampton Inn & Suites	6635 Gateway Blvd. West, El Paso, Texas 79925 (El Paso County)	HIT SMT ELPTX001 Owner, LP	$13,440,000
Noble 1	Hilton Garden Inn	1000 Aguajito Road, Monterey, California 93940 (Monterey County)	HIT NBL MNTCA001 Owner, LP	$30,600,000
Noble 1	Hyatt Place	1851 McConnor Parkway, Schaumburg, Illinois 60173 (Cook County)	HIT NBL HYP SCHIL Owner, LLC	$4,510,000
Noble 2	Courtyard Columbus Downtown	35 West Spring Street Columbus, Ohio 43215 (Franklin County)	HIT NBL CY CBSOH Owner, LLC	$18,830,000
Noble 2	Hyatt House Atlanta Cobb Galleria	3595 Cumberland Blvd. Atlanta, Georgia 30339 (Cobb County)	HIT NBL HH ATLGA Owner, LLC	$16,520,000

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Summit 3	Fairfield Inn & Suites Denver	6851 Tower Road Denver, Colorado 80249 (Denver County)	HIT SMT FIS DENCO Owner, LLC	$15,260,000
Summit 3	Hampton Inn Ft. Collins	1620 Oakridge Drive Fort Collins, Colorado 80525 (Larimer County)	HIT SMT FTCCO001 Owner, LLC	$5,600,000
Summit 3	Hilton Garden Inn Ft. Collins	2821 East Harmony Road Fort Collins, Colorado 80528 (Larimer County)	HIT SMT FTCCO002 Owner, LLC	$13,090,000
Summit 3	SpringHill Suites Denver	18350 East 68th Avenue Denver, Colorado 80249 (Denver County)	HIT SMT SHS DENCO Owner, LLC	$12,075,000
Summit 3	Fairfield Inn & Suites Spokane	311 North Riverpoint Blvd. Spokane, Washington 99202 (Spokane County)	HIT SMT FIS SPKWA Owner, LLC	$7,420,000
Summit 3	Fairfield Inn & Suites Bellevue	14595 NE 29th Place Bellevue, Washington 98007 (King County)	HIT SMT FIS BELWA Owner, LLC	$20,798,000
Summit 2	Courtyard Germantown	7750 Wolf River Blvd., Germantown, Tennessee 38138 (Shelby County)	HIT SMT CY GRMTN Owner, LLC	$8,680,000
Summit 2	Courtyard Jackson	6280 Ridgewood Court Drive, Jackson, Mississippi 39211 (Hinds County)	HIT SMT CY JKSMS Owner, LLC	$3,520,000
Summit 2	Fairfield Inn & Suites Germantown	9320 Poplar Pike, Germantown, Tennessee 38138 (Shelby County)	HIT SMT FIS GRMTN Owner, LLC	$3,640,000
Summit 2	Homewood Suites Ridgeland	853 Centre Street, Ridgeland, Mississippi 39157 (Madison County)	HIT SMT RDGMS001 Owner, LLC	$6,150,000
Summit 2	Residence Inn Jackson Ridgeland	855 Centre Street, Ridgeland, Mississippi 39157 (Madison County)	HIT SMT RI JKSMS Owner, LLC	$8,260,000
Summit 2	Residence Inn Germantown	9314 Poplar Pike, Germantown, Tennessee 38138 (Shelby County)	HIT SMT RI GRMTN Owner, LLC	$5,810,000
Summit 2	Staybridge Suites Ridgeland	801 Ridgewood Road, Ridgeland, Mississippi 39157 (Madison County)	HIT SMT RDGMS002 Owner, LLC	$3,640,000
Barcelo	Georgia Tech Hotel & Conference Center	800 Spring Street NW, Atlanta, Georgia 30308	HIT GA Tech, LLC	$10,427,000
TOTAL				$310,000,000

Sch. VII - 2

SCHEDULE VIII

PLEDGOR SPE REQUIREMENTS

[See attached.]

Sch. VIII - 1

SCHEDULE VIII

PLEDGOR SPE REQUIREMENTS

Title to Company Property. Legal title to the Company’s interest in all Company property shall be taken and at all times held in the name of the Company.

Company’s Purposes. Notwithstanding anything to the contrary contained in this Agreement, the Loan Agreement or in any other document governing the formation, management or operation of the Company, the sole purpose to be conducted or promoted by the Company is to engage in the following activities: (i) to own 100% of the ownership interests in an entity that will lease, sublease, operate, manage, maintain, develop and improve the Collateral Asset[s] located at [INSERT THE NAMES OF EACH PROPERTY OWNED BY THE COMPANY], commonly known as the “[_____________]” (the [“Properties” and individually, each a] “Property”), in each case, as defined in the Loan Agreement (defined below); (ii) to enter into and perform its obligations under the Loan Documents; (iii) to borrow money against, finance, refinance or otherwise deal with the Propert[ies][y] to the extent permitted under the [Ground Lease], the Operating Lease, the Loan Agreement (as hereinafter defined), the Company’s organizational documents and the Loan Documents; and (iv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

Special Provisions Regarding Loan. This Section is being adopted in order to comply with certain provisions required in order to qualify the Company as a “Special Purpose” entity. Notwithstanding anything in this Agreement to the contrary or in any other document governing the formation, management or operation of the Company, and for so long as the Obligations of the Loan Parties under the Loan Documents are outstanding and [any][the] Property is a Collateral Asset, the Company shall comply with the following provisions (all initial capitalized terms used in this Section but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Second Amended and Restated Term Loan Agreement, dated as of April 27, 2017, among the Company and the other borrowers party thereto, collectively as Borrower, Hospitality Investors Trust Operating Partnership, L.P. and Hospitality Investors Trust, Inc., collectively as guarantors, and Citibank, N.A., as administrative agent (together with its successors and assigns, “Agent”), and the other parties party thereto, as amended from time to time (the “Loan Agreement”):

(a)          The Company has not owned, does not own, and will not own any asset or property other than its ownership interests in the owner of the Propert[ies][y].

(b)          The Company has not engaged and will not engage in any business unrelated to the applicable purposes set forth in Section [    ] above.

(c)          The Company has not and will not enter into any contract or agreement with any Affiliate of the Company (other than the Approved Management Agreement and Operating Lease), except upon terms and conditions that are intrinsically fair, commercially reasonable, and no less favorable to it than would be available on an arms-length basis with third parties other than any such party.

(d)          The Company has not incurred and will not incur any Indebtedness other than as expressly permitted under the Loan Agreement.

(e)          Other than intercompany Indebtedness permitted by the Loan Agreement, the Company has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and has not and shall not acquire obligations or securities of its Affiliates.

(f)          The Company has been, is, and intends to remain solvent and the Company has paid and intends to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses)

Sch. VIII - 1

from its assets (to the extent sufficient cash flow exists from the Collateral Assets owned by it); provided, however that the foregoing shall not require any direct or indirect member, partner or shareholder of the Company to make any additional capital contributions to the Company.

(g)          The Company has done or caused to be done, and will do, all things necessary to observe organizational formalities and preserve their existence, and the Company has not, and will not (i) terminate or fail to comply with the provisions of its organizational documents, or (ii) unless Agent has consented, amend, modify or otherwise change its [operating][limited partnership] agreement or other organizational documents, in either case except as otherwise expressly permitted by the Loan Agreement.

(h)          Except as otherwise provided in the Loan Documents and except to the extent that the Company is (i) required to file consolidated tax returns by law; or (ii) treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, (1) the Company has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person; (2) the Company’s assets will not be listed as assets on the financial statement of any other Person; it being understood that the Company’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company and such Affiliates and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates (other than the other Borrowers with respect to the Loan) or any other Person, and (ii) such assets shall be listed on the Company’s own separate balance sheet; and (3) the Company will file its own tax returns (to the extent the Company is required to file any tax returns) and will not file a consolidated federal income tax return with any other Person, unless required by applicable law. The Company has maintained and shall maintain its books and records in the ordinary course of its business and so long as the Obligations of the Loan Parties under the Loan Documents are outstanding, shall maintain its books and records in the ordinary course of its business and as otherwise required pursuant to the terms of the Loan Agreement.

(i)           The Company has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (recognizing that the Company may be treated as a “disregarded entity” for tax purposes and is not required to file tax returns for tax purposes under applicable law), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or department or part of the other and shall, to the extent reasonably necessary for the operation of its business, maintain and utilize separate stationery, invoices and checks bearing its own name.

(j)           The Company has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however that the foregoing shall not require any direct or indirect member, partner or shareholder of the Company to make any additional capital contributions to the Company.

(k)          Neither the Company nor any constituent party of the Company has sought or will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of the Company.

(l)           Other than to the extent permitted in the Cash Management Agreement, the Company has not and will not commingle the funds and other assets of the Company with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name.

(m)         The Company has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person

Sch. VIII - 2

(n)          Except in connection with the Loan, the Company has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(o)          [The organizational documents of the Company shall provide that the business and affairs of the Company shall be managed by or under the direction (A) of a board of one or more directors designated by the Company’s sole member (the “Sole Member”), (B) a committee of managers designated by Sole Member (a “Committee”) or (C) by Sole Member, and at all times there shall be at least one (1) duly appointed Independent Director or Independent Manager. In addition, the organizational documents of the Company shall provide that no Independent Director or Independent Manager (as applicable) of the Company may be removed or replaced without Cause and unless the Company provides Agent with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of an Independent Director or Independent Manager (as applicable), together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director or Independent Manager, as applicable, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director or Independent Manager (as applicable).]1

(p)          The organizational documents of the Company [and the Company’s general partner (the “General Partner”)] shall also provide an express acknowledgment that each of Agent and the Secured Parties is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents.

(q)          [The organizational documents of the Company shall provide that the Company will not and the Company agrees that it will not, without the unanimous written consent of its board of directors, its Committee or its Sole Member (as applicable), including, or together with, the Independent Director or Independent Manager (as applicable) (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official of the Company, (iii) take any action that is reasonably likely to cause such entity to become insolvent, (iv) make an assignment for the benefit of creditors, (v) admit in writing (other than so-called customary “going concern” language contained in any auditor’s report or in the footnotes to any financial statements) its inability to pay debts generally as they become due, (vi) intentionally omitted, or (vii) take any action in furtherance of the foregoing. The Company shall not take any of the foregoing actions without the unanimous written consent of its board of directors, its Committee or its Sole Member, as applicable, including (or together with) any Independent Director or Independent Manager, as applicable. In addition, the organizational documents of the Company shall provide that, when voting with respect to any matters set forth in the immediately preceding sentence of this clause (q), the Independent Director or Independent Manager (as applicable) shall consider only the interests of the Company, including its creditors. Without limiting the generality of the foregoing, such documents shall expressly provide that, to the greatest extent permitted by law, except for duties to the Company (including duties to the members of the Company solely to the extent of their respective economic interest in the Company and to the Company’s creditors as set forth in the immediately preceding sentence), such Independent Director or Independent Manager (as applicable) shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the members of the Company, (ii) other Affiliates of the Company, or (iii) any group of Affiliates of which the Company are a part); provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.]2

1 If a Pledgor is a limited partnership, the language in this clause will need to appear in the organizational documents of the General Partner of such Pledgor and not in the organizational documents of such Pledgor.

2 If a Pledgor is a limited partnership, the language in this clause will need to appear in the organizational documents of the General Partner of such Pledgor and not in the organizational documents of such Pledgor.

Sch. VIII - 3

(r)          [The organizational documents of the Company shall provide that, as long as any portion of the Obligations of the Loan Parties under the Loan Documents remains outstanding, upon the occurrence of any event that causes Sole Member to cease to be a member of the Company (other than (i) upon an assignment by Sole Member of all of its limited liability company interest in the Company and the admission of the transferee, if permitted pursuant to the organizational documents of the Company and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of the Company, if permitted pursuant to the organizational documents of the Company and the Loan Documents), the person acting as an Independent Director or Independent Manager (as applicable) of the Company shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of the Company, automatically be admitted as a member of the Company (in each case, a “Special Member”) and shall preserve and continue the existence of the Company without dissolution. The organizational documents of the Company shall further provide that for so long as any portion of the Obligations of the Loan Parties under the Loan Document is outstanding, no Special Member may resign or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as a Special Member, and (ii) such successor Special Member has also accepted its appointment as an Independent Director or Independent Manager (as applicable).]3

(s)          The organizational documents of the Company shall provide that, as long as any portion of the Obligations of the Loan Parties under the Loan Documents remains outstanding, except as expressly permitted pursuant to the terms of the Loan Agreement, (i) [Sole Member][General Partner] may not resign, and (ii) no additional [member][partner] shall be admitted to the Company without the Administrative Agent’s consent.

(t)          [The organizational documents of the Company shall provide that, as long as any portion of the Obligations of the Loan Parties under the Loan Documents remains outstanding: (i) the Company shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the [last remaining member][general partner] of the Company or the occurrence of any other event which terminates the continued membership of the [last remaining member][general partner] of the Company in the Company unless the business of the Company is continued in a manner permitted by its [operating][limited partnership] agreement or the Delaware [Limited Liability Company][Revised Uniform Limited Partnership] Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section [18-802][17-802] of the Act; (ii) upon the occurrence of any event that causes the [last remaining member][general partner] of the Company to cease to be [a member][the general partner] of the Company or that causes [Sole Member][General Partner] to cease to be [a member][the general partner] of the Company (other than upon continuation of the Company without dissolution upon (A) an assignment by [Sole Member][General Partner] of all of its [limited liability company][partnership] interest in the Company and the admission of the transferee, if permitted pursuant to the organizational documents of the Company and the Loan Documents, or (B) the resignation of [Sole Member][General Partner] and the admission of [an additional member][a new general partner] of the Company, if permitted pursuant to the organizational documents of the Company and the Loan Documents), to the fullest extent permitted by law, the personal representative of such [last remaining member][general partner] shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (I) to continue the existence of the Company, and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute [member][general partner] of the Company, effective as of the occurrence of the event that terminated the continued [membership of such member in][role of such entity as general partner of] the Company; (iii) the bankruptcy of [Sole Member][General Partner] or a Special Member shall not cause such [Sole Member][General Partner] or Special Member, respectively, to cease to be a [member][partner] of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution; (iv) in the event of the

3 If a Pledgor is a limited partnership, the language in this clause will need to appear in the organizational documents of the General Partner of such Pledgor and not in the organizational documents of such Pledgor.

Sch. VIII - 4

dissolution of the Company, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section [18-804][17-804] of the Act; and (v) to the fullest extent permitted by law, each of [Sole Member][General Partner] and the Special Members shall irrevocably waive any right or power that they might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.]4

(u)          The Company has paid and intends to pay its own liabilities and expenses, including the salaries of its own employees (if any), consultants and agents from its own funds (to the extent sufficient cash flow exists from the Collateral Assets owned by it), and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of the Company to make any additional capital contributions to the Company.

(v)         The Company has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.

(w)         Except in connection with the Loan, the Company has not pledged and will not pledge its assets for the benefit of any other Person.

(x)          [The organizational documents of the Company will provide that the Company will have no obligation to indemnify its officers, director, member or Special Member, as the case may be, in each case, unless such an obligation is fully subordinated to the Indebtedness of the Company under the Loan Documents and will not constitute a claim against it if cash flow in excess of the amount required to pay the

Indebtedness of the Company under the Loan Documents is insufficient to pay such obligation.]5

(y)          Except in connection with the Loan, the Company has not, does not, and will not have any of its obligations guaranteed by any Affiliate.

As used herein:

“Cause” shall mean, with respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager, as applicable, that constitute willful disregard of, or gross negligence with respect to, such Independent Director’s or Independent Manager’s, as applicable, duties, (ii) such Independent Director or Independent Manager, as applicable, has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, as applicable, (iii) such Independent Director or Independent Manager, as applicable, has breached its fiduciary duties of loyalty and care as and to the extent of such duties in accordance with the terms of the Company’s organizational documents, (iv) there is a material increase in the fees charged by such Independent Director or Independent Manager, as applicable, or a material change to such Independent Director’s or Independent Manager’s, as applicable, terms of service, (v) such Independent Director or Independent Manager, as applicable, is unable to perform his or her duties as Independent Director or Independent Manager, as applicable, due to death,

4 If a Pledgor is a limited partnership, this provision should appear in both the organizational documents of such Pledgor and of its General Partner.

5 If a Pledgor is a limited partnership, this provision should appear in both the organizational documents of such Pledgor and of its General Partner.

Sch. VIII - 5

disability or incapacity, or (vi) such Independent Director or Independent Manager, as applicable, no longer meets the definition of Independent Director or Independent Manager, as applicable.

“Independent Director” or “Independent Manager” shall mean a natural person selected by the Company (a) with at least three (3) years of employment experience as an independent director, independent manager or independent member, (b) who is provided by a Nationally Recognized Service Company, and (c) who is duly appointed as an Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager (except pursuant to an express provision in the Company’s operating agreement providing for the appointment of such Independent Director or Independent Manager to become a “special member” upon the last remaining member of the Company ceasing to be a member of the Company) and shall not have been at any time during the preceding five (5) years, any of the following:

(i)	a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of the Company, any Affiliate of the Company or any direct or indirect parent of the Company;

(ii)	a customer, supplier or other Person who derives any of its purchases or revenues from its activities with the Company or any Affiliate of the Company;

(iii)	a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person described in clause (i) or clause (ii) above; or

(iv)	a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person described in clause (i) or clause (ii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with the Company shall be qualified to serve as an Independent Director or Independent Manager of the Company, provided that the fees that such individual earns from serving as Independent Director or Independent Manager of affiliates of the Company in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for that year.

A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director or Independent Manager of the Company if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business.

“Nationally Recognized Service Company” shall mean any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, National Corporate Research, Ltd., United Corporate Services, Inc., Independent Member Services LLC, Lord Securities Corporation or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Agent, in each case that is not an Affiliate of the Company and that provides professional independent directors and other corporate services in the ordinary course of its business.

Sch. VIII - 6

SCHEDULE IX

TRS LESSEE SPE REQUIREMENTS

[See attached.]

Sch. IX - 1

SCHEDULE IX

TRS LESSEE SPE REQUIREMENTS

Title to Company Property. Legal title to the Company’s interest in all Company property shall be taken and at all times held in the name of the Company.

Company’s Purposes. Notwithstanding anything to the contrary contained in this Agreement, the Loan Agreement or in any other document governing the formation, management or operation of the Company, the sole purpose to be conducted or promoted by the Company is to engage in the following activities: (i) to lease, sublease, operate, manage, maintain, develop and improve the Collateral Asset[s] located at [INSERT THE NAMES OF EACH PROPERTY OWNED BY THE COMPANY], commonly known as the “[____________]” (the [“Properties” and individually, each a] “Property”), in each case, as defined in the Loan Agreement (defined below); (ii) to enter into and perform its obligations under the Loan Documents; (iii) to borrow money against, finance, refinance or otherwise deal with the Propert[ies][y] to the extent permitted under the the Operating Lease, the Loan Agreement (as hereinafter defined), the Company’s organizational documents and the Loan Documents; and (iv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

Special Provisions Regarding Loan. This Section is being adopted in order to comply with certain provisions required in order to qualify the Company as a “Special Purpose” entity. Notwithstanding anything in this Agreement to the contrary or in any other document governing the formation, management or operation of the Company, and for so long as the Obligations of the Loan Parties under the Loan Documents are outstanding and [any][the] Property is a Collateral Asset, the Company shall comply with the following provisions (all initial capitalized terms used in this Section but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Second Amended and Restated Term Loan Agreement, dated as of April 27, 2017, among the Company and the other borrowers party thereto, collectively as Borrower, Hospitality Investors Trust Operating Partnership, L.P. and Hospitality Investors Trust, Inc., collectively as guarantors, and Citibank, N.A., as administrative agent (together with its successors and assigns, “Agent”), and the other parties party thereto, as amended from time to time (the “Loan Agreement”):

(a)          The Company has not owned, does not own, and will not own any asset or property other than (A) its leasehold interest in the Propert[ies][y], (B) incidental personal property necessary for the ownership or operation of its leasehold interest in the Propert[ies][y], and (C) any other assets permitted to be owned pursuant to the terms and provisions of the Loan Agreement.

(b)          The Company has not engaged and will not engage in any business unrelated to the applicable purposes set forth in Section [    ] above.

(c)          The Company has not and will not enter into any contract or agreement with any Affiliate of the Company (other than the Approved Management Agreement and Operating Lease), except upon terms and conditions that are intrinsically fair, commercially reasonable, and no less favorable to it than would be available on an arms-length basis with third parties other than any such party.

(d)          The Company has not incurred and will not incur any Indebtedness other than as expressly permitted under the Loan Agreement.

(e)          Other than intercompany Indebtedness permitted by the Loan Agreement, the Company has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and has not and shall not acquire obligations or securities of its Affiliates.

Sch. IX - 1

(f)          The Company has been, is, and intends to remain solvent and the Company has paid and intends to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets (to the extent sufficient cash flow exists from the Collateral Assets owned by it); provided, however that the foregoing shall not require any direct or indirect member, partner or shareholder of the Company to make any additional capital contributions to the Company.

(g)          The Company has done or caused to be done, and will do, all things necessary to observe organizational formalities and preserve their existence, and the Company has not, and will not (i) terminate or fail to comply with the provisions of its organizational documents, or (ii) unless Agent has consented, amend, modify or otherwise change its [operating][limited partnership] agreement or other organizational documents, in either case except as otherwise expressly permitted by the Loan Agreement.

(h)          Except as otherwise provided in the Loan Documents and except to the extent that the Company is (i) required to file consolidated tax returns by law; or (ii) treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, (1) the Company has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person; (2) the Company’s assets will not be listed as assets on the financial statement of any other Person; it being understood that the Company’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company and such Affiliates and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates (other than the other Borrowers with respect to the Loan) or any other Person, and (ii) such assets shall be listed on the Company’s own separate balance sheet; and (3) the Company will file its own tax returns (to the extent the Company is required to file any tax returns) and will not file a consolidated federal income tax return with any other Person, unless required by applicable law. The Company has maintained and shall maintain its books and records in the ordinary course of its business and so long as the Obligations of the Loan Parties under the Loan Documents are outstanding, shall maintain its books and records in the ordinary course of its business and as otherwise required pursuant to the terms of the Loan Agreement.

(i)           The Company has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (recognizing that the Company may be treated as a “disregarded entity” for tax purposes and is not required to file tax returns for tax purposes under applicable law), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or department or part of the other and shall, to the extent reasonably necessary for the operation of its business, maintain and utilize separate stationery, invoices and checks bearing its own name.

(j)           The Company has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however that the foregoing shall not require any direct or indirect member, partner or shareholder of the Company to make any additional capital contributions to the Company.

(k)          Neither the Company nor any constituent party of the Company has sought or will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of the Company.

(l)           Other than to the extent permitted in the Cash Management Agreement, the Company has not and will not commingle the funds and other assets of the Company with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name.

(m)         The Company has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person

Sch. IX - 2

(n)          Except in connection with the Loan, the Company has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(o)          [The organizational documents of the Company shall provide that the business and affairs of the Company shall be managed by or under the direction (A) of a board of one or more directors designated by the Company’s sole member (the “Sole Member”), (B) a committee of managers designated by Sole Member (a “Committee”) or (C) by Sole Member, and at all times there shall be at least one (1) duly appointed Independent Director or Independent Manager. In addition, the organizational documents of the Company shall provide that no Independent Director or Independent Manager (as applicable) of the Company may be removed or replaced without Cause and unless the Company provides Agent with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of an Independent Director or Independent Manager (as applicable), together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director or Independent Manager, as applicable, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director or Independent Manager (as applicable).]1

(p)          The organizational documents of the Company [and the Company’s general partner (the “General Partner”)] shall also provide an express acknowledgment that each of Agent and the Secured Parties is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents.

(q)          [The organizational documents of the Company shall provide that the Company will not and the Company agrees that it will not, without the unanimous written consent of its board of directors, its Committee or its Sole Member (as applicable), including, or together with, the Independent Director or Independent Manager (as applicable) (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official of the Company, (iii) take any action that is reasonably likely to cause such entity to become insolvent, (iv) make an assignment for the benefit of creditors, (v) admit in writing (other than so-called customary “going concern” language contained in any auditor’s report or in the footnotes to any financial statements) its inability to pay debts generally as they become due, (vi) intentionally omitted, or (vii) take any action in furtherance of the foregoing. The Company shall not take any of the foregoing actions without the unanimous written consent of its board of directors, its Committee or its Sole Member, as applicable, including (or together with) any Independent Director or Independent Manager, as applicable. In addition, the organizational documents of the Company shall provide that, when voting with respect to any matters set forth in the immediately preceding sentence of this clause (q), the Independent Director or Independent Manager (as applicable) shall consider only the interests of the Company, including its creditors. Without limiting the generality of the foregoing, such documents shall expressly provide that, to the greatest extent permitted by law, except for duties to the Company (including duties to the members of the Company solely to the extent of their respective economic interest in the Company and to the Company’s creditors as set forth in the immediately preceding sentence), such Independent Director or Independent Manager (as applicable) shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the members of the Company, (ii) other Affiliates of the Company, or (iii) any group of Affiliates of

1 If a TRS Lessee is a limited partnership, the language in this clause will need to appear in the organizational documents of the General Partner of such TRS Lessee and not in the organizational documents of such TRS Lessee.

Sch. IX - 3

which the Company are a part); provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.]2

(r)          [The organizational documents of the Company shall provide that, as long as any portion of the Obligations of the Loan Parties under the Loan Documents remains outstanding, upon the occurrence of any event that causes Sole Member to cease to be a member of the Company (other than (i) upon an assignment by Sole Member of all of its limited liability company interest in the Company and the admission of the transferee, if permitted pursuant to the organizational documents of the Company and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of the Company, if permitted pursuant to the organizational documents of the Company and the Loan Documents), the person acting as an Independent Director or Independent Manager (as applicable) of the Company shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of the Company, automatically be admitted as a member of the Company (in each case, a “Special Member”) and shall preserve and continue the existence of the Company without dissolution. The organizational documents of the Company shall further provide that for so long as any portion of the Obligations of the Loan Parties under the Loan Document is outstanding, no Special Member may resign or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as a Special Member, and (ii) such successor Special Member has also accepted its appointment as an Independent Director or Independent Manager (as applicable).]3

(s)          The organizational documents of the Company shall provide that, as long as any portion of the Obligations of the Loan Parties under the Loan Documents remains outstanding, except as expressly permitted pursuant to the terms of the Loan Agreement, (i) [Sole Member][General Partner] may not resign, and (ii) no additional [member][partner] shall be admitted to the Company without the Administrative Agent’s consent.

(t)          [The organizational documents of the Company shall provide that, as long as any portion of the Obligations of the Loan Parties under the Loan Documents remains outstanding: (i) the Company shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the [last remaining member][general partner] of the Company or the occurrence of any other event which terminates the continued membership of the [last remaining member][general partner] of the Company in the Company unless the business of the Company is continued in a manner permitted by its [operating][limited partnership] agreement or the Delaware [Limited Liability Company][Revised Uniform Limited Partnership] Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section [18-802][17-802] of the Act; (ii) upon the occurrence of any event that causes the [last remaining member][general partner] of the Company to cease to be [a member][the general partner] of the Company or that causes [Sole Member][General Partner] to cease to be [a member][the general partner] of the Company (other than upon continuation of the Company without dissolution upon (A) an assignment by [Sole Member][General Partner] of all of its [limited liability company][partnership] interest in the Company and the admission of the transferee, if permitted pursuant to the organizational documents of the Company and the Loan Documents, or (B) the resignation of [Sole Member][General Partner] and the admission of [an additional member][a new general partner] of the Company, if permitted pursuant to the organizational documents of the Company and the Loan Documents), to the fullest extent permitted by law, the personal representative of such [last remaining member][general partner] shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the

2 If a TRS Lessee is a limited partnership, the language in this clause will need to appear in the organizational documents of the General Partner of such TRS Lessee and not in the organizational documents of such TRS Lessee.

3 If a TRS Lessee is a limited partnership, the language in this clause will need to appear in the organizational documents of the General Partner of such TRS Lessee and not in the organizational documents of such TRS Lessee.

Sch. IX - 4

Company, agree in writing (I) to continue the existence of the Company, and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute [member][general partner] of the Company, effective as of the occurrence of the event that terminated the continued [membership of such member in][role of such entity as general partner of] the Company; (iii) the bankruptcy of [Sole Member][General Partner] or a Special Member shall not cause such [Sole Member][General Partner] or Special Member, respectively, to cease to be a [member][partner] of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution; (iv) in the event of the dissolution of the Company, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section [18-804][17-804] of the Act; and (v) to the fullest extent permitted by law, each of [Sole Member][General Partner] and the Special Members shall irrevocably waive any right or power that they might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.]4

(u)          The Company has paid and intends to pay its own liabilities and expenses, including the salaries of its own employees (if any), consultants and agents from its own funds (to the extent sufficient cash flow exists from the Collateral Assets owned by it), and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of the Company to make any additional capital contributions to the Company.

(v)         The Company has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.

(w)          Except in connection with the Loan, the Company has not pledged and will not pledge its assets for the benefit of any other Person.

(x)          [The organizational documents of the Company will provide that the Company will have no obligation to indemnify its officers, director, member or Special Member, as the case may be, in each case, unless such an obligation is fully subordinated to the Indebtedness of the Company under the Loan Documents and will not constitute a claim against it if cash flow in excess of the amount required to pay the Indebtedness of the Company under the Loan Documents is insufficient to pay such obligation.]5

(y)          Except in connection with the Loan, the Company has not, does not, and will not have any of its obligations guaranteed by any Affiliate.

As used herein:

“Cause” shall mean, with respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager, as applicable, that constitute willful disregard of, or gross negligence with respect to, such Independent Director’s or Independent Manager’s, as applicable, duties, (ii) such Independent Director or Independent Manager, as applicable, has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, as applicable, (iii)

4 If a TRS Lessee is a limited partnership, this provision should appear in both the organizational documents of such TRS Lessee and of its General Partner.

5 If a TRS Lessee is a limited partnership, this provision should appear in both the organizational documents of such TRS Lessee and of its General Partner.

Sch. IX - 5

such Independent Director or Independent Manager, as applicable, has breached its fiduciary duties of loyalty and care as and to the extent of such duties in accordance with the terms of the Company’s organizational documents, (iv) there is a material increase in the fees charged by such Independent Director or Independent Manager, as applicable, or a material change to such Independent Director’s or Independent Manager’s, as applicable, terms of service, (v) such Independent Director or Independent Manager, as applicable, is unable to perform his or her duties as Independent Director or Independent Manager, as applicable, due to death, disability or incapacity, or (vi) such Independent Director or Independent Manager, as applicable, no longer meets the definition of Independent Director or Independent Manager, as applicable.

“Independent Director” or “Independent Manager” shall mean a natural person selected by the Company (a) with at least three (3) years of employment experience as an independent director, independent manager or independent member, (b) who is provided by a Nationally Recognized Service Company, and (c) who is duly appointed as an Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager (except pursuant to an express provision in the Company’s operating agreement providing for the appointment of such Independent Director or Independent Manager to become a “special member” upon the last remaining member of the Company ceasing to be a member of the Company) and shall not have been at any time during the preceding five (5) years, any of the following:

(i)	a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of the Company, any Affiliate of the Company or any direct or indirect parent of the Company;

(ii)	a customer, supplier or other Person who derives any of its purchases or revenues from its activities with the Company or any Affiliate of the Company;

(iii)	a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person described in clause (i) or clause (ii) above; or

(iv)	a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person described in clause (i) or clause (ii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with the Company shall be qualified to serve as an Independent Director or Independent Manager of the Company, provided that the fees that such individual earns from serving as Independent Director or Independent Manager of affiliates of the Company in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for that year.

A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director or Independent Manager of the Company if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business.

“Nationally Recognized Service Company” shall mean any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, National Corporate Research, Ltd., United Corporate Services, Inc., Independent Member Services LLC, Lord Securities Corporation or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Agent, in each case that is not an Affiliate of the

Sch. IX - 6

Company and that provides professional independent directors and other corporate services in the ordinary course of its business.

Sch. IX - 7

SCHEDULE X

PIP BUDGET SCHEDULE

[See attached.]

Sch. X - 1

ARC Hospitality PIP Schedule for Summit and Noble Portfolios	4/14/2017

Hotel	State	Keys	Portfolio	Comm Date	Original PIP Pricing Estimates	Revised Comm Date(1)	Revised PIP Pricing Estimates	Per Key $000s
Hyatt House Atlanta Cobb(2)	GA	149	Noble	10/01/16	$61,766	04/01/16	$0	$0.0
SpringHill Suites Baton Rouge South	LA	78	Summit	10/01/16	530,673	07/01/16	600,000	7.7
TownePlace Suites Baton Rouge South	LA	90	Summit	10/01/18	0	07/01/16	600,000	6.7
Hyatt Place Chicago Schaumburg	IL	127	Noble	10/01/16	$2,652,543	12/01/17	2,100,000	$16.5
Hampton Inn Ft. Wayne Southwest	IN	118	Summit	10/01/17	851,366	12/01/17	851,366	7.2
DoubleTree Baton Rouge	LA	127	Summit	10/01/17	2,540,000	12/01/17	2,540,000	20.0
Hampton Inn Medford	OR	75	Summit	10/01/17	280,331	12/01/17	280,331	3.7
Courtyard Flagstaff	AZ	164	Summit	10/01/16	2,296,000	12/01/17	2,600,000	15.9
SpringHill Suites Flagstaff	AZ	112	Summit	10/01/16	1,299,284	12/01/17	1,500,000	13.4
SpringHill Suites Denver Airport	CO	124	Summit	01/01/17	1,636,104	01/01/18	2,600,000	21.0
Fairfield Inn & Suites Spokane Downtown	WA	84	Summit	10/01/17	543,881	04/01/18	543,881	6.5
Fairfield Inn & Suites Bellevue	WA	144	Summit	10/01/17	866,953	04/01/18	866,953	6.0
Fairfield Inn & Suites Denver Airport	CO	160	Summit	10/01/17	761,312	04/01/18	761,312	4.8
Hilton Garden Inn Fort Collins	CO	120	Summit	10/01/17	0	04/01/18	0	0.0
Fairfield Inn & Suites Baton Rouge South	LA	78	Summit	10/01/17	78,000	05/01/18	78,000	1.0
Hampton Inn & Suites El Paso Airport	TX	139	Summit	10/01/17	1,008,267	12/01/18	1,008,267	7.3
Hampton Inn Fort Collins	CO	75	Summit	01/01/18	896,403	12/01/18	896,403	12.0
Courtyard Columbus Downtown	OH	150	Noble	10/01/19	1,575,452	11/01/19	1,575,452	10.5
Hilton Garden Inn Monterey	CA	204	Noble	10/01/19	3,432,393	11/01/19	3,432,393	16.8
Residence Inn Ft. Wayne Southwest	IN	109	Summit	10/01/19	0	11/01/19	0	0.0
Courtyard Jackson Ridgeland	MS	117	Summit	05/01/18	420,600	05/01/18	420,600	3.6
Courtyard Memphis Germantown	TN	93	Summit	05/01/18	594,000	05/01/18	594,000	6.4
Fairfield Inn & Suites Memphis Germantown	TN	80	Summit	05/01/18	272,250	05/01/18	272,250	3.4
Homewood Suites Jackson Ridgeland	MS	91	Summit	05/01/18	2,475,000	05/01/18	2,475,000	27.2
Residence Inn Jackson Ridgeland	MS	100	Summit	05/01/18	158,400	05/01/18	158,400	1.6
Residence Inn Memphis Germantown	TN	78	Summit	05/01/18	297,000	05/01/18	297,000	3.8
Staybridge Suites Jackson	MS	92	Summit	05/01/18	891,000	05/01/18	891,000	9.7

Totals		3,078			$26,418,978		$27,942,608	$9.1

Notes

(1) Indicates current anticipated PIP commencement dates. Commencement and completion dates are subject to ongoing negotiations with the Brands.

SCHEDULE XI

[INTENTIONALLY OMITTED]

Sch. XI - 1

SCHEDULE XII

[INTENTIONALLY OMITTED]

Sch. XII - 1

SCHEDULE XIII

APPRAISED VALUES

Portfolio	Property	Property Address	Property Owner	As-Is Market Value
Summit 1	Courtyard Flagstaff	2650 S. Beulah Blvd., Flagstaff, Arizona 86001 (Coconino County)	HIT SMT CY FLGAZ Owner, LLC	$36,500,000.00
Summit 1	Springhill Suites	2455 S. Beulah Blvd., Flagstaff, Arizona 86001 (Coconino County)	HIT SMT SHS FLGAZ Owner, LLC	$20,500,000.00
Summit 1	Hampton Inn	8219 West Jefferson Blvd., Fort Wayne, Indiana 46804 (Allen County)	HIT SMT FTWIN001 Owner, LLC	$15,400,000.00
Summit 1	Residence Inn	7811 West Jefferson Blvd., Fort Wayne, Indiana 46804 (Allen County)	HIT SMT RI FTWIN Owner, LLC	$15,600,000.00
Summit 1	DoubleTree by Hilton Hotel	4964 Constitution Avenue, Baton Rouge, Louisiana 70808 (East Baton Rouge Parish)	HIT SMT BTRLA001 Owner, LLC	$20,600,000.00
Summit 1	Fairfield Inn & Suites	7959 Essen Park Avenue, Baton Rouge, Louisiana 70809 (East Baton Rouge Parish)	HIT SMT FIS BTRLA Owner, LLC	$6,100,000.00
Summit 1	Springhill Suites	7979 Essen Park Avenue, Baton Rouge, Louisiana 70809 (East Baton Rouge Parish)	HIT SMT SHS BTRLA Owner, LLC	$6,900,000.00
Summit 1	TownePlace Suites	8735 Summa Avenue, Baton Rouge, Louisiana 70809 (East Baton Rouge Parish)	HIT SMT TPS BTRLA Owner, LLC	$9,200,000.00
Summit 1	Hampton Inn	1122 Morrow Road, Medford, Oregon 97504 (Jackson County)	HIT SMT MDFOR001 Owner, LLC	$13,500,000.00
Summit 1	Hampton Inn & Suites	6635 Gateway Blvd. West, El Paso, Texas 79925 (El Paso County)	HIT SMT ELPTX001 Owner, LP	$19,200,000.00
Noble 1	Hilton Garden Inn	1000 Aguajito Road, Monterey, California 93940 (Monterey County)	HIT NBL MNTCA001 Owner, LP	$40,800,000.00
Noble 1	Hyatt Place	1851 McConnor Parkway, Schaumburg, Illinois 60173 (Cook County)	HIT NBL HYP SCHIL Owner, LLC	$8,200,000.00
Noble 2	Courtyard Columbus Downtown	35 West Spring Street Columbus, Ohio 43215 (Franklin County)	HIT NBL CY CBSOH Owner, LLC	$26,900,000.00
Noble 2	Hyatt House Atlanta Cobb Galleria	3595 Cumberland Blvd. Atlanta, Georgia 30339 (Cobb County)	HIT NBL HH ATLGA Owner, LLC	$23,600,000.00

Sch. XIII - 1

Summit 3	Fairfield Inn & Suites Denver	6851 Tower Road Denver, Colorado 80249 (Denver County)	HIT SMT FIS DENCO Owner, LLC	$21,800,000.00
Summit 3	Hampton Inn Ft. Collins	1620 Oakridge Drive Fort Collins, Colorado 80525 (Larimer County)	HIT SMT FTCCO001 Owner, LLC	$8,000,000.00
Summit 3	Hilton Garden Inn Ft. Collins	2821 East Harmony Road Fort Collins, Colorado 80528 (Larimer County)	HIT SMT FTCCO002 Owner, LLC	$18,700,000.00
Summit 3	SpringHill Suites Denver	18350 East 68th Avenue Denver, Colorado 80249 (Denver County)	HIT SMT SHS DENCO Owner, LLC	$16,100,000.00
Summit 3	Fairfield Inn & Suites Spokane	311 North Riverpoint Blvd. Spokane, Washington 99202 (Spokane County)	HIT SMT FIS SPKWA Owner, LLC	$10,600,000.00
Summit 3	Fairfield Inn & Suites Bellevue	14595 NE 29th Place Bellevue, Washington 98007 (King County)	HIT SMT FIS BELWA Owner, LLC	$28,800,000.00
Summit 2	Courtyard Germantown	7750 Wolf River Blvd., Germantown, Tennessee 38138 (Shelby County)	HIT SMT CY GRMTN Owner, LLC	$12,400,000.00
Summit 2	Courtyard Jackson	6280 Ridgewood Court Drive, Jackson, Mississippi 39211 (Hinds County)	HIT SMT CY JKSMS Owner, LLC	$6,400,000.00
Summit 2	Fairfield Inn & Suites Germantown	9320 Poplar Pike, Germantown, Tennessee 38138 (Shelby County)	HIT SMT FIS GRMTN Owner, LLC	$5,600,000.00
Summit 2	Homewood Suites Ridgeland	853 Centre Street, Ridgeland, Mississippi 39157 (Madison County)	HIT SMT RDGMS001 Owner, LLC	$8,200,000.00
Summit 2	Residence Inn Jackson Ridgeland	855 Centre Street, Ridgeland, Mississippi 39157 (Madison County)	HIT SMT RI JKSMS Owner, LLC	$11,800,000.00
Summit 2	Residence Inn Germantown	9314 Poplar Pike, Germantown, Tennessee 38138 (Shelby County)	HIT SMT RI GRMTN Owner, LLC	$8,300,000.00
Summit 2	Staybridge Suites Ridgeland	801 Ridgewood Road, Ridgeland, Mississippi 39157 (Madison County)	HIT SMT RDGMS002 Owner, LLC	$5,200,000.00
Barcelo	Georgia Tech Hotel & Conference Center	800 Spring Street NW, Atlanta, Georgia 30308	HIT GA Tech, LLC	$19,300,000.00
TOTAL				$444,200,000.00

Sch. XIII - 2

SCHEDULE XIV

ADDITIONAL SUMMIT COLLATERAL ASSETS

1.	Courtyard Jackson Ridgeland, 6280 Ridgewood Court Drive, Jackson, MS 39211 (Hinds County)

2.	Homewood Suites Jackson Ridgeland, 853 Centre Street, Ridgeland, MS 39157 (Madison County)

3.	Residence Inn Jackson Ridgeland, 855 Centre Street, Ridgeland, MS 39157 (Madison County)

4.	Staybridge Suites Jackson, 801 Ridgewood Road, Ridgeland, MS 39157 (Madison County)

5.	Courtyard Memphis Germantown, 7750 Wolf River Boulevard, Germantown, TN 38138 (Shelby County)

6.	Fairfield Inn & Suites Memphis Germantown, 9320 Poplar Pike, Germantown, TN 38138 (Shelby County)

7.	Residence Inn Memphis Germantown, 9314 Poplar Pike, Germantown, TN 38138 (Shelby County)

Sch. XIV - 1

SCHEDULE XV

[INTENTIONALLY OMITTED]

Sch. XV - 1

SCHEDULE XVI

RETIRING DEBT

1.	A loan in the original principal amount of 293,400,000, as set forth in that certain Amended and Restated Term Loan Agreement dated as of October 15, 2015, as amended by Amendment No. 1 thereto dated as of February 11, 2016, among the borrower parties thereto, Hospitality Investors Trust, Inc. (f/k/a American Realty Capital Hospitality Trust, Inc.) and Hospitality Investors Trust Operating Partnership, L.P. (f/k/a American Realty Capital Hospitality Trust Operating Partnership, L.P.), and Deutsche Bank AG New York Branch, as the administrative agent.

2.	An earnout obligation in the amount of the “Earnout Amount”, as such term is defined and as set forth in that certain Third Amendment to Agreement for Purchase and Sale, dated as of August 10, 2016, by and among (i) HIT Baltimore, LLC (f/k/a ARC Hospitality Baltimore, LLC), HIT Providence, LLC (f/k/a ARC Hospitality Providence, LLC), HIT Stratford, LLC (f/k/a ARC Hospitality Stratford, LLC), and HIT GA Tech, LLC (f/k/a ARC Hospitality GA Tech, LLC), each a Delaware limited liability company, and HIT Investors Trust, Inc. (f/k/a American Realty Capital Hospitality Trust, Inc.), a Maryland corporation, and (ii) HFP Hotel Owner II, LLC, CSB Stratford LLC, and CC Technology Square LLC, each a Delaware limited liability company

3.	A loan in the original principal amount of $3,000,000, as set forth in that certain Loan Agreement, dated January 12, 2017, between Hospitality Investors Trust, Inc. (f/k/a American Realty Capital Hospitality Trust, Inc.), a Maryland corporation and Summit Hotel OP, LP.

Sch. XVI - 1

SCHEDULE 4.01(b)

SUBSIDIARIES

[See attached.]

Sch. 4.01(b) - 1

SCHEDULE 4.01(f)

MATERIAL LITIGATION

None.

Sch. 4.01(f) - 1

SCHEDULE 4.01(o)

EXISTING LIENS

None.

Sch. 4.01(o) - 1

SCHEDULE 4.01(p)

REAL PROPERTY

Part I – Owned Assets

Portfolio	Borrower	Hotel	Address	Record Owner
Summit 1	HIT SMT CY FLGAZ Owner, LLC	Courtyard Flagstaff	2650 S. Beulah Blvd. Flagstaff, Arizona 86001	HIT SMT CY FLGAZ Owner, LLC
Summit 1	HIT SMT SHS FLGAZ Owner, LLC	Springhill Suites	2455 S. Beulah Blvd. Flagstaff, Arizona 86001	HIT SMT SHS FLGAZ Owner, LLC
Summit 1	HIT SMT FTWIN001 Owner, LLC	Hampton Inn	8219 West Jefferson Blvd. Fort Wayne, Indiana 46804	HIT SMT FTWIN001 Owner, LLC
Summit 1	HIT SMT RI FTWIN Owner, LLC	Residence Inn	7811 West Jefferson Blvd. Fort Wayne, Indiana 46804	HIT SMT RI FTWIN Owner, LLC
Summit 1	HIT SMT BTRLA001 Owner, LLC	DoubleTree by Hilton Hotel	4964 Constitution Avenue Baton Rouge, Louisiana 70808	HIT SMT BTRLA001 Owner, LLC
Summit 1	HIT SMT FIS BTRLA Owner, LLC	Fairfield Inn & Suites	7959 Essen Park Avenue Baton Rouge, Louisiana 70809	HIT SMT FIS BTRLA Owner, LLC
Summit 1	HIT SMT SHS BTRLA Owner, LLC	Springhill Suites	7979 Essen Park Avenue Baton Rouge, Louisiana 70809	HIT SMT SHS BTRLA Owner, LLC
Summit 1	HIT SMT TPS BTRLA Owner, LLC	TownePlace Suites	8735 Summa Avenue Baton Rouge, Louisiana 70809	HIT SMT TPS BTRLA Owner, LLC
Summit 1	HIT SMT MDFOR001 Owner, LLC	Hampton Inn	1122 Morrow Road Medford, Oregon 97504	HIT SMT MDFOR001 Owner, LLC
Summit 1	HIT SMT ELPTX001 Owner, LP	Hampton Inn & Suites	6635 Gateway Blvd. West El Paso, Texas 79925	HIT SMT ELPTX001 Owner, LP
Noble 1	HIT NBL MNTCA001 Owner, LP	Hilton Garden Inn Monterey	1000 Aguajito Road, Monterey, California 93940 (Monterey County)	HIT NBL MNTCA001 Owner, LP
Noble 1	HIT NBL HYP SCHIL Owner, LLC	Hyatt Place	1851 McConnor Parkway, Schaumburg, IL 60173 (Cook County)	HIT NBL HYP SCHIL Owner, LLC
Noble 2	HIT NBL CY CBSOH Owner, LLC	Courtyard Columbus Downtown	35 West Spring Street Columbus, Ohio 43215 (Franklin County)	HIT NBL CY CBSOH Owner, LLC
Noble 2	HIT NBL HH ATLGA Owner, LLC	Hyatt House Atlanta Cobb Galleria	3595 Cumberland Blvd. Atlanta, Georgia 30339 (Cobb County)	HIT NBL HH ATLGA Owner, LLC
Summit 3	HIT SMT FIS DENCO Owner, LLC	Fairfield Inn & Suites Denver	6851 Tower Road Denver, Colorado 80249 (Denver County)	HIT SMT FIS DENCO Owner, LLC
Summit 3	HIT SMT FTCCO001 Owner, LLC	Hampton Inn Ft. Collins	1620 Oakridge Drive Fort Collins, Colorado 80525 (Larimer County)	HIT SMT FTCCO001 Owner, LLC
Summit 3	HIT SMT FTCCO002 Owner, LLC	Hilton Garden Inn Ft. Collins	2821 East Harmony Road Fort Collins, Colorado 80528 (Larimer County)	HIT SMT FTCCO002 Owner, LLC
Summit 3	HIT SMT SHS	SpringHill	18350 East 68th Avenue	HIT SMT SHS

Sch. 4.01(p) - 1

	DENCO Owner, LLC	Suites Denver	Denver, Colorado 80249 (Denver County)	DENCO Owner, LLC
Summit 3	HIT SMT FIS SPKWA Owner, LLC	Fairfield Inn & Suites Spokane	311 North Riverpoint Blvd. Spokane, Washington 99202 (Spokane County)	HIT SMT FIS SPKWA Owner, LLC
Summit 3	HIT SMT FIS BELWA Owner, LLC	Fairfield Inn & Suites Bellevue	14595 NE 29th Place Bellevue, Washington 98007 (King County)	HIT SMT FIS BELWA Owner, LLC
Summit 2	HIT SMT CY GRMTN Owner, LLC	Courtyard Germantown	7750 Wolf River Blvd., Germantown, Tennessee 38138 (Shelby County)	HIT SMT CY GRMTN Owner, LLC
Summit 2	HIT SMT CY JKSMS Owner, LLC	Courtyard Jackson	6280 Ridgewood Court Drive, Jackson, Mississippi 39211 (Hinds County)	HIT SMT CY JKSMS Owner, LLC
Summit 2	HIT SMT FIS GRMTN Owner, LLC	Fairfield Inn & Suites Germantown	9320 Poplar Pike, Germantown, Tennessee 38138 (Shelby County)	HIT SMT FIS GRMTN Owner, LLC
Summit 2	HIT SMT RDGMS001 Owner, LLC	Homewood Suites Ridgeland	853 Centre Street, Ridgeland, Mississippi 39157 (Madison County)	HIT SMT RDGMS001 Owner, LLC
Summit 2	HIT SMT RI JKSMS Owner, LLC	Residence Inn Jackson Ridgeland	855 Centre Street, Ridgeland, Mississippi 39157 (Madison County)	HIT SMT RI JKSMS Owner, LLC
Summit 2	HIT SMT RI GRMTN Owner, LLC	Residence Inn Germantown	9314 Poplar Pike, Germantown, Tennessee 38138 (Shelby County)	HIT SMT RI GRMTN Owner, LLC
Summit 2	HIT SMT RDGMS002 Owner, LLC	Staybridge Suites Ridgeland	801 Ridgewood Road, Ridgeland, Mississippi 39157 (Madison County)	HIT SMT RDGMS002 Owner, LLC
Barcelo	HIT GA Tech Holding, LLC	Georgia Tech Hotel & Conference Center	800 Spring Street NW, Atlanta, Georgia 30308	HIT GA Tech, LLC

Part II – Leased Assets and Operating Leases

Portfolio	Lessor and Record Owner	Hotel	Address	Lessee
Summit 1	HIT SMT CY FLGAZ Owner, LLC	Courtyard Flagstaff	2650 S. Beulah Blvd. Flagstaff, Arizona 86001	HIT SWN TRS, LLC
Summit 1	HIT SMT SHS FLGAZ Owner, LLC	Springhill Suites	2455 S. Beulah Blvd. Flagstaff, Arizona 86001	HIT SWN TRS, LLC
Summit 1	HIT SMT FTWIN001 Owner, LLC	Hampton Inn	8219 West Jefferson Blvd. Fort Wayne, Indiana 46804	HIT SWN TRS, LLC
Summit 1	HIT SMT RI FTWIN Owner, LLC	Residence Inn	7811 West Jefferson Blvd. Fort Wayne, Indiana 46804	HIT SWN TRS, LLC
Summit 1	HIT SMT BTRLA001 Owner, LLC	DoubleTree by Hilton Hotel	4964 Constitution Avenue Baton Rouge, Louisiana 70808	HIT SWN TRS, LLC
Summit 1	HIT SMT FIS BTRLA	Fairfield Inn &	7959 Essen Park Avenue	HIT SWN TRS,

Sch. 4.01(p) - 2

	Owner, LLC	Suites	Baton Rouge, Louisiana 70809	LLC
Summit 1	HIT SMT SHS BTRLA Owner, LLC	Springhill Suites	7979 Essen Park Avenue Baton Rouge, Louisiana 70809	HIT SWN TRS, LLC
Summit 1	HIT SMT TPS BTRLA Owner, LLC	TownePlace Suites	8735 Summa Avenue Baton Rouge, Louisiana 70809	HIT SWN TRS, LLC
Summit 1	HIT SMT MDFOR001 Owner, LLC	Hampton Inn	1122 Morrow Road Medford, Oregon 97504	HIT SWN TRS, LLC
Summit 1	HIT SMT ELPTX001 Owner, LP	Hampton Inn & Suites	6635 Gateway Blvd. West El Paso, Texas 79925	HIT SWN INT NTC TRS, LP
Noble 1	HIT NBL MNTCA001 Owner, LP	Hilton Garden Inn Monterey	1000 Aguajito Road, Monterey, California 93940 (Monterey County)	HIT SWN CRS NTC TRS, LP
Noble 1	HIT NBL HYP SCHIL Owner, LLC	Hyatt Place	1851 McConnor Parkway, Schaumburg, Illinois 60173 (Cook County)	HIT SWN TRS, LLC
Noble 2	HIT NBL CY CBSOH Owner, LLC	Courtyard Columbus Downtown	35 West Spring Street Columbus, Ohio 43215 (Franklin County)	HIT SWN TRS, LLC
Noble 2	HIT NBL HH ATLGA Owner, LLC	Hyatt House Atlanta Cobb Galleria	3595 Cumberland Blvd. Atlanta, Georgia 30339 (Cobb County)	HIT SWN TRS, LLC
Summit 3	HIT SMT FIS DENCO Owner, LLC	Fairfield Inn & Suites Denver	6851 Tower Road Denver, Colorado 80249 (Denver County)	HIT SWN TRS, LLC
Summit 3	HIT SMT FTCCO001 Owner, LLC	Hampton Inn Ft. Collins	1620 Oakridge Drive Fort Collins, Colorado 80525 (Larimer County)	HIT SWN TRS, LLC
Summit 3	HIT SMT FTCCO002 Owner, LLC	Hilton Garden Inn Ft. Collins	2821 East Harmony Road Fort Collins, Colorado 80528 (Larimer County)	HIT SWN TRS, LLC
Summit 3	HIT SMT SHS DENCO Owner, LLC	SpringHill Suites Denver	18350 East 68th Avenue Denver, Colorado 80249 (Denver County)	HIT SWN TRS, LLC
Summit 3	HIT SMT FIS SPKWA Owner, LLC	Fairfield Inn & Suites Spokane	311 North Riverpoint Blvd. Spokane, Washington 99202 (Spokane County)	HIT SWN TRS, LLC
Summit 3	HIT SMT FIS BELWA Owner, LLC	Fairfield Inn & Suites Bellevue	14595 NE 29th Place Bellevue, Washington 98007 (King County)	HIT SWN TRS, LLC
Summit 2	HIT SMT CY GRMTN Owner, LLC	Courtyard Germantown	7750 Wolf River Blvd., Germantown, Tennessee 38138 (Shelby County)	HIT SWN TRS, LLC
Summit 2	HIT SMT CY JKSMS Owner, LLC	Courtyard Jackson	6280 Ridgewood Court Drive, Jackson, Mississippi 39211 (Hinds County)	HIT SWN TRS, LLC

Sch. 4.01(p) - 3

Summit 2	HIT SMT FIS GRMTN Owner, LLC	Fairfield Inn & Suites Germantown	9320 Poplar Pike, Germantown, Tennessee 38138 (Shelby County)	HIT SWN TRS, LLC
Summit 2	HIT SMT RDGMS001 Owner, LLC	Homewood Suites Ridgeland	853 Centre Street, Ridgeland, Mississippi 39157 (Madison County)	HIT SWN TRS, LLC
Summit 2	HIT SMT RI JKSMS Owner, LLC	Residence Inn Jackson Ridgeland	855 Centre Street, Ridgeland, Mississippi 39157 (Madison County)	HIT SWN TRS, LLC
Summit 2	HIT SMT RI GRMTN Owner, LLC	Residence Inn Germantown	9314 Poplar Pike, Germantown, Tennessee 38138 (Shelby County)	HIT SWN TRS, LLC
Summit 2	HIT SMT RDGMS002 Owner, LLC	Staybridge Suites Ridgeland	801 Ridgewood Road, Ridgeland, Mississippi 39157 (Madison County)	HIT SWN TRS, LLC
Barcelo	HIT GA Tech, LLC	Georgia Tech Hotel & Conference Center	800 Spring Street NW, Atlanta, Georgia 30308	HIT TRS GA Tech, LLC

Part III – Exceptions to Representations Regarding Rights of Way and Utilities

None.

Part IV – Exceptions to Representations Regarding Tax Lot

None.

Part V – Exceptions to Representations Regarding Assessments

None.

Part VI – Exceptions to Representations Regarding Use

None.

Part VII – Exceptions to Representations Regarding Survey

None.

Sch. 4.01(p) - 4

SCHEDULE 4.01(n)

EXISTING DEBT

None.

Sch. 4.01(n) - 1

SCHEDULE 4.01(q)

ENVIRONMENTAL CONCERNS

None.

Sch. 4.01(q) - 1

SCHEDULE 4.01(w)

PLANS AND WELFARE PLANS

None.

Sch. 4.01(w) - 1

SCHEDULE 4.01(ii)

COLLECTIVE BARGAINING AGREEMENTS AND UNION CONTRACTS

1.	A Collective Bargaining Agreement between Hilton Garden Inn Monterey and Unite Here Local 483, effective as of April 1, 2015.

Sch. 4.01(ii) - 1

EXHIBIT A TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF NOTE

PROMISSORY NOTE

$[______________]	Dated: [____________,_______]

FOR VALUE RECEIVED, the undersigned, [INSERT NAME OF BORROWER], a Delaware [_________] (the “Borrower”), HEREBY PROMISES TO PAY [________________________] (the “Lender”) for the account of its Applicable Lending Office (as defined in the Loan Agreement referred to below) the aggregate principal amount of the Term Advance (as defined below) in the amount of [___________] and No/100 Dollars ($[_________]), owing to the Lender by the Borrower pursuant to the Second Amended and Restated Term Loan Agreement dated as of April 27, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Loan Agreement) among the Borrower, the other borrowers party thereto, the Lender, certain other lenders party thereto, Hospitality Investors Trust Operating Partnership, L.P., a Delaware limited partnership, Hospitality Investors Trust, Inc., a Maryland corporation, certain other parties party thereto, Citibank, N.A., as Administrative Agent for the Lender and the other lenders, and the Arrangers party thereto, on the Maturity Date.

The Borrower promises to pay to the Lender interest on the unpaid principal amount of the Term Advance from the date of such Term Advance, as the case may be, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Loan Agreement.

Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, at 1615 Brett Road, OPS III, New Castle, Delaware 19720, in same day funds. The Term Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan Agreement. The Loan Agreement, among other things, (a) provides for the making of advances (each a “Term Advance”) by the Lender to or for the benefit of each of the “Borrowers” (as such term is defined in the Loan Agreement) from time to time in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount first above mentioned, the indebtedness of each of the Borrowers resulting from the Term Advance being evidenced by the applicable Note, and (b) contains provisions for acceleration of the maturity hereof upon the occurrence and during the continuance of an Event of Default and also for prepayments on account of principal hereof prior to the Maturity Date upon the terms and conditions therein specified.

Exh. A-1

The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York. BORROWER AND LENDER EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[INSERT NAME OF BORROWER],
a Delaware [limited liability company][limited partnership]

By:
Name:
Title:

Exh. A-2

TERM ADVANCE AND

PAYMENTS OF PRINCIPAL

Date	Amount of Term Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

Exh. A-3

EXHIBIT B TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF NOTICE OF BORROWING1

NOTICE OF BORROWING

_____________, ____

Citibank, N.A.,

as Administrative Agent

under the Loan Agreement

referred to below

390 Greenwich Street, 7th Floor

New York, New York 10013

Attn: Ana Rosu Marmann

Ladies and Gentlemen:

The undersigned, [___________], a Delaware [limited liability company], and [___________], a Delaware [limited liability company], refer to the Second Amended and Restated Term Loan Agreement dated as of April 27, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Loan Agreement), among the undersigned, Hospitality Investors Trust Operating Partnership, L.P., Hospitality Investors Trust, Inc., certain other parties party thereto, the Lenders party thereto, and Citibank, N.A., as Administrative Agent for the Lenders, and the Arrangers party thereto, and hereby give you notice, irrevocably, pursuant to Section 2.02 of the Loan Agreement that the undersigned hereby request a Borrowing under the Loan Agreement, and in that connection set forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Loan Agreement:

(i)	The Business Day of the Proposed Borrowing is _______________,_______.

(ii)	The aggregate amount of the Proposed Borrowing is [$ ____________].

The undersigned hereby certify that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)	The representations and warranties contained in each Loan Document are true and correct in all material respects (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of the date of the Proposed Borrowing, before and after giving effect to (1) such Proposed Borrowing and (2) the application of the proceeds therefrom, as though made on and as of the date of the Proposed Borrowing;

(B)	No Default or Event of Default has occurred and is continuing, or would result from (1) such Proposed Borrowing or (2) from the application of the proceeds therefrom;

1 Note to Draft: This Exhibit will only be applicable in the event there will be a delayed draw period.

Exh. B-1

Attached hereto is supporting information showing the computations used in determining such compliance both before and after giving effect to the Proposed Borrowing.

Delivery of an executed counterpart of this Notice of Borrowing by telecopier or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

[Signature page follows]

Exh. B-2

[______________________________],
a Delaware [limited liability company]

By:
Name:
Title:

[______________________________],
a Delaware [limited liability company]

By:
Name:
Title:

Exh. B-3

EXHIBIT C-1 TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF PLEDGOR SECURITY AGREEMENT (GEORGIA TECH OWNER)

[Attached.]

Exh. C-1

EXHIBIT C-1 TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF PLEDGOR SECURITY AGREEMENT (GEORGIA TECH OWNER)

PLEDGE AND SECURITY AGREEMENT (GEORGIA TECH OWNER)

PLEDGE AND SECURITY AGREEMENT (GEORGIA TECH OWNER) (this “Agreement”), dated as of [_____________], 2017, made by HIT GA TECH HOLDING, LLC, a Delaware limited liability company (“Pledgor”), in favor of CITIBANK, N.A., in its capacity as collateral agent for the Lenders under the Loan Agreement (as defined below) (together with its successors and assigns, “Agent”).

RECITALS

A.           Pursuant to that certain Second Amended and Restated Term Loan Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among Pledgor and the other borrowers party thereto (collectively, “Borrower”), Hospitality Investors Trust Operating Partnership, L.P., Hospitality Investors Trust, Inc., certain other parties party thereto, the Lenders party thereto, Citibank, N.A., as the issuing bank and the administrative agent (in its capacity as administrative agent for the Lenders, “Administrative Agent”), and Agent, the Lenders agreed to extend credit to Borrower in the maximum aggregate principal amount of $[312,900,000] (the “Loan”) which Loan is evidenced by certain promissory notes dated the date hereof (collectively, the “Note”) made by Borrower to the Lenders and secured by, among other things, the Mortgages (as defined in the Loan Agreement).

B.           Pledgor is the legal and beneficial owner of all of the Equity Interests in HIT GA Tech, LLC, a Delaware limited liability company (“GA Tech Owner”), consisting of 100% of the limited liability company interests therein;

C.           It is a condition precedent to the obligation of the Lenders to make the Loan to Borrower under the Loan Agreement that Pledgor shall have executed and delivered this Agreement to Agent and the Lenders.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make the Loan, Pledgor hereby agrees with Agent as follows:

1.           Defined Terms. As used in this Agreement, the following terms have the meanings set forth in or incorporated by reference below:

“Administrative Agent” has the meaning ascribed to such term in the Recitals. “Agent” has the meaning ascribed to such term in the introductory paragraph.

“Agreement” means this Pledge and Security Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Code” means the Uniform Commercial Code from time to time in effect in the State of New

York.

“Collateral” has the meaning ascribed to such term in Section 2 hereof.

“Debt” means all Obligations of Pledgor and Borrower under the Loan Documents.

“Loan” has the meaning ascribed to such term in the Recitals.

“Loan Agreement” has the meaning ascribed to such term in the Recitals.

“Loan Documents” has the meaning ascribed to such term in the Loan Agreement. “Borrower” has the meaning ascribed to such term in the Recitals.

“GA Tech Owner ” has the meaning ascribed to such term in the Recitals.

“GA Tech Owner Company Agreement” means the Limited Liability Company Agreement of GA Tech Owner.

“Note” has the meaning ascribed to such term in the Recitals.

“Pledged Company Interests” means the limited liability company interests of Pledgor in GA Tech Owner listed on Schedule 1 hereto, together with all limited liability company interest options or rights of any nature whatsoever which may be issued or granted by GA Tech Owner to Pledgor while this Agreement is in effect.

“Pledgor” has the meaning ascribed to such term in the introductory paragraph.

“Proceeds” means (i) Pledgor’s share, right, title and interest in and to all distributions, monies, fees, payments, compensations and proceeds now or hereafter becoming due and payable to Pledgor by GA Tech Owner with respect to the Pledged Company Interests whether payable as profits, distributions, asset distributions, repayment of loans or capital or otherwise and including all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code; (ii) all contract rights, general intangibles, claims, powers, privileges, benefits and remedies of Pledgor relating to the foregoing; and (iii) all cash or non-cash proceeds of any of the foregoing.

“Special Damages” has the meaning ascribed to such term in Section 18(l) hereof.

Terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

2.           Pledge; Grant of Security Interest. Pledgor hereby pledges and grants to Agent, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Debt, a first priority security interest in all of Pledgor’s right, title and interest to the following (collectively, the “Collateral”):

(i)          all Pledged Company Interests;

(ii)         all securities, moneys or property representing dividends or interest on any of the Pledged Company Interests, or representing a distribution in respect of the Pledged Company Interests, or resulting from a split-up, revision, reclassification or other like change of the Pledged Company Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Company Interests;

(iii)        all right, title and interest of Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Company Interests and any other Collateral;

(iv)        all “accounts”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the Code) constituting or relating to the foregoing; and

(v)         all Proceeds of any of the foregoing property of Pledgor (including, without limitation, any proceeds of insurance thereon, all “accounts”, “general intangibles”, “instruments” and “investment property”, in each case as defined in the Code, constituting or relating to the foregoing).

3.           Closing Date Actions. Concurrently with the execution and delivery of this Agreement, Pledgor shall (a) send to the issuer of the Pledged Company Interests an Authorization Statement substantially in the form of Exhibit A hereto and (b) cause such issuer to deliver to Agent (i) an Acknowledgement and Consent substantially in the form of Exhibit B hereto and (ii) a Transaction Statement substantially in the form of Exhibit C hereto, confirming that such issuer will comply with instructions with respect to such Pledged Company Interests originated by Agent without further consent or approval of Pledgor.

4.           Representations and Warranties. Pledgor represents and warrants as of the date hereof that:

(a)          no authorization, consent of or notice to any other Person (including, without limitation, any member, partner or creditor of Pledgor or GA Tech Owner) that has not been obtained, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement including, without limitation, the assignment and transfer by the Pledgor of any of the Collateral to Agent or the subsequent transfer thereof by Agent pursuant to the terms hereof;

(b)          all of the Pledged Company Interests have been duly and validly issued and are fully paid and nonassessable;

(c)          the Pledged Company Interests constitute all the issued and outstanding limited liability company interests in GA Tech Owner;

(d)          Pledgor is the record and beneficial owner of, and has good title to, the Pledged Company Interests, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Agreement and the Pledged Company Interests have not previously been assigned, sold, transferred, pledged or encumbered (except pursuant to this Agreement);

(e)          upon the execution of this Agreement and the filing of the UCC-1 financing statements referred to in Section 12 with the Delaware Secretary of State, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Collateral and related Proceeds in such jurisdictions, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any Pledged Company Interests and related Proceeds from Pledgor;

(f)          the principal place of business and chief executive office of Pledgor is, and for the immediately preceding four (4) months (or any shorter period of its existence), has been, located at c/o Hospitality Investors Trust Operating Partnership, L.P., 3950 University Drive, Suite 301, Fairfax, Virginia 22030;

(g)          the exact name of Pledgor is HIT GA Tech Holding, LLC;

(h)          Pledgor is organized under the laws of the State of Delaware;

(i)           there currently exist no certificates, instruments or writings representing the Pledged Company Interests. However, to the extent that in the future there exist any such certificates, instruments or writings, Pledgor shall deliver all such certificates, instruments or writings to Agent together with the undated limited liability company interest powers, duly executed in blank with, if Agent so requests, signature guaranteed;

5.           Covenants. Pledgor covenants and agrees with Agent that, from and after the date of this Agreement until the latest of the date that (i) the Debt (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive satisfaction of the Note) is paid in full and (ii) the Commitments are terminated (such latest date, the “Termination Date”):

(a)          Acknowledgements of Parties. If Pledgor shall, as a result of its ownership of the Pledged Company Interests, become entitled to receive or shall receive any limited liability company certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Company Interests, or otherwise in respect thereof, Pledgor shall accept the same as Agent’s agent, hold the same in trust for Agent and deliver the same forthwith to Agent in the exact form received, duly endorsed by Pledgor to Agent, if required, together with an undated limited liability company interest power covering such certificate duly executed in blank and with, if Agent so requests, signature guaranteed, to be held by Agent hereunder as additional security for the Debt. Any sums paid upon or in respect of the Pledged Company Interests upon the liquidation or dissolution of GA Tech Owner shall be paid over to Agent to be held by it hereunder as additional security for the Debt, and in case any distribution of capital shall be made on or in respect of the Pledged Company Interests or any property shall be distributed upon or with respect to the Pledged Company Interests pursuant to the recapitalization or reclassification of the capital of GA Tech Owner or pursuant to the reorganization thereof, the property so distributed shall be delivered to Agent to be held by it, subject to the terms hereof, as additional security for the Debt. If any sums of money or property so paid or distributed in respect of the Pledged Company Interests shall be received by Pledgor, Pledgor shall deliver the same to Agent and, until such money or property is paid or delivered to Agent, hold such money or property in trust for Agent, segregated from other funds of Pledgor, as additional security for the Debt.

(b)          Without the prior written consent of Agent, Pledgor shall not, directly or indirectly (i) vote to enable, or take any other action to permit, GA Tech Owner to issue or certificate any limited liability company interests or to issue any other securities convertible into or granting the right to purchase or exchange for any membership interests in GA Tech Owner, or (ii) except as permitted by the Loan Agreement, sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur, authorize or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Agreement. Pledgor shall defend the right, title and interest of Agent in, to and under the Collateral against the claims and demands of all Persons whomsoever.

(c)          At any time and from time to time, upon the written request of Agent, and at the sole expense of Pledgor, Pledgor shall promptly and duly give, execute, deliver file and/or record such further instruments and documents and take such further actions as Agent may reasonably request for the purposes of obtaining, creating, perfecting, validating or preserving the full benefits of this Agreement and of the rights and powers herein granted including without limitation filing UCC financing or continuation statements, provided that the amount of the Debt shall not be increased thereby. Pledgor hereby authorizes Agent to file any such financing statement or continuation statement without the signature of Pledgor to the extent permitted by law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to Agent, duly endorsed in a manner satisfactory to Agent, to be held as Collateral pursuant to this Agreement.

(d)          Limitation on Liens. At its sole cost and expense, Pledgor will not create, incur or permit to exist, will warrant and defend title to and ownership of the Collateral against, and will take all such other action as is necessary to remove, any Lien or claim on or to the Pledged Company Interests, other than the Liens created hereby, and will defend the right, title and interest of Agent in, to and under the Pledged Company Interests against the claims and demands of all Persons whomsoever.

(e)          Further Identification of Pledged Company Interests. Pledgor will furnish to Agent from time to time statements and schedules further identifying and describing the Pledged Company Interests and other Collateral and such other reports in connection with the Pledged Company Interests and other Collateral as Agent may reasonably request, all in reasonable detail.

(f)          Changes in Location, Name, etc. Pledgor will not, unless (i) it shall have given thirty (30) days’ prior written notice to such effect to Agent and (ii) all action necessary or advisable, in Agent’s reasonable opinion, to protect and perfect the Liens and security interests intended to be created hereunder with respect to the Pledged Company Interests shall have been taken, (A) change the location of its chief executive office or principal place of business from that specified in Section 4(g), or (B) change its name, identity or structure, or (c) reorganize or reincorporate under the laws of another jurisdiction.

(g)          Taxes. Pledgor shall pay, and save Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

6.           Intentionally Omitted.

7.           Cash Dividends; Voting Rights. Subject to Section 14 (relating to the application of distributions to pay the Loan) and the cash management provisions of the Loan Agreement and unless an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to receive all limited liability company interest distributions or cash dividends paid in the normal course of business of GA Tech Owner and to exercise all voting and limited liability company interests or other rights with respect to the Pledged Company Interests, provided that no vote shall be cast or right exercised or other action taken which, in Agent’s judgment, would adversely impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Loan Agreement, the Note, this Agreement or any other Loan Documents.

8.           Rights of Agent.

(a)          If an Event of Default shall occur and be continuing, Agent shall have the right to receive any and all income, cash dividends, distributions, proceeds or other property received or paid in respect of the Pledged Company Interests and make application thereof to the Debt, in such order as Agent, in its sole discretion, may elect, in accordance with the Loan Documents. If an Event of Default shall occur and be continuing, then all such Pledged Company Interests at Agent’s option, shall be registered in the name of Agent or its nominee (if not already so registered), and Agent or its nominee may thereafter exercise (i) all voting, limited liability company and other rights pertaining to the Pledged Company Interests and (ii) any and all rights of conversion, exchange, and subscription and any other rights, privileges or options pertaining to such Pledged Company Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Company Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of

GA Tech Owner or upon the exercise by Pledgor or Agent of any right, privilege or option pertaining to such Pledged Company Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Company Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Agent shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)          The rights of Agent under this Agreement shall not be conditioned or contingent upon the pursuit by any Secured Party of any right or remedy against Pledgor or against any other Person which may be or become liable in respect of all or any part of the Debt or against any other security therefor, guarantee thereof or right of offset with respect thereto. No Secured Party shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(c)          Upon the Termination Date, Agent’s rights under this Agreement shall terminate and Agent shall, at Pledgor’s sole cost and expense, execute and deliver to Pledgor UCC-3 termination statements or similar documents and agreements to terminate all of Agent’s rights under this Agreement and all other Loan Documents.

(d)          Pledgor also authorizes Agent, at any time and from time to time, to execute, in connection with the sale provided for in Sections 9 or 10 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e)          The powers conferred on Agent hereunder are solely to protect Agent’s and each Secured Party’s interest in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither any Secured Party nor any of its officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act hereunder, except for its or their gross negligence or willful misconduct.

(f)          If Pledgor fails to perform or comply with any of its agreements contained herein and Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Agent incurred in connection with such performance or compliance, together with interest at the Default Rate if such expenses are not paid on demand, shall be payable by Pledgor to Agent on demand and shall constitute obligations secured hereby.

9.           Remedies. (a) If an Event of Default shall occur and be continuing, Agent may, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Debt:

(i)          exercise all rights and remedies of a secured party under the Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Agent were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such right);

(ii)         make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral; and

(iii)        in its name or in the name of Pledgor or otherwise, demand, sue for, collect, direct payment of or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

(b)          Without limiting the generality of the foregoing, if an Event of Default shall occur and be continuing, Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or otherwise required hereby) to or upon Pledgor, GA Tech Owner or any other Person (all and each of which demands, presentments, protests, advertisements and notices, or other defenses, are hereby waived to the extent permitted under applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk. Agent shall have the right, without notice or publication, to adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be adjourned without further notice. Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Pledgor, which right or equity of redemption is hereby waived or released. Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Debt, in such order as Agent may elect, and only after such application and after the payment by Agent of any other amount required by any provision of law, including, without limitation, Sections 9-610 and 9-615 of the Code, need Agent account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against the Secured Parties arising out of the exercise by Agent of any of its rights hereunder, except for any claims, damages and demands it may have against Agent arising from the willful misconduct or gross negligence of Agent or its affiliates, or any agents or employees of the foregoing. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(c)          The rights, powers, privileges and remedies of Agent under this Agreement are cumulative and shall be in addition to all rights, powers, privileges and remedies available to Agent at law or in equity. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of Agent hereunder.

10.         Private Sales. Pledgor recognizes that Agent may be unable to effect a public sale of any or all of the Pledged Company Interests, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Agent than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. Agent shall be under no obligation to delay a sale of any of the Pledged Company Interests for the period of time necessary to permit GA Tech Owner or Pledgor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if GA Tech Owner or Pledgor would agree to do so.

(a)          Pledgor further shall use its best efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Pledged Company Interests pursuant to this Section 10 valid and binding and in compliance with any and all other requirements of applicable law. Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to Agent, that Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Loan Agreement.

(b)          Agent shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. Pledgor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Debt, even if Agent accepts the first offer received and does not offer any Collateral to more than one offeree, provided that Agent has acted in a commercially reasonable manner in conducting such private sale.

(c)          The Code states that each Secured Party is able to purchase the Pledged Company Interests only if they are sold at a public sale. Agent has advised Pledgor that SEC staff personnel have issued various No-Action Letters describing procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the Code, yet not public for purposes of Section 4(2) of the Securities Act of 1933. The Code permits Pledgor to agree on the standards for determining whether a Secured Party has complied with its obligations under Article 9. Pursuant to the Code, Pledgor specifically agrees (x) that it shall not raise any objection to any Secured Party’s purchase of the Pledged Company Interests (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters (i) shall be considered to be a “public” sale for purposes of the Code; (ii) will be considered commercially reasonable notwithstanding that Agent, has not registered or sought to register the Pledged Company Interests under the Securities Laws, even if Pledgor or GA Tech Owner agrees to pay all costs of the registration process; and (iii) shall be considered to be commercially reasonable notwithstanding that a Secured Party purchases the Pledged Company Interests at such a sale.

(d)          Pledgor agrees that no Secured Party has any general duty or obligation to make any effort to obtain or pay any particular price for any Pledged Company Interests sold by Agent pursuant to this Agreement. Agent, may, in its sole discretion, among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers. Without in any way limiting Agent’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, Pledgor hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale and hereby irrevocably waives any right to contest any such sale:

(i)          Agent conducts the foreclosure sale in the State of New York,

(ii)         The foreclosure sale is conducted in accordance with the laws of the State of New York,

(iii)        Not more than ten (10) days before, and not less than five (5) days in advance of the foreclosure sale, Agent notifies Pledgor at the address set forth herein of the time and place of such foreclosure sale,

(iv)        The foreclosure sale is conducted by an auctioneer licensed in the State of New York and is conducted in front of the New York Supreme Court located in New York City or such other New York State Court having jurisdiction over the Collateral on any Business Day between the hours of 9 a.m. and 5 p.m.,

(v)         The notice of the date, time and location of the foreclosure sale is published in the New York Times or Wall Street Journal (or such other newspaper widely circulated in New York, New York) for seven (7) consecutive days prior to the date of the foreclosure sale, and

(vi)        Agent sends notification of the foreclosure sale to all secured parties identified as a result of a search of the UCC financings statements in the filing offices located in the State of Delaware conducted not later than twenty (20) days and not earlier than thirty

(30) days before such notification date.

(e)          No Secured Party shall incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. Pledgor hereby waives any claims against any Secured Party arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Debt, even if Agent accepts the first offer received and does not offer any Collateral to more than one offeree, provided that Agent has acted in a commercially reasonable manner in conducting such private sale.

11.         Limitation on Duties Regarding Collateral. Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Agent deals with similar securities and property for its own account. Neither any Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

12.         Financing Statements; Other Documents. Pledgor hereby authorizes Agent to file UCC-1 financing statements with respect to the Collateral. Pledgor authorizes Agent to use the collateral description “all personal property” or “all assets” in any such financing statements. Pledgor agrees to deliver any other document or instrument which Agent may reasonably request with respect to the Collateral for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. Without limiting the generality of the foregoing, Pledgor hereby authorizes the filing of UCC-1 financing statements (and amendments of such financing statements and continuation statements) that name Pledgor as debtor and Agent as secured party and that cover all personal property or all assets of Pledgor.

13.         Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to Agent, Agent is hereby appointed, which appointment as attorney-in-fact is irrevocable and coupled with an interest, the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Agent may deem necessary or advisable to accomplish the purposes hereof including, without limitation:

(a)          to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)          to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c)          to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent, with respect to any of the Collateral; and

(d)          to execute, in connection with the sale provided for in Section 9 or 10, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral, including without limitation, to transfer or cause the transfer of the Collateral, or any part thereof, on the books of GA Tech Owner or other entity issuing such Collateral, to Agent or any nominee.

If so requested by Agent, Pledgor shall ratify and confirm any such sale or transfer by executing and delivering to Agent at Pledgor’s expense all proper deeds, bills of sale, instruments of assignment, conveyance of transfer and releases as may be designated in any such request.

14.         Additional Covenants of Pledgor Relating to Covenants of GA Tech Owner. Pledgor covenants and agrees with Agent that, from and after the date of this Agreement until the Termination Date, (i) Pledgor shall take any and all actions either necessary or reasonably requested by Agent to ensure complete compliance with Sections 5.01 and 5.02 of the Loan Agreement, (ii) Pledgor shall cause GA Tech Owner to take such actions as are required by or to comply with the terms of the Loan Documents and to not take any actions that violate any such documents and (iii) Pledgor shall cause GA Tech Owner to not apply amounts disbursed to GA Tech Owner pursuant to the requirements of the Loan in a manner contrary to the requirements of the Loan Documents.

15.         Non-Recourse. The provisions of Sections 10.01 and 10.02 of the Loan Agreement are hereby incorporated by reference into this Agreement as to the liability of Pledgor hereunder to the same extent and with the same force as if fully set forth herein.

16.         Indemnity. Pledgor agrees that the terms and provisions of Section 9.04(b) of the Loan Agreement are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.

17.         Third Party Waivers. (a) Pledgor authorizes Agents to perform any or all of the following acts at any time in its sole discretion, all without notice to Pledgor (except as otherwise provided in the Loan Documents), without affecting Pledgor’s obligations under this Agreement or any other Loan Documents and without affecting the liens and encumbrances against the Collateral in favor of Agent (provided that the following are undertaken in accordance with the terms and provisions of the Loan Documents and applicable law and provided, further that none of the following shall or shall be deemed to afford to Agent or any of the Secured Parties any rights (or any expanded rights) beyond those rights expressly provided in the other Loan Documents or applicable law):

(i)          Subject to Section 9.01 of the Loan Agreement, the Administrative Agent may alter any terms of the Debt or any part thereof, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Debt or any part thereof;

(ii)         Agent may take and hold security for the Debt, accept additional or substituted security, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security;

(iii)        Agent may direct the order and manner of any sale of all or any part of any security now or later to be held for the Debt, and Agent (or its nominees or designees) may also bid at any such sale;

(iv)        The Administrative Agent may apply any payments or recoveries from GA Tech Owner, Pledgor or any other source, and any proceeds of any security, to the obligations under the Loan Documents in such manner, order and priority as the Administrative Agent may elect;

(v)         The Administrative Agent may release GA Tech Owner or any other person or entity of its liability for the Debt or any part thereof;

(vi)        The Administrative Agent may substitute, add or release any one or more guarantors or endorsers; and

(vii)       In addition to the Debt, the Secured Parties may extend other credit to GA Tech Owner, and may take and hold security agreed to by GA Tech Owner for the credit so extended.

(b)          Pledgor waives:

(i)          Any right it may have to require any Agent to proceed against GA Tech Owner, Pledgor or any other person or entity, proceed against or exhaust any security held from GA Tech Owner, Pledgor or any person or entity, or pursue any other remedy in such Agent's power to pursue;

(ii)         Any defense based on any claim that Pledgor’s obligations exceed or are more burdensome than those of GA Tech Owner, Pledgor or any other Person;

(iii)        Any defense: (A) based on any legal disability of any other Person, (B) based on any release, discharge, modification, impairment or limitation of the liability of any other person or entity to any Agent from any cause, whether consented to by such Agent or arising by operation of law, (C) arising out of or able to be asserted as a result of any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of any other person or entity or any of their respective affiliates, or any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case as undertaken under any U.S. Federal or State law (each of the foregoing described in this clause (C) being referred to herein as an “Insolvency Proceeding”); or (D) arising from any rejection or disaffirmance of the Debt, or any part thereof, or any security held therefor, in any such Insolvency Proceeding;

(iv)        Any defense based on any action taken or omitted by any Agent in any Insolvency Proceeding involving any other Person, including any election to have such Agent's claim allowed as being secured, partially secured or unsecured, any extension of credit by any Secured Party to any other Person in any Insolvency Proceeding, and the taking and holding by such Agent of any security for any such extension of credit;

(v)         All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intention to accelerate, notices of acceleration, notices of acceptance of this Agreement or any other Loan Document and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind (in each instance, except as expressly required by the Loan Agreement or applicable law);

(vi)        Any duty on the part of Agent or any other Secured Party to disclose to Pledgor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of GA Tech Owner, any other Loan Party or any of their Subsidiaries now or hereafter known by Agent or such other Secured Party; and

(vii)       Except for such notices as required by the Loan Documents, any defense based on or arising out of any defense that GA Tech Owner or any of its affiliates may have to the payment or performance of the Debt (other than the defense that the particular Debt in question have been paid or performed (to the extent paid or performed));

(c)          Subject to Section 9.13 of the Loan Agreement, after the occurrence and during the continuance of any Event of Default, in its sole discretion, without prior notice (except as expressly required by the Loan Agreement, the Mortgage or applicable law) to or consent of Pledgor or GA Tech Owner, Agent may elect to: (A) foreclose against any collateral for the Debt, (B) accept any offer to transfer any such collateral for the Debt in lieu of foreclosure, (C) compromise or adjust the Debt or any part thereof or make any other accommodation with GA Tech Owner or any Person, or (D) exercise any other remedy against GA Tech Owner or any person or entity or any collateral for the Debt. No such action by Agent shall release or limit any Secured Party’s rights hereunder or under the other Loan Documents, even if the effect of the action is to deprive Pledgor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from GA Tech Owner or any other Person for any sums paid to the Secured Parties, whether contractual or arising by operation of law or otherwise. Pledgor expressly agrees that under no circumstances shall Pledgor be deemed to have any right, title, interest or claim in or to any real or personal property of Pledgor to be held by Agent or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Debt.

18.         Miscellaneous.

(a)          Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b)          Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof. The Recitals to this Agreement are hereby incorporated by reference as if originally set forth in full herein.

(c)          No Waiver; Cumulative Remedies. Agent shall not by any act (except by a written instrument pursuant to Section 18(d)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers or privileges provided by law.

(d)          Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, or otherwise modified except in accordance with Section 9.01 of the Loan Agreement. This Agreement shall be binding upon and shall inure to the benefit of Pledgor and the respective successors and assigns of Pledgor and shall inure to the benefit of Agent and its successors and assigns; provided Pledgor shall not have any right to assign its rights hereunder and any purported assignment by Pledgor shall be void. The rights of Agent under this Agreement shall automatically be transferred to any permitted assignee under the Loan Agreement.

(e)          Notices. Notices by Agent to Pledgor or GA Tech Owner to be effective shall be in writing (including by facsimile or electronic mail transmission), addressed or transmitted to Pledgor or GA Tech Owner at the address, facsimile number or electronic mail address of Borrower set forth in the Loan Agreement, and shall be deemed to have been duly given or made in accordance with the terms and provisions of Section 9.02 of the Loan Agreement.

(f)          Jurisdiction, Etc.. Section 9.15 of the Loan Agreement is hereby incorporated herein by reference, mutatis mutandis.

(g)          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(h)          Agents. Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for their actions except for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(i)          Irrevocable Authorization and Instruction to GA Tech Owner. Pledgor hereby authorizes and instructs GA Tech Owner to comply with any instruction received by it from Agent in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that GA Tech Owner shall be fully protected in so complying.

(j)          Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

(k)          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, OR THE ACTIONS OF AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

(l)          No Special Damages. No claim may be made by Pledgor against any Secured Party, its affiliates and its respective directors, officers, employees, or attorneys for any special, indirect or consequential damages (“Special Damages”) in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of, or in any way related to the transactions contemplated or relationship established by this Agreement, or any act, omission or event occurring in connection herewith or therewith; and to the fullest extent permitted by law Pledgor hereby waives, releases and agrees not to sue upon any such claim for Special Damages, whether or not accrued and whether or not known or suspected to exist in its favor.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date set forth above.

PLEDGOR:

HIT GA TECH HOLDING, LLC,
a Delaware limited liability company

By:
Name:
Title:

[Signatures continue on next page]

[Pledge Agreement (Georgia Tech Owner)]

AGENT:

CITIBANK, N.A., as collateral agent

By:
Name:
Title:

[Pledge Agreement (Georgia Tech Owner)]

SCHEDULE 1

To Pledge Agreement

DESCRIPTION OF PLEDGED MEMBERSHIP

INTERESTS

Issuer	Owner	Class of Membership Interest	Percentage of Membership Interests
HIT GA Tech, LLC	HIT GA Tech	Limited Liability	100%
	Holding, LLC	Company Interests

SCH. 1-1

EXHIBIT A

FORM OF AUTHORIZATION STATEMENT

April____, 2017

To:         HIT GA Tech, LLC

c/o Hospitality Investors Trust Operating Partnership, L.P.

3950 University Drive

Fairfax, Virginia 22030

Reference is made to the Pledge and Security Agreement, dated as of April , 2017 (the “Pledge Agreement”; capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Pledge Agreement), made by the undersigned to Citibank, N.A., as Collateral Agent (“Agent”), a copy of which is attached hereto. Pursuant to the Pledge Agreement, the undersigned hereby notifies HIT GA Tech, LLC, a Delaware limited liability company (“Issuer”), that the undersigned has granted to Agent, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all of the undersigned’s right, title and interest in and to all of the Collateral (including all of the interests of the undersigned in Issuer), and hereby instructs Issuer to register the security interest in favor of:

CITIBANK, N.A., as Collateral Agent

390 Greenwich Street, 7th Floor

New York, New York 10013

Attn: Ana Rosu Marmann

Very truly yours,

HIT GA TECH HOLDING, LLC, a
Delaware limited liability company

By:
Name:
Title:

EXH. A-1

EXHIBIT B

FORM OF ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Authorization Statement, dated as of April___, 2017 and the Pledge Agreement referred to therein.

HIT GA TECH, LLC, a Delaware limited liabiltiy company

By:
Name:
Title:

EXH. B-1

EXHIBIT C

FORM OF TRANSACTION STATEMENT

April ___, 2017

To:	HIT GA TECH HOLDING, LLC

c/o Hospitality Investors Trust Operating Partnership, L.P.

3950 University Drive

Fairfax, Virginia 22030

and

CITIBANK, N.A., as Collateral Agent

390 Greenwich Street, 7th Floor

New York, New York 10013

Attn: Ana Rosu Marmann

This Transaction Statement is to advise you that the pledge of 100% of the limited liability company interests in HIT GA Tech, LLC (the “Pledged Equity”) has been registered in favor of Citibank, N.A., as Collateral Agent (the “Lienholder”), as follows:

CITIBANK, N.A., as Collateral Agent

390 Greenwich Street, 7th Floor

New York, New York 10013

Attn: Ana Rosu Marmann

Taxpayer identification number: 13-5266470.

The pledge was registered on April____, 20171.

To the extent the Pledged Equity shall at any time be deemed “uncertificated securities” under Article 8 of the Uniform Commercial Code as in effect from time to time in the jurisdiction of the undersigned, the undersigned agrees that it will comply with instructions originated by the Lienholder with respect to the Pledged Equity without further consent by HIT GA Tech Holding, LLC.

This Transaction Statement is merely a record of the rights of the addressees as of the time of its issuance. Delivery of this Transaction Statement, of itself, confers no rights on the recipients. This Transaction Statement is neither a negotiable instrument nor a security.

Very truly yours,

1 Note to Draft: This will be the Closing Date.

EXH. C-1

HIT GA TECH, LLC, a Delaware limited liability company

By:
Name:
Title:

EXH. C-2

EXHIBIT C-2 TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF PLEDGOR SECURITY AGREEMENT (GEORGIA TECH TRS LESSEE)

[Attached.]

Exh. C-2

EXHIBIT C-2 TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF PLEDGOR SECURITY AGREEMENT (GEORGIA TECH TRS LESSEE)

PLEDGE AND SECURITY AGREEMENT (GEORGIA TECH TRS LESSEE)

PLEDGE AND SECURITY AGREEMENT (GEORGIA TECH TRS LESSEE) (this “Agreement”), dated as of [___________], 2017, made by HIT TRS GA TECH HOLDING, LLC, a Delaware limited liability company (“Pledgor”), in favor of CITIBANK, N.A., in its capacity as collateral agent for the Lenders under the Loan Agreement (as defined below) (together with its successors and assigns, “Agent”).

RECITALS

A.           Pursuant to that certain Second Amended and Restated Term Loan Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among the borrowers party thereto (collectively, “Borrower”), Hospitality Investors Trust Operating Partnership, L.P., Hospitality Investors Trust, Inc., certain other parties party thereto, the Lenders party thereto, Citibank, N.A., as the issuing bank and the administrative agent (in its capacity as administrative agent for the Lenders, “Administrative Agent”), and Agent, the Lenders agreed to extend credit to Borrower in the maximum aggregate principal amount of $[312,900,000] (the “Loan”) which Loan is evidenced by certain promissory notes dated the date hereof (collectively, the “Note”) made by Borrower to the Lenders and secured by, among other things, the Mortgages (as defined in the Loan Agreement).

B.           Pledgor is the legal and beneficial owner of all of the Equity Interests in HIT TRS GA Tech, LLC, a Delaware limited liability company (“GA Tech Lessee”), consisting of 100% of the limited liability company interests therein;

C.           It is a condition precedent to the obligation of the Lenders to make the Loan to Borrower under the Loan Agreement that Pledgor shall have executed and delivered this Agreement to Agent and the Lenders.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make the Loan, Pledgor hereby agrees with Agent as follows:

1.           Defined Terms. As used in this Agreement, the following terms have the meanings set forth in or incorporated by reference below:

“Administrative Agent” has the meaning ascribed to such term in the Recitals. “Agent” has the meaning ascribed to such term in the introductory paragraph.

“Agreement” means this Pledge and Security Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Code” means the Uniform Commercial Code from time to time in effect in the State of New York.

“Collateral” has the meaning ascribed to such term in Section 2 hereof.

“Debt” means all Obligations of Pledgor and Borrower under the Loan Documents.

“Loan” has the meaning ascribed to such term in the Recitals.

“Loan Agreement” has the meaning ascribed to such term in the Recitals.

“Loan Documents” has the meaning ascribed to such term in the Loan Agreement. “Borrower” has the meaning ascribed to such term in the Recitals.

“GA Tech Lessee ” has the meaning ascribed to such term in the Recitals.

“GA Tech Lessee Company Agreement” means the Limited Liability Company Agreement of GA Tech Lessee.

“Note” has the meaning ascribed to such term in the Recitals.

“Pledged Company Interests” means the limited liability company interests of Pledgor in GA Tech Lessee listed on Schedule 1 hereto, together with all limited liability company interest options or rights of any nature whatsoever which may be issued or granted by GA Tech Lessee to Pledgor while this Agreement is in effect.

“Pledgor” has the meaning ascribed to such term in the introductory paragraph.

“Proceeds” means (i) Pledgor’s share, right, title and interest in and to all distributions, monies, fees, payments, compensations and proceeds now or hereafter becoming due and payable to Pledgor by GA Tech Lessee with respect to the Pledged Company Interests whether payable as profits, distributions, asset distributions, repayment of loans or capital or otherwise and including all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code; (ii) all contract rights, general intangibles, claims, powers, privileges, benefits and remedies of Pledgor relating to the foregoing; and (iii) all cash or non-cash proceeds of any of the foregoing.

“Special Damages” has the meaning ascribed to such term in Section 18(l) hereof.

Terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

2.           Pledge; Grant of Security Interest. Pledgor hereby pledges and grants to Agent, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Debt, a first priority security interest in all of Pledgor’s right, title and interest to the following (collectively, the “Collateral”):

(i)          all Pledged Company Interests;

(ii)         all securities, moneys or property representing dividends or interest on any of the Pledged Company Interests, or representing a distribution in respect of the Pledged Company Interests, or resulting from a split-up, revision, reclassification or other like change of the Pledged Company Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Company Interests;

(iii)        all right, title and interest of Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Company Interests and any other Collateral;

(iv)        all “accounts”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the Code) constituting or relating to the foregoing; and

(v)         all Proceeds of any of the foregoing property of Pledgor (including, without limitation, any proceeds of insurance thereon, all “accounts”, “general intangibles”, “instruments” and “investment property”, in each case as defined in the Code, constituting or relating to the foregoing).

3.           Closing Date Actions. Concurrently with the execution and delivery of this Agreement, Pledgor shall (a) send to the issuer of the Pledged Company Interests an Authorization Statement substantially in the form of Exhibit A hereto and (b) cause such issuer to deliver to Agent (i) an Acknowledgement and Consent substantially in the form of Exhibit B hereto and (ii) a Transaction Statement substantially in the form of Exhibit C hereto, confirming that such issuer will comply with instructions with respect to such Pledged Company Interests originated by Agent without further consent or approval of Pledgor.

4.           Representations and Warranties. Pledgor represents and warrants as of the date hereof that:

(a)          no authorization, consent of or notice to any other Person (including, without limitation, any member, partner or creditor of Pledgor or GA Tech Lessee) that has not been obtained, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement including, without limitation, the assignment and transfer by the Pledgor of any of the Collateral to Agent or the subsequent transfer thereof by Agent pursuant to the terms hereof;

(b)          all of the Pledged Company Interests have been duly and validly issued and are fully paid and nonassessable;

(c)          the Pledged Company Interests constitute all the issued and outstanding limited liability company interests in GA Tech Lessee;

(d)          Pledgor is the record and beneficial owner of, and has good title to, the Pledged Company Interests, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Agreement and the Pledged Company Interests have not previously been assigned, sold, transferred, pledged or encumbered (except pursuant to this Agreement);

(e)          upon the execution of this Agreement and the filing of the UCC-1 financing statements referred to in Section 12 with the Delaware Secretary of State, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Collateral and related Proceeds in such jurisdictions, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any Pledged Company Interests and related Proceeds from Pledgor;

(f)          the principal place of business and chief executive office of Pledgor is, and for the immediately preceding four (4) months (or any shorter period of its existence), has been, located at c/o Hospitality Investors Trust Operating Partnership, L.P., 3950 University Drive, Suite 301, Fairfax, Virginia 22030;

(g)          the exact name of Pledgor is HIT TRS GA Tech Holding, LLC;

(h)          Pledgor is organized under the laws of the State of Delaware;

(i)           there currently exist no certificates, instruments or writings representing the Pledged Company Interests. However, to the extent that in the future there exist any such certificates, instruments or writings, Pledgor shall deliver all such certificates, instruments or writings to Agent together with the undated limited liability company interest powers, duly executed in blank with, if Agent so requests, signature guaranteed;

5.           Covenants. Pledgor covenants and agrees with Agent that, from and after the date of this Agreement until the latest of the date that (i) the Debt (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive satisfaction of the Note) is paid in full and (ii) the Commitments are terminated (such latest date, the “Termination Date”):

(a)          Acknowledgements of Parties. If Pledgor shall, as a result of its ownership of the Pledged Company Interests, become entitled to receive or shall receive any limited liability company certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Company Interests, or otherwise in respect thereof, Pledgor shall accept the same as Agent’s agent, hold the same in trust for Agent and deliver the same forthwith to Agent in the exact form received, duly endorsed by Pledgor to Agent, if required, together with an undated limited liability company interest power covering such certificate duly executed in blank and with, if Agent so requests, signature guaranteed, to be held by Agent hereunder as additional security for the Debt. Any sums paid upon or in respect of the Pledged Company Interests upon the liquidation or dissolution of GA Tech Lessee shall be paid over to Agent to be held by it hereunder as additional security for the Debt, and in case any distribution of capital shall be made on or in respect of the Pledged Company Interests or any property shall be distributed upon or with respect to the Pledged Company Interests pursuant to the recapitalization or reclassification of the capital of GA Tech Lessee or pursuant to the reorganization thereof, the property so distributed shall be delivered to Agent to be held by it, subject to the terms hereof, as additional security for the Debt. If any sums of money or property so paid or distributed in respect of the Pledged Company Interests shall be received by Pledgor, Pledgor shall deliver the same to Agent and, until such money or property is paid or delivered to Agent, hold such money or property in trust for Agent, segregated from other funds of Pledgor, as additional security for the Debt.

(b)          Without the prior written consent of Agent, Pledgor shall not, directly or indirectly (i) vote to enable, or take any other action to permit, GA Tech Lessee to issue or certificate any limited liability company interests or to issue any other securities convertible into or granting the right to purchase or exchange for any membership interests in GA Tech Lessee, or (ii) except as permitted by the Loan Agreement, sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur, authorize or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Agreement. Pledgor shall defend the right, title and interest of Agent in, to and under the Collateral against the claims and demands of all Persons whomsoever.

(c)          At any time and from time to time, upon the written request of Agent, and at the sole expense of Pledgor, Pledgor shall promptly and duly give, execute, deliver file and/or record such further instruments and documents and take such further actions as Agent may reasonably request for the purposes of obtaining, creating, perfecting, validating or preserving the full benefits of this Agreement and of the rights and powers herein granted including without limitation filing UCC financing or continuation statements, provided that the amount of the Debt shall not be increased thereby. Pledgor hereby authorizes Agent to file any such financing statement or continuation statement without the signature of Pledgor to the extent permitted by law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to Agent, duly endorsed in a manner satisfactory to Agent, to be held as Collateral pursuant to this Agreement.

(d)          Limitation on Liens. At its sole cost and expense, Pledgor will not create, incur or permit to exist, will warrant and defend title to and ownership of the Collateral against, and will take all such other action as is necessary to remove, any Lien or claim on or to the Pledged Company Interests, other than the Liens created hereby, and will defend the right, title and interest of Agent in, to and under the Pledged Company Interests against the claims and demands of all Persons whomsoever.

(e)          Further Identification of Pledged Company Interests. Pledgor will furnish to Agent from time to time statements and schedules further identifying and describing the Pledged Company Interests and other Collateral and such other reports in connection with the Pledged Company Interests and other Collateral as Agent may reasonably request, all in reasonable detail.

(f)          Changes in Location, Name, etc. Pledgor will not, unless (i) it shall have given thirty (30) days’ prior written notice to such effect to Agent and (ii) all action necessary or advisable, in Agent’s reasonable opinion, to protect and perfect the Liens and security interests intended to be created hereunder with respect to the Pledged Company Interests shall have been taken, (A) change the location of its chief executive office or principal place of business from that specified in Section 4(g), or (B) change its name, identity or structure, or (c) reorganize or reincorporate under the laws of another jurisdiction.

(g)          Taxes. Pledgor shall pay, and save Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

6.           Intentionally Omitted.

7.           Cash Dividends; Voting Rights. Subject to Section 14 (relating to the application of distributions to pay the Loan) and the cash management provisions of the Loan Agreement and unless an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to receive all limited liability company interest distributions or cash dividends paid in the normal course of business of GA Tech Lessee and to exercise all voting and limited liability company interests or other rights with respect to the Pledged Company Interests, provided that no vote shall be cast or right exercised or other action taken which, in Agent’s judgment, would adversely impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Loan Agreement, the Note, this Agreement or any other Loan Documents.

8.           Rights of Agent.

(a)          If an Event of Default shall occur and be continuing, Agent shall have the right to receive any and all income, cash dividends, distributions, proceeds or other property received or paid in respect of the Pledged Company Interests and make application thereof to the Debt, in such order as Agent, in its sole discretion, may elect, in accordance with the Loan Documents. If an Event of Default shall occur and be continuing, then all such Pledged Company Interests at Agent’s option, shall be registered in the name of Agent or its nominee (if not already so registered), and Agent or its nominee may thereafter exercise (i) all voting, limited liability company and other rights pertaining to the Pledged Company Interests and (ii) any and all rights of conversion, exchange, and subscription and any other rights, privileges or options pertaining to such Pledged Company Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Company Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of

GA Tech Lessee or upon the exercise by Pledgor or Agent of any right, privilege or option pertaining to such Pledged Company Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Company Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Agent shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)          The rights of Agent under this Agreement shall not be conditioned or contingent upon the pursuit by any Secured Party of any right or remedy against Pledgor or against any other Person which may be or become liable in respect of all or any part of the Debt or against any other security therefor, guarantee thereof or right of offset with respect thereto. No Secured Party shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(c)          Upon the Termination Date, Agent’s rights under this Agreement shall terminate and Agent shall, at Pledgor’s sole cost and expense, execute and deliver to Pledgor UCC-3 termination statements or similar documents and agreements to terminate all of Agent’s rights under this Agreement and all other Loan Documents.

(d)          Pledgor also authorizes Agent, at any time and from time to time, to execute, in connection with the sale provided for in Sections 9 or 10 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e)          The powers conferred on Agent hereunder are solely to protect Agent’s and each Secured Party’s interest in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither any Secured Party nor any of its officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act hereunder, except for its or their gross negligence or willful misconduct.

(f)          If Pledgor fails to perform or comply with any of its agreements contained herein and Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Agent incurred in connection with such performance or compliance, together with interest at the Default Rate if such expenses are not paid on demand, shall be payable by Pledgor to Agent on demand and shall constitute obligations secured hereby.

9.           Remedies. (a) If an Event of Default shall occur and be continuing, Agent may, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Debt:

(i)          exercise all rights and remedies of a secured party under the Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Agent were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such right);

(ii)         make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral; and

(iii)        in its name or in the name of Pledgor or otherwise, demand, sue for, collect, direct payment of or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

(b)          Without limiting the generality of the foregoing, if an Event of Default shall occur and be continuing, Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or otherwise required hereby) to or upon Pledgor, GA Tech Lessee or any other Person (all and each of which demands, presentments, protests, advertisements and notices, or other defenses, are hereby waived to the extent permitted under applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk. Agent shall have the right, without notice or publication, to adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be adjourned without further notice. Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Pledgor, which right or equity of redemption is hereby waived or released. Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Debt, in such order as Agent may elect, and only after such application and after the payment by Agent of any other amount required by any provision of law, including, without limitation, Sections 9-610 and 9-615 of the Code, need Agent account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against the Secured Parties arising out of the exercise by Agent of any of its rights hereunder, except for any claims, damages and demands it may have against Agent arising from the willful misconduct or gross negligence of Agent or its affiliates, or any agents or employees of the foregoing. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(c)          The rights, powers, privileges and remedies of Agent under this Agreement are cumulative and shall be in addition to all rights, powers, privileges and remedies available to Agent at law or in equity. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of Agent hereunder.

10.         Private Sales. Pledgor recognizes that Agent may be unable to effect a public sale of any or all of the Pledged Company Interests, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Agent than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. Agent shall be under no obligation to delay a sale of any of the Pledged Company Interests for the period of time necessary to permit GA Tech Lessee or Pledgor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if GA Tech Lessee or Pledgor would agree to do so.

(a)          Pledgor further shall use its best efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Pledged Company Interests pursuant to this Section 10 valid and binding and in compliance with any and all other requirements of applicable law. Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to Agent, that Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Loan Agreement.

(b)          Agent shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. Pledgor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Debt, even if Agent accepts the first offer received and does not offer any Collateral to more than one offeree, provided that Agent has acted in a commercially reasonable manner in conducting such private sale.

(c)          The Code states that each Secured Party is able to purchase the Pledged Company Interests only if they are sold at a public sale. Agent has advised Pledgor that SEC staff personnel have issued various No-Action Letters describing procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the Code, yet not public for purposes of Section 4(2) of the Securities Act of 1933. The Code permits Pledgor to agree on the standards for determining whether a Secured Party has complied with its obligations under Article 9. Pursuant to the Code, Pledgor specifically agrees (x) that it shall not raise any objection to any Secured Party’s purchase of the Pledged Company Interests (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters (i) shall be considered to be a “public” sale for purposes of the Code; (ii) will be considered commercially reasonable notwithstanding that Agent, has not registered or sought to register the Pledged Company Interests under the Securities Laws, even if Pledgor or GA Tech Lessee agrees to pay all costs of the registration process; and (iii) shall be considered to be commercially reasonable notwithstanding that a Secured Party purchases the Pledged Company Interests at such a sale.

(d)          Pledgor agrees that no Secured Party has any general duty or obligation to make any effort to obtain or pay any particular price for any Pledged Company Interests sold by Agent pursuant to this Agreement. Agent, may, in its sole discretion, among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers. Without in any way limiting Agent’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, Pledgor hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale and hereby irrevocably waives any right to contest any such sale:

(i)          Agent conducts the foreclosure sale in the State of New York,

(ii)         The foreclosure sale is conducted in accordance with the laws of the State of New York,

(iii)        Not more than ten (10) days before, and not less than five (5) days in advance of the foreclosure sale, Agent notifies Pledgor at the address set forth herein of the time and place of such foreclosure sale,

(iv)        The foreclosure sale is conducted by an auctioneer licensed in the State of New York and is conducted in front of the New York Supreme Court located in New York City or such other New York State Court having jurisdiction over the Collateral on any Business Day between the hours of 9 a.m. and 5 p.m.,

(v)         The notice of the date, time and location of the foreclosure sale is published in the New York Times or Wall Street Journal (or such other newspaper widely circulated in New York, New York) for seven (7) consecutive days prior to the date of the foreclosure sale, and

(vi)        Agent sends notification of the foreclosure sale to all secured parties identified as a result of a search of the UCC financings statements in the filing offices located in the State of Delaware conducted not later than twenty (20) days and not earlier than thirty (30) days before such notification date.

(e)          No Secured Party shall incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. Pledgor hereby waives any claims against any Secured Party arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Debt, even if Agent accepts the first offer received and does not offer any Collateral to more than one offeree, provided that Agent has acted in a commercially reasonable manner in conducting such private sale.

11.         Limitation on Duties Regarding Collateral. Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Agent deals with similar securities and property for its own account. Neither any Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

12.         Financing Statements; Other Documents. Pledgor hereby authorizes Agent to file UCC-1 financing statements with respect to the Collateral. Pledgor authorizes Agent to use the collateral description “all personal property” or “all assets” in any such financing statements. Pledgor agrees to deliver any other document or instrument which Agent may reasonably request with respect to the Collateral for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. Without limiting the generality of the foregoing, Pledgor hereby authorizes the filing of UCC-1 financing statements (and amendments of such financing statements and continuation statements) that name Pledgor as debtor and Agent as secured party and that cover all personal property or all assets of Pledgor.

13.         Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to Agent, Agent is hereby appointed, which appointment as attorney-in-fact is irrevocable and coupled with an interest, the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Agent may deem necessary or advisable to accomplish the purposes hereof including, without limitation:

(a)          to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)          to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c)          to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent, with respect to any of the Collateral; and

(d)          to execute, in connection with the sale provided for in Section 9 or 10, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral, including without limitation, to transfer or cause the transfer of the Collateral, or any part thereof, on the books of GA Tech Lessee or other entity issuing such Collateral, to Agent or any nominee.

If so requested by Agent, Pledgor shall ratify and confirm any such sale or transfer by executing and delivering to Agent at Pledgor’s expense all proper deeds, bills of sale, instruments of assignment, conveyance of transfer and releases as may be designated in any such request.

14.         Additional Covenants of Pledgor Relating to Covenants of GA Tech Lessee. Pledgor covenants and agrees with Agent that, from and after the date of this Agreement until the Termination Date, (i) Pledgor shall take any and all actions either necessary or reasonably requested by Agent to ensure complete compliance with Sections 5.01 and 5.02 of the Loan Agreement, (ii) Pledgor shall cause GA Tech Lessee to take such actions as are required by or to comply with the terms of the Loan Documents and to not take any actions that violate any such documents and (iii) Pledgor shall cause GA Tech Lessee to not apply amounts disbursed to GA Tech Lessee pursuant to the requirements of the Loan in a manner contrary to the requirements of the Loan Documents.

15.         Non-Recourse. The provisions of Sections 10.01 and 10.02 of the Loan Agreement are hereby incorporated by reference into this Agreement as to the liability of Pledgor hereunder to the same extent and with the same force as if fully set forth herein.

16.         Indemnity. Pledgor agrees that the terms and provisions of Section 9.04(b) of the Loan Agreement are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.

17.         Third Party Waivers. (a) Pledgor authorizes Agents to perform any or all of the following acts at any time in its sole discretion, all without notice to Pledgor (except as otherwise provided in the Loan Documents), without affecting Pledgor’s obligations under this Agreement or any other Loan Documents and without affecting the liens and encumbrances against the Collateral in favor of Agent (provided that the following are undertaken in accordance with the terms and provisions of the Loan Documents and applicable law and provided, further that none of the following shall or shall be deemed to afford to Agent or any of the Secured Parties any rights (or any expanded rights) beyond those rights expressly provided in the other Loan Documents or applicable law):

(i)          Subject to Section 9.01 of the Loan Agreement, the Administrative Agent may alter any terms of the Debt or any part thereof, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Debt or any part thereof;

(ii)         Agent may take and hold security for the Debt, accept additional or substituted security, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security;

(iii)        Agent may direct the order and manner of any sale of all or any part of any security now or later to be held for the Debt, and Agent (or its nominees or designees) may also bid at any such sale;

(iv)        The Administrative Agent may apply any payments or recoveries from GA Tech Lessee, Pledgor or any other source, and any proceeds of any security, to the obligations under the Loan Documents in such manner, order and priority as the Administrative Agent may elect;

(v)         The Administrative Agent may release GA Tech Lessee or any other person or entity of its liability for the Debt or any part thereof;

(vi)        The Administrative Agent may substitute, add or release any one or more guarantors or endorsers; and

(vii)       In addition to the Debt, the Secured Parties may extend other credit to GA Tech Lessee, and may take and hold security agreed to by GA Tech Lessee for the credit so extended.

(b)          Pledgor waives:

(i)          Any right it may have to require any Agent to proceed against GA Tech Lessee, Pledgor or any other person or entity, proceed against or exhaust any security held from GA Tech Lessee, Pledgor or any person or entity, or pursue any other remedy in such Agent's power to pursue;

(ii)         Any defense based on any claim that Pledgor’s obligations exceed or are more burdensome than those of GA Tech Lessee, Pledgor or any other Person;

(iii)        Any defense: (A) based on any legal disability of any other Person, (B) based on any release, discharge, modification, impairment or limitation of the liability of any other person or entity to any Agent from any cause, whether consented to by such Agent or arising by operation of law, (C) arising out of or able to be asserted as a result of any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of any other person or entity or any of their respective affiliates, or any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case as undertaken under any U.S. Federal or State law (each of the foregoing described in this clause (C) being referred to herein as an “Insolvency Proceeding”); or (D) arising from any rejection or disaffirmance of the Debt, or any part thereof, or any security held therefor, in any such Insolvency Proceeding;

(iv)        Any defense based on any action taken or omitted by any Agent in any Insolvency Proceeding involving any other Person, including any election to have such Agent's claim allowed as being secured, partially secured or unsecured, any extension of credit by any Secured Party to any other Person in any Insolvency Proceeding, and the taking and holding by such Agent of any security for any such extension of credit;

(v)         All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intention to accelerate, notices of acceleration, notices of acceptance of this Agreement or any other Loan Document and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind (in each instance, except as expressly required by the Loan Agreement or applicable law);

(vi)        Any duty on the part of Agent or any other Secured Party to disclose to Pledgor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of GA Tech Lessee, any other Loan Party or any of their Subsidiaries now or hereafter known by Agent or such other Secured Party; and

(vii)       Except for such notices as required by the Loan Documents, any defense based on or arising out of any defense that GA Tech Lessee or any of its affiliates may have to the payment or performance of the Debt (other than the defense that the particular Debt in question have been paid or performed (to the extent paid or performed));

(c)          Subject to Section 9.13 of the Loan Agreement, after the occurrence and during the continuance of any Event of Default, in its sole discretion, without prior notice (except as expressly required by the Loan Agreement, the Mortgage or applicable law) to or consent of Pledgor or GA Tech Lessee, Agent may elect to: (A) foreclose against any collateral for the Debt, (B) accept any offer to transfer any such collateral for the Debt in lieu of foreclosure, (C) compromise or adjust the Debt or any part thereof or make any other accommodation with GA Tech Lessee or any Person, or (D) exercise any other remedy against GA Tech Lessee or any person or entity or any collateral for the Debt. No such action by Agent shall release or limit any Secured Party’s rights hereunder or under the other Loan Documents, even if the effect of the action is to deprive Pledgor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from GA Tech Lessee or any other Person for any sums paid to the Secured Parties, whether contractual or arising by operation of law or otherwise. Pledgor expressly agrees that under no circumstances shall Pledgor be deemed to have any right, title, interest or claim in or to any real or personal property of Pledgor to be held by Agent or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Debt.

18.         Miscellaneous.

(a)          Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b)          Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof. The Recitals to this Agreement are hereby incorporated by reference as if originally set forth in full herein.

(c)          No Waiver; Cumulative Remedies. Agent shall not by any act (except by a written instrument pursuant to Section 18(d)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers or privileges provided by law.

(d)          Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, or otherwise modified except in accordance with Section 9.01 of the Loan Agreement. This Agreement shall be binding upon and shall inure to the benefit of Pledgor and the respective successors and assigns of Pledgor and shall inure to the benefit of Agent and its successors and assigns; provided Pledgor shall not have any right to assign its rights hereunder and any purported assignment by Pledgor shall be void. The rights of Agent under this Agreement shall automatically be transferred to any permitted assignee under the Loan Agreement.

(e)          Notices. Notices by Agent to Pledgor or GA Tech Lessee to be effective shall be in writing (including by facsimile or electronic mail transmission), addressed or transmitted to Pledgor or GA Tech Lessee at the address, facsimile number or electronic mail address of Borrower set forth in the Loan Agreement, and shall be deemed to have been duly given or made in accordance with the terms and provisions of Section 9.02 of the Loan Agreement.

(f)           Jurisdiction, Etc.. Section 9.15 of the Loan Agreement is hereby incorporated herein by reference, mutatis mutandis.

(g)          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(h)          Agents. Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for their actions except for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(i)           Irrevocable Authorization and Instruction to GA Tech Lessee. Pledgor hereby authorizes and instructs GA Tech Lessee to comply with any instruction received by it from Agent in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that GA Tech Lessee shall be fully protected in so complying.

(j)           Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

(k)          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, OR THE ACTIONS OF AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

(l)           No Special Damages. No claim may be made by Pledgor against any Secured Party, its affiliates and its respective directors, officers, employees, or attorneys for any special, indirect or consequential damages (“Special Damages”) in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of, or in any way related to the transactions contemplated or relationship established by this Agreement, or any act, omission or event occurring in connection herewith or therewith; and to the fullest extent permitted by law Pledgor hereby waives, releases and agrees not to sue upon any such claim for Special Damages, whether or not accrued and whether or not known or suspected to exist in its favor.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date set forth above.

PLEDGOR:

HIT TRS GA TECH HOLDING, LLC,
a Delaware limited liability company

By:
Name:
Title:

[Signatures continue on next page]

[Pledge Agreement (Georgia Tech TRS Lessee)]

AGENT:

CITIBANK, N.A., as collateral agent

By:
Name:
Title:

[Pledge Agreement (Georgia Tech TRS Lessee)]

SCHEDULE 1

To Pledge Agreement

DESCRIPTION OF PLEDGED MEMBERSHIP
INTERESTS

Issuer	Owner	Class of Membership Interest	Percentage of Membership Interests
HIT TRS GA Tech, LLC	HIT TRS GA Tech Holding, LLC	Limited Liability Company Interests	100%

SCH. 1-1

EXHIBIT A

FORM OF AUTHORIZATION STATEMENT

April        , 2017

To:	HIT TRS GA Tech, LLC

c/o Hospitality Investors Trust Operating Partnership, L.P.
3950 University Drive

Fairfax, Virginia 22030

Reference is made to the Pledge and Security Agreement, dated as of April        , 2017 (the “Pledge Agreement”; capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Pledge Agreement), made by the undersigned to Citibank, N.A., as Collateral Agent (“Agent”), a copy of which is attached hereto. Pursuant to the Pledge Agreement, the undersigned hereby notifies HIT TRS GA Tech, LLC, a Delaware limited liability company (“Issuer”), that the undersigned has granted to Agent, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all of the undersigned’s right, title and interest in and to all of the Collateral (including all of the interests of the undersigned in Issuer), and hereby instructs Issuer to register the security interest in favor of:

CITIBANK, N.A., as Collateral Agent
390 Greenwich Street, 7th Floor

New York, New York 10013
Attn: Ana Rosu Marmann

Very truly yours,

HIT TRS GA Tech Holding, LLC, a Delaware limited liability company

By:
Name:
Title:

EXH. A-1

EXHIBIT B

FORM OF ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Authorization Statement, dated as of April        , 2017 and the Pledge Agreement referred to therein.

HIT TRS GA TECH, LLC, a Delaware limited liabiltiy company

By:
Name:
Title:

EXH. B-1

EXHIBIT C

FORM OF TRANSACTION STATEMENT

April___, 2017

To:	HIT TRS GA TECH HOLDING, LLC

c/o Hospitality Investors Trust Operating Partnership, L.P.
3950 University Drive

Fairfax, Virginia 22030

and

CITIBANK, N.A., as Collateral Agent
390 Greenwich Street, 7th Floor

New York, New York 10013
Attn: Ana Rosu Marmann

This Transaction Statement is to advise you that the pledge of 100% of the limited liability company interests in HIT TRS GA Tech, LLC (the “Pledged Equity”) has been registered in favor of Citibank, N.A., as Collateral Agent (the “Lienholder”), as follows:

CITIBANK, N.A., as Collateral Agent
390 Greenwich Street, 7th Floor

New York, New York 10013
Attn: Ana Rosu Marmann

Taxpayer identification number: 13-5266470.

The pledge was registered on April        , 2017.

To the extent the Pledged Equity shall at any time be deemed “uncertificated securities” under Article 8 of the Uniform Commercial Code as in effect from time to time in the jurisdiction of the undersigned, the undersigned agrees that it will comply with instructions originated by the Lienholder with respect to the Pledged Equity without further consent by HIT TRS GA Tech Holding, LLC.

This Transaction Statement is merely a record of the rights of the addressees as of the time of its issuance. Delivery of this Transaction Statement, of itself, confers no rights on the recipients. This Transaction Statement is neither a negotiable instrument nor a security.

Very truly yours,

HIT TRS GA TECH, LLC, a Delaware limited liabiltiy company

By:
Name:
Title:

EXH. C-1

EXHIBIT D TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Second Amended and Restated Term Loan Agreement dated as of April 27, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Loan Agreement) among the borrowers party thereto, collectively as Borrower, Hospitality Investors Trust Operating Partnership, L.P., a Delaware limited partnership (“Operating Partnership”), Hospitality Investors Trust, Inc., certain other parties party thereto, the Lenders party thereto, and Citibank, N.A., as Administrative Agent for the Lenders and the Arrangers party thereto.

Each “Assignor” referred to on Schedule 1 hereto (each, an “Assignor”) and each “Assignee” referred to on Schedule 1 hereto (each, an “Assignee”) agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

1.          Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor’s rights and obligations under the Loan Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Loan specified on Schedule 1 hereto. After giving effect to such sale and assignment, such Assignee’s Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

2.          Such Assignor (a) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (d) attaches the Note or Notes (if any) held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Loan Agreement, respectively, as specified on Schedule 1 hereto.

3.          Such Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (d) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (e) confirms that it is an Eligible Assignee; (f) appoints and authorizes each Agent to take such action as agent on its behalf and to

Exh. D-1

exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (g) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement are required to be performed by it as a Lender; and (h) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Loan Agreement.

4.          Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

5.          Upon such acceptance by the Administrative Agent and, if applicable, Operating Partnership, and recording by the Administrative Agent, as of the Effective Date, (a) such Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (b) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Loan Agreement, such Assignor shall cease to be a party thereto.

6.          Upon such acceptance by the Administrative Agent and, if applicable, Operating Partnership and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7.          This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8.          This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the person executing this Assignment and Acceptance) shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

Exh. D-2

IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Exh. D-3

SCHEDULE 1

to

ASSIGNMENT AND ACCEPTANCE

ASSIGNORS:
Term Loan
Percentage interest assigned	%	%	%	%	%
Aggregate outstanding principal amount of Advances assigned	$	$	$	$	$
Principal amount of Note payable to Assignor	$	$	$	$	$

ASSIGNEES:
Term Loan
Percentage interest assumed	%	%	%	%	%
Aggregate outstanding principal amount of Advances assumed	$	$	$	$	$
Principal amount of Note payable to Assignee	$	$	$	$	$

Exh. D-4

Effective Date (if other than date of acceptance by Administrative Agent):

2________________, ___

Assignors

______________________________, as Assignor
[Type or print legal name of Assignor]

By
Title:

Dated:____________, ___

______________________________, as Assignor
[Type or print legal name of Assignor]

By
Title:

Dated:____________, ___

______________________________, as Assignor
[Type or print legal name of Assignor]

By
Title:

Dated:____________, ___

______________________________, as Assignor
[Type or print legal name of Assignor]

By
Title:

Dated:____________, ___

[2]	This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent and, if applicable, the Borrowers.

Exh. D-5

Assignees

______________________________, as Assignee
[Type or print legal name of Assignee]

By
Title:
E-mail address for notices:

Dated:____________, ___

Domestic Lending Office:

Eurodollar Lending Office:

______________________________, as Assignee
[Type or print legal name of Assignee]

By
Title:
E-mail address for notices:

Dated:____________, ___

Domestic Lending Office:

Eurodollar Lending Office:

______________________________, as Assignee
[Type or print legal name of Assignee]

By
Title:
E-mail address for notices:

Dated:____________, ___

Domestic Lending Office:

Eurodollar Lending Office:

Exh. D-6

______________________________, as Assignee
[Type or print legal name of Assignee]

By
Title:
E-mail address for notices:

Dated:____________, ___

Domestic Lending Office:

Eurodollar Lending Office:

Exh. D-7

Accepted [and Approved] this ___

day of_____________, ___

CITIBANK, N.A.,
as Administrative Agent

By
Name:
Title:

By
Name:
Title:

[Approved this___day

of_____________, ___

HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:
Name:
Title:

Exh. D-8

EXHIBIT E-1 TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF OPINION OF NY COUNSEL

[Attached.]

Exh. E-1

EXHIBIT E-2 TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF OPINION OF MD COUNSEL

[Attached.]

Exh. E-2

EXHIBIT E-3 TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF OPINION OF DE COUNSEL

[Attached.]

Exh. E-3

EXHIBIT F TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF AMENDED AND RESTATED SECURITY AGREEMENT

[Attached.]

Exh. F

EXHIBIT F TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT

Dated April 27, 2017

from

THE GRANTORS REFERRED TO HEREIN

to

CITIBANK, N.A.,

as Collateral Agent

Section 27.	Execution in Counterparts	14

Section 28.	The Loan Agreement and the Mortgages	14

Section 29.	Jurisdiction, Etc.	15

Section 30.	Governing Law	15

Section 31.	WAIVER OF JURY TRIAL	15

Section 32.	Change of Agent	15

Schedules

Schedule I	-	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule II	-	Assigned Agreements
Schedule III	-	Hotels and Locations of FF&E and Inventory
Schedule IV	-	Changes in Name, Location, Etc.

Exhibits

Exhibit A	-	Form of Security Agreement Supplement

AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT dated April 27, 2017 (this “Agreement”) among the entities listed on the signature pages hereof as the grantors and the ADDITIONAL GRANTORS (as defined in Section 21) (collectively, the “Grantors”) and CITIBANK, N.A., as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Article VIII of the Loan Agreement (as hereinafter defined), the “Collateral Agent”) for the Secured Parties (as defined in the Loan Agreement).

PRELIMINARY STATEMENTS

(1)         In connection with that certain Amended and Restated Term Loan Agreement dated as of October 15, 2015 (the “Existing Loan Agreement”), certain Grantors entered into a Security Agreement dated as of October 15, 2015 (the “Existing Security Agreement”) among such Grantors and Deutsche Bank AG New York Branch, as the administrative agent (“DB Agent”), for the benefit of the Secured Parties under the Existing Credit Agreement.

(2)         The Grantors and certain other Loan Parties have entered into a Second Amended and Restated Credit Agreement dated as of the date hereof (such Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) with the Lenders, the Agents, and the Arrangers (each as defined therein).

(3)         Pursuant to the Loan Agreement, Citibank, N.A. is replacing DB Agent as administrative agent thereunder and is being appointed as collateral agent thereunder.

(4)         Pursuant to the Loan Agreement the Grantors are entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined).

(5)         It is a condition precedent to the making of the Loan by the Lenders under the Loan Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent.

(6)         Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

(7)         Terms defined in the Loan Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Loan Agreement. Further, unless otherwise defined in this Agreement or in the Loan Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided, however, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the premises, in order to induce the Lenders to make the Loan under the Loan Agreement, and for good and valuable other consideration, the receipt and sufficiency of which is hereby conclusively acknowledged, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1.          Grant of Security. Subject to Section 24 hereof, each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, such Grantor’s right, title and interest in and to the following (if any), in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising and in all events to the extent the same is assignable and relates solely and exclusively to one or more Collateral Assets (collectively, the “Collateral”):

(a)          all “furniture, furnishings and equipment” (as such phrase is commonly understood in the hotel industry) and all appurtenances and additions thereto and substitutions or replacements thereof owned by such Grantor and now or hereafter attached to, contained in or used in connection with the use, occupancy, operation or maintenance of each hotel set forth opposite such Grantor’s name in Schedule III hereto (each, a “Hotel”), including, without limitation, any and all fixtures, furnishings, equipment, furniture, and other items of tangible personal property, appliances, machinery, equipment, signs, artwork (including paintings, prints, sculpture and other fine art), office furnishings and equipment, guest room furnishings, and specialized equipment for kitchens, laundries, drying, bars, restaurants, spas, public rooms, health and recreational facilities, linens, dishware, two-way radios, all partitions, screens, awnings, shades, blinds, rugs, carpets, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials; generators, boilers, compressors and engines; gas and electric machinery and equipment; facilities used to provide utility services; garbage disposal machinery or equipment; communication apparatus, including television, radio, music, and cable antennae and systems; attached floor coverings, window coverings, curtains, drapes and rods; storm doors and windows; stoves, refrigerators, dishwashers and other installed appliances; attached cabinets; trees, plants and other items of landscaping; visual and electronic surveillance systems; and swimming pool heaters and equipment fuel, water and other pumps and tanks; irrigation equipment; reservation system computer and related equipment; all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets and all equipment, fixtures, furnishings, and articles of personal property now or hereafter attached to or used in or about any such Hotel which is or may be used in or related to the planning, development, financing or operation thereof and all renewals of or replacements or substitutions for any of the foregoing (the “FF&E”);

(b)          all inventory in all of its forms, including, without limitation, (i) all provisions in storerooms, refrigerators, pantries and kitchens, beverages in wine cellars and bars, other merchandise intended for sale, fuel, mechanical supplies, stationary and other expenses, supplies and similar items and raw materials and work in process therefor, finished goods thereof and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, and all software related thereto, including, without limitation, software that is embedded in and is part of the inventory (any and all such property being the “Inventory”);

(c)          all fees, charges, accounts (including, without limitation, insurance receivables), chattel paper, instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations and/or other payments, including, without limitation, payments for the use or occupancy of rooms, suites, or other lodging facilities of any kind and/or public facilities in or at any such Hotel or for the provision of any food and beverages or other services at any such Hotel, including fees, charges, accounts and/or other payments arising from the following: (i) sale of food and beverages, whether in a restaurant, through “room service” dining, or through banquets, catering facilities and services; (ii) sales of food and beverages from mini-bar facilities in guest rooms; (iii) laundry, vending machine

2

and telecommunications receipts, whether billed to guests of any such Hotel or collected in cash; (iv) rental of conference rooms, meeting rooms and ball rooms; (v) operation of health club, spa, personal care, and other facilities located in, on or at any such Hotel; (vi) incidental charges to guests of any such Hotel or other users or customers; (vii) any other charges of any kind that appear on any bill or statement rendered to any guest of any such Hotel or other user or customer of any such Hotel; and (viii) any payments (and the right to receive payments) from any consumer credit/charge card organization or entity (such as, or similar to, the organizations or entities that sponsor and administer the American Express Card, the Visa Card, the MasterCard, the Carte Blanche Card or the Discover Card), whether now existing or hereafter created, substitutions therefor, proceeds (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom, proceeds or fees received from travel agents or arising from reservation systems or services, all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property, in each case excluding the revenues or other income earned by third party licensees and lessees (other than Affiliates of Grantor) of any portion of any Hotel (but including such revenues or other income payable by such third party licensee or lessee to any Grantor) (any and all of such fees, charges, accounts and/or other payments, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (f) or (g) below, being the “Receivables”, and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d)          each of the Material Contracts listed on Schedule II hereto, and each Approved Management Agreement to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(e)          all agreements, permits, consents, orders and franchises relating to the construction, use or operation of any of the Hotels to which such Grantor, now or hereafter, is a party or a beneficiary;

(f)           the following (collectively, the “Account Collateral”):

(i)          all promissory notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

(ii)         all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing collateral described in subsection 1(f)(i);

(g)          all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and

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(h)          all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (g) of this Section 1 and this clause (h)) and, to the extent not otherwise included, all (A) subject to the terms and provisions of the Loan Agreement and the Mortgages, payments under insurance (whether or not any Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including, without limitation, all commercial tort claims and (C) subject to the terms and provisions of the Cash Management Agreement, cash on hand of such Grantor.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under this Section 1 attach to any agreement, permit, consent, order or franchise covering real or personal property of any Grantor, and any of its rights or interest thereunder, if and to the extent that the grant of a security interest or lien is prohibited by or in violation of (y) any law, rule, regulation or order, or (z) a term, provision or condition of any such agreement, permit, consent, order or franchise (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including any Bankruptcy Law) or principles of equity) and such provision or condition has not been waived or the consent of the other party to such agreement, permit, consent, order or franchise has not been obtained; provided however that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such agreement, permit, consent, order or franchise not subject to the prohibitions specified in (y) or (z) above; provided further that the exclusions referred to in this paragraph shall not include any proceeds of any such agreement, permit, consent, order or franchise.

Section 2.          Security for Obligations. Subject to Section 24, this Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

Section 3.          Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, and (b) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral solely by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder except to the extent required by law.

Section 4.          Maintaining the Account CollateralSo long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, or any Lenders shall have, at any time after the Closing Date, any Commitment, the Collateral Agent may, at any time and without notice to, or consent from, the Borrower or any Grantor, transfer, or direct the transfer of, funds from the Account Collateral to satisfy the Borrower’s or such Grantor’s obligations under the Loan Documents if an Event of Default shall have occurred and be continuing.

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Section 5.          Reserved

Section 6.          Reserved

Section 7.          Reserved

Section 8.          Representations and Warranties. Each Grantor represents and warrants as of the date hereof as follows:

(a)          Such Grantor’s exact legal name is correctly set forth in Schedule I hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office, all original copies of each Assigned Agreement and Related Contract to which such Grantor is a party, and all originals of all chattel paper that evidence Receivables of such Grantor, in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not previously changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule IV hereto.

(b)          All of the FF&E and Inventory of such Grantor are located at the places specified therefor in Schedule III hereto, as such Schedule III may be amended from time to time pursuant to Section 10(a). Within the five years preceding the execution of this Agreement (or such shorter period as the related Qualified Asset has been owned by such Grantor), such Grantor has not previously changed the location of its FF&E and Inventory except as set forth in Schedule IV hereto. All Account Collateral consisting of certificated securities and instruments have been delivered to the Collateral Agent. None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument (other than credit card receipts) that has not been delivered to the Collateral Agent.

(c)          Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for Permitted Liens and as otherwise expressly permitted under the Loan Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing Grantor or any trade name of Grantor as debtor is on file in any recording office, except (i) such as may have been filed in favor of the Collateral Agent relating to the Loan Documents, (ii) as set forth on Schedule 4.01(p) of the Loan Agreement and (iii) to the extent that such financing statement or other instrument similar in effect does not relate to such Grantor’s interest in the Collateral.

(d)          Subject to the terms and provisions of applicable management, franchise and operating leases, such Grantor has exclusive possession and control of its FF&E and Inventory.

(e)          The Assigned Agreements to which such Grantor is a party, true and complete copies of which have been furnished to the Collateral Agent, have been duly authorized, executed and delivered by such Grantor, have not been amended, amended and restated, supplemented or otherwise modified, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms (subject to Bankruptcy Law and principles of equity). There exists no material default by such Grantor (or, to Grantor’s knowledge, any other party thereto) under any Assigned Agreement to which such Grantor is a party.

(f)           Such Grantor is not a beneficiary or assignee under any letter of credit other than those provided as security by parties under leases.

(g)          All filings and other actions (including, without limitation, (A) actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and (B)

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actions necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of such Grantor, securing the payment of the Secured Obligations, to the extent a security interest in the Collateral may be perfected under the UCC by filing a financing statement.

(h)          No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other party that is not an affiliate of Grantor is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are, or upon filing by Collateral Agent shall be, in full force and effect or (iii) the exercise by the Collateral Agent of its rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Collateral consisting of securities, security entitlements or pledged financial assets by laws affecting the offering and sale of securities generally.

(i)           Such Grantor has no commercial tort claims (as defined in Section 9-102(13) of the UCC)

Section 9.          Further Assurances. (a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder covering the Collateral or any part thereof or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing (but without increasing the rights of the Collateral Agent and the Secured Parties granted herein), each Grantor will, upon the reasonable request of the Collateral Agent, promptly with respect to Collateral of such Grantor: (i) if any such Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent hereunder such note or instrument duly indorsed in blank and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (ii) authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by Grantor hereunder; (iii) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing any Account Collateral consisting of certificated securities, accompanied by undated stock or bond powers executed in blank; (iv) take all action necessary to ensure that the Collateral Agent has control of the Account Collateral, investment property related to the Account Collateral (upon the occurrence and during the continuance of any Event of Default), transferable records as provided in Sections 9-104, 9-105 and 9-106 of the UCC; and (v) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may reasonably deem necessary in order to perfect and protect the security interest created by Grantor under this Agreement has been taken.

(b)          Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto in each jurisdiction necessary to perfect a security interest in the Collateral granted hereby. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

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(c)          Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

Section 10. As to FF&E and Inventory. (a) Each Grantor will keep the FF&E and Inventory of such Grantor (other than any FF&E or Inventory transferred in accordance with Section 5.02(e)(ii) of the Loan Agreement) at the places therefor specified in Section 8(b).

(b)          Each Grantor will cause the FF&E of such Grantor to be maintained and preserved in all material respects in the same condition, repair and working order as of the date hereof, ordinary wear and tear excepted, and, subject to the terms and provisions of the Loan Agreement and the Mortgages with respect to FF&E constituting fixtures, will forthwith, or in the case of any material loss or damage to any of such FF&E as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are reasonably necessary to such end. Subject to the terms and provisions of the Loan Agreement and the Mortgages with respect to FF&E constituting fixtures, each Grantor will promptly furnish to the Collateral Agent a statement respecting any loss or damage exceeding

$250,000 to any of the FF&E or Inventory of such Grantor.

(c)          Each Grantor will pay promptly prior to the date the same would be delinquent, all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, the FF&E and Inventory of such Grantor, except to the extent payment thereof is not required by Section 5.01(b) of the Loan Agreement.

Section 11. ReservedPost-Closing Changes; Bailees; Collections on Assigned Agreements, Receivables and Related Contracts. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 8(a) of this Agreement without first giving at least 30 days’ prior written notice to the Collateral Agent and taking all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement; provided, however, that nothing contained in this Section 12 shall be deemed to require notice to or consent by the Collateral Agent with respect to any Equity Transfer that would be permitted without notice to or consent by the Collateral Agent under the terms of the Loan Agreement. No Grantor will change the location of its FF&E and Inventory (other than any FF&E or Inventory (i) transferred in accordance with Section 5.02(e)(ii) of the Loan Agreement, or (ii) sold in the ordinary course of business) or the place where it keeps the originals of the Assigned Agreements and Related Contracts to which such Grantor is a party and the originals of all chattel paper that evidence Receivables of such Grantor from the locations therefor specified in Sections 8(a) and 8(b) without first giving the Collateral Agent 30 days’ prior written notice of such change. Except as not otherwise prohibited by the Loan Agreement, no Grantor will become bound by a security agreement authenticated by another Person (determined as provided in Section 9- 203(d) of the UCC) without giving the Collateral Agent 30 days’ prior written notice thereof and taking all action reasonably required by the Collateral Agent to ensure that the perfection and first priority nature of the Collateral Agent’s security interest in the Collateral will be maintained. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will, upon reasonable prior notice (but in no event less than 48 hours’ notice unless an Event of Default has occurred and is continuing), permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and other documents. If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

(b)          Reserved.

(c)          Except as otherwise provided in this subsection (c), each Grantor will use commercially reasonable efforts to continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements, Receivables and Related Contracts. In connection with such collections, the

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Collateral Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default under the Loan Agreement, and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Assigned Agreements, Receivables and Related Contracts of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce in accordance with the terms thereof and applicable law collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements, Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, during the continuance of an Event of Default, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) and applied as provided in Section 19(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any Obligor thereof, or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Assigned Agreements, Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.

Section 13. ReservedReservedTransfers and Other Liens; Additional Equity Interests. Each Grantor agrees that it will not (a) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Loan Agreement or the other Loan Documents, or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created under this Agreement and Permitted Liens, except as otherwise expressly permitted under the Loan Documents.

Section 16. Collateral Agent Appointed Attorney-in-Fact. To the extent permitted by applicable law, each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time upon the occurrence and during the continuance of an Event of Default in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)          subject to the terms and provisions of the Loan Agreement and the Mortgages, to obtain and adjust any insurance required to be paid to the Collateral Agent pursuant to the Loan Documents,

(b)          to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c)          to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d)          to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

Section 17. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, upon the occurrence and during the continuance of an Event of

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Default, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the actual and documented expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 20.

Section 18. The Collateral Agent’s Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for (i) the exercise of reasonable care with respect to, and the safe custody of, any Collateral in its possession and the accounting for moneys actually received by it hereunder, and (ii) the gross negligence or willful misconduct of any of the Collateral Agent’s officers, directors, agents or employees, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b)          Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time and at the Collateral Agent’s sole cost and expense, when the Collateral Agent deems it to be necessary, appoint one or more subagents as are reasonably acceptable to the Borrower (each, a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, provided that such Subagent shall be bound by the obligations of the Collateral Agent hereunder and the Collateral Agent shall continue to remain primarily liable for its obligations hereunder, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent and then only provided that such action is in accordance with this Agreement and the other Loan Documents and applicable law.

Section 19. Remedies. Subject to the terms of the Loan Agreement, if any Event of Default shall have occurred and be continuing:

(a)          The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral but in any event in accordance with applicable law) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed in writing by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral,

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including, without limitation, (A) subject to the terms and provisions of this Agreement, any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral, (C) without notice to the Borrower or any other Loan Party, except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Collateral in any deposit account and (D) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9- 607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)          Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral will be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 20) by the Collateral Agent for the ratable benefit of the Secured Parties against the Secured Obligations, in the following manner:

(i)          first, paid to the Collateral Agent for any amounts then owing to the Collateral Agent pursuant to Section 9.04 of the Loan Agreement or otherwise under the Loan Documents, ratably in accordance with such respective amounts then owing to the Collateral Agent; and

(ii)         second, ratably paid to the Lenders for any amounts then owing to them under the Loan Documents ratably in accordance with such respective amounts then owing to such Lenders.

Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c)          Reserved.

(d)          The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account of such Grantor.

Section 20. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

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(b)          Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable and documented out-of-pocket expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

Section 21. Amendments; Waivers; Additional Grantors, Etc. (a) This Agreement may be amended from time to time in accordance with Section 9.01 of the Loan Agreement.

(b)          Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each, a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental schedules I-V attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-V, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

Section 22. Notices, Etc.. All notices and other communications provided for hereunder shall be given in accordance with Section 9.02 of the Loan Agreement.

Section 23. Continuing Security Interest; Assignments under the Loan Agreement. Subject to Section 24 hereof, this Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations and (ii) the Maturity Date, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement in accordance with the terms thereof (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in, and subject to all of the terms and provisions of, Section 9.07 of the Loan Agreement.

Section 24. Release; Termination. Section 9.13 of the Loan Agreement is hereby incorporated herein by reference, mutatis mutandis.

Section 25. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against such Grantor or any other Loan Party or whether such Grantor or any other Loan Party is joined in any such action or actions. Subject to Section 24 and except as may otherwise be provided in the Loan Agreement, all rights of the Collateral Agent and the other Secured Parties and the pledge, assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and each Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

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(a)          any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

(b)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c)          any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d)          any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e)          any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f)           any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Loan Party now or hereafter known to such Secured Party (each Grantor waiving any duty on the part of the Secured Parties to disclose such information);

(g)          the failure of any other Person to execute this Agreement or any other Collateral Document, guaranty or agreement or the release or reduction of liability of any Grantor or other grantor or surety with respect to the Secured Obligations; or

(h)          any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, such Grantor or any other Grantor or a third party grantor of a security interest.

Subject to Section 24, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

Section 26. Third Party Waivers. (a) Each Grantor authorizes the Agents to perform any or all of the following acts at any time in its sole discretion, all without notice to any Grantor (except as otherwise provided in the Loan Documents), without affecting such Grantor’s obligations under this Agreement or any other Loan Documents and without affecting the liens and encumbrances against the Collateral in favor of the Collateral Agent (provided that the following are undertaken in accordance with the terms and provisions of the Loan Documents and applicable law and provided, further that none of the following shall or shall be deemed to afford to the Collateral Agent or any of the Secured Parties any rights (or any expanded rights) beyond those rights expressly provided in the other Loan Documents or applicable law):

(i)          Subject to Section 9.01 of the Loan Agreement, the Administrative Agent may alter any terms of the Obligations or any part thereof, including renewing, compromising, extending or

12

accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Obligations or any part thereof.

(ii)         The Collateral Agent may take and hold security for the Obligations, accept additional or substituted security, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

(iii)        The Collateral Agent may direct the order and manner of any sale of all or any part of any security now or later to be held for the Obligations, and the Collateral Agent (or its nominees or designees) may also bid at any such sale.

(iv)        The Administrative Agent may apply any payments or recoveries from the any Borrower, any Grantor or any other source, and any proceeds of any security, to the obligations under the Loan Documents in such manner, order and priority as the Administrative Agent may elect.

(v)         The Administrative Agent may release any Borrower or any other person or entity of its liability for the Obligations or any part thereof.

(vi)        The Administrative Agent may substitute, add or release any one or more guarantors or endorsers.

(vii)       In addition to the Obligations, the Secured Parties may extend other credit to any Borrower, and may take and hold security agreed to by the Borrower for the credit so extended.

(b)         Each Grantor waives:

(i)          Any right it may have to require any Agent to proceed against any Borrower, any Grantor or any other person or entity, proceed against or exhaust any security held from any Borrower, any Grantor or any person or entity, or pursue any other remedy in such Agent's power to pursue;

(ii)         Any defense based on any claim that any Grantor’s obligations exceed or are more burdensome than those of any Borrower, any Grantor or any other Person;

(iii)        Any defense: (A) based on any legal disability of any other Person, (B) based on any release, discharge, modification, impairment or limitation of the liability of any other person or entity to any Agent from any cause, whether consented to by such Agent or arising by operation of law, (C) arising out of or able to be asserted as a result of any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of any other person or entity or any of their respective affiliates, or any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case as undertaken under any U.S. Federal or State law (each of the foregoing described in this clause (C) being referred to herein as an “Insolvency Proceeding”); or (D) arising from any rejection or disaffirmance of the Obligations, or any part thereof, or any security held therefor, in any such Insolvency Proceeding;

(iv)        Any defense based on any action taken or omitted by any Agent in any Insolvency Proceeding involving any other Person, including any election to have such Agent's claim allowed as being secured, partially secured or unsecured, any extension of credit by any Secured Party to any other Person in any Insolvency Proceeding, and the taking and holding by such Agent of any security for any such extension of credit;

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(v)         All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intention to accelerate, notices of acceleration, notices of acceptance of this Agreement or any other Loan Document and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind (in each instance, except as expressly required by the Loan Agreement or applicable law);

(vi)        Any duty on the part of the Collateral Agent or any other Secured Party to disclose to such Grantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, any other Loan Party or any of their Subsidiaries now or hereafter known by the Collateral Agent or such other Secured Party; and

(vii)       Except for such notices as required by the Loan Documents, any defense based on or arising out of any defense that the Borrower or any of its affiliates may have to the payment or performance of the Obligations (other than the defense that the particular Obligations in question have been paid or performed (to the extent paid or performed)).

(c)          (i) Subject to Section 24, after the occurrence and during the continuance of any Event of Default, in its sole discretion, without prior notice (except as expressly required by the Loan Agreement, the Mortgage or applicable law) to or consent of any Grantor or any Borrower, the Collateral Agent may elect to: (A) foreclose against any collateral for the Secured Obligations, (B) accept any offer to transfer any such collateral for the Secured Obligations in lieu of foreclosure, (C) compromise or adjust the Secured Obligations or any part thereof or make any other accommodation with any Borrower or any Person, or (D) exercise any other remedy against any Borrower or any person or entity or any collateral for the Secured Obligations. No such action by the Collateral Agent shall release or limit any Secured Party’s rights hereunder or under the other Loan Documents, even if the effect of the action is to deprive Grantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from any Borrower or any other Person for any sums paid to the Secured Parties, whether contractual or arising by operation of law or otherwise. Each Grantor expressly agrees that under no circumstances shall such Grantor be deemed to have any right, title, interest or claim in or to any real or personal property of any Grantor to be held by the Collateral Agent or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Secured Obligations.

(ii)         Subject to the full, final and indefeasible payment of all Secured Obligations to the Secured Parties, each Grantor shall retain its rights to seek contribution and reimbursement from, and rights of subrogation with respect to, any other Grantor to the extent the Secured Obligations hereunder render such Grantor insolvent. Such rights of subrogation, contribution and reimbursement shall be subordinate to the Secured Obligations, and no Grantor shall enforce any such rights until the Secured Obligations shall have been finally paid in full.

Section 27. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or email with a pdf or similar attachment shall be effective as delivery of an original executed counterpart of this Agreement.

Section 28. The Loan Agreement and the Mortgages. If any conflict or inconsistency exists between this Agreement and the Loan Agreement, the Loan Agreement shall control and govern to the extent of such inconsistency. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

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Section 29. Jurisdiction, Etc.. Section 9.15 of the Loan Agreement is hereby incorporated herein by reference, mutatis mutandis.

Section 30. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 31. WAIVER OF JURY TRIAL.. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, OR THE ACTIONS OF THE COLLATERAL AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Section 32. Change of Agent. DB Agent hereby consents to Collateral Agent replacing DB Agent as the agent under this Agreement and assigns to Collateral Agent all of its interest under the Existing Security Agreement in such capacity.

[Signatures on following pages]

15

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CITIBANK, N.A.,
as Collateral Agent

By:
Name:
Title:

[Signatures continue on following pages]

[Signature page to Security Agreement]

Accepted and Agreed:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent under the Existing Loan Agreement

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Security Agreement]

GRANTORS:

[________________],
a Delaware [limited liability company]

By:
Name:
Title:

[Signature page to Security Agreement]

Schedule I to the Security Agreement

LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF

ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Chief
		Executive	Type of	Jurisdiction of	Organizational
Grantor	Location	Office	Organization	Organization	I.D. No.

Schedule I

Schedule II to the

Security Agreement

ASSIGNED AGREEMENTS

Grantor	Assigned Agreement

Schedule II

Schedule III to the

Security Agreement

HOTELS AND LOCATION OF FF&E AND INVENTORY

Grantor	Hotel	Locations of FF&E	Locations of Inventory

Schedule III

Schedule IV to the

Security Agreement

CHANGES IN NAME, LOCATION, ETC.

Schedule IV

Exhibit A to the

Security Agreement

FORM OF AMENDED AND RESTATED SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

To:	CITIBANK, N.A.,

as Collateral Agent

390 Greenwich Street, 7th Floor

New York, New York 10013

Attn: Ana Rosu Marmann

[Name of Subsidiary Guarantor]

Ladies and Gentlemen:

Reference is made to (i) the Second Amended and Restated Term Loan Agreement dated as of April 27, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the borrowers party thereto, collectively as the Borrower, the Lenders party thereto, Citibank, N.A., as Collateral Agent (together with any successor Collateral Agent appointed pursuant to Article VIII of the Loan Agreement, the “Collateral Agent”), and (ii) the Amended and Restated Security Agreement dated April 27, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Grantors from time to time party thereto in favor of the Collateral Agent for the Secured Parties. Terms defined in the Loan Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement or the Security Agreement.

SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement (but in all events subject to the terms and provisions of the Security Agreement (including, without limitation, Section 24 thereof).

SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secure the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

SECTION 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through V to Schedules I through V respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have

Exhibit A-1

been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.

SECTION 4. Representations and Warranties. As of the date hereof, the undersigned hereby makes as to itself and its Collateral Assets each representation and warranty set forth in Section 8 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor.

SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

SECTION 6. Jurisdiction, Etc. Section 9.15 of the Loan Agreement is hereby incorporated herein by reference, mutatis mutandis.

SECTION 7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 8. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, OR THE ACTIONS OF THE COLLATERAL AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By

Name
Title:

Address for notices:

Exhibit A-2

EXHIBIT G TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF MORTGAGE

[Attached.]

Exh. G

EXHIBIT G TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF MORTGAGE

[INDIVIDUAL BORROWER],

a Delaware limited [liability company/partnership], as a mortgagor

(Individual Borrower)

and

[OPERATING LESSEE],

a Delaware limited liability company/partnership], as a mortgagor

(Operating Lessee)

to

CITIBANK, N.A.,

in its capacity as Agent, as mortgagee

(Mortgagee)

[AMENDED AND RESTATED] MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF

RENTS AND LEASES AND FIXTURE FILING ([____])

Dated:	As of April 27, 2017

Location:	[___________]
[___________]

County:	[___________]

[insert only for States with mortgage recording tax or similar taxes on indebtedness: THE MAXIMUM

PRINCIPAL INDEBTEDNESS WHICH IS SECURED BY OR WHICH BY ANY CONTINGENCY MAY

BE SECURED BY THIS MORTGAGE IS $310,000,000.]

PREPARED BY AND UPON

RECORDATION RETURN TO:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Attention: Malcolm K. Montgomery, Esq.

[AMENDED AND RESTATED] MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF

RENTS AND LEASES AND FIXTURE FILING

THIS [AMENDED AND RESTATED] MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this “Mortgage”) is made as of this 27th day of April, 2017, by [INDIVIDUAL BORROWER], a Delaware limited [liability company/partnership], having its principal place of business at c/o Hospitality Investors Trust Operating Partnership, L.P., 3950 University Drive, Suite 301, Fairfax, Virginia 22030, as a mortgagor (“Individual Borrower”), and [OPERATING LESSEE], a Delaware limited [liability company/partnership], having its principal place of business at c/o Hospitality Investors Trust Operating Partnership, L.P., 3950 University Drive, Suite 301, Fairfax, Virginia 22030, as a mortgagor (“Operating Lessee”, and together with Individual Borrower, individually or collectively, as the context may require, “Mortgagor”), for the benefit of CITIBANK, N.A., as collateral agent (in such capacity, “Agent”) for the Secured Parties as defined in the Loan Agreement (defined below), having an address at 390 Greenwich Street, 7th Floor, New York, New York 10013, as mortgagee (Agent, together with its successors and assigns, “Mortgagee”).

[insert only for States with mortgage recording tax or similar tax on indebtedness: ANY PROVISION HEREIN TO THE CONTRARY NOTWITHSTANDING, THE MAXIMUM PRINCIPAL INDEBTEDNESS WHICH IS SECURED BY OR WHICH BY ANY CONTINGENCY MAY BE SECURED BY THIS MORTGAGE IS $310,000,000 (THE “SECURED AMOUNT”).]

[insert only for amended and restated mortgage:

WITNESSETH:

WHEREAS, as of [ ], Individual Borrower executed and delivered that certain Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing in favor of Deutsche Bank AG New York Branch (in its capacity as administrative agent, “DB Agent”), as evidenced by an instrument recorded [ ] as document number [ ] in the Official Records of [ ] County, [ ] (the “Original Mortgage”);

WHEREAS, DB Agent is the present owner and holder of the Original Mortgage;

WHEREAS, pursuant to the Loan Agreement, Agent is replacing DB Agent as administrative agent thereunder and is being appointed as collateral agent thereunder;

WHEREAS, pursuant to that certain Lease Agreement by and between Individual Borrower and Operating Lessee (as the same may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the “Operating Lease”), Operating Lessee has agreed to lease and operate the Property (as defined herein);

WHEREAS, Operating Lessee will directly and indirectly benefit from the Lenders making the Loan to Borrower (as defined herein), and has given this Mortgage and executed various other Loan Documents in order to induce the Lenders to make the Loan to Borrower; and

WHEREAS, the parties hereto wish to amend and restate the Original Mortgage in its entirety on the terms and provisions of this Mortgage.

NOW THEREFORE, in consideration of the acceptance by the Lenders of the Loan Agreement, the terms and provisions set forth therein and other good and valuable consideration, each to the other in hand paid, the receipt and sufficiency of which is hereby acknowledged and in consideration of the covenants, agreements, representations and warranties set forth in this Mortgage, the parties hereto hereby amend and restate the Original Mortgage in its entirety on the terms and provisions of this Mortgage and hereby agree as follows:]

ARTICLE I.

DEFINITIONS

Section 1.01        Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Second Amended and Restated Term Loan Agreement dated as of April 27, 2017, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (the “Loan Agreement”), among the borrowers party thereto, collectively as borrower (“Borrower”), Hospitality Investors Trust Operating Partnership, L.P., Hospitality Investors Trust, Inc., certain other parties party thereto, Agent and the other Secured Parties identified therein. As used herein, the following terms shall have the following meanings:

(a)          “Indebtedness”: (1) All indebtedness of Mortgagor to Mortgagee or any of the other Secured Parties under the Loan Agreement or any other Loan Document to which Mortgagor is a party, including, without limitation (except as otherwise set forth in Section 5.02(b) of the Loan Agreement), the sum of all (a) principal, interest and other amounts owing under or evidenced or secured by the Loan Documents, (b) principal, interest and other amounts which may hereafter be lent by Mortgagee or any of the other Secured Parties under the Loan Agreement or any of the other Loan Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (c) obligations and liabilities of any nature now or hereafter existing under or arising in connection with Letters of Credit and other extensions of credit under the Loan Agreement or any of the other Loan Documents and reimbursement obligations in respect thereof, together with interest and other amounts payable with respect thereto, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee or any of the other Secured Parties under documents which recite that they are intended to be secured by this Mortgage. The Indebtedness secured hereby includes, without limitation, all interest and expenses accruing after the commencement by or against Mortgagor or any of its affiliates of a proceeding under the Bankruptcy Code or any similar law for the relief of debtors.

(b)          “Obligations”: All of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor under the Loan Agreement and the other Loan Documents to which it is a party.

ARTICLE II.

GRANTS OF SECURITY

Section 2.01        Property Mortgaged. Mortgagor does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Mortgagee and its successors and assigns, WITH THE STATUTORY POWER OF SALE, all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following (collectively, the “Property”):

(a)          Land. [The real property described in Exhibit A attached hereto and made a part hereof (the “Land”)];

(b)          Operating Lease. All of Operating Lessee’s estate, right, title and interest in, and under the Operating Lease and the leasehold estate in the Leased Property (as defined in the Operating Lease) created thereby including, but not limited to (i) extension, renewal, modification and option rights, and all of the estate and right of Operating Lessee of, in, and to the Land under and by virtue of the Operating Lease, (ii) all credits to and deposits of Operating Lessee under the Operating Lease and all other options, privileges and rights granted and demised to Operating Lessee under the Operating Lease and (iii) all the right or privilege of Operating Lessee to terminate, cancel, surrender or merge the Operating Lease;

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(c)          Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Mortgage;

(d)         Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(e)         Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(f)          Equipment. All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Mortgagor, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office or customary hotel equipment now owned or hereafter acquired by Mortgagor and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”). Notwithstanding the foregoing, Equipment shall not include any property belonging to Tenants under Leases except to the extent that Mortgagor shall have any right or interest therein;

(g)         Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Mortgagor which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Mortgagor’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”). Notwithstanding the foregoing, “Fixtures” shall not include any property which Tenants are entitled to remove pursuant to Leases except to the extent that Mortgagor shall have any right or interest therein;

(h)         Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code), other than Fixtures, which are now or hereafter

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owned by Mortgagor and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (as amended from time to time, the “Uniform Commercial Code”), superior in lien to the lien of this Mortgage, and all proceeds and products of any of the above (provided that the foregoing shall not include any operating accounts of Mortgagor or any Intellectual Property owned by an Approved Franchisor or Approved Manager);

(i)          Leases and Rents. All leases, subleases or subsubleases, lettings, licenses, concessions or other agreements (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Mortgagor of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (collectively, the “Leases”), and all right, title and interest of Mortgagor, its successors and assigns, therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements, whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (collectively, the “Rents”), and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment and performance of the Obligations, including the payment of the Indebtedness;

(j)          Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Property (collectively, the “Awards”), in accordance with the Loan Agreement and this Mortgage;

(k)          Insurance Proceeds. All insurance proceeds in respect of the Property under any Policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any Policies, judgments or settlements made in lieu thereof, in connection with a casualty charged against the Property (the “Insurance Proceeds”);

(l)          Tax Certiorari. All refunds, rebates or credits in connection with any reduction in Taxes or Other Charges charged against the Property as a result of tax certiorari proceedings or any other applications or proceedings for reduction;

(m)         Rights. The right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Mortgagee in the Property;

(n)         Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Mortgagor therein and thereunder, to the extent any such instruments or rights may be so mortgaged or collaterally assigned pursuant to the terms thereof, including,

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without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Mortgagor thereunder;

(o)          Intellectual Property. All trade names, trademarks, servicemarks, logos, copyrights, goodwill, URLs or other online media, books and records and all other general intangibles relating to or used in connection with the operation of the Property. Notwithstanding the foregoing, the foregoing shall not include any property belonging to any Approved Franchisor or Approved Manager (collectively, the “Intellectual Property”);

(p)          Accounts. All (i) accounts receivable (including, without limitation, any account, fees, charges or other payments arising from the use and occupancy of hotel rooms and/or other hotel or public facilities at the Property), (ii) credit card receivables, and (iii) reserves, escrows and deposit accounts maintained by Mortgagor with respect to the Property, including, without limitation, all accounts established or maintained pursuant to the Loan Agreement, the Cash Management Agreement, the Control Agreement or any other Loan Document, together with all deposits or wire transfers made to such accounts, and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time, and all proceeds, products, distributions, dividends and/or substitutions thereon and thereof (provided that the foregoing shall not include any operating accounts of Mortgagor or any Intellectual Property owned by an Approved Franchisor or Approved Manager), in accordance with the terms of the Loan Documents;

(q)         Uniform Commercial Code Property. All accounts, documents, instruments, chattel paper, general intangibles and investment property (subject to the Cash Management Agreement) as the foregoing terms are defined in the Uniform Commercial Code, not otherwise described above;

(r)          Minerals. All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above Land;

(s)          Proceeds. All proceeds of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards (subject to the terms of the Loan Agreement), whether in cash or in liquidation or other claims, or otherwise; and

(t)          Other Rights. Any and all other rights of Mortgagor in and to the items set forth in Subsections (a) through (r) above.

AND, without limiting any of the other provisions of this Mortgage, to the extent permitted by applicable law, Mortgagor expressly grants to Mortgagee, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures are collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Land or not, shall for the purposes of this Mortgage be deemed conclusively to be real estate and mortgaged hereby.

Notwithstanding anything herein to the contrary, in no event shall the Collateral (as defined below) include or the security interest granted under Sections 1(g), (m), (n), (o) and (p) attach to any agreement, permit, consent, order or franchise covering real or personal property of Mortgagor, and any of its rights or interest thereunder, if and to the extent that the grant of a security interest or lien is prohibited by or in violation of (y) any law, rule, regulation or order, or (z) a term, provision or condition of any such agreement, permit, consent, order or franchise (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including any Bankruptcy Law) or principles of equity) and such provision or condition has not been waived or the consent of the other party to such agreement, permit,

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consent, order or franchise has not been obtained; provided however that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such agreement, permit, consent, order or franchise not subject to the prohibitions specified in (y) or (z) above; provided further that the exclusions referred to in this paragraph shall not include any proceeds of any such agreement, permit, consent, order or franchise.

Section 2.02         Assignment of Rents. Mortgagor hereby absolutely and unconditionally assigns to Mortgagee all of Mortgagor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Notwithstanding the foregoing, but subject to the terms of the Assignment of Leases, the Cash Management Agreement, and Section 9.01(i) of this Mortgage, Mortgagee grants to Mortgagor a revocable license to collect, receive, use, distribute and enjoy the Rents. Mortgagor shall hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same.

Section 2.03        Security Agreement. This Mortgage is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Mortgage, Mortgagor hereby grants to Mortgagee, as security for the Obligations, a security interest in the Fixtures, the Equipment, the Personal Property and the other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default shall occur and be continuing, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee after the occurrence and during the continuance of an Event of Default, Mortgagor shall, at its expense, assemble the Collateral and make it available to Mortgagee at a convenient place (at the Land if tangible property) reasonably acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all out-of-pocket expenses, including reasonable attorneys’ fees and costs, incurred or paid by Mortgagee in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Mortgagee to the payment of the Indebtedness in such priority and proportions as Mortgagee in its discretion shall deem proper. In the event of any conflict or inconsistency between the terms of this Mortgage and the terms of the Security Agreement with respect to the collateral covered both therein and herein, the Security Agreement shall control and govern to the extent of any such conflict or inconsistency.

Section 2.04        Fixture Filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, described or referred to in this Mortgage, and this Mortgage, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement naming Mortgagor as the Debtor and Mortgagee as the Secured Party filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures. The principal place of business of Mortgagor (Debtor) is as set forth on page one hereof and the address of Mortgagee (Secured Party) is as set forth on page one hereof. A statement describing the portion of the Property comprising the fixtures hereby secured is set forth in Section 2.01(g) of this Mortgage. Individual Borrower represents and warrants to Mortgagee that Individual Borrower is the record owner of the Property.

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Section 2.05        Reduction of Secured Amount. [insert only for States with mortgage recording tax: The Secured Amount shall be reduced only by the last and final sums that Individual Borrower repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness. So long as the balance of the Indebtedness exceeds the Secured Amount, any payments and repayments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the State of [____________].]]1

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Mortgagee and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, in the event of any of the following: (i) payment in full of the Indebtedness, performance in full of the Obligations, termination or expiration of the Commitments in accordance with the terms of the Loan Agreement, (ii) a sale or other disposition of the Property permitted by the Loan Agreement or (iii) release of the Real Property as collateral securing the Loan as provided in Sections 5.02(e) or 9.13 of the Loan Agreement or as otherwise provided in the Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, subject to Section 10.01 of the Loan Agreement, Mortgagor’s obligation to indemnify and hold harmless Mortgagee pursuant to the provisions hereof shall survive any such payment or release.

ARTICLE III.

DEBT AND OBLIGATIONS SECURED

Section 3.01        Obligations. This Mortgage and the grants, assignments and transfers made in Article 2 are given for the purpose of securing the Obligations, including, but not limited to, the Indebtedness.

Section 3.02         Other Mortgages; No Election of Remedies.

(a)          The Indebtedness is now or may hereafter be secured by one or more other mortgages, deeds of trust and other security agreements (collectively, as the same may be amended and in effect from time to time, are herein collectively called the “Other Mortgages”), which cover or will hereafter cover other properties that are or may be located in various states (the “Other Collateral”). The Other Mortgages will secure the Indebtedness and the performance of the other covenants and agreements of Borrower set forth in the Loan Documents. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may proceed under this Mortgage and/or any or all the Other Mortgages against either the Property and/or any or all the Other Collateral in one or more parcels and in such manner and order as Mortgagee shall elect. Mortgagor hereby irrevocably waives and releases, to the extent permitted by law, and whether now or hereafter in force, any right to have the Property and/or the Other Collateral marshaled upon any foreclosure of this Mortgage or any Other Mortgage.

(b)          Without limiting the generality of the foregoing, and without limitation as to any other right or remedy provided to Mortgagee in this Mortgage or the other Loan Documents, in the case of an Event of Default (i) Mortgagee shall have the right to pursue all of its rights and remedies under this Mortgage and the Loan Documents, at law and/or in equity, in one proceeding, or separately and independently in separate proceedings from time to time, as Mortgagee, in its sole and absolute discretion, shall determine from time to time, (ii) Mortgagee shall not be required to either marshal assets, sell the Property and/or any Other

[1]	Section 2.05 is to be revised to incorporate appropriate state specific provisions and Mortgagee to reasonably cooperate with Mortgagor to minimize recordation tax.

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Collateral in any particular order of alienation (and may sell the same simultaneously and together or separately), or be subject to any “one action” or “election of remedies” law or rule with respect to the Property and/or any Other Collateral, (iii) the exercise by Mortgagee of any remedies against any one item of Property and/or any Other Collateral will not impede Mortgagee from subsequently or simultaneously exercising remedies against any other item of Property and/or Other Collateral, (iv) all liens and other rights, remedies or privileges provided to Mortgagee herein shall remain in full force and effect until Mortgagee has exhausted all of its remedies against the Property and all Property has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Indebtedness, and (v) Mortgagee may resort for the payment of the Indebtedness to any security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect and Mortgagee may take action to recover the Indebtedness, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage.

(c)          Without notice to or consent of Mortgagor and without impairment of the lien and rights created by this Mortgage, Mortgagee may, at any time (in its sole and absolute discretion, but Mortgagee shall have no obligation to), execute and deliver to Mortgagor a written instrument releasing all or a portion of the lien of this Mortgage as security for any or all of the obligations of Mortgagor now existing or hereafter arising under or in respect of the Note, the Loan Agreement and each of the other Loan Documents, whereupon following the execution and delivery by Mortgagee to Mortgagor of any such written instrument of release, this Mortgage shall no longer secure such obligations of Mortgagor so released.

ARTICLE IV.

MORTGAGOR COVENANTS

Mortgagor covenants and agrees that throughout the term of the Loan:

Section 4.01       Payment and Performance. Mortgagor shall pay the Indebtedness when due under the Loan Agreement and the other Loan Documents and shall perform the Obligations in full when they are required to be performed pursuant to the Loan Agreement.

Section 4.02        Other Covenants. All of the covenants in the Loan Agreement are incorporated herein by reference and, together with covenants in this Article 4, shall be covenants running with the Land.

Section 4.03        Replacement of Fixtures and Personal Property. Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personal Property owned or leased by Mortgagor (other than food, liquor and other consumables which shall be replaced in the ordinary course) to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair, is replaced with Fixtures of similar quality with respect to Fixtures only, or is otherwise permitted to be removed by the Loan Agreement.

Section 4.04        Inspection. Mortgagor shall permit Mortgagee and its agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Property and all books and records of Mortgagor located thereon, and, following an Event of Default, to the extent that Mortgagee has a reasonable basis to believe that there has been a material adverse change to the environmental or physical condition of the Property, to conduct such environmental and engineering studies as Mortgagee may reasonably require, provided that such inspections and studies shall not materially interfere with the use and operation of the Property.

Section 4.05        Performance of Other Agreements. Mortgagor shall observe and perform each and every term, covenant and provision to be observed or performed by Mortgagor pursuant to the Loan Agreement, any other Loan Document and each and every material term, covenant and provisions to be observed or performed by Mortgagor pursuant to any other agreement or recorded instrument affecting or pertaining to the Property, and any amendments, modifications or changes thereto.

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Section 4.06        Insurance; Condemnation Awards and Insurance Proceeds.

(a)          Insurance. Mortgagor shall maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to the Property in compliance with the requirements set forth on Schedule I attached hereto.

(b)          Condemnation Awards. Subject to (i) the terms of the Loan Agreement and (ii) the applicable provisions of Schedule I attached hereto, Mortgagor assigns all Awards to Mortgagee and authorizes Mortgagee to collect and receive such Awards and to give proper receipts and acquittances therefor.

(c)          Insurance Proceeds. Subject to the terms of the Loan Agreement and the applicable provisions of Schedule I attached hereto, Mortgagor assigns to Mortgagee all proceeds of any insurance policies (“Policies”) insuring against loss or damage to the Property. Subject to the terms of the Loan Agreement and the applicable provisions of Schedule I attached hereto, Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.

ARTICLE V.

RESERVED

ARTICLE VI.

OBLIGATIONS AND RELIANCES

Section 6.01        Relationship of Mortgagor and Mortgagee. The relationship between Mortgagor and Mortgagee is solely that of debtor and creditor, and Mortgagee has no fiduciary or other special relationship with Mortgagor, and no term or condition of any of the Loan Agreement, the Note, this Mortgage or the other Loan Documents shall be construed so as to deem the relationship between Mortgagor and Mortgagee to be other than that of debtor and creditor.

Section 6.02        No Reliance on Mortgagee. The general partners, members, principals and (if Mortgagor is a trust) beneficial owners of Mortgagor, as applicable, are experienced in the ownership and operation of properties similar to the Property, and Mortgagor and Mortgagee are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Mortgagor is not relying on Mortgagee’s expertise, business acumen or advice in connection with the Property.

Section 6.03        No Mortgagee Obligations.

(a)          Notwithstanding the provisions of Section 2.01 or Section 2.02, Mortgagee is not undertaking the performance of (i) any obligations under the Leases or the Operating Lease, or (ii) any obligations with respect to any other agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses or other documents.

(b)          By accepting or approving anything required to be observed, performed or fulfilled or to be given to Mortgagee pursuant to this Mortgage, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Mortgagee shall not be deemed to have

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warranted, consented to, or affirmed the sufficiency, legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Mortgagee.

Section 6.04        Reliance. Mortgagor recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Mortgage and the other Loan Documents, Mortgagee is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in the Loan Documents without any obligation to investigate the Property and notwithstanding any investigation of the Property by Mortgagee; that such reliance existed on the part of Mortgagee prior to the date hereof; that the warranties and representations are a material inducement to Mortgagee and the Secured Parties in making the Loan; and that Mortgagee and the Secured Parties would not be willing to make the Loan and accept this Mortgage in the absence of the warranties and representations as set forth in the Loan Documents.

ARTICLE VII.

FURTHER ASSURANCES

Section 7.01        Recording of Mortgage, Etc. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage and any of the other Loan Documents creating a Lien or security interest or evidencing the Lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the Lien or security interest hereof upon, and the interest of Mortgagee in, the Property. Mortgagor will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Mortgage, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of any of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of any of the foregoing documents, except where prohibited by law so to do.

Section 7.02        Further Acts, Etc. Mortgagor will, at the cost of Mortgagor, and without out-of- pocket expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage, or for complying with all applicable laws. Mortgagor, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements to evidence more effectively the security interest of Mortgagee in the Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including, without limitation, such rights and remedies available to Mortgagee pursuant to this Section 7.02.

Section 7.03         Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(a)          If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Indebtedness from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Indebtedness or Mortgagee’s interest in the Property, Mortgagor will pay

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the tax, with interest and penalties thereon, if any. If Mortgagee is advised by counsel chosen by it that the payment of tax by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then Mortgagee shall have the option by written notice of not less than one hundred eighty (180) days to declare the Indebtedness immediately due and payable, in which case no Spread Maintenance or other prepayment premium or penalty shall be due in connection with such prepayment.

(b)          Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Indebtedness for any part of the Taxes assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Indebtedness. If such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than one hundred eighty (180) days, to declare the Indebtedness immediately due and payable, in which case no Spread Maintenance or other prepayment premium or penalty shall be due in connection with such prepayment.

(c)          If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Mortgage, or any of the other Loan Documents or shall impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

ARTICLE VIII.

DUE ON SALE/ENCUMBRANCE

Section 8.01        Mortgagee Reliance. Mortgagor acknowledges that Mortgagee has examined and relied on the experience of Mortgagor and its general partners, members, principals and (if Mortgagor is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Mortgagor’s ownership of the Property as a means of maintaining the value of the Property as security for the payment and performance of the Obligations, including the repayment of the Indebtedness. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Property so as to ensure that, should Mortgagor default in the payment and/or performance of the Obligations, including the repayment of the Indebtedness, Mortgagee can recover the Indebtedness by a sale of the Property.

Section 8.02         No Transfer. Mortgagor shall not permit or suffer any Transfer to occur except in accordance with the terms of the Loan Agreement.

ARTICLE IX.

RIGHTS AND REMEDIES UPON DEFAULT

Section 9.01        Remedies. Upon the occurrence and during the continuance of any Event of Default, Mortgagor agrees that Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(a)          declare the entire unpaid Indebtedness to be immediately due and payable;

(b)          institute proceedings, judicial or otherwise, for the complete foreclosure of this Mortgage under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

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(c)          with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the continuing lien and security interest of this Mortgage for the balance of the Obligations not then due, unimpaired and without loss of priority;

(d)          sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof, all as may be required or permitted by law; and, without limiting the foregoing:

(e)            (i) In connection with any sale or sales hereunder, Mortgagee shall be entitled to elect to treat any of the Property which consists of (x) a right in action, or (y) property that can be severed from the Real Property covered hereby, or (z) any improvements (without causing structural damage thereto), as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Real Property. Where the Property consists of Real Property, Personal Property, Equipment or Fixtures, whether or not such Personal Property or Equipment is located on or within the Real Property, Mortgagee shall be entitled to elect to exercise its rights and remedies against any or all of the Real Property, Personal Property, Equipment and Fixtures in such order and manner as is now or hereafter permitted by applicable law;

(ii)         Mortgagee shall be entitled to elect to proceed against any or all of the Real Property, Personal Property, Equipment and Fixtures in any manner permitted under applicable law; and if Mortgagee so elects pursuant to applicable law, the power of sale herein granted shall be exercisable with respect to all or any of the Real Property, Personal Property, Equipment and Fixtures covered hereby, as designated by Mortgagee and Mortgagee is hereby authorized and empowered to conduct any such sale of any Real Property, Personal Property, Equipment and Fixtures in accordance with the procedures applicable to Real Property;

(iii)        Should Mortgagee elect to sell any portion of the Property which is Real Property or which is Personal Property, Equipment or Fixtures that the Mortgagee has elected under applicable law to sell together with Real Property in accordance with the laws governing a sale of the Real Property, Mortgagee shall give such notice of the occurrence of an Event of Default, if any, and its election to sell such Property, each as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, subject to the terms hereof and of the other Loan Documents, and without the necessity of any demand on Mortgagor, Mortgagee at the time and place specified in the notice of sale, shall sell such Real Property or part thereof at public auction to the highest bidder for cash in lawful money of the United States. Mortgagee may from time to time postpone any sale hereunder by public announcement thereof at the time and place noticed for any such sale; and

(iv)        If the Property consists of several lots, parcels or items of property, Mortgagee shall, subject to applicable law, (A) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (B) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Mortgagee designates. Any Person, including Mortgagor or Mortgagee, may purchase at any sale hereunder. Should Mortgagee desire that more than one sale or other disposition of the Property be conducted, Mortgagee shall, subject to applicable law, cause such sales or dispositions to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Mortgagee may designate, and no such sale shall terminate or otherwise affect the Lien of this Mortgage on any part of the Property not sold until all the Obligations have been satisfied in full. In the event Mortgagee elects to dispose of the Property through more than one sale, except as otherwise provided by applicable law, Mortgagor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein such sale may be made;

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(f)          institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, in the Loan Agreement or in the other Loan Documents;

(g)          recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage or the other Loan Documents;

(h)          apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of Mortgagor, any guarantor or indemnitor with respect to the Facility or any Person otherwise liable for the payment of the Indebtedness or any part thereof;

(i)          the license granted to Mortgagor under Section 2.02 hereof shall automatically be revoked and Mortgagee may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Mortgagor agrees to surrender possession of the Property and of such books, records and accounts to Mortgagee upon demand, and thereupon Mortgagee may, (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Mortgagee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Mortgagor with respect to the Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Mortgagor; (vi) require Mortgagor to vacate and surrender possession of the Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment and performance of the Obligations (including, without limitation, the payment of the Indebtedness), in such order, priority and proportions as Mortgagee shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable out-of-pocket attorneys’ fees and costs) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, Insurance Premiums and other expenses in connection with the Property;

(j)          exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment and/or the Personal Property, or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Fixtures, the Equipment and the Personal Property, and (ii) request Mortgagor, at its sole cost and expense, to assemble the Fixtures, the Equipment and/or the Personal Property and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Fixtures, the Equipment and/or the Personal Property sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Mortgagor;

(k)          apply any sums then deposited or held in escrow or otherwise by or on behalf of Mortgagee in accordance with the terms of the Loan Agreement, this Mortgage or any other Loan Document to the payment of any sums payable pursuant to the Note, the Loan Agreement, this Mortgage and the other Loan Documents in its sole discretion; and/or

(l)          exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

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In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of the Property, this Mortgage shall continue as a Lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 9.02       Application of Proceeds. The purchase money proceeds and avails of any disposition of the Property or any part thereof, or any other sums collected by Mortgagee pursuant to the Note, this Mortgage or the other Loan Documents, may be applied by Mortgagee to the payment of the Obligations in such priority and proportions as Mortgagee in its discretion shall deem proper, to the extent consistent with law.

Section 9.03       Right to Cure Defaults. During the continuance of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, perform the obligations in Default in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Property for such purposes or appear in, defend or bring any action or proceeding to protect its interest in the Property or to foreclose this Mortgage or collect the Indebtedness, and the cost and expense thereof (including reasonable out-of-pocket attorneys’ fees and disbursements to the extent permitted by law), with interest thereon at the default rate applicable to Base Rate Advances pursuant to Section 2.07(b) of the Loan Agreement, for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee, shall constitute a portion of the Indebtedness, shall be secured by this Mortgage and the other Loan Documents and shall be due and payable to Mortgagee upon demand.

Section 9.04         Other Rights, Etc.

(a)          The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (i) the failure of Mortgagee to comply with any request of Mortgagor or any guarantor or indemnitor with respect to the Facility to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Obligations or any portion thereof, or (iii) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage or the other Loan Documents.

(b)          It is agreed that the risk of loss or damage to the Property is on Mortgagor, and Mortgagee shall have no liability whatsoever for any decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Mortgagee shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Mortgagee’s possession.

(c)          Mortgagee may resort for the payment and performance of the Obligations (including, but not limited to, the payment of the Indebtedness) to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Indebtedness, or any portion thereof, or to enforce the Obligations or any covenant hereof, without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage. The rights of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 9.05        Right to Release Any Portion of the Property. Mortgagee may release any portion of the Property for such consideration as Mortgagee may reasonably require without, as to the remainder of the Property, in any way impairing or affecting the Lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Indebtedness shall have been

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reduced by the actual monetary consideration, if any, received by Mortgagee for such release, and Mortgagee may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder. This Mortgage shall continue as a Lien and security interest in the remaining portion of the Property.

Section 9.06        Right of Entry. Upon reasonable advance notice to Mortgagor, Mortgagee and its agents shall have the right to enter and inspect the Property at all reasonable times.

ARTICLE X.

INDEMNIFICATION

Section 10.01      Mortgage and/or Intangible Tax. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Mortgagee and any Person claiming by or through Mortgagee (collectively with Mortgagee, the “Indemnified Parties”) from and against any and all losses imposed upon or incurred by or asserted against any Indemnified Party arising out of or in connection with Mortgagor’s failure to pay any mortgage recording or intangible tax on the making and/or recording of this Mortgage, the Note or any of the other Loan Documents, but excluding any income, franchise or similar taxes.

Section 10.02      Duty to Defend; Attorneys’ Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Mortgagor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Mortgagee. Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Mortgagor and any Indemnified Party and Mortgagor and such Indemnified Party shall have reasonably concluded that there is an actual conflict of interest among such parties, such Indemnified Party shall have the right to select one other separate counsel to participate or defend such action on behalf of such Indemnified Party. In connection with the foregoing, upon demand, Mortgagor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of the out- of-pocket reasonable fees and disbursements of attorneys.

ARTICLE XI.

WAIVERS

Section 11.01     Waiver of Counterclaim. To the extent permitted by applicable law, Mortgagor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Mortgagee arising out of or in any way connected with this Mortgage, the Loan Agreement, the Note, any of the other Loan Documents or the Obligations.

Section 11.02      Marshalling and Other Matters. To the extent permitted by applicable law, Mortgagor hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, to the extent permitted by applicable law, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Mortgage.

Section 11.03      Waiver of Notice. To the extent permitted by applicable law, Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee, except with respect to matters for which this Mortgage or the Loan Documents specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor, and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to

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any matter for which this Mortgage or the Loan Documents does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

Section 11.04     Waiver of Statute of Limitations. To the extent permitted by applicable law, Mortgagor hereby expressly waives and releases its right to plead any statute of limitations as a defense to the payment and performance of the Obligations (including, without limitation, the payment of the Indebtedness).

Section 11.05     Waiver of Jury Trial. MORTGAGOR AND MORTGAGEE EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THE NOTE, THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR AND MORTGAGEE AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF MORTGAGOR AND MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 11.06      Survival. The indemnifications made pursuant to Article 10 herein shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by (a) any satisfaction, release or other termination of this Mortgage or any other Loan Document, (b) any assignment or other transfer of all or any portion of this Mortgage or any other Loan Document or Mortgagee’s interest in the Property (but, in such case, such indemnifications shall benefit both the Indemnified Parties and any such assignee or transferee), (c) any exercise of Mortgagee’s rights and remedies pursuant hereto, including, but not limited to, foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Loan Agreement, the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Mortgagor or by Mortgagee following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), (d) any amendment to this Mortgage, the Loan Agreement, the Note or any other Loan Document, and/or (e) any act or omission that might otherwise be construed as a release or discharge of Mortgagor from the Obligations or any portion thereof.

ARTICLE XII.

NOTICES

Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 9.02 of the Loan Agreement.

ARTICLE XIII.

APPLICABLE LAW

Section 13.01      Governing Law; Jurisdiction; Service of Process. WITH RESPECT TO MATTERS RELATING TO THE CREATION, PERFECTION AND PROCEDURES RELATING TO THE ENFORCEMENT OF THIS MORTGAGE, THIS MORTGAGE SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS PARAGRAPH AND TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES SHALL GOVERN ALL MATTERS RELATING TO THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR

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OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. ALL PROVISIONS OF THE LOAN AGREEMENT INCORPORATED HEREIN BY REFERENCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, AS SET FORTH IN THE GOVERNING LAW PROVISION OF THE LOAN AGREEMENT.

Section 13.02      Usury Laws. Notwithstanding anything to the contrary in this Mortgage or the Loan Agreement, (a) all agreements and communications between Mortgagor and Mortgagee are hereby and shall automatically be limited so that, after taking into account all amounts deemed to constitute interest, the interest contracted for, charged or received by Mortgagee shall never exceed the Maximum Rate, (b) in calculating whether any interest exceeds the Maximum Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Mortgagor to Mortgagee, and (c) if through any contingency or event, Mortgagee receives or is deemed to receive interest in excess of the Maximum Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Mortgagor to Mortgagee, or if there is no such indebtedness, shall immediately be returned to Mortgagor.

Section 13.03      Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of the term shall not be affected thereby.

ARTICLE XIV.

DEFINITIONS

Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in the singular or plural form and the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Mortgage,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Mortgagee in protecting its interest in the Property, the Leases and/or the Rents and/or in enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE XV.

MISCELLANEOUS PROVISIONS

Section 15.01     No Oral Change. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only in accordance with Section 9.01 of the Loan Agreement.

Section 15.02     Successors and Assigns. This Mortgage shall be binding upon, and shall inure to the benefit of, Mortgagor, Mortgagee and the other Secured Parties and their respective successors and permitted assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder. Upon the request of Mortgagor, Mortgagee shall cooperate in all reasonable respects with Mortgagor (at Mortgagor’s sole cost and expense) in connection with Mortgagor’s efforts to minimize recordation taxes in connection with a refinancing of the Property upon removal of the Property as a

17

Collateral Asset. For the avoidance of doubt, Mortgagee shall not be responsible for any losses, costs or expenses incurred by Mortgagor in connection with the loss of any recording tax credits or savings pertaining to this Mortgage and Mortgagor will expressly indemnify Mortgagee from any and all losses, costs and expenses (including reasonable attorneys’ fees) Mortgagee may incur as a result of failure by Mortgagor to pay any recording or other documentary taxes associated with this Mortgage.

Section 15.03      No Merger of Estates. So long as any portion of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged and the Commitments have not expired or been terminated, the fee and leasehold estates to the Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

Section 15.04     Inapplicable Provisions. If any provision of this Mortgage is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Mortgage, such provision shall be fully severable and this Mortgage shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Mortgage, and the remaining provisions of this Mortgage shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Mortgage, unless such continued effectiveness of this Mortgage, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 15.05     Headings, Etc. The headings and captions of the various Sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 15.06      Subrogation. If any or all of the proceeds of the Indebtedness have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Mortgagee and the other Secured Parties shall be subrogated to all of the rights, claims, liens, titles and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles and interests, if any, are not waived, but rather are continued in full force and effect in favor of Mortgagee and the other Secured Parties and are merged with the Lien and security interest created herein as cumulative security for the payment, performance and discharge of the Obligations (including, but not limited to, the payment of the Indebtedness).

Section 15.07     Exculpation. Section 10.01 of the Loan Agreement is hereby incorporated herein by reference, mutatis mutandis.

Section 15.08      Entire Agreement. The Note, the Loan Agreement, this Mortgage and the other Loan Documents constitute the entire understanding and agreement between Mortgagor and Mortgagee with respect to the transactions arising in connection with the Obligations and supersede all prior written or oral understandings and agreements between Mortgagor and Mortgagee with respect thereto. Mortgagor hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Mortgage and the other Loan Documents, there are not, and were not, and no Persons are or were authorized by Mortgagee to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Mortgage and the other Loan Documents.

Section 15.09      Limitation on Mortgagee’s Responsibility. No provision of this Mortgage shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Mortgagee, nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Property by the tenants under any leases (“Tenant”) or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any Tenant, licensee, employee or stranger (unless Mortgagee has

18

acquired title to the Property). Nothing herein contained shall be construed as constituting Mortgagee a “mortgagee in possession.”

Section 15.10              Mortgagee as Agent; Successor Agents.

(a)          Agent has been appointed to act as Agent hereunder by the other Secured Parties. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Property) in accordance with and pursuant to the terms of the Loan Agreement and this Mortgage. Mortgagor and all other Persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Secured Parties therefor.

(b)          Mortgagee shall at all times be the same Person that is Agent under the Loan Agreement. Resignation, removal and appointment of a successor Agent shall be in accordance with the terms of the Loan Agreement.

Section 15.11     Recitals. The recitals hereof are a part hereof, form a basis for this Mortgage and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 15.12      [No Release or Novation. The Obligations secured by this Mortgage are continuing obligations and nothing contained herein shall be deemed to release, terminate or subordinate any lien, security interest or assignment created or evidenced by this Mortgage and all such liens, security interests and assignments and the priority thereof shall relate back to the date that the Original Mortgage was filed as referenced in the recitals above. Mortgagor and Mortgagee intend that this Mortgage shall in no way affect the priority of the Mortgage or constitute a novation of the indebtedness secured thereby.

Section 15.13   Change of Agent. DB Agent hereby consents to Agent replacing DB Agent as the mortgagee under this Mortgage and assigns to Agent all of its interest under the Original Mortgage in such capacity.]2

ARTICLE XVI.

STATE-SPECIFIC PROVISIONS

[To Come]

[NO FURTHER TEXT ON THIS PAGE]

[2]	Insert only for amended and restated mortgage.

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IN WITNESS WHEREOF, THIS MORTGAGE has been executed by the parties hereto as of the day and year first above written.

INDIVIDUAL BORROWER:

[_______________]

By:________________________
Name:
Title:

OPERATING LESSEE:

[_______________]

By:________________________
Name:
Title:

[Signature page to Mortgage]

MORTGAGEE:

CITIBANK, N.A., as Collateral Agent

By:________________________
Name:
Title:

[Signature page to Mortgage]

For purposes of Section 15.13 only:

DB AGENT:

DEUTSCHE BANK AG NEW YORK BRANCH,

as administrative agent

By:________________________
Name:
Title:

By:________________________
Name:
Title:

[Signature page to Mortgage]

INDIVIDUAL BORROWER ACKNOWLEDGMENT

[Insert state specific form of notary acknowledgement]

OPERATING LESSEE ACKNOWLEDGMENT

[Insert state specific form of notary acknowledgement]

[Acknowledgement page to Mortgage]

MORTGAGEE ACKNOWLEDGMENT

[Insert state specific form of notary acknowledgement]

[Acknowledgement page to Mortgage]

DB AGENT ACKNOWLEDGMENT

[Insert state specific form of notary acknowledgement]

[Acknowledgement page to Mortgage]

EXHIBIT A

LEGAL DESCRIPTION

[see attached]

Exh. A-1

SCHEDULE I

INSURANCE, CASUALTY AND CONDEMNATION REQUIREMENTS

1.1           Insurance.

1.1.1           Insurance Policies.         (a)          Mortgagor shall obtain and maintain, or cause to be maintained, insurance for Mortgagor and the Property providing at least the following coverages:

(i)          Property insurance against loss or damage by fire, any type of wind (including named storms), lightning and such other perils as are included in a standard “special form” or “all-risk” policy), and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, with no exclusion for damage or destruction caused by acts of terrorism (or, subject to Section 1.1.1(i) below, standalone coverage with respect thereto) riot and civil commotion, vandalism, malicious mischief, burglary and theft (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the Properties, which for purposes of the Mortgage shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) to be written on a no coinsurance form or containing an agreed amount endorsement, or its equivalent, with respect to the Improvements and personal property at the Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $250,000, except for windstorm, flood and earthquake, which shall not exceed 5% of the total insurable value of the affected Properties; and (D) containing “Ordinance or Law Coverage” if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, and compensating for loss to the undamaged portion of the building (with a limit equal to replacement cost), the costs of demolition and the increased cost of construction, each in amounts as reasonably required by Mortgagee. In addition, Mortgagor shall obtain: (y) if any portion of the Improvements or Personal Property is currently or at any time in the future located in a federally designated special flood hazard area (“SFHA”), flood hazard insurance covering all such Improvements and/or Personal Property located in the SFHA in an amount equal to (1) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended plus, (2) such additional coverage as Lender shall require; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Mortgagee, provided that the insurance pursuant to clauses (y) and (z) hereof shall otherwise be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

(ii)         commercial general liability insurance, including coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00), with an annual aggregate of not less than Two Million and No/100 Dollars ($2,000,000.00); (B) to continue at not less than the aforesaid limit until required to be changed by Mortgagee by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) Independent contractors; and (4) contractual liability for all insured contracts to the extent the same is available;

(iii)        rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above, subsection (vi) below and Section 1.1.1(h) below; (C) covering a period of restoration of eighteen (18) months and containing an extended period of indemnity endorsement, or its equivalent, which provides that after the physical loss to the Improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property

Sch. I-1

is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross revenue (less non-continuing expenses) from the Property for a period of eighteen (18) months from the date of physical loss to the Property. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Mortgagor’s reasonable estimate of the Net Operating Income, plus continuing expenses inclusive of debt service, real estate taxes, cost of insurance and other continuing expenses, from the Property for the succeeding eighteen (18) month period. All proceeds payable to Mortgagee pursuant to this subsection shall be held by Mortgagee and shall be applied to the Obligations secured by the Loan Documents from time to time due and payable hereunder and under the Loan Documents; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its Obligations to pay the Indebtedness on the respective dates of payment provided for in the Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv)        at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above-mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement, or its equivalent, waiving co-insurance provisions;

(v)         workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with limits which are reasonably required from time to time by Mortgagee in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi)        comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Mortgagee on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii)       umbrella liability insurance in addition to primary coverage in an amount not less than $100,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and subsection (viii) below;

(viii)      motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, with limits which are required from time to time by Mortgagee (if applicable);

(ix)         [reserved]

(x)          insurance against employee dishonesty with respect to any employees of Borrower in an amount acceptable to Mortgagee with a deductible not greater than Fifty Thousand and No/100 Dollars ($50,000.00); and

(xi)         upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Mortgagee from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located.

Sch. I-2

(b)          All insurance provided for in Section 1.1.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”) and shall be subject to the approval of Mortgagee as to form and substance, including insurance companies, amounts, deductibles, loss payees and insureds. Mortgagor will provide evidence of renewal coverage prior to the expiration dates of the Policies theretofore furnished to Mortgagee, certificates of insurance evidencing the Policies (and, upon the written request of Mortgagee, copies of such Policies) accompanied by evidence reasonably satisfactory to Mortgagee of payment of the premiums then due thereunder (the “Insurance Premiums”), shall be delivered by Mortgagor to Mortgagee at the address below (or to such other Person as Mortgagee shall designate from time to time by notice to Mortgagor).

(c)          Any blanket insurance Policy shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 1.1.1(a) (any such blanket policy, an “Acceptable Blanket Policy”); provided further that, with respect to earthquake insurance required herein, if the properties are insured under a blanket policy, such earthquake insurance shall be in an amount equal to the aggregate exceedance probability gross loss estimates for a 475-year return period as indicated by a portfolio seismic risk analysis of all high risk locations covered by such earthquake insurance, including the Properties. Such analysis shall be approved by Lender and secured by the applicable Borrower utilizing the most current RMS software (or its equivalent) and to include consideration of loss amplification and business interruption.

(d)          All Policies of insurance provided for or contemplated by Section 1.1.1(a) shall name Mortgagor as additional named insured and, with respect to the Policies of liability insurance, except for the Policies referenced in Section 1.1.1(a)(v) and (viii), shall name Mortgagee and its successors and/or assigns as additional insured, as its interests may appear, and in the case of property insurance, including but not limited to special form/all-risk, boiler and machinery, terrorism, windstorm, flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Mortgagee providing that the loss thereunder shall be payable to Mortgagee unless below the threshold for Mortgagor to handle such claim without Mortgagee intervention as provided in Section 1.2 below. Additionally, if Mortgagor obtains property insurance coverage in addition to or in excess of that required by Section 1.1.1(a)(i), then such insurance policies shall also contain a so-called New York standard non-contributing mortgagee clause in favor of Mortgagee providing that the loss thereunder shall be payable to Mortgagee.

(e)          All Policies of insurance provided for in Section 1.1.1(a) shall:

(i)          with respect to the Policies of property insurance, contain clauses or endorsements to the effect that, (1) no act or negligence of Mortgagor, or anyone acting for Mortgagor, or of any Tenant under any lease or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or foreclosure or similar action, shall in any way affect the validity or enforceability of the insurance insofar as Mortgagee is concerned, (2) the Policies shall not be cancelled without at least 30 days’ written notice to Lender, except ten (10) days’ notice for non-payment of premium and (3) the issuer(s) of the Policies shall give written notice to Lender if the issuers elect not to renew the Policies prior to its expiration;

(ii)         with respect to all Policies of liability insurance, if obtainable by Borrower using commercially reasonable efforts, contain clauses or endorsements to the effect that, (1) the Policy shall not be canceled without at least thirty (30) days’ written notice to Mortgagee (other than in the case of non-payment in which case only ten (10) days prior notice, or the shortest time allowed by applicable law (whichever is longer), will be required) and (2) the issuers thereof shall give notice to Lender if the issuers elect not to renew such Policies prior to its expiration. In the event that the issuers are unable or choose not to provide notice, Mortgagor shall be obligated to provide such notice; and

Sch. I-3

(iii)        not contain any clause or provision that would make Mortgagee liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)          If at any time Mortgagee is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Mortgagee shall have the right, without notice to Mortgagor, to take such action as Mortgagee deems necessary to protect its interest in the Property, including the obtaining of such insurance coverage as Mortgagee in its sole discretion deems appropriate and all premiums incurred by Mortgagee in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Mortgagor to Mortgagee upon demand and until paid shall be secured by the Mortgages and shall bear interest at the default rate applicable to Base Rate Advances pursuant to section 2.07(b) of the Loan Agreement.

(g)          In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Mortgagor in and to the Policies then in force concerning the Property and all proceeds payable thereunder with respect to the Property shall thereupon vest in the purchaser at such foreclosure or Mortgagee or other transferee in the event of such other transfer of title.

(h)          The property insurance, commercial general liability, umbrella liability insurance and rental loss and/or business interruption insurance required under Sections 1.1.1(a)(i), (ii), (iii) and (vii) above shall cover perils of terrorism and acts of terrorism (or at least not specifically exclude same) and Mortgagor shall maintain property insurance, commercial general liability, umbrella liability insurance and rental loss and/or business interruption insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 1.1.1(a)(i), (ii), (iii) and (vii) above (or at least not specifically excluding same) at all times during the term of the Facility.

(i)          Notwithstanding anything in subsection 1.1.1(a)(i) or Section 1.1.1(h) above to the contrary, in the event that such coverage with respect to terrorist acts is not included as part of the “special form” or “all risk” property policy required by subsection (a)(i) above, Mortgagor shall, nevertheless be required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the “Full Replacement Cost” of the Property plus the rental loss and/or business interruption coverage under clause (a)(iii) above; provided that such coverage is available. Mortgagor shall obtain the coverage required under this clause (i) from a carrier which otherwise satisfies the rating criteria specified in Section 1.1.2 below (a “Qualified Carrier”) or in the event that such coverage is not available from a Qualified Carrier, Mortgagor shall obtain such coverage from the highest rated insurance company providing such coverage. Notwithstanding the foregoing, with respect to any such stand-alone policy covering terrorist acts, in the event TRIPRA is no longer in effect, Mortgagor shall be required to carry terrorism insurance throughout the term of the Loan as required herein this clause (i), but in such event Mortgagor shall not be required to pay any Insurance Premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (hereinafter defined); provided that if the Insurance Premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, Mortgagee may, at its option (1) purchase such stand-alone terrorism Policy, with Mortgagor paying such portion of the Insurance Premiums with respect thereto equal to the Terrorism Premium Cap and the Mortgagee paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance Premiums payable with respect to such stand-alone terrorism Policy to the Terrorism Premium Cap. As used herein, (i) “Terrorism Premium Cap” means an amount equal to two times the amount of the insurance premium that is payable in respect of the Property and business interruption/rental loss insurance required under the Loan Documents at the time that such terrorism coverage is excluded from the applicable Policy.

1.1.2           Insurance Company. (a) All Policies required pursuant to Section 1.1.1 (i) shall be issued by companies authorized to do business in the state where the Property is located, with (1) a financial strength and claims paying ability rating of (x) “A-” or better by S&P, (y) if rated by Moody’s, “A3” or better

Sch. I-4

by Moody’s or (z) if rated by any rating agencies other than S&P or Moody’s, equivalent ratings (to the ratings specified in the immediately preceding subclauses (x) and (y)) by all such other rating agencies; provided however, that if Borrower elects to have its insurance coverage provided by a syndicate of insurers, then if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “A-“ or better by S&P and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four or fewer members) shall be provided by insurance companies having a claims paying ability of “BBB” or better by S&P or (2) a rating of A:X or better in the current Best’s Insurance Reports; provided, however, that notwithstanding the above, the earthquake insurers will satisfy Section 1.1.2 provided they maintain an A.M. Best rating of A-:VIII or better; (ii) shall, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Standard Mortgagee Clause/Lender’s Loss Payable Endorsement, or their equivalents, naming Mortgagee as the person to whom all payments made by such insurance company shall be paid; (iii) shall contain a waiver of subrogation against Mortgagee; (iv) shall contain such provisions as Mortgagee deems reasonably necessary or desirable to protect its interest including endorsements, or their equivalents, providing (A) that no Mortgagor, Mortgagee or any other party shall be a co-insurer under said Policies, (B) except as otherwise permitted herein, for a deductible per loss acceptable to Lender but in no event an amount greater than that which is customarily maintained by prudent owners of properties with a standard of operation and maintenance comparable to and in the general vicinity of the Property and as is generally allowed by prudent institutional commercial mortgage lenders originating comparable mortgage loans; and (v) shall be reasonably satisfactory in form and substance to Mortgagee and shall be approved by Mortgagee as to amounts, form, risk coverage, deductibles, loss payees and insureds. For so long TRIPRA is in effect, Mortgagee shall accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. In addition to the insurance coverages described in Section 1.1.1 above, Mortgagor shall obtain such other insurance as may from time to time be reasonably required by Mortgagee in order to protect its interests. Copies of the Policies shall be delivered to Mortgagee at the address below (or to such other address or Person as Mortgagee shall designate from time to time by notice to Mortgagor) within ten (10) Business Days after Mortgagee’s written request to Mortgagor for such copies (or a carrier issued binder of insurance if the applicable Policy has not yet been received from the insurer):

Citibank, N.A. ISAOA, ATIMA

c/o KeyCorp Real Estate Markets, Inc.

11501 Outlook, Ste. 300

Overland Park, KS 66211

Attention: Megan Hatfield

Telephone: 913-317-4300

Email: megan_e_hatfield@keybank.com

Mortgagor shall pay the Insurance Premiums in advance as the same become due and payable and shall furnish to Mortgagee evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Mortgagee. Within thirty (30) days after request by Mortgagee, Mortgagor shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Mortgagee, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices.

Section 1.2.          Casualty and Condemnation. The provisions of this Section 1.2 shall be in addition to those covenants contained in Section 5.01(x) of the Loan Agreement.

1.2.1     Definitions. For purposes of this Section 1.2, the following terms shall have the following meanings:

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(a)          “Casualty” means the occurrence of damage or destruction to the Property, or any part thereof, by fire, flood, vandalism, windstorm, hurricane, earthquake, acts of terrorism or any other casualty.

(b)          “Condemnation” means any actual taking or any taking threatened in writing by any Governmental Authority of the Property or any part thereof through eminent domain or otherwise (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of such taking).

(c)          “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government

(d)          “Net Proceeds” means insurance proceeds less (i) the cost, if any, to Agent of recovering the insurance proceeds including, without limitation, reasonable attorney’s fees and expenses, and adjuster’s fees, and (ii) any business income insurance proceeds received by Agent, and condemnation proceeds.

(e)          “Restoration” means the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to a Casualty or Condemnation.

(f)          “Restoration Threshold” means 5% of the then most recent Appraised Value of the Property.

1.2.2       Casualty Proceeds - Business Interruption and Rental Loss Insurance. Provided no Event of Default has occurred and is continuing, Mortgagor has the right to make, settle and collect upon claims with respect to business interruption and rental loss insurance, and Mortgagor may utilize any proceeds received with respect thereto as it determines is appropriate in the operation of its business. In the event that the insurance company does not disburse such proceeds directly into the applicable Property Account (as defined in the Cash Management Agreement), Mortgagor agrees to cause the same to be deposited into the applicable Property Account promptly upon receipt thereof. Provided no Event of Default has occurred and is continuing, if Agent shall receive any such proceeds, Agent shall deposit such proceeds directly into the applicable Property Account within five (5) Business Days of Agent’s receipt thereof.

1.2.3       Insurance Proceeds and Condemnation Awards.

(a)          In the event of any loss or damage to any portion of the Property due to a Casualty, or Condemnation, if the loss or damage is greater than the Restoration Threshold, the Mortgagor may settle and adjust insurance claims and condemnation claims and awards only with the consent of Mortgagee (which consent shall not be unreasonably withheld) and Mortgagee shall have the opportunity to participate, at Mortgagor’s cost, in any such adjustments. If (A) the loss or damage is less than the Restoration Threshold or (B) if the Mortgagee has the right pursuant to this Section 1.2.3 but elects not to settle such claim or award, then the Mortgagor shall have the right to settle such claim or award without the consent of the Mortgagee, provided that (1) the Mortgagor shall use the proceeds of any claim or award to the Restoration to the extent permitted by applicable law and (2) Mortgagor shall provide the Mortgagee with notice of the Casualty or Condemnation. So long as the Property remains a Collateral Asset, Borrower or Mortgagor shall use the insurance proceeds received directly from the insurance company to the Restoration to the extent permitted by applicable law. The Mortgagee shall have the right to settle any claim or award that the Mortgagor has not settled on or before one year after the date of the applicable Casualty or Condemnation. The Mortgagee shall have the right (but not the obligation) to collect, retain and apply to the Obligations all Net Proceeds in the event that an Event of Default has occurred and is continuing. Otherwise, all proceeds shall be delivered to Mortgagor. Any Net Proceeds remaining after application to the Obligations shall be paid by Mortgagee to Borrower or the party then entitled thereto.

Sch. I-6

(b)          If the Mortgagee does not elect to (to the extent it has the right to so elect) or is not entitled to apply Net Proceeds to the Obligations and if the Mortgagor is not entitled to settle such claims without the consent of Mortgagee, all as provided under the foregoing subsection (a), the Mortgagee shall have the right (but not the obligation) to collect and receive such proceeds, and after deduction of all reasonable out- of-pocket expenses of collection and settlement, including reasonable attorney and adjusters’ fees and expenses, to release the same to the Mortgagor periodically as provided herein, provided that Mortgagor shall:

(1)         expeditiously conduct the Restoration of the portion of the Property resulting from such Casualty or Condemnation; and

(2)         if the Net Proceeds are, in the Mortgagee’s reasonable judgment, insufficient to complete the Restoration of the buildings, structures and other improvements constituting the Property as aforesaid, then the Mortgagor shall promptly deposit with the Mortgagee the amount of such deficiency. The amounts deposited with Mortgagee pursuant to this subsection shall be disbursed for costs actually incurred in connection with the Restoration of the Property on the same conditions applicable to the disbursement of the Net Proceeds set forth below, and until so disbursed pursuant to such provisions shall constitute additional security for the Obligations.

(c)          Any request by Mortgagor for a disbursement by Mortgagee of Net Proceeds pursuant to this Section 1.2.3 and the disbursement thereof shall be conditioned upon Mortgagor’s compliance with and satisfaction of the following conditions precedent as determined by Mortgagee in its sole but good faith discretion:

(i)          no Event of Default shall have occurred and be continuing;

(ii)         in the event the Net Proceeds are casualty proceeds, less than thirty percent (30%) of the total floor area of the buildings, structures or other improvements on the affected Collateral Asset has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are condemnation proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the buildings, structures or other improvements is located on such land;

(iii)        Mortgagor shall commence the Restoration as soon as reasonably practicable (but in no event later than one hundred twenty (120) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion in Mortgagee’s reasonable discretion;

(iv)       Mortgagee shall be reasonably satisfied that any operating deficits, including all scheduled payments of principal and interest under the Notes, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the rental loss and/or business income interruption insurance, if applicable, or (3) by other funds of the Loan Parties;

(v)        Mortgagee shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (i) the date six (6) months prior to the Maturity Date, (ii) the earliest date required for such completion under the terms of any Operating Lease affecting the Property, as the case may be, (iii) such time as may be required under applicable law or (iv)        four (4) months prior to the expiration of any rental loss and/or business income interruption insurance, if applicable;

Sch. I-7

(vi)       Mortgagee shall be satisfied that the Restoration will be completed in accordance with any requirements under any applicable Approved Franchise Agreement;

(vii)      the Property and the use thereof after the Restoration will be in compliance with and permitted under applicable law;

(viii)     the Restoration shall be done and completed by Mortgagor in an expeditious and diligent fashion and in compliance with applicable law;

(ix)        such Casualty or Condemnation, as applicable, does not result in the permanent loss of access to the Property or the related buildings, structures or other improvements located thereon;

(xi)        Mortgagor shall deliver, or cause to be delivered, to Mortgagee a signed detailed budget approved in writing by Mortgagor’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Mortgagee; and

(xii)       the Net Proceeds together with any cash or cash equivalent deposited by Mortgagor with Mortgagee are sufficient in Mortgagee’s reasonable discretion to cover the cost of the Restoration.

(d)          Except as otherwise provided herein, the Net Proceeds shall be paid directly to Mortgagee and held by Mortgagee in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 1.2.3, shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Mortgagee to, or as directed by, Mortgagor from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Mortgagee that (A) all requirements set forth in Section 1.2.3 have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with that portion of the Restoration for which such disbursement was requested have been paid for in full or will be paid for in full upon receipt of such funds, and (C) there exist no notices of pendency, stop orders, mechanic’s or material man’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the reasonable satisfaction of Mortgagee and discharged of record or in the alternative fully insured to the reasonable satisfaction of Mortgagee by the title company issuing the Mortgage Policy. Notwithstanding the foregoing or anything to the contrary herein or in any Loan Document, provided no Event of Default has occurred and is continuing, if any reciprocal easement agreement or Material Lease requires Mortgagor to restore any portion of the Property or to make available to the counterparty insurance Proceeds or Condemnation Awards, then Mortgagee shall release to Mortgagor any such insurance Proceeds or Condemnation Awards received by it for Mortgagor’s application to such use to the extent expressly required by the terms of such document.

(e)          All plans and specifications required in connection with any Restoration where the cost of which is reasonably expected to exceed the Restoration Threshold shall be subject to prior approval of Mortgagee and an independent consulting engineer/architect selected by Mortgagee (the “Casualty Consultant”), such approval not to be unreasonably withheld or delayed. Mortgagor shall assign to Mortgagee the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and material men engaged in any Restoration the cost of which is reasonably expected to exceed the Restoration Threshold, as well as the contracts under which they have been engaged, shall be subject to approval of Mortgagee and the Casualty Consultant, such approval not to be unreasonably withheld or delayed. All reasonable out-of-pocket costs and expenses incurred by Mortgagee in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys’ fees and disbursements and the Casualty Consultant’s fees and disbursements, shall be paid by Mortgagor.

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(f)          In no event shall Mortgagee be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or material man engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 1.2.3(f), be less than the amount actually held back by Mortgagor from contractors, subcontractors and material men engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Mortgagee that the Restoration has been completed in accordance with the provisions of this Section 1.2.3 and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Mortgagee receives evidence reasonably satisfactory to Mortgagee that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Mortgagee will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or material man engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Mortgagee that the contractor, subcontractor or materialman has completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or material man’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Mortgagee or by the title company issuing the Mortgage Policy, and Mortgagee receives an endorsement to the Mortgage Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Mortgagee, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or material man.

(g)          Mortgagee shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(h)          If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Mortgagee in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Mortgagor shall deposit the deficiency (the “Net Proceeds Deficiency”) with Mortgagee before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Mortgagee shall be held by Mortgagee and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 1.2.3(g) shall constitute additional security for the Obligations.

(i)          The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Mortgagee after the Casualty Consultant certifies to Mortgagee that the Restoration has been completed in accordance with the provisions of this Section 1.2.3(h), and the receipt by Mortgagee of evidence reasonably satisfactory to Mortgagee that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Mortgagee to Mortgagor, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents.

(j)          All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Mortgagor as excess Net Proceeds pursuant to Section 1.2.3(h) or otherwise pursuant to Section 1.2.3, other than those which Mortgagor is entitled to receive and/or collect directly in accordance herewith, may be retained and applied by Mortgagee toward the payment of the aggregate outstanding principal amount of the Loan, whether or not then due and payable, in such order, priority and proportions as Mortgagee in its sole discretion shall deem proper, or, at the discretion of Mortgagee, the same may be paid, either in whole or in part, to Mortgagor for such purposes as Mortgagee shall designate; provided, however, for the avoidance of doubt, that if such Net Proceeds are used to prepay the Loan and no Event of Default is occurring and then continuing, then no Spread Maintenance or other prepayment premium or penalty shall be payable.

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EXHIBIT H TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF ASSIGNMENT OF LEASES AND RENTS

[Attached.]

Exh. H

EXHIBIT H TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF ASSIGNMENT OF LEASES AND RENTS

[LESSOR] and [TRS LESSEE], as assignor

(collectively, Assignor)

to

CITIBANK, N.A., in its capacity as Agent, as assignee

(Assignee)

[AMENDED AND RESTATED] ASSIGNMENT

OF LEASES AND RENTS

Dated:	As of April 27, 2017
Location:	[________]
[________]

County:	[________]

PREPARED BY AND UPON
RECORDATION RETURN TO:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Attn:  Malcolm K. Montgomery, Esq.

[AMENDED AND RESTATED] ASSIGNMENT OF LEASES AND RENTS

THIS [AMENDED AND RESTATED] ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) is made as of the 27th day of April, 2017 by [LESSOR], a Delaware [limited liability company], as assignor, having its principal place of business at c/o Hospitality Investors Trust Operating Partnership, L.P., 3950 University Drive, Suite 301, Fairfax, Virginia 22030 (“Landlord”) and [TRS LESSEE], a Delaware limited liability company, having its principal place of business at c/o Hospitality Investors Trust Operating Partnership, L.P., 3950 University Drive, Suite 301, Fairfax, Virginia 22030 (“Operating Lessee”, and together with Landlord, collectively, “Assignor”) to CITIBANK, N.A., as collateral agent (in such capacity, “Agent”) for the Secured Parties as defined in the Loan Agreement (defined below), having an address at 390 Greenwich Street, 7th Floor, New York, New York 10013 (Agent, together with its successors and/or assigns, “Assignee”).

WITNESSETH:

A.          Assignee is the present holder of (a) that certain [Amended and Restated][Deed of Trust/Mortgage], Security Agreement, Assignment of Rents and Lease and Fixture Filing dated as of even date herewith (as the same may be amended, modified, restated, supplemented or extended from time to time, the “Mortgage”) given by Landlord to Agent which encumbers the fee estate of Landlord in certain premises described in Exhibit A and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (collectively, the “Property”).

B.          The Mortgage secures the payment of certain Indebtedness (as defined in the Mortgage) owed by Landlord to the Secured Parties identified in that certain Second Amended and Restated Term Loan Agreement dated as of April 27, 2017, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (the “Loan Agreement”), among Landlord, and the other borrowers party thereto (collectively, “Borrower”), as borrower, the guarantors listed therein, Agent and the other Secured Parties identified therein. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

C.          Operating Lessee is the holder of a leasehold estate in the Property under and pursuant to the provisions of a certain lease agreement dated as of April 27, 2017 (as the same may be amended, modified, restated, supplemented or extended from time to time, the “Operating Lease”), between Landlord and Operating Lessee.

D.          [As of [ ], Assignor executed and delivered that certain Assignment of Rents and Leases, as evidenced by an instrument recorded [ ] as instrument number [ ] in the Official Records of [ ] County, [ ] (the “Original Assignment”).

E.           Deutsche Bank AG New York Branch (in its capacity as administrative agent, “DB Agent”) is the assignee under the Original Assignment;

F.           Pursuant to the Loan Agreement, Agent is replacing DB Agent as administrative agent thereunder and is being appointed as collateral agent thereunder;

G.          The parties hereto wish to amend and restate the Original Assignment in its entirety on the terms and provisions of this Assignment.]1

1 Insert only for amended and restated ALR.

H.          Assignor has agreed to execute and deliver this Assignment to further secure the payment and performance of all of the agreements, covenants, conditions, warranties, representations and other obligations of Assignor under the Loan Agreement and the other Loan Documents to which it is a party (collectively, the “Obligations”).

I.            This Assignment is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Assignor of its obligations thereunder and under the other Loan Documents is secured hereby, and each and every term and provision of the Loan Agreement, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Assignment.

NOW THEREFORE, in consideration of the making of the Advances by the Secured Parties and the covenants, agreements, representations and warranties set forth in this Assignment[,the parties hereto hereby amend and restate the Original Assignment in its entirety on the terms and provisions of this Assignment and agree as follows:]:

ARTICLE 1

ASSIGNMENT

Section 1.1         Property Assigned. Assignor hereby absolutely and unconditionally assigns and   grants to Assignee the following property, rights, interests and estates, now owned or hereafter acquired by Assignor:

(a)          Leases. All leases, subleases or subsubleases, lettings, licenses, concessions or other agreements (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Property, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Assignor of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (collectively, the “Leases”), together with any extension, renewal or replacement of same. This Assignment of existing and future Leases and other agreements being effective without any further or supplemental assignment documents.

(b)          Rents. All Rents (as defined in the Mortgage), which term shall include Rents paid or accruing before or after the filing by or against Assignor of any petition for relief under the Bankruptcy Code.

(c)          Bankruptcy Claims. All of Assignor’s claims and rights (the “Bankruptcy Claims”) to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code.

(d)          Lease Guaranties. All of Assignor’s right, title and interest in, and claims under, any and all lease guaranties, letters of credit and any other credit support (individually, a “Lease Guaranty”, and collectively, the “Lease Guaranties”) given by any guarantor in connection with any of the Leases or leasing commissions (individually, a “Lease Guarantor”, and collectively, the “Lease Guarantors”) to Assignor.

(e)          Proceeds. All proceeds from the sale or other disposition of the Leases, the Rents, the Lease Guaranties and/or the Bankruptcy Claims.

(f)           Other. All rights, powers, privileges, options and other benefits of Assignor as the lessor under any of the Leases and the beneficiary under any of the Lease Guaranties, including, without limitation, the immediate and continuing right to make claims for, and to receive, collect and acknowledge

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receipt for all Rents payable or receivable under the Leases and all sums payable under the Lease Guaranties or pursuant thereto (and to apply the same to the payment of the Obligations), and to do all other things which Assignor or any lessor is or may become entitled to do under any of the Leases or Lease Guaranties.

(g)          Entry. The right, subject to the provisions of the Loan Agreement, at Assignee’s option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver, to collect the Rents.

(h)          Power Of Attorney. Assignor’s irrevocable power of attorney, coupled with an interest, to take any and all of the actions set forth in Section 3.1 of this Assignment, and, following the occurrence and during the continuance of an Event of Default, any or all other actions designated by Assignee for the proper management and preservation of the Property.

(i)           Other Rights And Agreements. Any and all other rights of Assignor in and to the items set forth in subsections (a) through (h) above, and all amendments, modifications, replacements, renewals and substitutions thereof.

ARTICLE 2

TERMS OF ASSIGNMENT

Section 2.1          Present Assignment and License Back. It is intended by Assignor that this Assignment constitute a present, absolute assignment of the Leases, Rents, Lease Guaranties and Bankruptcy Claims, and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 2.1 and the terms of the Loan Agreement and the Cash Management Agreement, Assignee grants to Assignor a revocable license to collect, receive, use, distribute and enjoy the Rents, as well as any sums due under the Lease Guaranties. Subject to the terms of the Cash Management Agreement, Assignor shall hold the Rents, as well as all sums received pursuant to any Lease Guaranty, or a portion thereof sufficient to discharge all current sums due on the Obligations, in trust for the benefit of Assignee for use in the payment of such sums.

Section 2.2          Notice to Lessees. Assignor hereby authorizes and directs the lessees named in the Leases, any other future lessees or occupants of the Property and all Lease Guarantors to pay over to Assignee or to such other party as Assignee directs all Rents and all sums due under any Lease Guaranties, upon receipt from Assignee of written notice to the effect that Assignee is then the holder of this Assignment; provided, however, Assignee may only send such notices, and take such actions relative to such Rents and sums due under any Lease Guaranties, as are expressly permitted relative thereto pursuant to the terms of the Loan Agreement and the Cash Management Agreement. Such Rents shall be disbursed and/or applied in accordance with the terms of the Loan Agreement and the Cash Management Agreement.

Section 2.3          Incorporation by Reference. All representations, warranties, covenants, conditions and agreements contained in the Loan Agreement and the other Loan Documents, as the same may be modified, renewed, substituted or extended from time to time, are hereby made a part of this Assignment to the same extent and with the same force as if fully set forth herein.

ARTICLE 3

REMEDIES

Section 3.1          Remedies of Assignee. Upon or at any time after the occurrence and during the continuance of an Event of Default, the license granted to Assignor in Section 2.1 of this Assignment shall automatically be revoked and Assignee shall immediately be entitled to possession of all Rents and all sums due under any Lease Guaranties, whether or not Assignee enters upon or takes control of the Property. In addition, following the occurrence and during the continuance of an Event of Default, Assignee may, at its option, without waiving any Event of Default, without regard to the adequacy of the security for the Obligations, either in person or by agent, nominee or attorney, with or without bringing any action or

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proceeding, or by a receiver appointed by a court, dispossess Assignor and its agents and servants from the Property, without liability for trespass, damages or otherwise and exclude Assignor and its agents or servants wholly therefrom, and take possession of the Property and all books, records and accounts relating thereto, and have, hold, manage, lease and operate the Property on such terms and for such period of time as Assignee may reasonably deem proper and, either with or without taking possession of the Property, in its own name, demand, sue for or otherwise collect and receive all Rents and all sums due under all Lease Guaranties, including, without limitation, those past due and unpaid (with all such Rents and all sums due under any Lease Guaranties to be deposited into the Property Account (as defined in the Cash Management Agreement) to the extent and as required by the terms of the Loan Agreement and the Cash Management Agreement), with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as Assignee may reasonably deem proper. In addition, upon the occurrence and during the continuance of an Event of Default, Assignee, at its option, may (1) complete any construction on the Property in such manner and form as Assignee deems advisable, (2) exercise all rights and powers of Assignor, including, without limitation, the right to negotiate, execute, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents from the Property and all sums due under any Lease Guaranties (with all such Rents and all sums due under any Lease Guaranties to be deposited into the Property Account to the extent and as required by the terms of the Loan Agreement and the Cash Management Agreement), and/or (3) either (i) require Assignor to pay monthly in advance to Assignee or to any receiver appointed to collect the Rents the fair and reasonable rental value for the use and occupancy of such part of the Property as may be in the possession of Assignor, or (ii) require Assignor to vacate and surrender possession of the Property to Assignee or to such receiver and, in default thereof, Assignor may be evicted by summary proceedings or otherwise.

Section 3.2          Other Remedies. Nothing contained in this Assignment and no act done or omitted by Assignee pursuant to the power and rights granted to Assignee hereunder shall be deemed to be a waiver by Assignee of its rights and remedies under the Loan Agreement, the Note, the Mortgage or the other Loan Documents, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Assignee under the terms thereof. The right of Assignee to collect the Obligations and to enforce any other security therefor held by it may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by it hereunder. Assignor hereby absolutely, unconditionally and irrevocably waives any and all rights to assert any setoff, counterclaim or crossclaim (other than any compulsory counterclaim) of any nature whatsoever with respect to the Obligations of Assignor under this Assignment, the Loan Agreement, the Note, the other Loan Documents or otherwise with respect to the Advances in any action or proceeding brought by Assignee to collect same, or any portion thereof, or to enforce and realize upon the lien and security interest created by this Assignment, the Loan Agreement, the Note, the Mortgage or any of the other Loan Documents.

Section 3.3          Other Security. Assignee may (i) take or release other security for the payment and performance of the Obligations, (ii) release any party primarily or secondarily liable therefor, and/or (iii) apply any other security held by it to the payment and performance of the Obligations, in each instance, without prejudice to any of its rights under this Assignment.

Section 3.4          Non-Waiver. The exercise by Assignee of the option granted it in Section 3.1 of this Assignment and the collection of the Rents and the sums due under the Lease Guaranties and the application thereof as provided in the Loan Documents shall not be considered a waiver of any Default or Event of Default by Assignor under the Note, the Loan Agreement, the Mortgage, this Assignment or the other Loan Documents. The failure of Assignee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Assignment. Assignor shall not be relieved of Assignor’s obligations hereunder by reason of (a) the failure of Assignee to comply with any request of Assignor or any other party to take any action to enforce any of the provisions hereof or of the Loan Agreement, the Note or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Property, or (c) any agreement or stipulation by Assignee extending the time of payment or otherwise modifying or supplementing the terms of this Assignment, the Loan Agreement, the Note or the other Loan Documents. Assignee may

4

resort for the payment and performance of the Obligations to any other security held by Assignee in such order and manner as Assignee, in its sole discretion, may elect. Assignee may take any action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Assignee thereafter to enforce its rights under this Assignment. The rights of Assignee under this Assignment shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Assignee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

Section 3.5          Bankruptcy.

(a)          Upon or at any time after the occurrence and during the continuance of an Event of Default, Assignee shall have the right to proceed in its own name or in the name of Assignor in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Assignor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

(b)          If there shall be filed by or against Assignor a petition under the Bankruptcy Code, and Assignor, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Assignor shall give Assignee not less than ten (10) days’ prior notice of the date on which Assignor shall apply to the bankruptcy court for authority to reject such Lease. Assignee shall have the right, but not the obligation, to serve upon Assignor within such ten (10) day period a notice stating that (i) Assignee demands that Assignor assume and assign the Lease to Assignee pursuant to Section 365 of the Bankruptcy Code, and (ii) Assignee covenants to cure or provide adequate assurance of future performance under the Lease. If Assignee serves upon Assignor the notice described in the preceding sentence, Assignor shall not seek to reject the Lease and shall to the extent not prohibited by law comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after Assignee’s notice shall have been given, subject to the performance by Assignee of the covenant provided for in clause (ii) of the preceding sentence.

ARTICLE 4

NO LIABILITY, FURTHER ASSURANCES

Section 4.1         No Liability of Assignee. This Assignment shall not be construed to bind Assignee to the performance of any of the covenants, conditions or provisions contained in any Lease or Lease Guaranty or otherwise impose any obligation upon Assignee. Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee’s failure to let the Property after an Event of Default or from any other act or omission of Assignee in managing the Property after an Event of Default unless such loss is caused by the gross negligence, willful misconduct or bad faith of Assignee or breach by Assignee of the terms of the Loan Documents. Assignee shall not be obligated to perform or discharge any obligation, duty or liability under the Leases or any Lease Guaranties or under or by reason of this Assignment and Assignor shall indemnify Assignee for, and hold Assignee harmless from, (a) any and all liability, loss or damage which may or might be incurred under the Leases, any Lease Guaranties or under or by reason of this Assignment, and (b) any and all claims and demands whatsoever, including the defense of any such claims or demands which may be asserted against Assignee by reason of any alleged obligations and undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases or any Lease Guaranties, unless caused by the gross negligence, willful misconduct or bad faith of Assignee or breach by Assignee of the terms of the Loan Documents. Should Assignee incur any such liability, the amount thereof, including costs, out-of- pocket expenses and reasonable attorneys’ fees and costs, shall be secured by this Assignment and by the Mortgage and the other Loan Documents and Assignor shall reimburse Assignee therefor immediately upon demand and upon the failure of Assignor to do so Assignee may, at its option, declare the Obligations to be immediately due and payable. In the absence of the taking of active possession of the Property by Assignee and subject to the foregoing, this Assignment shall not operate to place any obligation or liability for the control, care, management or repair of the Property upon Assignee, nor for the carrying out of any of the terms

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and conditions of the Leases or any Lease Guaranties, nor shall it operate to make Assignee responsible or liable for any waste committed on the Property by the tenants or any other parties, or for any dangerous or defective condition of the Property, including, without limitation, the presence of any Hazardous Substances (as defined below), or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. As used herein, “Hazardous Substances” shall mean any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future environmental laws or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, lead based paint and toxic mold. Notwithstanding anything to the contrary contained herein, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily used or stored in similar properties, including, without limitation substances used for the purposes of cleaning, maintenance, or operations, substances typically used in construction, and typical products used in properties like the Property, and which are otherwise in compliance with all environmental laws. Furthermore, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily stocked and sold by tenants operating retail businesses of the types operated by the lessees under the Leases and which are otherwise in compliance with all environmental laws.

Section 4.2         No Mortgagee In Possession. Nothing herein contained shall be construed as constituting Assignee a “mortgagee in possession” in the absence of the taking of actual possession of the Property by Assignee. Subject to Section 4.1, in the exercise of the powers herein granted Assignee, no liability shall be asserted or enforced against Assignee, all such liability being expressly waived and released by Assignor.

Section 4.3          Liquor and Alcohol Licenses and Permits. Following any foreclosure of the lien   of the Mortgage or the delivery of a deed-in-lieu thereof, and subject to applicable law, Assignor shall use commercially reasonable efforts to do, execute, acknowledge and deliver all and every such further acts, assignments, notices of assignments, transfers and assurances as Assignee shall, from time to time, reasonably require in respect of any liquor or alcohol licenses, permits or leases relating to the Property (the “Liquor Permits”) that are in the name of Assignor so as to allow for the uninterrupted continuation of liquor operations at the Property during a period reasonably required by Assignee or its designee after consummation of such foreclosure or deed-in-lieu thereof to obtain replacement Liquor Permits for the Property or to effect the transfer of the existing Liquor Permits to Assignee or its designee, as Assignee may elect. With respect to any non-transferable Liquor Permit, Assignor shall use commercially reasonable efforts to (a) cooperate with Assignee or its designee in obtaining the applicable replacement Liquor Permit and (b) until all required new Liquor Permits have been issued and become effective, make the benefits of all existing Liquor Permits available to Assignee or its designee pursuant to arrangements reasonably acceptable to Assignee so that liquor operations may continue at the Property uninterrupted and consistent with past practices, in each case subject to applicable law. This Section 4.3 shall survive any foreclosure of the lien of the Mortgage or the delivery of a deed-in-lieu thereof.

Section 4.4           Further Assurances. Assignor will, at the cost of Assignor, and without out-of- pocket expense to Assignee, do, execute, acknowledge and deliver all and every such further acts, conveyances, assignments, notices of assignments, transfers and assurances as Assignee shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Assignee the property and rights hereby assigned or intended now or hereafter so to be, or which Assignor may be or may hereafter become bound to convey or assign to Assignee, or for carrying out the intention or facilitating the performance of the terms of this Assignment or for filing, registering or recording this Assignment and, on demand, will execute and deliver, and hereby authorizes Assignee following the

6

occurrence and during the continuance of an Event of Default to execute in the name of Assignor to the extent Assignee may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien and security interest hereof in and upon the Leases.

ARTICLE 5

MISCELLANEOUS PROVISIONS

Section 5.1          Conflict of Terms. In case of any conflict between the terms of this Assignment and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.

Section 5.2          No Oral Change. This Assignment and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Assignor or Assignee, but only by an agreement in writing signed by the party(ies) against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 5.3          General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeably in the singular or plural form and the word “Assignor” shall mean “each Assignor and any subsequent owner or owners of the Property or any part thereof or interest therein,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Assignee in protecting its interest in the Property, the Leases and/or the Rents and/or in enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

Section 5.4          Inapplicable Provisions. If any provision of this Assignment is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Assignment, such provision shall be fully severable and this Assignment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Assignment, and the remaining provisions of this Assignment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Assignment, unless such continued effectiveness of this Assignment, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 5.5          Governing Law; Jurisdiction; Service of Process. WITH RESPECT TO MATTERS RELATING TO THE CREATION, PERFECTION AND PROCEDURES RELATING TO THE ENFORCEMENT OF THIS ASSIGNMENT, THIS ASSIGNMENT SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS PARAGRAPH AND TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES SHALL GOVERN ALL MATTERS RELATING TO THIS ASSIGNMENT AND THE OTHER LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. ALL PROVISIONS OF THE LOAN AGREEMENT INCORPORATED HEREIN BY REFERENCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, AS AND TO THE EXTENT SET FORTH IN THE GOVERNING LAW PROVISION OF THE LOAN AGREEMENT.

Section 5.6         Termination of Assignment. Upon the termination or reconveyance of the Mortgage, this Assignment shall become and be void and of no effect.

7

Section 5.7          Notices. Any notice required or permitted to be given under this Assignment shall be given in accordance with Section 9.02 of the Loan Agreement.

Section 5.8 WAIVER OF TRIAL BY JURY. EACH OF ASSIGNOR AND ASSIGNEE HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THIS ASSIGNMENT, THE NOTE, THE MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY ASSIGNOR AND ASSIGNEE AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF ASSIGNOR AND ASSIGNEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 5.9          Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee and the other Secured Parties and their respective successors and permitted assigns forever. Subject to the terms of the Loan Agreement and the Mortgage, Assignor shall not have the right to assign or transfer its rights or obligations under this Assignment without the prior written consent of Assignee and any attempted assignment without such consent shall be null and void.

Section 5.10        Headings, Etc. The headings and captions of the various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 5.11       Recitals. The recitals hereof are a part hereof, form a basis for this Assignment and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 5.12        Assignee as Agent; Successor Agents.

(a)          Agent has been appointed to act as Agent hereunder by the other Secured Parties. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action in accordance with and pursuant to the terms of the Loan Agreement and this Assignment. Assignor and all other Persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Secured Parties therefor.

(b)          Assignee shall at all times be the same Person that is the Collateral Agent under the Loan Agreement. Resignation or removal of Agent or the appointment of a successor Agent, shall be in accordance with the terms of the Loan Agreement.

Section 5.13        [No Release or Novation. The Obligations secured by this Assignment are continuing obligations and nothing contained herein shall be deemed to release, terminate or subordinate any lien, security interest or assignment created or evidenced by this Assignment and all such liens, security interests and assignments and the priority thereof shall relate back to the date that the Original Assignment was filed as referenced in the recitals above. Assignor and Assignee intend that this Assignment shall in no way affect the priority of the Assignment or constitute a novation of the indebtedness secured thereby.

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Section 5.14        Change of Agent. DB Agent hereby consents to Agent replacing DB Agent as the assignee under this Assignment and assigns to Agent all of its interest under the Original Assignment in such capacity.]2

ARTICLE 6

LOCAL LAW PROVISIONS

[To be provided by local counsel (if any)]

[The remainder of this page has been intentionally left blank]

2 Insert only for amended and restated ALR.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

ASSIGNOR

LANDLORD:

[Landlord]

By:
Name:
Title:

OPERATING LESSEE:

[TRS Lessee]

By:
Name:
Title:

[Signature Page to ALR]

ASSIGNEE:

CITIBANK, N.A., as Collateral Agent

By:
Name:
Title:

[Signature Page to ALR]

For purposes of Section 15.14 only:

DB AGENT:

DEUTSCHE BANK AG NEW YORK BRANCH,
as administrative agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to ALR]

ASSIGNOR ACKNOWLEDGMENT

[Insert state specific form of notary acknowledgement]

[Acknowledgement Page to ALR]

ASSIGNEE ACKNOWLEDGMENT

[Insert state specific form of notary acknowledgement]

[Acknowledgement Page to ALR]

DB AGENT ACKNOWLEDGMENT

[Insert state specific form of notary acknowledgement]

[Acknowledgement Page to ALR]

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

[see attached]

Exh. A-1

EXHIBIT I TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF ASSIGNMENT OF INTEREST RATE CAP AGREEMENT

[Attached.]

Exh. I

EXHIBIT I TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF ASSIGNMENT OF INTEREST RATE CAP AGREEMENT

COLLATERAL ASSIGNMENT OF
INTEREST RATE PROTECTION AGREEMENT

THIS COLLATERAL ASSIGNMENT OF INTEREST RATE PROTECTION AGREEMENT (this

“Assignment”), is made this 27th day of April, 2017 by [HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership], (“Assignor”), and CITIBANK, N.A., as collateral agent for the Lenders as defined in the Loan Agreement (together with its successors and assigns, “Assignee”).

WITNESSETH:

WHEREAS, Assignee and certain indirect subsidiaries of Assignor (collectively, “Borrower”) are parties to that certain Second Amended and Restated Term Loan Agreement dated as of April 27, 2017 (as amended, modified, restated, consolidated or supplemented from time to time, the “Loan Agreement”) pursuant to which Assignee has made a term loan to Borrower in the principal amount of up to $310,000,000 (the “Loan”) on the terms and conditions set forth in the Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

WHEREAS, the Loan is evidenced by certain Promissory Notes dated as of [               ], 2017 by Borrower to the Lenders in the aggregate principal amount of $[               ] (as the same may be amended, modified, consolidated, split, supplemented, replaced or otherwise modified from time to time, the “Note”) and secured by, inter alia, certain of the Loan Documents, as set forth in the Loan Agreement.

WHEREAS, Assignor has entered into that certain Cap Agreement with [               ] (“Counterparty”), a confirmation of which, dated as of the date hereof, is attached hereto as Exhibit A (as amended, modified and in effect from time to time, and together with the Guaranty dated as of the date hereof and made by [               ] in favor of Assignor, the “Cap Agreement”).

WHEREAS, as a condition to making the Loan, Assignee has required that Assignor execute and deliver this Assignment to Assignee as additional security for the Loan.

WHEREAS, Assignor, as an affiliate of Borrower, is receiving a good and valuable benefit the sufficiency and receipt of which is hereby acknowledged from Assignee and the Lenders have entered into the Loan Agreement.

NOW, THEREFORE, in consideration of Assignee’s agreement to make the Loan to Borrower and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Assignor hereby covenants and agrees as follows:

1.           Assignor hereby grants, transfers and assigns to Assignee all of Assignor’s right, title, interest, claim and demand in, to and under the Cap Agreement, together with all right, power and authority of Assignor to amend, modify or change the terms of the Cap Agreement or to surrender, cancel, or terminate the same without the prior consent of Assignee except as permitted pursuant to this Assignment, for the purpose of

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securing the full payment and performance of the Indebtedness under the Loan Agreement and the other Loan Documents.

2.         To protect the security of this Assignment:

(a)          Assignor hereby irrevocably authorizes and empowers Assignee, in its own name or in the name of its nominee or as attorney-in-fact for Assignor, to exercise any and all rights, powers, and privileges of Assignor under the Cap Agreement, and, generally, to do any and all acts in the name of Assignor or in the name of Assignee with the same force and effect as Assignor could do if this Assignment had not been made; provided, however, that Assignee will not exercise any of such rights except upon the occurrence of an Event of Default.

(b)          Assignor hereby represents and warrants to Assignee that as of the date hereof (i) the Cap Agreement is in full force and effect; (ii) Assignor has the full right to assign its interest in the Cap Agreement; (iii) the Cap Agreement and the Loan Agreement contain all of the agreements between the respective parties thereto relating to the matters covered by the Cap Agreement; (iv) there are no defaults under the Cap Agreement on the part of Assignor; and (v) Assignor, but for this Assignment, has not transferred, assigned or encumbered in whole or in part the Cap Agreement or any of Assignor’s rights or interests thereunder.

(c)          Assignor shall (i) faithfully perform every material obligation under the Cap Agreement by Assignor to be performed; (ii) at the sole cost and expense of Assignor, enforce or secure the performance of every material obligation of the Cap Agreement by Counterparty to be performed; (iii) promptly notify Assignee in writing of all defaults or non-performance by all parties under the Cap Agreement of which it is aware; and (iv) not modify or in any way amend in any material respect the terms of the Cap Agreement without the prior consent of Assignee and any attempt on the part of Assignor to exercise any such right without the prior consent of Assignee shall be null and void and of no force or effect.

(d)          Assignor agrees, at Assignor’s sole cost and expense, to appear in and defend any action or proceeding related to the Cap Agreement and to pay all reasonable out-of-pocket costs and expenses of Assignee, including attorney’s fees and disbursements in a reasonable sum, in any such action or proceeding in which Assignee may appear.

(e)          Assignor agrees to pay immediately upon written demand, together with supporting invoices, all reasonable out-of-pocket sums expended by Assignee under the authority hereof together with interest thereon at the applicable interest rate provided for in the Note.

(f)          Assignor shall not, without the prior consent of Assignee, or as may be otherwise permitted under the Loan Documents, assign or transfer directly or indirectly, the Cap Agreement or the rights of Assignor thereunder.

3.        Assignor further acknowledges and agrees that:

(a)          Upon the occurrence of an Event of Default with respect to the payment or performance of any of the Indebtedness, Assignee may exercise the rights set forth in the Loan Documents, and without regard to the adequacy or the security for the indebtedness hereby secured or secured by the Loan Documents, Assignee shall have the right, but not the obligation, to further exercise any of the rights of Assignor under the Cap Agreement.

(b)          Assignee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, covenant, agreement, duty or liability under the Cap Agreement, or under or by reason of this Assignment, and Assignor shall and does hereby agree to indemnify and to hold Assignee harmless of and from any and all liability, loss or damage which Assignee may or might incur under the Cap Agreement or under or by reason of this Assignment and of and from any and all claims and demands

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whatsoever which may be asserted against Assignee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the obligations, covenants, agreements, duties or liability under the Cap Agreement, or under or by reason of this Assignment other than such claims or demands arising from Assignee’s gross negligence or willful misconduct; should Assignee incur any such liability, loss or damage under the Cap Agreement or under or by reason of this Assignment, or in the defense of any such claims or demands, the amount thereof, including reasonable out-of-pocket costs and expenses including attorneys’ fees and disbursements, shall be secured hereby, and Assignor shall reimburse Assignee therefor immediately upon written demand together with supporting invoices.

4.           Assignor and Assignee agree that (i) Counterparty shall be entitled to conclusively rely (without any independent investigation) on any notice or instructions from Assignee in respect of this Assignment, (ii) without limitation on the immediately preceding clause, in the event of any inconsistency between any notice or instructions from Assignee and any notice or instructions from Assignor, Counterparty shall be entitled to conclusively rely (without any independent investigation) on those from Assignee and (iii) Counterparty shall be held harmless and shall be fully indemnified by Assignor from and against any and all claims, other than those ultimately determined to be caused by the gross negligence or willful misconduct of Counterparty, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorneys’ fees and disbursements) reasonably incurred by Counterparty as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any actions taken or omitted to be taken by Counterparty in reliance upon any such instructions or notice provided by Assignee.

5.           This Assignment is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State of New York.

6.           No failure or delay on the part of Assignee in exercising any power or right hereunder shall operate as a waiver thereof or a waiver of any other term, provision or condition hereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. All rights and remedies of Assignee hereunder are cumulative and shall not be deemed exclusive of any other rights or remedies provided by law.

7.           This Assignment embodies the entire agreement and understanding between the parties relating to the subject matter hereof and may not be amended, waived or discharged except by an instrument in writing executed by the parties hereto, except as set forth in Section 15 hereof.

8.           This Assignment applies to, inures to the benefit of, and binds the parties hereto, their successors and assigns.

9.           No right or remedy herein conferred upon or reserved to Assignee is intended to be exclusive of any other remedy provided for herein, or in any other Loan Document or by law or by equity provided or permitted, and all such rights and remedies shall be cumulative and shall be in addition to every other right and remedy given hereunder, or now or hereafter existing at law or in equity. If any clause or provision in this Assignment shall be invalid under any circumstances, that fact shall in no way invalidate this Assignment or any other provision herein.

10.         All notices, demands, or documents which are required or permitted to be given or served hereunder shall be in writing and shall be deemed sufficiently given when delivered or mailed in the manner set forth in the Loan Agreement.

11.         Assignor agrees the Obligations of the Loan Parties under the Loan Documents will be performed strictly in accordance with the terms of the Loan Documents. The obligations of Assignor under or in respect of this Assignment are independent of any other obligations of any other Person under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against Assignor to enforce this Assignment, irrespective of whether any action is brought against Borrower or any other Person or

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whether Borrower or any other Person is joined in any such action or actions. The liability of Assignor under this Assignment shall be irrevocable, absolute and unconditional irrespective of, and Assignor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)          any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Loan Parties under or in respect of the Loan Documents or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Indebtedness resulting from the extension of additional credit to Borrower or any of Borrower’s Affiliates or otherwise;

(c)          any taking, exchange, release or non-perfection of any collateral secured under the Loan Documents, or any taking, release or amendment or waiver of, or consent to departure from, any other Loan Document securing any of the Obligations of the Loan Parties under the Loan Documents;

(d)          any manner of application of collateral securing any of the Obligations of the Loan Parties under the Loan Documents, or any proceeds of such collateral, to all or any of the Obligations of the Loan Parties under the Loan Documents, or any manner of sale or other disposition of any other collateral for all or any obligations of Borrower or its Affiliates under the Loan Documents or any other assets of Borrower or any of its Affiliates;

(e)          any change, restructuring or termination of the corporate structure or existence of Borrower or any of its Affiliates;

(f)           any failure of Assignee or any of the Lenders to disclose to Borrower or its Affiliates any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower or its Affiliates now or hereafter known to Assignee or any of the Lenders (Assignor waiving any duty on the part of Assignee or any of the Lenders to disclose such information);

(g)          the failure of any other Person to execute or deliver any guaranty, security instrument, or agreement or the release or reduction of liability of any Person or other surety with respect to the Obligations of the Loan Parties under the Loan Documents; or

(h)          any statute of limitations or any existence of or reliance on any representation by Assignee or any of the Lenders that might otherwise constitute a defense available to, or a discharge of, Borrower or any of its Affiliates.

This Assignment shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance of any of the Obligations of the Loan Parties under the Loan Documents is rescinded or must otherwise be returned by Assignee or any of the Lenders or any other Person upon the insolvency, bankruptcy or reorganization of Borrower or any of its Affiliates or otherwise, all as though such payment had not been made.

12.         Assignor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations of the Loan Parties under the Loan Documents and this Assignment and any requirement that Assignee or any of the Lenders protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against Borrower or any other Person or any other collateral securing the Obligations of the Loan Parties under the Loan Documents or any part thereof.

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(b)          Assignor hereby unconditionally and irrevocably waives any right to revoke this Assignment and acknowledges that this Assignment is continuing in nature and applies to all of the Obligations of the Loan Parties under the Loan Documents, whether existing now or in the future.

(c)          Assignor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Assignee that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of Assignor or other rights of Assignor to proceed against Borrower or any other Person or any collateral securing any of the Obligations of the Loan Parties under the Loan Documents and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Loan Parties under the Loan Documents.

(d)          Assignor hereby unconditionally and irrevocably waives any duty on the part of Assignee or any of the Lenders to disclose to Assignor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower or any of its Affiliates now or hereafter known by Assignee or any of the Lenders.

(e)          Assignor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 12 are knowingly made in contemplation of such benefits.

13.         Assignor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Borrower that arise from the existence, payment, performance or enforcement of the Obligations of the Loan Parties under or in respect of this Assignment or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Assignee or any of the Lenders against Borrower or any collateral securing any of the Obligations of the Loan Parties under the Loan Documents, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, except at such times as all of the Obligations of the Loan Parties under the Loan Documents and all other amounts then due and payable under this Assignment shall have been paid or performed.

14.         Assignor, and by its acceptance of this Assignment, Assignee, on behalf of the Lenders, hereby confirm that it is the intention of all such Persons that this Assignment and the Obligations of Assignor hereunder shall not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law, or any case or proceeding under any such laws, to the extent applicable to this Assignment and the Obligations of Assignor hereunder. To effectuate the foregoing intention, Assignor, and Assignee, on behalf of the Lenders, hereby irrevocably agree that, notwithstanding any provision herein or in the other Loan Documents to the contrary, the Obligations of Assignor under this Assignment at any time shall be limited to the maximum amount as will result in the Obligations of Assignor under this Assignment not constituting a fraudulent transfer or conveyance.

15.         This Assignment shall automatically terminate upon the earlier to occur of (a) the termination or expiration of the Cap Agreement and (b) the payment in full of the Indebtedness. In such event, Assignee, upon Assignor’s notice to Assignee and at Assignor’s expense, shall promptly execute appropriate documentation evidencing the termination of this Assignment.

[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this instrument the day, month and year first above written.

ASSIGNOR:

[HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.]

By:
Name:
Title:

ASSIGNEE:

CITIBANK, N.A.

By:
Name:
Title:

[Signature Page to Assignment and Acknowledgment of Interest Rate Cap]

CONSENT OF COUNTERPARTY

[                                          ] (the “Counterparty”) hereby acknowledges and consents to the foregoing collateral assignment of the Cap Agreement by Assignor in favor of Assignee, and covenants and agrees that (i) upon receipt by the undersigned of written notification from Assignee of the occurrence of a Lockbox Trigger Event (as defined in the Cash Management Agreement), Assignee, in its own name or in the name of its nominee or as attorney-in-fact for Assignor, shall be entitled to exercise any and all rights, powers, and privileges of Assignor under the Cap Agreement, subject to the terms and provisions of the foregoing Assignment and (ii) the undersigned will pay directly to Assignee all amounts payable by the undersigned under the Cap Agreement to the following address (or at such other address as Assignee shall hereafter notify Counterparty):

Name:	Citibank, N.A. as agent for the Lenders under that certain Second Amended and Restated Term Loan Agreement dated [April 27], 2017
Bank Name:	Citibank, N.A.
Bank Address:	1615 Brett Road, OPS III, New Castle, Delaware 19720
Account Name:	Agency/Medium Term Finance
Reference:	Hospitality Investors Trust Operating Partnership, L.P.
Account No.:	36852248
ABA No.:	021000089

All notices shall be delivered to Assignee at the following address (or at such other address as Assignee shall hereafter notify Counterparty):

Citibank, N.A.

390 Greenwich Street, 7th Floor New York,
New York 10013
Attn: Ana Rosu Marmann

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Attention: Malcolm K. Montgomery, Esq.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Counterparty has executed and delivered this instrument as of [                             ], 2017.

[ ]

By:
Name:
Title:

[Signature Page to Consent of Counterparty]

EXHIBIT A

CONFIRMATION OF CAP AGREEMENT

(See Attached)

Exh. A-1

EXHIBIT J TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF AMENDED AND RESTATED CASH MANAGEMENT AGREEMENT

[Attached.]

Exh. J

EXHIBIT J TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF CASH MANAGEMENT AGREEMENT

CASH MANAGEMENT AGREEMENT

CASH MANAGEMENT AGREEMENT dated as of April 27, 2017 (this “Agreement”) by and among the entities listed on the signature pages hereof under the heading “Borrower Parties” (individually and collectively and jointly and severally, the “Borrowers”), CITIBANK, N.A. (“Citi”), as collateral agent (together with any successor collateral agent appointed pursuant to Article VIII of the Loan Agreement, the “Agent”) for the Secured Parties, and HIT SWN TRS, LLC, a Delaware limited liability company, HIT SWN CRS NTC TRS, LP, a Delaware limited partnership, and HIT SWN INT NTC TRS, LP, a Delaware limited partnership (individually and collectively, as the “TRS Lessees”).

WHEREAS, pursuant to that certain Second Amended and Restated Term Loan Agreement dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without being defined having the meanings ascribed thereto in the Loan Agreement), by and among the Borrowers, the Agent, the Lenders, and certain other parties thereto, the Lenders have agreed to provide financing to the Borrowers in the maximum aggregate principal amount of up to $310,000,000 (the “Loan”) secured by, inter alia, the Collateral Assets; and

WHEREAS, in order to fulfill certain of the Loan Parties’ obligations under the Loan Agreement, the Borrowers and the TRS Lessees (hereinafter, the “Company Parties”) have agreed to enter into this Agreement relating to the cash management of the Collateral Assets.

NOW THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.            Defined Terms. As used herein the following capitalized terms shall have the respective meanings set forth below:

“Account Collateral” means: (a) the Accounts and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (b) any and all amounts deposited or held in the Accounts invested in Cash Equivalents in accordance with Section 8 hereof; (c) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (d) to the extent not covered by clauses (a) through (c) above, all “proceeds” (as defined under the UCC) of any or all of the foregoing.

“Account Control Agreement” means an account control agreement with the Lockbox Bank in form and substance reasonably satisfactory to the Agent pursuant to which the Lockbox Bank agrees to (i) comply with instructions originated by the Agent directing the disposition of funds in the Lockbox Account, the Cash Collateral Account, the PIP Reserve Account and the FF&E Reserve Account in a manner consistent with the terms and provisions of such account control agreement and this Agreement without the further consent of any Company Party, and (ii) waives or subordinates in favor of the Agent all claims of the Lockbox Bank (but excluding any customary banker’s liens or, with respect to uncleared funds or dishonored checks, rights of setoff or rights of recoupment in favor of the Lockbox Bank) to funds in such Accounts.

“Accounts” means the Property Accounts, the PIP Reserve Account, the FF&E Reserve Account, and, if any, the Cash Collateral Account and the Lockbox Account and the Subaccounts thereof.

“Annual Budget” means, with respect to any Collateral Asset for any Fiscal Year, the operating budget (or operating budgets) delivered to the Agent pursuant to Section 5.03(f) of the Loan Agreement setting forth the applicable Borrower’s estimate of Gross Income from Operations, Operating Expenses and FF&E and Capital Costs for such Fiscal Year for such Collateral Asset.

“Annual REIT Distribution Cap” means, in respect of a Distributing Party, distributions in an aggregate amount, for any period of twelve (12) consecutive calendar months, not exceeding the lesser of (a) $30,000, or (b) the minimum distributions necessary in order for such Distributing Party to maintain its status as a REIT.

“Approved Annual Budget” has the meaning specified in Section 5.

“Approved Capital Expenditures” shall mean capital expenditures incurred by any Borrower and either (a) Approved Alterations, (b) included in the Approved Annual Budget or (c) approved by the Agent, which approval shall not be unreasonably withheld, conditioned or delayed, provided that any capital expenditures included in FF&E Expenses or that constitute PIP Work shall not constitute Approved Capital Expenditures.

“Approved Excess Operating Expenses” has the meaning specified in Section 6.

“Approved FF&E Expenses” means FF&E Expenses incurred by any Borrower and either (a) included in the Annual Budget or (b) approved by the Agent, which approval shall not be unreasonably withheld, conditioned or delayed, provided that any FF&E Expenses that constitute PIP Work shall not constitute Approved FF&E Expenses.

“Approved Operating Expenses” means Operating Expenses incurred by the Borrowers or by any Approved Manager on any Borrower’s behalf (excluding any Restricted Payments) which (a) are included in the Approved Annual Budget for the current calendar month, (b) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to the Collateral Assets, (c) are for Management Fees, or (d) have been approved in writing by the Agent as Approved Operating Expenses; provided, however, that Approved Operating Expenses shall also include, for any calendar month in which Operating Expenses exceed the Monthly Operating Expense Budgeted Amount, the amount of such excess Operating Expenses up to and not to exceed ten percent (10%) of the Monthly Operating Expense Budgeted Amount for such calendar month as to which the Borrower provide to the Agent a reasonably detailed explanation of the reasons for and expenditures resulting in Operating Expenses exceeding the Monthly Operating Expense Budgeted Amount.

“Brand Manager” means an Approved Manager of a Collateral Asset that is any of Hyatt, Hilton, Marriott or Starwood.

“Business Day” has the meaning set forth in the Loan Agreement, except that with respect to any Property Account Bank or Lockbox Bank, any day shall not be considered a Business Day with respect to such Property Account Bank or Lockbox Bank if commercial banks in the City in which such Property Account Bank or Lockbox Bank is located are required or permitted by law to be closed.

“Cash Collateral Account” has the meaning specified in Section 2(b).

“Cash Collateral Funds” means any funds on deposit in the Cash Collateral Account from time to time.

“Debt Service” has the meaning specified in Section 2(b).

“Debt Service Subaccount” has the meaning specified in Section 2(b).

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“Distributing Party” means a direct or indirect member of the Borrowers that is required by Legal Requirements to make distributions in order to maintain its status as a REIT.

“Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R.§9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” means a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-2” by S&P, “P-2” by Moody’s, and “F-2+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less, or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” by Fitch and S&P and “A2” by Moody’s.

“Enforcement” means, following the occurrence of (and prior to Lenders’ acceptance of a cure of) an Event of Default, the earliest to occur of (a) the acceleration of the Loan, (b) the initiation of judicial or non-judicial foreclosure proceeding, proceedings for the appointment of a receiver or any similar remedy and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the Secured Parties from exercising remedies.

“Excess Operating Expenses” has the meaning specified in Section 6. “FF&E Exception” has the meaning specified in Section 3(d).

“FF&E Expense” for any period shall mean the amount expended for FF&E Work in, at or to the Collateral Assets or any individual Collateral Asset (including any installation, delivery or other related cost).

“FF&E Reserve” means for each Monthly Payment Date, four percent (4.0%) of Gross Hotel Revenues for the immediately preceding calendar month.

“FF&E Reserve Account” means a single account with the Servicer in the name of the Agent.

“FF&E Reserve Funds” has the meaning specified in Section 3(d).

“FF&E Work” means the repair and replacement of FF&E and Routine Capital Expenditures.

“Fitch” means Fitch, Inc. or its successor.

“Gross Income from Operations” means, with respect to any Collateral Asset for any period, all Gross Hotel Revenues with respect to such Collateral Asset for such period. Gross Income from Operations shall not be diminished as a result of any intervening estate or interest in such Collateral Asset or any part thereof created after the date such Asset became a Collateral Asset (unless such intervening estate or interest was approved by the Agent).

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“Hotel Taxes” means federal, state and municipal excise, occupancy, sales and use taxes collected by or on behalf of any Borrower or any other Loan Party directly from patrons or guests of the Collateral Assets as part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes and required to be paid to a Governmental Authority.

“Incentive Management Fees” means the property management fees paid to an Approved Manager for property management (as opposed to asset management) services provided to the Collateral Assets that are based on an override, profit participation or other form of incentive for increased revenues or profits generated by such Collateral Assets. Incentive Management Fees shall not include base management fees, reimbursable expenses paid to an Approved Manager, system service charges, accounting fees, development fees, revenue management fees, sales and marketing fees, information technology fees, human resources fees, risk management fees, administration fees or other similar fees, expenses or reimbursements, in each case, so long as the same are not calculated based on increases in revenues or profits generated by such Collateral Assets.

“Insurance Payments” has the meaning specified in Section 2(b).

“Insurance Premiums” means, with respect to any Collateral Asset, all premiums payable in respect of the insurance required to be maintained pursuant to the Mortgage and the Loan Agreement with respect to such Collateral Asset.

“Insurance Subaccount” has the meaning specified in Section 2(b). “Lockbox Account” has the meaning specified in Section 2(b).

“Lockbox Bank” means, at the election of the Agent, (a) the Agent or an Affiliate thereof, (b) the Servicer or (c) an Eligible Institution selected by the Agent.

“Lockbox Period” means each period commencing upon the occurrence of a Lockbox Trigger Event and ending upon the occurrence of a Lockbox Trigger Event Cure with respect to such Lockbox Trigger Event (and provided that no other Lockbox Trigger Event shall have occurred and be continuing (i.e., has not been cured as provided herein)).

“Lockbox Trigger Event” means the occurrence of one or both of the following: (a) an Event of Default or (ii) the commencement of a Low Debt Yield Period.

“Lockbox Trigger Event Cure” means (a) with respect to a Lockbox Trigger Event in respect of an Event of Default, the Company Parties shall have tendered a cure of such Event of Default and such cure has been accepted by the Agent (and no other Event of Default is then continuing), and (b) with respect to a Lockbox Trigger Event caused by a Low Debt Yield Period, (i) the Low Debt Yield Period has ended pursuant to the terms hereof, or (ii) the Borrowers have made prepayments of the Loan in accordance with Section 2.06(a) of the Loan Agreement in amounts sufficient to satisfy the cause the end of the Low Debt Yield Period (provided that in the event of such a prepayment, the Lockbox Period related to such Low Debt Yield Period shall cease immediately upon prepayment of such amount), in the case of each of clauses (a), (b)(i) and (b)(ii), without any further notice required to be provided by the Agent to the Borrowers to the effect that the Lockbox Period has ended.

“Low Debt Yield Period” shall commence if, as of any Test Date, the Debt Yield is less than eight and one-half percent (8.5%) and shall end if the Collateral Assets have achieved a Debt Yield of at least eight and one-half percent (8.5%) for two consecutive Test Dates, as calculated by the Borrowers in good faith.

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“Management Fees” shall mean the base management fees, Incentive Management Fees, reimbursable expenses, system service charges and all other charges, fees and expenses to be paid to the Approved Managers, from time to time under the Approved Management Agreements.

“Manager” means, for each Collateral Asset, the Approved Manager that is managing such Collateral Asset in accordance with the terms and provisions of the Loan Documents.

“Monthly Operating Expense Budgeted Amount” for any calendar month means the monthly amount set forth in the Approved Annual Budget for Operating Expenses for such calendar month.

“Moody’s” means Moody’s Investors Service, Inc. or its successor. “Operator” has the meaning specified in Section 2(a).

“Operating Expenses” means, for any period, without duplication, all expenses actually paid or payable by or on behalf of any Company Party during such period in connection with the administration, operation, management, maintenance, repair and use of the Collateral Assets, determined on an accrual basis, and, except to the extent otherwise provided in this definition, in accordance with GAAP. Operating Expenses specifically shall include (i) all operating expenses incurred in such period based on quarterly financial statements delivered to the Lenders in accordance with Section 5.03 of the Loan Agreement and prepared in accordance with the Uniform System of Accounts, (ii) all payments required to be made pursuant to any Operations Agreements, (iii) Management Fees, (iv) administrative, payroll, security and general expenses for the Collateral Assets, (v) the cost of utilities, supplies, consumables, inventories and fixed asset supplies consumed in the operation of the Collateral Assets, (vi) costs and fees of independent professionals (including, without limitation, legal, accounting, consultants and other professional expenses), technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted under the Loan Documents, (vii) cost of attendance by employees at training and manpower development programs, (viii) association dues, (ix) computer processing charges, (x) operational equipment and other lease payments to the extent constituting operating expenses under GAAP, (xi) Taxes and Other Charges (other than income taxes or Other Charges in the nature of income taxes), Hotel Taxes and Insurance Premiums, (xii) all reserves required by the Agent hereunder (without duplication) and (xiii) all franchise fees and expenses incurred in connection with any Approved Franchise Agreement (other than one- time expenses such as individual consent fees and similar one-time costs). Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization or other noncash items, (2) income taxes or Other Charges in the nature of income taxes, (3) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the making of the Loan or the sale, exchange, transfer, financing or refinancing of all or any portion of any Collateral Asset or in connection with the recovery of Insurance Proceeds or Awards which are applied to prepay the Loan, (4) capital expenditures including (without duplication) any reserves required by the Agent hereunder with respect to capital expenditures, (5) Debt Service, (6) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by any tenant under a Tenancy Lease, (7) any non-recurring, capitalized or extraordinary expenses, (8) any expenses that relate to a Collateral Asset from and after the release of such Collateral Asset from the Lien of the applicable Mortgage in accordance with Section 9.13 of the Loan Agreement, (9) rent payable under any Operating Lease and (10) any Restricted Payments that are not expenses described by any of clauses (i) through (xiii) above (including any Restricted Payments that are equity distributions or dividends or similar payments that constitute a return of or a return on capital contributions to any Borrower’s constituent owners).

“Operations Agreements” shall mean the reciprocal easement agreements and any other covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of the Collateral Assets.

“PIP Reserve Account” has the meaning specified in the Loan Agreement.

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“Property Account” has the meaning specified in Section 2(a).

“Property Account Bank” means that certain bank or other financial institution maintaining the Property Account set forth on Schedule I (as such schedule may hereafter be supplemented, amended or modified from time to time), provided that such bank or financial institution remains an Eligible Institution, and any successor Eligible Institution thereto (or such other Eligible Institution in replacement thereof selected by the applicable Company Party from time to time which replacement is reasonably acceptable to the Agent).

“Property Account Control Agreement” has the meaning specified in Section 2(a).

“REIT” means a Person that is qualified to be treated for tax purposes as a real estate investment trust under Sections 856-860 of the Internal Revenue Code.

“Rents” with respect to any Collateral Asset, has the meaning specified in the Mortgage with respect to such Collateral Asset.

“Reserve Exceptions” has the meaning specified in Section 2(c).

“Restricted Payments” means any payments to any Guarantor or any of its respective Affiliates, or any payments of any “override” or “profit participations”, asset management or incentive-based fees or expenses, or any transition or termination fees, costs or expenses, or their equivalent; provided, however, that “Restricted Payments” shall not include (i) any management fees that are payable to any Approved Manager (that is not an Affiliate of any Company Party) pursuant to any Approved Management Agreement that has been approved by the Administrative Agent (including approval of any amendments thereto), (ii) any base management fees that are payable to any Approved Manager that is an Affiliate of any Company Party pursuant to any Approved Management Agreement that has been entered into in accordance with the Loan Agreement (including any amendments thereto) (provided that no Event of Default exists) or

(iii) any payments required to be made by the terms of the Loan Documents.

“Routine Capital Expenditures” means routine and ordinary course maintenance, repairs, alterations and replacements of or to the Collateral Assets, such as exterior and interior painting, resurfacing of walls and floors, replacement of wall, ceiling or floor coverings, replacement of bathroom fixtures (including tubs and surrounds), replacement of lighting fixtures, minor wall demolition and replacement to accommodate guest room or bathroom renovation and/or brand required changes to lobbies, public spaces, guest rooms or bathrooms, replacements of doors and frames, replacement of windows and frames, pool and deck repairs, roof repairs and replacements, landscaping, resurfacing parking areas and replacing folding walls, in each case that are capitalized under GAAP. For the avoidance of doubt, “Routine Capital Expenditures” shall not include expansion or “growth” projects or any alteration or improvement that requires the Administrative Agent’s consent pursuant to Section 5.02(u) of the Loan Agreement.

“Subaccounts” has the meaning specified in Section 2(b).

“Taxes” means, with respect to any Collateral Asset, all real estate taxes and other ad valorem taxes relating to such Collateral Asset, including any interest, additions to tax or penalties applicable thereto.

“Tax Payments” has the meaning specified in Section 2(b). “Tax Subaccount” has the meaning specified in Section 2(b).

Section 2.           Establishment of the Accounts. (a) Each Company Party that is the direct lessee of a Collateral Asset (other than the Georgia Tech Hotel) or, if the Collateral Asset is not subject to an Operating Lease, the direct owner (or ground lessee, as applicable) of such Collateral Asset (each, an “Operator”), shall on or prior to the date hereof, (i) establish, or cause to be established, an account or a

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subaccount with respect to each Collateral Asset (individually and collectively, the “Property Account”) with a Property Account Bank into which such Operator shall deposit, or cause to be deposited, all Gross Income from Operations with respect to such Collateral Asset to the extent the same are not already deposited directly into such Property Account (including all monthly remittances to any Company Party from a Manager), and (ii) execute an agreement with the Agent and the Property Account Bank providing for the control of such Property Account in favor of the Agent, in form and substance reasonably satisfactory to the Agent and the Company Parties (as amended from time to time, the “Property Account Control Agreement”). The Borrowers shall, on or prior to the date hereof, establish or cause to be established with the Servicer in the name of the Agent (1) the PIP Reserve Account and (2) the FF&E Reserve Account.

(b)          After the occurrence of the first Lockbox Trigger Event, the Agent, or at the Agent’s election, the Servicer shall establish (i) a single account with the Lockbox Bank in the name of the Agent (the “Lockbox Account”) and (ii) a single account with the Lockbox Bank in the name of the Agent (the “Cash Collateral Account”) which shall, in each case, be subject to an Account Control Agreement. During any Lockbox Period, the Agent may in accordance with the Property Account Control Agreement instruct the Property Account Bank to transfer on each Business Day all sums on deposit in the Property Account into the Lockbox Account. The Agent shall maintain on a ledger entry basis the following subaccounts of the Lockbox Account (collectively, the “Subaccounts”):

(i)           An account into which the sums required to be deposited hereunder pursuant to Section 4 for the payment of Taxes with respect to the Collateral Assets (“Tax Payments”) shall be deposited (the “Tax Subaccount”);

(ii)          An account into which the sums required to be deposited hereunder pursuant to Section 4 for the payment of Insurance Premiums with respect to the Collateral Assets (“Insurance Payments”) shall be deposited (the “Insurance Subaccount”); and

(iii)         An account into which the sums required to be deposited hereunder pursuant to Section 4 for the payment of interest accruing on the Advances and late payment charges and fees, if any, relating to the Loan (“Debt Service”) shall be deposited (the “Debt Service Subaccount”).

(c)          During each Lockbox Period, the applicable Borrower shall deposit into the Tax Subaccount and the Insurance Subaccount an amount, if any, which when combined with (x) the amounts to be deposited into such subaccount pursuant to Section 4 below and (y) any amounts applied by the Operator (or the Manager on behalf of the Operator) in respect thereof from amounts on deposit in the applicable Property Accounts in accordance with Section 3(b) below, is sufficient to pay the Taxes before the same become delinquent (but without prejudice to any proceeding contesting such Taxes undertaken in accordance with the terms and provisions of the Loan Agreement) and the Insurance Premiums before the same become due; provided, however, that Borrowers shall not be required to make deposits into (i) the Tax Subaccount to the extent that Taxes are reserved with a Brand Manager or paid directly from Gross Income from Operations by a Brand Manager, or (ii) the Insurance Subaccount to the extent that (A) a Collateral Asset is insured pursuant to a blanket policy that complies with the terms of the Loan Documents or (B) Insurance Premiums are reserved with a Brand Manager or paid directly from Gross Income from Operations by a Brand Manager (clauses (i) and (ii) being the “Reserve Exceptions”).

(d)          The Borrowers shall, or shall cause the Property Account Bank to, provide monthly bank statements to the Agent within ten (10) days after the end of each calendar month with respect to each Property Account for which the applicable Property Account Bank does not provide (electronically or otherwise) monthly bank statements directly to the Agent.

Section 3.            Deposits into Accounts. (a) Each Operator warrants and covenants that (i) on or prior to the date hereof such Operator shall send (or shall cause to be sent) (A) a notice, substantially in

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the form of Exhibit A, to all tenants (expressly excluding hotel guests) under Tenancy Leases now or hereafter in effect at its Collateral Asset directing such tenants to pay all Rents and other sums due under such Tenancy Leases into the Property Account with respect to such Collateral Asset, but only to the extent such tenants are not already making such payments to such Property Account and (B) a notice, substantially in the form of Exhibit B, to all material third party merchants who are consistently obligated to make payments to such Operator or the applicable Manager for such Collateral Asset, including, but limited to, credit, charge, debit and comparable card companies and processors (and expressly excluding tenants and hotel guests), directing them to pay all sums due under any arrangements to which they are a party with such Operator or Manager into the Property Account with respect to such Collateral Asset, but only to the extent such third party payors are not already making such payments to such Property Account, (ii) such Operator shall, or shall cause the applicable Manager to, deposit (or cause to be deposited) all accounts receivable for such Collateral Asset and any Gross Income from Operations collected by such Operator or such Manager into the Property Account with respect to such Collateral Asset, and (iii) neither such Operator nor any other Person shall direct any existing or future third party payors to make payments in respect of its Collateral Asset in any manner other than as set forth in this Section 3(a), without the prior written consent of the Agent. During the continuance of any Lockbox Period, until deposited into the Lockbox Account, any Gross Income from Operations from the Collateral Assets held by the Company Parties shall be deemed to be Account Collateral and shall be held in trust by it for the benefit, and as the property, of the Agent for the benefit of the Secured Parties subject to the terms and provisions of this Agreement and the other Loan Documents. The Gross Income from Operations from each of the Collateral Assets held by the Manager or Company Parties shall not be commingled by the Manager or the Company Parties with any funds or property of the Manager or Company Parties which are unrelated to such Collateral Asset.

(b)          Upon the occurrence of a Lockbox Trigger Event Cure (provided that the Loan has not been accelerated, and the Agent or the Required Lenders have not moved for a receiver or commenced foreclosure proceedings), the Lockbox Trigger Event shall be deemed cured. In such event and without limitation of Section 4(c) below, such Lockbox Period shall no longer be outstanding and any funds contained in the Property Account from time to time shall be distributed to or at the direction of the applicable Operator (or the Manager on behalf of the applicable Operator), so long as no Event of Default would result therefrom.

(c)          At all times other than during any Lockbox Period, the Property Account Banks will be permitted to transfer, on each Business Day, all funds on deposit in the Property Accounts as specified in writing by the Company Parties.

(d)          The Borrowers shall deposit or cause to be deposited into the FF&E Reserve Account on each Monthly Payment Date, an amount equal to the FF&E Reserve to cover the cost of the FF&E Work that may be incurred following the date hereof. Amounts deposited from time to time into the FF&E Reserve Account pursuant to this Section 3(d) are referred to herein as the “FF&E Reserve Funds”. Notwithstanding the foregoing, no FF&E Reserve Funds shall be required to be funded in respect of a Collateral Asset so long as an FF&E reserve in respect of such Collateral Asset with funding requirements at least equal to funding requirements hereunder in respect of such Collateral Asset is maintained with a Brand Manager that has granted a security interest in all such FF&E reserve funds to the Agent pursuant to documentation in form and substance acceptable to the Agent (the “FF&E Exception”).

(e)          Each Company Party warrants and covenants that it shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this Section 3 without the Agent’s prior written consent.

Section 4.          Disbursements from the Accounts. (a) So long as no Lockbox Period then exists, all funds in the Property Accounts shall be released to the Borrowers on each Business Day. During the continuance of a Lockbox Period, on each Monthly Payment Date, subject to Section 4(c) below, the Lockbox Bank shall, at the direction of the Agent or the Servicer, disburse the funds in the Lockbox Account in the following order of priority and in accordance with the amounts set forth in the Annual Budget

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(or Approved Annual Budget, as applicable) for such calendar month (or in the case such funds were insufficient to pay all sums for the preceding calendar months to make such payments for such prior month(s)):

(i)          First, subject to the Reserve Exceptions, one-twelfth of the annual budgeted amount for the payment of Taxes shall be deposited in the Tax Subaccount;

(ii)         Second, subject to the Reserve Exceptions, one-twelfth of the annual budgeted amount for the payment of Insurance Premiums shall be deposited in the Insurance Subaccount;

(iii)        Third, to the Debt Service Subaccount, all funds necessary to pay the interest that will be due and payable on the next Monthly Payment Date, taking into account any payments received pursuant to the Interest Rate Cap Agreement (provided, however, that amounts allocated to the Debt Service Subaccount pursuant to this subparagraph (iii) shall be held in the Debt Service Subaccount until such Monthly Payment Date, at which time, such amounts shall be applied in accordance with the terms of Section 4(h));

(iv)        Fourth, to the Debt Service Subaccount, all funds necessary to pay any other amounts that will be due and payable under the Loan Documents on or prior to the next Monthly Payment Date (to the extent ascertainable on such Business Day) (provided, however, that amounts allocated to the Debt Service Subaccount pursuant to this subparagraph (iv) shall be held in the Debt Service Subaccount until such time such amounts are due and payable under the Loan Documents, at which time, such amounts shall be applied in accordance with the Loan Documents);

(v)         Fifth, to the Borrowers, funds necessary to pay (without duplication) (A) any Approved Operating Expenses (excluding any Incentive Management Fees), (B) any Emergency Expenses, (C) any Approved Capital Expenditures, and (D) any Approved FF&E Expenses, to the extent the then available FF&E Reserve Funds are insufficient to cover such Approved FF&E Expenses;

(vi)        Sixth, subject to the FF&E Reserve Exception, to the FF&E Reserve Account, all funds necessary to make the required payments of FF&E Reserve Funds on the next Monthly Payment Date as required pursuant to Section 3(d);

(vii)       Seventh, to the Borrowers, funds necessary to pay Approved Excess Operating Expenses in accordance with Section 6; and

(viii)      Eighth, all amounts remaining after payment of the amounts set forth in clauses (i) through (vii) above, to the Cash Collateral Account to be held or disbursed in accordance with Section 4(b).

Notwithstanding clauses (i) through (viii) above, the Property Account Bank and Lockbox Bank are authorized by the Company Parties to deduct their fees and charges relating to the Accounts from the applicable Accounts. The failure of sufficient amounts to be deposited into the Lockbox Account in order to be able to disburse all amounts required under clauses (i) through (iv) and (vi) in full on the following Monthly Payment Date shall constitute an Event of Default; provided, however, that if adequate funds are available in the Lockbox Account and/or the Property Accounts for such payments, the failure by the Lockbox Bank or the Property Account Bank to allocate such funds into the appropriate Accounts shall not constitute an Event of Default.

(b)          During the continuance of a Lockbox Period, subject to Section 4(c) below, upon written request of the Borrowers, the Agent shall direct the Servicer to disburse Cash Collateral Funds for (i) payment of documented Collateral Asset-level expenses or agreed upon portfolio-level expenses, including, without limitation, Approved Operating Expenses and Approved Capital Expenditures pursuant to the

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Approved Annual Budget, to the extent not already paid by an Approved Manager, (ii) emergency repairs and/or life safety issues at a Collateral Asset to the extent not already paid by an Approved Manager or required to be reimbursed to an Approved Manager, (iii) Hotel Taxes to the extent not already paid by an Approved Manager or required to be reimbursed to an Approved Manager, (iv) costs incurred in connection with the purchase of any FF&E or any PIP Work to the extent not already (1) funded from the proceeds in the FF&E Reserve Account or the PIP Reserve Account or (2) paid by an Approved Manager or required to be reimbursed to an Approved Manager, (v) costs incurred in connection with the purchase of any Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement required under the Loan Documents, (vi) voluntary prepayment of the Loan in accordance with Section 2.06 of the Loan Agreement, (vii) legal fees arising in connection with a Collateral Asset or any Borrower’s ownership and operation of any Collateral Asset, provided that Cash Collateral Funds shall not be used for legal fees in connection with (A) the enforcement of any Transaction Party’s rights under the Loan Documents or (B) any defense of any enforcement by any Secured Party of its rights under the Loan Documents, (viii) (A) audit, accounting and tax expenses arising in connection with any Collateral Asset or any Borrower’s ownership and operation of any Collateral Asset to the extent not already paid by an Approved Manager or required to be reimbursed to an Approved Manager, including allocated corporate overhead of the Guarantors, and (B) the Agent approved portfolio-level expenses referenced in section 4(b)(i) above, which when aggregated with allocated corporate overhead of the Guarantors shall not exceed $20,000 annually, (ix) costs of Restoration in excess of available Net Proceeds, (x) Debt Service, (xi) any fees and costs payable by any Borrower, including to any Secured Party, subject to and in compliance with the Loan Documents, (xii) costs associated with existing Tenancy Leases or any new Tenancy Leases entered into pursuant to the terms of the Loan Agreement, including costs related to tenant improvement allowances, leasing commissions and tenant-related capital expenditures, (xiii) payment of shortfalls in the required deposits into the PIP Reserve Account, the FF&E Reserve Account or any Subaccount (in each case, to the extent required in the Loan Agreement or this Agreement), (xiv) payments under the Georgia Tech Ground Lease to the extent not already paid by an Approved Manager or required to be reimbursed to an Approved Manager, (xv) management and franchise fees, (xvi) distributions to Distributing Parties to the minimum extent required for such Distributing Parties to maintain REIT status in an amount not to exceed the Annual REIT Distribution Cap in respect of each Distributing Party and without duplication to the extent that a Distributing Party has a direct or indirect interest in another Distributing Party, and (xvii) such other items as reasonably approved by the Agent. Any Cash Collateral Funds on deposit in the Cash Collateral Account not previously disbursed or applied shall be disbursed to the Borrowers upon the termination of such Lockbox Period (so long as no other Lockbox Period then exists) free and clear of any Lien or continuing security interest under the Loan Documents.

(c)          Notwithstanding anything to the contrary in Section 3 or 4, upon the occurrence and during the continuance of an Event of Default, the Agent shall promptly notify the Lockbox Bank in writing of such Event of Default and, without notice from the Lockbox Bank or the Agent, (i) the Company Parties shall have no further right in respect of (including, without limitation, the right to instruct the Property Account Bank or the Lockbox Bank to transfer from) the Accounts during the continuance of an Event of Default, (ii) the Agent may direct the Lockbox Bank to liquidate and transfer any amounts then invested in Cash Equivalents to the Lockbox Account or reinvest such amounts in other Cash Equivalents as the Agent may determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or pursuant to the other Loan Documents or to enable the Lockbox Bank, as agent for the Agent, or the Agent to exercise and enforce their rights and remedies hereunder or under any other Loan Document with respect to any Account or any Account Collateral (provided that in no event shall the Company Parties be liable for any losses realized on any such investments directed by the Agent), and (iii) the Agent shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Account Collateral as described in this Agreement and in the Security Agreement, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Security Agreement, the Agent may apply the amounts of such Accounts as the Agent determines in its sole discretion including, but not limited to, payment of the Obligations.

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(d)          Provided no Event of Default is continuing and no Enforcement has occurred, and subject to the last two sentences of this Section 4(d), the Agent shall direct the Servicer to disburse FF&E Reserve Funds to the Borrowers out of the FF&E Reserve Account, within ten (10) days after the delivery by the Borrowers to the Agent of a request therefor (but not more often than once each calendar month), in increments of at least $10,000, provided that: (i) such disbursement is for an Approved FF&E Expense; (ii) the Agent has received invoices evidencing that the costs for which such disbursements are requested are due and payable (other than for costs and expenses less than or equal to $10,000) and are in respect of Approved FF&E Expenses; (iii) the Borrower have applied any amounts previously received by it in accordance with this Section 4(d) for the Approved FF&E Expenses to which specific draws made hereunder relate and received any lien waivers or other releases (with respect to any Approved FF&E Expense greater than $10,000) which would customarily be obtained with respect to the work in question; and (iv) the request for the disbursement is accompanied by an officer’s certificate stating that (A) the conditions in the foregoing clauses (i), (ii) and (iii) have been satisfied, (B) that the Approved FF&E Expenses to be funded by such disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (C) that the copies of invoices and evidence of lien waivers (to the extent required above) attached to such officer’s certificate are true, complete and correct to the Borrowers’ knowledge, and (D) upon such disbursement to the Borrowers, the Approved FF&E Expenses to be funded by the requested disbursement will be paid promptly in accordance with the invoices and lien waivers (where applicable) presented. The Agent shall not be required to disburse FF&E Reserve Funds more frequently than once each calendar month, and the Agent shall not be required to make disbursements from the FF&E Reserve Account unless such requested disbursement is in an amount greater than $10,000 (or a lesser amount if the total amount in the FF&E Reserve Account is less than $10,000, in which case only one disbursement of the amount remaining in the account shall be made). Notwithstanding the foregoing, FF&E PIP Funds shall be disbursed in accordance with Section 5.01(bb) of the Loan Agreement.

(e)          [Intentionally Omitted.]

(f)           Notwithstanding anything to the contrary, herein during a Lockbox Period and prior to the occurrence and continuance of an Event of Default, the Agent shall cause the Tax Payments to be made as and when due. In making any payment relating to Taxes, the Agent may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of funds available for Tax Payments shall exceed the amounts due for Taxes, the Agent shall credit such excess against future payments to be made to the Tax Subaccount. Notwithstanding anything to the contrary herein, the Borrowers shall be entitled to pay Taxes directly and the Agent shall, at the request of the Borrowers, direct the Lockbox Bank to disburse to the Borrowers amounts from the Tax Subaccount (if any) in order for the Borrowers to pay such Taxes not more than fifteen (15) days before the date such Taxes are due and payable, provided that (i) no Event of Default has occurred and is continuing, (ii) the Borrowers have provided to Agent receipts (the “Prior Tax Receipts”) for all Taxes required to be paid by the Borrowers from prior disbursements under this Section 4(f) and (iii) the Borrowers have provided the Agent with a receipt (the “Current Tax Receipts”) for such Taxes so paid by the Borrowers not later than thirty (30) days after the date such Taxes were due and payable. Notwithstanding any failure by the Borrowers to satisfy the condition set forth in clause (ii) above with respect to any requested disbursement for Taxes under this Section 4(f), the Agent shall disburse such amount to the Borrowers provided that the Borrowers deliver to Agent an officer’s certificate certifying that the Taxes for which the Agent has not received Prior Tax Receipts have been paid in full (such receipts, the “Outstanding Tax Receipts”). The Borrowers shall deliver to Agent the Outstanding Tax Receipts within the time period set forth in clause (iii) above for delivery of the Current Tax Receipts with respect to such disbursement. The foregoing shall be performed by the Lockbox Bank based solely on the instructions received from the Agent.

(g)          Notwithstanding anything to the contrary herein, during a Lockbox Period and prior to the occurrence and continuance of an Event of Default, the Agent shall cause the Insurance Payments to be made as and when due. In making any payment relating to Insurance Premiums, the Agent may do so

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according to any bill, statement or estimate procured from the insurer or its agent (with respect to Insurance Premiums) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any premium, fee, cost or expense thereof. If the amount of the funds available for the Insurance Premiums shall exceed the amounts due for the Insurance Premiums, the Agent shall credit such excess against future payments to be made to the Insurance Subaccount. Notwithstanding anything to the contrary herein, the Borrowers shall be entitled to pay the Insurance Premiums directly and the Agent shall, at the request of the Borrowers, direct the Lockbox Bank to disburse to the Borrowers amounts from the Insurance Subaccount (if any) in order for the Borrowers to pay such Insurance Premiums not more than fifteen (15) days before the date such Insurance Premiums are due and payable, provided that (i) no Event of Default has occurred and is continuing, (ii) the Borrowers have provided to the Agent evidence of renewal of any insurance policies (and, if so requested by the Agent, evidence of payment of Insurance Premiums) (such receipts and evidence of renewal, the “Prior Insurance Receipts”) with respect to which the Borrowers were required to pay Insurance Premiums from prior disbursements under this Section 4(g) and (iii) the Borrowers have provided the Agent with evidence of payment of such Insurance Premiums promptly upon request and provides evidence of renewal of the insurance policies (such receipts and evidence of renewal, the “Current Insurance Receipts”) not later than five (5) Business Days prior to the date of expiration of such insurance policies. Notwithstanding any failure by the Borrowers to satisfy the condition set forth in clause (ii) above with respect to any requested disbursement for Insurance Premiums under this Section 4(g), the Agent shall disburse such amount to the Borrowers provided that the Borrowers deliver to the Agent an officer’s certificate certifying that the Insurance Premiums for which the Agent has not received evidence of payment have been paid in full and that the insurance policies with respect to which the Agent has not received evidence of renewal were renewed and are in full force and effect (such receipts and evidence of renewal, the “Outstanding Insurance Receipts”). The Borrowers shall deliver to the Agent the Outstanding Insurance Receipts within the time period set forth in clause (iii) above for delivery of the Current Insurance Receipts with respect to such disbursement. The foregoing shall be performed by the Lockbox Bank based solely on the instructions received from Agent.

(h)          Notwithstanding anything to the contrary herein, during a Lockbox Period, the Agent shall have the right to direct the withdrawal of amounts from the Debt Service Subaccount to pay any Debt Service as and when due and to direct the payment of default interest and late charges, if any.

(i)          Notwithstanding anything to the contrary herein, the Company Parties agree that they are responsible for monitoring the sufficiency of funds deposited in the Accounts and that the Company Parties are liable for any deficiency in available funds, irrespective of whether any Company Party has received any account statement, notice or demand from the Agent.

Section 5.          Annual Budgets. During the continuance of a Lockbox Period, the Agent shall have the right to approve each Annual Budget submitted by the Borrowers pursuant to Section 5.03(f) of the Loan Agreement (including each Annual Budget in effect at such time, if any, as a Lockbox Trigger Event occurs) (each Annual Budget so approved by the Agent pursuant to this Section 5 being referred to as an “Approved Annual Budget”). To the extent that the Agent has the right to approve an Annual Budget hereunder, until such time as the Agent shall approve such Annual Budget, the most recent Annual Budget (or Approved Annual Budget, as applicable) shall remain in effect (with such adjustments as reasonably determined by the Agent to reflect actual increases in Taxes, Insurance Premiums and utilities expenses and other variable Operating Expenses).

Section 6.          Approved Excess Operating Expenses. In the event that during a Lockbox Period any Company Party incurs any Operating Expenses in excess of Approved Operating Expenses (excluding any Restricted Payments and any Incentive Management Fees, and excluding amounts permitted to be remitted to the Borrowers from Cash Collateral Funds pursuant to Section 4(b)) (“Excess Operating Expenses”), then such Company Party shall promptly deliver to the Agent after a request from the Agent, for the Agent’s information, a reasonably detailed explanation of such Excess Operating Expenses. During the continuance of any Lockbox Period, all Excess Operating Expenses must be approved by the Agent in writing

12

(such expenses, if approved, or deemed approved in accordance with this Section 6, the “Approved Excess Operating Expenses”) prior to the disbursement of any funds therefor, such approval not to be unreasonably withheld, conditioned or delayed provided no Event of Default shall then exist. During the continuance of any Lockbox Period, any funds distributed to any Company Party for the payment of Approved Excess Operating Expenses pursuant to Section 4(a)(viii) shall be used by such Company Party only to pay for such Approved Excess Operating Expenses or to reimburse such Company Party for such Approved Excess Operating Expenses, as applicable. In the event any Company Party is required to obtain the Agent’s approval of Excess Operating Expenses pursuant to this Section 6, the Agent’s approval shall be deemed given by the Agent if (I) the first correspondence from such Company Party to the Agent requesting such approval (A) is enclosed in an envelope marked “PRIORITY”, (B) contains a legend, prominently displayed at the top of each page thereof, in bold, all caps and fourteen (14) point or larger font stating that such Company Party is requesting the Agent’s approval of Excess Operating Expenses under Section 6 of the Cash Management Agreement and that the Agent’s failure to respond to such request within ten (10) Business Days following its receipt of such request may result in such request being deemed granted, and (C) is accompanied by an explanation of such Excess Operating Expenses in reasonable detail as is necessary to allow the Agent to adequately and completely evaluate the request, (II) the Agent shall fail to respond to such request within ten (10) Business Days following its receipt of such request, (III) such Company Party shall deliver to the Agent a second written request for approval, which request is delivered in the same form and manner as contemplated in clause (I) above and states that the Agent’s failure to respond to such request within five (5) Business Days following its receipt of such second request, shall result in such request being deemed granted, and (IV) the Agent shall fail to respond to such request in the manner contemplated in clause (III)(B) above within such five (5) Business Day period.

Section 7.          Eligible Accounts. Each Company Party shall, and each Company Party shall cause the applicable Eligible Institution holding an Account to, maintain each Account as an Eligible Account. If any Eligible Institution holding any Account shall cease to be an Eligible Institution, the parties shall enter into a new Property Account Control Agreement or Account Control Agreement, as applicable, with the successor Eligible Institution (in accordance with the defined term thereof).

Section 8.          Permitted Investments. Sums on deposit in the Cash Collateral Account, the Lockbox Account, the FF&E Reserve Account and the PIP Reserve Account may be invested in Cash Equivalents if directed by the Company Parties, provided that (a) such investments are then regularly offered by the Lockbox Bank for accounts of this size, category and type, (b) such investments are permitted by applicable laws, rules, regulations and orders, (c) the maturity date of the Cash Equivalent is not later than the date on which sums in the applicable Account are anticipated by the Agent to be required for payment of an obligation for which such Account was created, and (d) no Event of Default shall have occurred and be continuing. All income earned from Cash Equivalents shall be the property of the Company Parties subject to the security interest of the Agent created hereunder. The Company Parties hereby irrevocably authorize and direct the Lockbox Bank to hold any income earned from Cash Equivalents relating to all such other Accounts as part of such Account. The Company Parties shall be responsible for payment of any federal, state or local income or other tax applicable to income earned from Cash Equivalents. No other investments of the sums on deposit in the Accounts shall be permitted except as set forth in this Section 8. None of the Agent or the Secured Parties shall be liable for any loss sustained on the investment of any funds deposited in the any Account, other than losses due to the gross negligence or willful misconduct of the Agent or such Secured Party, as the case may be.

Section 9.          Account Collateral. (a) As security for full and timely payment and performance of the Obligations, each Company Party hereby pledges, transfers and assigns to the Agent, for the benefit of the Secured Parties, and grants to the Agent a continuing security interest in and to the Account Collateral, which security interest is prior to all other Liens (other than such customary Liens in favor of any Lockbox Bank and Property Account Banks under the terms of the Account Control Agreements and the Property Account Control Agreements, respectively). Each Company Party agrees to execute, acknowledge, deliver, file or do, at its sole cost and expense, all other acts, assignments, notices, agreements (including

13

account control agreements on such terms which do not conflict with the terms hereof) or other instruments as the Agent may reasonably require in order to perfect the foregoing security interest, pledge and assignment or otherwise to fully effectuate the rights granted to the Agent by this Section 9. Other than in connection with the Loan and the Loan Documents, no Company Party has transferred or encumbered the Accounts. Each of the Property Accounts constitutes a “deposit account” within the meaning of the UCC. Any other Account will constitute a “deposit account” to the extent that funds are credited to such Account and will constitute a “securities account” to the extent that financial assets are credited to such Account, in each case within the meaning of the UCC.

(b)          The Company Parties hereby authorize the Agent to file a financing statement or statements under the UCC in connection with any of the Accounts and the Account Collateral with respect thereto in the form required to properly perfect the security interest of the Secured Parties therein. The Borrowers and each Operator agrees that at any time and from time to time, at the expense of the Borrowers, they will promptly execute and deliver (i) all further instruments and documents, and (ii) take all further reasonable action, that may be necessary or desirable, or that the Agent may reasonably request, in order to (A) perfect and protect any security interest granted or purported to be granted hereby or under an Account Control Agreement or Property Account Control Agreement (including, without limitation, any security interest in and to any permitted investments) or (B) enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Account Collateral.

(c)          Each Company Party represents, covenants and agrees that:

(i)          This Agreement and, when entered into, the Property Account Control Agreements and the Account Control Agreements, taken together, will create a valid and continuing security interest in the Accounts, in favor of the Secured Parties, which security interest shall be prior to all other Liens and are enforceable as such against creditors of and purchasers from the Company Parties;

(ii)         The applicable Company Party owns and has good and marketable title to its Accounts, free and clear of any Lien or claim of any Person (other than the Agent);

(iii)        The Property Accounts are not in the name of any Person other than a Company Party (or an Approved Manager or an Approved Franchisor on behalf of a Company Party) or a Company Party for the benefit of the Agent; and

(vi)        Except as expressly provided in the first sentence of Section 4(a) hereof, no Company Party has authorized (or will authorize) any Property Account Bank or Lockbox to comply with instructions of any Person with respect to the Accounts other than the Agent during the continuance of any Lockbox Period.

Section 10.         Fees and Expenses. The Company Parties acknowledge and agree that they solely shall be, and shall at all times remain, liable for all third party fees, charges, costs and expenses actually incurred in connection with the Accounts, this Agreement and the enforcement hereof. To the extent that the Agent or any Secured Party pays any third party fees, charges, costs and expenses actually incurred in connection with the Accounts, this Agreement and the enforcement hereof, at the election of the Agent, the Borrowers shall reimburse the Agent and the Secured Parties for such amounts within ten (10) days after a written demand from the Agent.

Section 11.         Termination. This Agreement shall terminate upon the latest to occur of the repayment in full of the Obligations of the Loan Parties under the Loan Documents and the termination of the Commitments. Upon any such termination, the funds remaining in the Accounts shall be disbursed to the Borrowers after first deducting all amounts then currently due and owing to the Agent or the Secured Parties under the Loan Documents. With respect to a Collateral Asset that no longer constitutes a Collateral Asset in accordance with the Loan Agreement, provided no Event of Default then exists, the security interest granted

14

herein in the applicable Property Account for such Collateral Asset shall automatically terminate and the funds therein shall be disbursed to the applicable Borrower after first deducting all amounts then currently due and owing to the Agent or Secured Parties under the Loan Documents.

Section 12.         Notices. All notices and other communications under this Agreement will be made in writing and given in accordance with Section 9.02 of the Loan Agreement.

Section 13.         Amendment. This Agreement may be amended from time to time in accordance with Section 9.01 of the Loan Agreement.

Section 14.         Obligations Not Affected. The insufficiency of funds on deposit in the Accounts shall not absolve any Loan Party of its obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

Section 15.         Limitation on Liability. None of the Agent or the Secured Parties shall be liable for any acts, omissions, errors in judgment or mistakes of fact or law, including, without limitation, acts, omissions, errors or mistakes with respect to the Account Collateral, except for those arising as a result of the gross negligence or willful misconduct of the Agent or the Secured Parties. Without limiting the generality of the foregoing, except as otherwise expressly provided for herein or as required by applicable laws, rules, regulations and orders, none of the Agent or the Secured Parties shall have any duty as to any Account Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Account Collateral, whether or not the Agent or any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other right pertaining to any Account Collateral. The Agent is hereby authorized by the Company Parties to act on any written instruction believed by the Agent in good faith to have been given or sent by a Company Party.

Section 16.         Mortgagee-in-Possession. Each Company Party hereby confirms and agrees that notwithstanding the provisions of this Agreement, prior to any foreclosure by the Agent on behalf of the Secured Parties of the related Mortgage (or other action in lieu thereof), each Operator shall retain sole control of the operation and maintenance of each Collateral Asset, as applicable, subject to the obligations of the Company Parties under the Loan Agreement, the Mortgages and the other Loan Documents, and neither the Agent nor the Secured Parties are not and shall not be deemed to be a mortgagee-in-possession.

Section 17.         Cash Management Agreement Supplement. Each Additional Borrower and any lessee of the Collateral Asset or Collateral Assets owned by such Additional Borrower pursuant to one or more Operating Leases shall execute and deliver a Cash Management Agreement Supplement substantially in the form attached hereto as Exhibit C.

Section 18.         Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 19.         Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or email (in PDF format) shall be effective as delivery of an original executed counterpart of this Agreement.

Section 20.         Joint and Several Liability. The liability of the Company Parties hereunder shall be joint and several.

[No Further Text on This Page; Signature Pages Follow]

15

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in several counterparts (each of which shall be deemed an original) as of the date first above written.

BORROWER PARTIES:

HIT NBL HYP SCHIL OWNER, LLC
HIT NBL CY CBSOH OWNER, LLC
HIT NBL HH ATLGA OWNER, LLC
HIT SMT CY FLGAZ OWNER, LLC
HIT SMT BTRLA001 OWNER, LLC
HIT SMT FIS BTRLA OWNER, LLC
HIT SMT FTWIN001 OWNER, LLC
HIT SMT MDFOR001 OWNER, LLC
HIT SMT RI FTWIN OWNER, LLC
HIT SMT SHS FLGAZ OWNER, LLC
HIT SMT SHS BTRLA OWNER, LLC
HIT SMT TPS BTRLA OWNER, LLC
HIT SMT FIS DENCO OWNER, LLC
HIT SMT FIS BELWA OWNER, LLC
HIT SMT FIS SPKWA OWNER, LLC
HIT SMT FTCCO001 OWNER, LLC
HIT SMT FTCCO002 OWNER, LLC
HIT SMT SHS DENCO OWNER, LLC
HIT SMT CY GRMTN OWNER, LLC
HIT SMT CY JKSMS OWNER, LLC
HIT SMT FIS GRMTN OWNER, LLC
HIT SMT RDGMS001 OWNER, LLC
HIT SMT RI JKSMS OWNER, LLC
HIT SMT RI GRMTN OWNER, LLC
HIT SMT RDGMS002 OWNER, LLC
HIT GA TECH HOLDING, LLC
HIT TRS GA TECH HOLDING, LLC,
each a Delaware limited liability company

By:
Name:
Title:

HIT NBL MNTCA001 OWNER, LP, a Delaware limited partnership

By:	HIT NBL NTC Owner GP, LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

[signatures continue on the next page]

[Signature Page to HIT Cash Management Agreement]

HIT SMT ELPTX001 OWNER, LP, a Delaware limited partnership

By:	HIT SMT NTC Owner GP, LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

TRS LESSEES:

HIT SWN TRS, LLC, a Delaware limited liability company

By:
Name:
Title:

HIT SWN INT NTC TRS, LP, a Delaware limited partnership

By: HIT SWN NTC TRS GP, LLC, a Delaware limited liability company, as its general partner

By:
Name:
Title:

HIT SWN CRS NTC TRS, LP,
a Delaware limited partnership

By: HIT SWN NTC TRS GP, LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

[signatures continue on the next page]

[Signature Page to HIT Cash Management Agreement]

AGENT:

CITIBANK, N.A., as collateral agent

By:
Name:
Title:

[Signature Page to HIT Cash Management Agreement]

SCHEDULE I

PROPERTY ACCOUNT BANKS AS OF THE DATE HEREOF

EIN #	Full Name on Bank Account	Bank Name	Bank Account Type (Operating, Depository, FF&E, Travel Agent, GM, etc.)	Bank Account Number	WIRE ABA / Routing Number	ACH ABA / Routing Number
47-4448105	ARC Hospitality	Wells	Depository	4264639709	121000248	121000248
	SWN TRS,	Fargo
	LLCCourtyard	Bank
Memphis
Germantown
47-4448105	ARC Hospitality	Wells	Depository	4264639717	121000248	121000248
	SWN TRS,	Fargo
	LLCFairfield Inn	Bank
& Suites
Germatown
47-4448105	ARC Hospitality	Wells	Depository	4264639774	121000248	121000248
	SWN TRS,	Fargo
	LLCResidence	Bank
Inn Memphis
Germantown
47-4448105	ARC Hospitality	Wells	Depository	4264639782	121000248	121000248
	SWN TRS,	Fargo
	LLCCourtyard	Bank
Jackson
Ridgeland
47-4448105	ARC Hospitality	Wells	Depository	4264639790	121000248	121000248
	SWN TRS,	Fargo
	LLCHomewood	Bank
Suites Jackson
Ridgeland
47-4448105	ARC Hospitality	Wells	Depository	4264639840	121000248	121000248
	SWN TRS,	Fargo
	LLCResidence	Bank
Inn Jackson
Ridgeland
47-4448105	ARC Hospitality	Wells	Depository	4264639857	121000248	121000248
	SWN TRS,	Fargo
	LLCStaybridge	Bank
Suites Jackson
47-4448105	HIT SWN TRS,	Wells	Depository	4392328159	121000248	121000248
	LLC Courtyard	Fargo
	Flagstaff	Bank
Depository
Account

Sch. I - 1

47-4448105	HIT SWN TRS,	Wells	Depository	4392328167	121000248	121000248
	LLC DoubleTree	Fargo
	by Hilton Hotel	Bank
	Baton Rouge
	Depository
	Account
47-4448105	HIT SWN TRS,	Wells	Depository	4392328175	121000248	121000248
	LLC Fairfield	Fargo
	Inn & Suites	Bank
	Baton Rouge
	South Depository
	Account
47-4448105	HIT SWN TRS,	Wells	Depository	4392328183	121000248	121000248
	LLC Hampton	Fargo
	Inn Ft. Wayne	Bank
	Southwest
	Depository
	Account
47-4448105	HIT SWN TRS,	Wells	Depository	4392328191	121000248	121000248
	LLC Hampton	Fargo
	Inn Medford	Bank
	Depository
	Account
47-4448105	HIT SWN TRS,	Wells	Depository	4392328209	121000248	121000248
	LLC Residence	Fargo
	Inn Ft. Wayne	Bank
	Southwest
	Depository
	Account
47-4448105	HIT SWN TRS,	Wells	Depository	4392328217	121000248	121000248
	LLC Springhill	Fargo
	Suites Baton	Bank
	Rouge South
	Depository
	Account
47-4448105	HIT SWN TRS,	Wells	Depository	4392328225	121000248	121000248
	LLC Springhill	Fargo
	Suites Flagstaff	Bank
	Depository
	Account
47-4448105	HIT SWN TRS,	Wells	Depository	4392328233	121000248	121000248
	LLC TownPlace	Fargo
	Suites Baton	Bank
	Rouge South
	Depository
	Account
47-4448105	HIT SWN TRS,	Wells	Depository	4392328241	121000248	121000248
	LLC Courtyard	Fargo
	Columbus	Bank
	Downtown
	Depository
	Account

Sch. I - 2

47-4448105	HIT SWN TRS,	Wells	Depository	4393318092	121000248	121000248
	LLC Hyatt	Fargo
	House Atlanta	Bank
	Cobb Galleria
	Depository
	Account
47-4448105	HIT SWN TRS,	Wells	Depository		121000248	121000248
	LLC Hyatt Place	Fargo		4393318100
	Chicago	Bank
	Schaumburg
	Depository
	Account
47-4448105	HIT SWN	Wells	Depository	4393318118	121000248	121000248
	TRS,LLCFairfiel	Fargo
	d Inn & Suites	Bank
	Spokane
	Depository
	Account
47-4448105	HIT SWN	Wells	Depository	4393318126	121000248	121000248
	TRS,LLCFairfiel	Fargo
	d Inn & Suites	Bank
	Denver
	Depository
	Account
47-4448105	HIT SWN	Wells	Depository	4393318134	121000248	121000248
	TRS,LLCFairfiel	Fargo
	d Inn & Suites	Bank
	Bellevue
	Depository
	Account
47-4448105		Wells	Depository	4393318142	121000248	121000248
	HIT SWN	Fargo
	TRS,LLCHampt	Bank
	on Inn Ft.
	Collins
	Depository
	Account
47-4448105		Wells	Depository	4393318159	121000248	121000248
		Fargo
	HIT SWN	Bank
	TRS,LLCHilton
	Garden Inn Ft.
	Collins
	Depository
	Account
47-4448105	HIT SWN	Wells	Depository	4393318167	121000248	121000248
	TRS,LLCSpring	Fargo
	Hill Suites	Bank
	Denver
	Depository
	Account

Sch. I - 3

47-4469281	HIT SWN CRS NTC TRS, LP Hilton Garden Inn Monterey Depository Account	Wells Fargo Bank	Depository	4393318175	121000248	121000248
47-4461286	ARC Hospitality	Wells	Depository	4393318183	121000248	121000248
	SWN INT NTC	Fargo
	TRS, LP	Bank
	Hampton Inn &
	Suites El Paso
	Depository
	Account

Sch. I - 4

EXHIBIT A

FORM OF TENANT DIRECTION LETTER

[COMPANY PARTY LETTERHEAD]

______________, 20__

[Addressee]

[Lease dated________between_________________,

as Landlord, and_______________, as Tenant,]

concerning premises known as_____________________

Gentlemen:

This letter shall constitute notice to you that the undersigned has granted a security interest in the captioned lease and all rents, additional rent and all other monetary obligations to landlord thereunder (collectively, the “Rent”) in favor of CITIBANK, N.A., as collateral agent (the “Agent”) for certain lenders (collectively, the “Lenders”), to secure certain of the undersigned’s obligations to the Lenders. The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with the Rent and hereafter to deliver all Rent to the following address:

[Company Party Name]

c/o [Account Address]

Attention: ________________

The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that the Agent, or any successor agent so identified by the Agent, may by written notice to you rescind or modify the instructions contained herein.

Sincerely,

[COMPANY PARTY]

Exh. A - 1

ACKNOWLEDGMENT AND AGREEMENT

The undersigned acknowledges notice of the security interest of the Lenders and hereby confirms that the undersigned has received no notice of any other pledge or assignment of the Rent and will honor the above instructions.

[Tenant]

By:
Name:
Its:

Dated as of:_________________, 20__

Exh. A - 2

EXHIBIT B

FORM OF MATERIAL THIRD PARTY MERCHANT DIRECTION LETTER

[COMPANY PARTY LETTERHEAD]

________________, 20__

[Addressee]

[Insert brief description of contract],

concerning premises known as______________________

Gentlemen:

This letter shall constitute notice to you that the undersigned has granted a security interest in all proceeds and revenues payable to the undersigned (collectively, the “Revenue”) in favor of CITIBANK, N.A., as collateral agent (the “Agent”) for certain lenders (collectively, the “Lenders”), to secure certain of the undersigned’s obligations to the Lenders. The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with the Revenue and hereafter to deliver all Revenue to the following address:

[Company Party Name]

c/o [Account Address]

Attention:________________

The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that the Agent, or any successor agent so identified by the Agent, may by written notice to you rescind or modify the instructions contained herein.

Sincerely,

[COMPANY PARTY]

Exh. B - 1

ACKNOWLEDGMENT AND AGREEMENT

The undersigned acknowledges notice of the security interest of the Lenders and hereby confirms that the undersigned has received no notice of any other pledge or assignment of the Revenue and will honor the above instructions.

[Merchant]

By:
Name:
Its:

Dated as of:________________, 20__

Exh. B - 2

EXHIBIT C

FORM OF CASH MANAGEMENT AGREEMENT SUPPLEMENT

[Date of Supplement]

To:	CITIBANK, N.A.,
as Collateral Agent

HOSPITALITY INVESTORS TRUST, INC.

Term Loan Facility

Ladies and Gentlemen:

Reference is made to (i) the Second Amended and Restated Term Loan Agreement dated as of April 27, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the borrowers party thereto (individually and collectively and jointly and severally, the “Borrowers”), Hospitality Investors Trust Operating Partnership, L.P., and Hospitality Investors Trust, Inc., collectively as Guarantors, the Lender Parties party thereto, Citibank, N.A., as Agent for the Secured Parties (together with any successor Agent appointed pursuant to Article VIII of the Loan Agreement, the “Agent”), and (ii) the Cash Management Agreement dated as of April 27, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Cash Management Agreement”) among the Borrowers and the other Company Parties and the Agent. Terms defined in the Loan Agreement or the Cash Management Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement or the Cash Management Agreement, as applicable.

SECTION 1. Grant of Security. The undersigned hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Account Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising but in all events subject to the terms and provisions of the Cash Management Agreement (including, without limitation, Section 10 thereof).

SECTION 2. Security for Obligations. The grant of a security interest in the Account Collateral by the undersigned under this Cash Management Agreement Supplement and the Cash Management Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Supplements to Cash Management Agreement Schedules. The undersigned has attached hereto a supplemental Schedule I to the Cash Management Agreement updated to the date first above written, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedule has been prepared by the undersigned in substantially the form of the equivalent schedule to the Cash Management Agreement and is complete and correct.

SECTION 4. Representations and Warranties. The undersigned hereby makes as to itself and with respect to its Property Account each representation and warranty set forth in Section 8(c) of the Cash Management Agreement as of the date hereof.

Exh. C - 1

SECTION 5. Obligations Under the Cash Management Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Company Party by all of the terms and provisions of the Cash Management Agreement to the same extent as each of the other Company Parties. The undersigned further agrees, as of the date first above written, that each reference in the Cash Management Agreement to a “Borrower”, an “Additional Borrower” or a “TRS Lessee” shall also mean and be a reference to the undersigned, as applicable.

SECTION 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7. Jurisdiction, Etc. (a) The undersigned hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or other proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, arising out of or relating to this Security Agreement Supplement in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof and the undersigned irrevocably and unconditionally submits to the jurisdiction of such courts, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in any such New York State court or, to the extent permitted or required by law, in such Federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this agreement shall affect any right that the undersigned may otherwise have to bring any action or proceeding relating to this Security Agreement Supplement in the courts of any jurisdiction.

(b)          The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any litigation, action or proceeding arising out of or relating to this Security Agreement Supplement in any New York State or Federal court. The undersigned irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 8. WAIVER OF JURY TRIAL. THE UNDERSIGNED IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT SUPPLEMENT.

[No Further Text on This Page; Signature Pages Follow]

Very truly yours,

[NAME OF ADDITIONAL BORROWER]

By
Title:

Address for notices:

Exh. C - 2

[NAME OF TRS LESSEE]

By
Title:

Address for notices:

Exh. C - 3

EXHIBIT K TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

INTENTIONALLY OMITTED

Exh. K

EXHIBIT L-1 TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF SECTION 2.12(g) U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Term Loan Agreement dated as of April 27, 2017 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the borrowers party thereto, collectively as borrower, Citibank, N.A., as administrative agent and the other parties party thereto.

Pursuant to the provisions of Section 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or Form W-8BEN-E. By executing this certificate, the undersigned agrees that if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	______________, 20[ ]

Exh. L-1-1

EXHIBIT L-2 TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF SECTION 2.12(g) U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Term Loan Agreement dated as of April 27, 2017 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the borrowers party thereto, collectively as borrower, Citibank, N.A., as administrative agent and the other parties party thereto.

Pursuant to the provisions of Section 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on Internal Revenue Service Form W-8BEN or Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	__________________, 20[ ]

Exh. L-2-1

EXHIBIT L-3 TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF SECTION 2.12(g) U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Term Loan Agreement dated as of April 27, 2017 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the borrowers party thereto, collectively as borrower, Citibank, N.A., as administrative agent and the other parties party thereto.

Pursuant to the provisions of Section 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or Form W-8BEN-E or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	________________, 20[ ]

Exh. L-3-1

EXHIBIT L-4 TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF SECTION 2.12(g) U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Term Loan Agreement dated as of April 27, 2017 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the borrowers party thereto, collectively as borrower, Citibank, N.A., as administrative agent and the other parties party thereto.

Pursuant to the provisions of Section 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any Note(s) evidencing such Advance(s)); (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or Form W- 8BEN-E or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	_________________, 20[ ]

Exh. L-4-1

EXHIBIT M TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF AMENDED AND RESTATED ASSIGNMENT OF MANAGEMENT

AGREEMENT AND SUBORDINATION OF MANAGEMENT FEES

[Attached.]

Exh. M

EXHIBIT M TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF ASSIGNMENT OF MANAGEMENT AGREEMENT

AND SUBORDINATION OF MANAGEMENT FEES

ASSIGNMENT OF MANAGEMENT AGREEMENT

AND SUBORDINATION OF MANAGEMENT FEES

THIS ASSIGNMENT OF MANAGEMENT AGREEMENT AND SUBORDINATION OF MANAGEMENT FEES (this “Assignment”) is made as of the 27th day of April, 2017, by and among the owners listed in Schedule 1 attached hereto, each a Delaware limited liability company, having its principal place of business at c/o Hospitality Investors Trust Operating Partnership, L.P., 3950 University Drive, Suite 301, Fairfax, Virginia 22030 (individually and collectively as the context may require, “Owner”) and the operating lessees listed in Schedule 1 attached hereto, each a Delaware limited liability company, having its principal place of business at c/o Hospitality Investors Trust Operating Partnership, L.P., 3950 University Drive, Suite 301, Fairfax, Virginia 22030 (individually and collectively as the context may require, “Operating Lessee”) to CITIBANK, N.A., a national association, as collateral agent (in such capacity, “Agent”) for the Secured Parties as defined in the Loan Agreement (defined below), having an address at 390 Greenwich Street, 7th Floor, New York, New York 10013 (Agent, together with its successors and assigns, “Lender”), and is consented and agreed to by [__________], a [_________], having its principal place of business at [______________] (“Manager”).

RECITALS:

A.           Owner holds title to a fee simple interest in and to the Real Property, as defined in that certain Second Amended and Restated Term Loan Agreement dated as of [April 27], 2017 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement), among Owner, the Guarantors party thereto, Citibank, N.A., as the issuing bank and the administrative agent, Agent and the other Secured Parties identified therein, constituting the hotel facilities listed on Schedule 1 attached hereto (together with all easements, rights of way and other property rights appurtenant thereto, all equipment, fixtures, furniture and other personal property attached to, located at or otherwise used in connection with the foregoing and owned by Owner, individually and collectively as the context may require, the “Property”).

B.           Pursuant to the terms of the Loan Agreement, the Secured Parties have agreed to make loans and extend credit (collectively, the “Loan”) to Owner and the other Loan Parties have agreed to guaranty payment of the Loan.

C.           Pursuant to the terms of each lease agreement (all such lease agreements as amended, modified or supplemented and in effect from time to time, collectively, the “Lease”) between the applicable Owner, as landlord, and the applicable Operating Lessee, as tenant, Owner has leased the applicable Property to the applicable Operating Lessee;

D.           Manager has agreed to manage the Property on behalf of Operating Lessee pursuant to that certain Management Agreement, dated as of October 15, 2015, by and among ARC Hospitality SWN TRS, LLC, ARC Hospitality SWN CRS NTC TRS, LP, and American Realty Capital Hospitality Properties, LLC (“Asset Manager”), as modified by that certain Assignment and Amendment of Crestline SWN Management Agreement, dated as of March 30, 2017, by and among Manager, Asset Manager and Operating Lessee (as further amended, modified or supplemented and in effect from time to time, the “Management Agreement”) and the Manager is entitled to certain management fees (the “Management Fees”) and reimbursable expenses thereunder. A true, correct and complete copy of the Management Agreement (and any amendments, modifications or supplements thereto) is attached hereto as Exhibit A.

E.           Lender requires that Operating Lessee assign the Management Agreement and that Manager subordinate its interest under the Management Agreement in lien and payment to the Loan Agreement and the other Loan Documents as set forth below.

AGREEMENT

For good and valuable consideration the parties hereto agree as follows:

1.          Assignment and Subordination of Management Agreement.

(a)          As additional collateral security for the Loan, and subject to the terms and conditions of this Assignment, Operating Lessee hereby conditionally transfers, sets over and assigns to Lender all of Operating Lessee’s right, title and interest in and to the Management Agreement, said transfer and assignment to automatically become a present, unconditional assignment, at Lender’s option, upon the occurrence and during the continuance of an Event of Default under the Loan Agreement or any of the other Loan Documents.

(b)          The Management Agreement and any and all liens, rights and interests (whether choate or inchoate and including, without limitation, all mechanic’s and materialmen’s liens under applicable law) owed, claimed or held, by Manager in and to the Property, are and shall be in all respects subordinate and inferior to the liens and security interests created, or to be created, for the benefit of the Secured Parties, and securing the repayment of the Obligations of the Loan Parties under the Loan Documents, and all renewals, extensions, increases, supplements, amendments, modifications or replacements thereof.

2.          Subordination of Management Fees. Subject to the terms hereof and the Loan Agreement and the Cash Management Agreement, the Management Fees and all rights and privileges of Manager to the Management Fees are hereby, and shall at all times continue to be, subject and unconditionally subordinate in all respects in lien and payment to the lien and payment of the Mortgage, the Note, the Loan Agreement and the other Loan Documents and to any renewals, extensions, modifications, assignments, replacements or consolidations thereof and the rights, privileges and powers of the Secured Parties thereunder.

3.          Termination. At such time as the Loan is paid in full and/or the Mortgage affecting the Property is released or assigned of record, this Assignment and all of the Secured Parties’ right, title and interest hereunder shall terminate and shall be of no further force and effect.

4.          Estoppel. Manager represents and warrants that (a) the Management Agreement is in full force and effect and has not been modified, amended or assigned other than pursuant to this Assignment, (b) neither Manager nor Operating Lessee is in default under any of the terms, covenants or provisions of the Management Agreement and Manager knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Management Agreement, (c) neither Manager nor Operating Lessee has commenced any action or given or received any notice for the purpose of terminating the Management Agreement and (d) the Management Fees and all other sums due and payable to the Manager under the Management Agreement as of the date hereof have been paid in full.

5.          Lender’s Right to Terminate Management Agreement. Upon (1) the acceleration of the Debt evidenced by the Notes or the commencement of any action by Lender to enforce any of its rights or remedies to realize upon any of the Collateral, following the occurrence and during the continuance of an Event of Default, in accordance with the terms of the Loan Documents (including, without being limited to, the commencement of any foreclosure action (by judicial action or power of sale), the making of any application for the appointment of a receiver or Lender exercising any right to take possession or control of the Property in accordance with the terms of the Loan Documents or (2) the occurrence and continuation of the commission by Manager of any material act which would permit termination of the Management Agreement in accordance with the express terms thereof (subject to any applicable notice, grace and cure periods provided in the Management Agreement), Lender shall have the right to terminate the Management Agreement by giving Operating Lessee and Manager at least thirty (30) days’ prior written notice; provided, however, that if Lender succeeds to ownership of the Property, Lender’s right to terminate the Management Agreement shall expire 120 days after the date on which Lender takes ownership of the Property. Manager agrees not to look to Lender for payment of any accrued but unpaid fees or other amounts due to Manager under the Management Agreement, or any fees or other amounts due to Manager under the Management Agreement in connection with, or for the period from and after the effective date of, any termination.

6.           Agreement by Owner, Operating Lessee and Manager. Owner, Operating Lessee and Manager hereby agree that upon the occurrence of an Event of Default under the Loan Documents during the term of this Assignment or upon the occurrence of any event which would entitle Lender to terminate, or cause the termination of, the Management Agreement in accordance with the terms of the Loan Documents (a) Manager shall, at the request of Lender, upon Lender’s assumption of the Management Agreement, or other confirmation of its agreement to comply with the terms thereof, continue to perform all of Manager’s obligations under the terms of the Management Agreement with respect to the Property or (b) at the option of Lender by delivery of written notice to Owner, Operating Lessee and Manager, Operating Lessee and Manager shall terminate the Management Agreement and Manager shall transfer its responsibility for the management of the Property to a manager selected by Lender and take such measures as set forth in the Management Agreement to achieve an orderly transition of hotel operations to the new manager of the Property, including delivery of all books, records, and documents relating to the Property and its management in a manner consistent with the terms of the Management Agreement. Nothing contained in this Assignment shall in any way limit the rights or remedies of Manager against Operating Lessee or Owner as a result of such termination.

7.           Receipt of Management Fees. Owner, Operating Lessee and Manager hereby agree that Manager shall not be entitled to receive any Management Fees or other fee, commission, expense reimbursement or other amount otherwise payable to Manager under the Management Agreement (collectively, “Manager Payment Obligations”) for and during any period of time that any Event of Default has occurred and is continuing; provided, however, that notwithstanding anything to the contrary contained in this Assignment, (a) Manager shall not be obligated to return or refund to Lender any Manager Payment Obligations already received by Manager prior to the occurrence of the Event of Default, and to which Manager was entitled under this Assignment and (b) in the event Owner or Operating Lessee loses possession of the Property in connection with exercise by Lender of its rights or remedies pursuant to the Mortgage or the other Loan Documents, Manager shall be entitled to collect any Manager Payment Obligations accrued but unpaid prior to the occurrence of the Event of Default, and to which Manager was entitled under this Assignment. Nothing set forth in this Assignment shall limit the right of Manager to terminate the Management Agreement in the event that Manager shall fail to receive the fees and reimbursements provided for therein, as and when the same are due and payable. Notwithstanding anything to the contrary contained in this Assignment, Manager shall have no obligation to continue to perform any services under the Management Agreement if any Manager Payment Obligation (including without limitation any expense reimbursement) remains unpaid for a period of more than ten (10) days after the same became due and owing to Manager pursuant to the Management Agreement. Furthermore, and notwithstanding anything to the contrary contained in this Assignment but subject to the last sentence of this Section 7, in the event that Owner or Manager is entitled to retain cash for the payment of Operating Expenses (as defined in the Cash Management Agreement) or Lender distributes cash for the payment of Operating Expenses to Owner or Manager after the occurrence of a Lockbox Period (as defined in the Cash Management Agreement) or an Event of Default, Manager or Owner, as applicable, may use such cash to pay Operating Expenses that are then due and payable and that are included within the Approved Budget (as defined in the Cash Management Agreement) in any order or priority as Manager or Owner may determine.

8.           Consent and Agreement by Manager. Manager hereby acknowledges and consents to this Assignment. Manager agrees that it will act in conformity with the provisions of this Assignment and Lender’s rights hereunder or otherwise related to the Management Agreement. In the event that the responsibility for the management of the Property is transferred from Manager in accordance with the provisions hereof, Manager shall, and hereby agrees to, fully cooperate in transferring its responsibility to a new management company and effectuate such transfer no later than thirty (30) days from the date the Management Agreement is terminated. Further, Manager hereby agrees (a) not to contest or impede the exercise by Lender of any right it has under or in connection with this Assignment; (b) that it shall, in the manner provided for in this Assignment, give at least thirty (30) days prior written notice to Lender of its intention to terminate the Management Agreement or otherwise discontinue its management of the Property and (c) not amend any of the terms or provisions of the Management Agreement without the prior consent of Lender, provided, that, Manager shall be required to give only ten (10) days prior written notice of its intention to terminate the Management Agreement or discontinue its management of the Property in the event of non- payment of any fees or reimbursements provided for in the Management Agreement.

9.           Lender’s Agreement. So long as an Event of Default has not occurred and is continuing, Lender agrees to permit any sums due to Manager under the Management Agreement to be paid directly to Manager.

10.         Further Assurances. Manager further agrees to (a) execute such affidavits and certificates as Lender shall reasonably require to further evidence the agreements herein contained, (b) on request from Lender, furnish Lender with copies of such information as Manager is entitled to receive under the Management Agreement and (c) cooperate with Lender’s representative in any inspection of all or any portion of the Property (such inspection only to occur upon prior notice and during normal business hours). Manager hereby acknowledges that some, or all, permits, licenses and authorizations necessary for the use, operation and maintenance of the Property (collectively, the “Permits”) may be held by, or on behalf of, the Manager. By executing this Assignment, Manager (i) agrees that it is holding or providing all such Permits for the benefit of Manager and/or Operating Lessee and (ii) agrees that as security for the repayment of the Obligations of the Loan Parties under the Loan Documents, to the extent permitted by applicable law, Manager hereby grants to Lender a security interest in and to the Permits. Moreover, Manager hereby agrees that, upon an Event of Default, it will assign the Permits to Lender if such Permits are assignable or otherwise continue to hold such Permits for the benefit of Lender until such time as Lender can obtain such Permits in its own name or the name of a nominee.

11.         Assignment of Proceeds. Manager acknowledges that, as further security for the Loan, (a) Owner and Operating Lessee have executed and delivered to Lender an Assignment of Leases and Rents, dated as of the date hereof (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Assignment of Leases”), assigning to Lender, among other things, all of Owner’s and Operating Lessee’s right, title and interest in and to all of the revenues of the Property and (b) Owner, Operating Lessee and Lender, among others, have entered into that certain Cash Management Agreement of even date herewith (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Cash Management Agreement”), pursuant to which Owner and Operating Lessee have agreed that any Rents, and other income and proceeds from the Property are to be deposited, upon the occurrence of a Lockbox Trigger Event (as defined in the Cash Management Agreement) directly into an account of the Lender established pursuant to the Cash Management Agreement and this Assignment.

12.         Manager Not Entitled to Rents. Manager acknowledges and agrees that it is collecting and processing the Rents solely as the agent for the Owner and Operating Lessee and Manager has no right to, or title in, the Rents. Notwithstanding anything to the contrary in the Management Agreement, the Manager acknowledges and agrees that the Rents are the sole property of the Owner and Operating Lessee, encumbered by the lien of the Mortgage and other Loan Documents in favor of the Secured Parties. In any bankruptcy, insolvency or similar proceeding the Manager, or any trustee acting on behalf of the Manager, waives any claim to the Rents other than as such Rents may be used to pay the Manager Payment Obligations pursuant to the terms and conditions of the Management Agreement and this Assignment.

13.         Governing Law. This Assignment shall be governed by, construed, applied and enforced in accordance with the laws of the State of New York.

14.         Notices. All notices, consents, approvals and requests required or permitted hereunder shall be delivered in accordance with Section 9.02 of the Loan Agreement and the following:

If to Manager:                      [                              ]

With a copy to:                    [                              ]

15.         SPE. Manager agrees that it shall not perform its duties under the Management Agreement or otherwise act in a manner that would result in Owner’s or Operating Lessee’s failure to comply with the Borrower SPE Requirements.

16.         Cash Management. Manager hereby agrees that, notwithstanding any provision to the contrary set forth herein or in the Management Agreement, (i) Manager shall comply, to the extent applicable, with Sections 5.01(v), 5.02(a), 5.02(f), 5.02(o) and 5.02(p) of the Loan Agreement and the Cash Management Agreement, copies of which Manager acknowledges receiving, and (ii) in the event of a conflict between the terms hereof and/or of the Management Agreement, on the one hand, and the applicable terms of the Loan Agreement and/or the Cash Management Agreement, on the other hand, the applicable terms of the Loan Agreement and/or the Cash Management Agreement shall govern.

17.         No Oral Change. This Assignment may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Owner, Operating Lessee, Lender or Manager, but only by an agreement in writing signed by the parties hereto.

18.         Liability. This Assignment shall be binding upon and inure to the benefit of Owner, Operating Lessee, Manager and the Secured Parties and their respective successors and assigns forever. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Assignment. None of Owner, Operating Lessee or Manager shall have the right to assign or transfer its rights or obligations under this Assignment without the prior written consent of Lender and any attempted assignment without such consent shall be null and void.

19.         Inapplicable Provisions. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

20.         Headings, etc. The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

21.         Duplicate Originals, Counterparts. This Assignment may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Assignment. The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Delivery of an executed counterpart of a signature page to this Assignment by telecopier or email shall be effective as delivery of an original executed counterpart of this Assignment.

22.         Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

23.         Indemnity. Subject to the provisions of the Loan Agreement, Owner shall indemnify, defend and hold Lender harmless against and from all liability, loss damage and expense (including, without limitation, reasonable attorney’s fees and disbursements), which Lender may or shall incur or be subject to by reason of this Assignment, or by reason of any action taken in good faith by Lender hereunder, and against and from any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants and conditions contained in the Management Agreement except to the extent arising from the bad faith, fraud, gross negligence or willful misconduct by Lender. In the event Lender incurs any such liability, loss, damage or expense, the amount thereof, together with interest thereon at the rate of interest applicable from time to time under the Note, shall be payable by Owner to Lender within five (5) days after written demand.

24.         Expenses. If any suit or other proceeding is instituted by Lender to enforce this Assignment (or any portion hereof), Owner shall pay, within five (5) days after written demand all of the reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in connection therewith, together with interest at the interest rate applicable to Base Rate Advances under Section 2.07(a) of the Loan Agreement. The obligations of Owner under this Section 24 shall survive the expiration or termination of this Assignment.

25.         Miscellaneous.

(a)          Wherever pursuant to this Assignment (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b)          Wherever pursuant to this Assignment it is provided that Owner, Operating Lessee or Manager shall pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable out-of-pocket legal fees and disbursements of Lender.

(c)          Without limiting the generality of any other provisions contained herein or in the other Loan Documents, no failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other Loan Documents are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law or in equity.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date and year first written above.

OWNER:

[ ]
a Delaware limited liability company

By:
Name:
Title:

[Signatures continued on next page]

[Signature page to Subordination of Management Agreement]

OPERATING LESSEE:

[TRS LESSEE]
a Delaware limited [liability company][partnership]

By:
Name:
Title:

[Signatures continued on next page]

[Signature page to Subordination of Management Agreement]

LENDER:

CITIBANK, N.A.,
as collateral agent,

By:
Name:
Title:

[Signatures continued on next page]

[Signature page to Subordination of Management Agreement]

MANAGER:

[ ]

By:
Name:
Title:

[Signature page to Subordination of Management Agreement]

SCHEDULE 1

Property

HOTEL NAME	ADDRESS	CITY/STATE/ZIP	OWNER	OPERATING LESSEE

Schedule 1

EXHIBIT A

Management Agreement

(Attached)

Exh. A

EXHIBIT N TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF GUARANTOR CONSENT

[Attached.]

Exh. N

EXHIBIT N TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF GUARANTOR CONSENT

GUARANTOR CONSENT

April 27, 2017

Citibank, N.A.,

  as Administrative Agent

  under the Loan Agreement

  referred to below

390 Greenwich Street, 7th Floor

New York, New York 10013

Attn: Ana Rosu Marmann

Ladies and Gentlemen:

The undersigned, [                              ], a Delaware [limited liability company], and [                      ], a Delaware [limited liability company], refer to the Second Amended and Restated Term Loan Agreement dated as of April 27, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Loan Agreement), among the borrowers party thereto, Hospitality Investors Trust Operating Partnership, L.P., Hospitality Investors Trust, Inc., certain other parties party thereto, the Lenders party thereto, and Citibank, N.A., as Administrative Agent and Collateral Agent for the Lenders, and the Arrangers party thereto, and hereby consent to the extension of the Maturity Date and agree that the Loan Agreement and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

Delivery of an executed counterpart of this Guarantor Consent by telecopier or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Guarantor Consent.

[Signature page follows]

Exh. N-1

[ ],
a Delaware [limited liability company]

By:
Name:
Title:

[ ],
a Delaware [limited liability company]

By:
Name:
Title:

[Signature Page to Citi-HIT Guarantor Consent]

EXHIBIT O TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF GUARANTOR SUPPLEMENT

[Attached.]

Exh. O

EXHIBIT O TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF GUARANTY SUPPLEMENT

GUARANTY SUPPLEMENT

April 27, 201

Citibank, N.A.,

  as Administrative Agent

  under the Loan Agreement

  referred to below

390 Greenwich Street, 7th Floor

New York, New York 10013

Attn: Ana Rosu Marmann

Second Amended and Restated Term Loan Agreement dated as of [April 27], 2017 (as in effect on the date hereof and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the borrowers party thereto, collectively, as Borrower, the Guarantors party thereto, Citibank, N.A., as Administrative Agent and Collateral Agent, and the other Secured Parties identified therein.

Ladies and Gentlemen:

Reference is made to the above-captioned Loan Agreement and to the Guaranty set forth in Article VII thereof (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the “Guaranty”). The capitalized terms defined in the Loan Agreement and not otherwise defined herein are used herein as therein defined.

Section 1.           Guaranty; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrowers (x) pursuant to clause (ii) of Section 9.04(b) of the Loan Agreement and (y) for which the Borrowers are personally liable pursuant to Section 10.02 of the Loan Agreement (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any Lender in enforcing any rights under this Guaranty Supplement, the Guaranty, the Loan Agreement or any other Loan Document. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Administrative Agent or any Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. This Guaranty is and constitutes a guaranty of payment and not merely of collection.

(b)          The undersigned, and by its acceptance of the benefits of this Guaranty Supplement, each of the Administrative Agent and each Lender, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent

Exh. O-1

Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the Lenders and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance.

(c)          The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Administrative Agent or any Lender under this Guaranty Supplement, the Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Administrative Agent and the Lenders under or in respect of the Loan Documents.

Section 2.           Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Loan Agreement and the Guaranty to the same extent as each of the other Guarantors thereunder (including, without limitation, Section 7.02 through and including Section 7.08 thereof). The undersigned further agrees, as of the date first above written, that each reference in the Loan Agreement and any other Loan Document to a “Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.

Section 3.           Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 4.01 of the Loan Agreement to the same extent as each other Guarantor.

Section 4.           Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

Section 5.           Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the law of the State of New York.

(b)          The undersigned hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or other proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, arising out of or relating to this Guaranty Supplement, against any of the other parties to the Loan Documents in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof and the undersigned hereby irrevocably and unconditionally submits to the jurisdiction of such courts, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in any such New York State court or, to the extent permitted or required by law, in such Federal court. The undersigned hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this agreement shall affect any right that any Agent, any Lender Party or any other Indemnified Party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents to which it is a party in the courts of any jurisdiction in connection with the exercise of any rights under any Loan Document or against any Collateral or the enforcement of any judgment, and each Loan Party hereby submits to the jurisdiction of, and consents to venue in, any such court.

(c)          The undersigned hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of

Exh. O-2

any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court sitting in City, County and State of New York. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, OR THE ACTIONS OF THE AGENTS OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By
Name:
Title:

Exh. O-3

EXHIBIT P TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF BORROWER ACCESSION AGREEMENT

[Attached.]

Exh. P

EXHIBIT P TO THE SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

FORM OF BORROWER ACCESSION AGREEMENT

BORROWER ACCESSION AGREEMENT

Citibank, N.A.,

  as Administrative Agent

  under the Loan Agreement

  referred to below

390 Greenwich Street, 7th Floor

New York, New York 10013

Attn: Ana Rosu Marmann

Second Amended and Restated Term Loan Agreement dated as of April 27, 2017 (as in effect on the date hereof and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the borrowers party thereto, collectively, as Borrower, the Guarantors party thereto, Citibank, N.A., as Administrative Agent and Collateral Agent, and the other Secured Parties identified therein.

Ladies and Gentlemen:

Reference is made to the above-captioned Loan Agreement. The capitalized terms defined in the Loan Agreement and not otherwise defined herein are used herein as therein defined.

Section 1.           Accession. By its execution of this Borrower Accession Agreement (the “Accession Agreement”), the undersigned (“Additional Borrower”) absolutely, unconditionally and irrevocably undertakes to and agrees to observe and be bound by the terms and provisions of the Loan Agreement and other Loan Documents and all of the Obligations and Guaranteed Obligations set forth therein (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations and Guaranteed Obligations) as if it were an original party thereto as an initial Borrower and Guarantor.

Section 2.           Obligations under the Loan Documents. The undersigned Additional Borrower hereby agrees, as of the date first above written, to be bound as a Borrower and Guarantor by all of the terms and conditions of the Loan Agreement and the other Loan Documents to the same extent as each of the other Borrowers and Guarantors thereunder. The undersigned Additional Borrower further agrees, as of the date first above written, that each reference in the Loan Agreement and the other Loan Documents to an “Additional Borrower”, a “Borrower” or a “Loan Party” shall also mean and be a reference to the undersigned Additional Borrower.

Section 3.           Consent of Loan Parties. The existing Loan Parties hereby consent to the accession of the undersigned Additional Borrower to the Loan Documents on the terms of Sections 1 and 2 of this Accession Agreement and agree that the Loan Documents shall hereinafter be read and construed as if the undersigned Additional Borrower had been an original party in the capacity of an initial Borrower and Guarantor.

Exh. C-1

Section 4.           Representations and Warranties. As of the date hereof, the undersigned Additional Borrower hereby makes each representation and warranty set forth in Section 4.01 of the Loan Agreement to the same extent as each other Borrower.

Section 5.           Delivery by Facsimile. Delivery of an executed counterpart of a signature page to this Accession Agreement by facsimile or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Accession Agreement.

Section 6.           Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Accession Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)          The undersigned Additional Borrower hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or other proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, arising out of or relating to this Accession Agreement or any of the other Loan Documents to which it is a party, against any of the other parties to the Loan Documents in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court thereof and the undersigned Additional Borrower irrevocably and unconditionally submits to the jurisdiction of such courts, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in any such New York State court or, to the extent permitted or required by law, in such Federal court. The undersigned Additional Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Accession Agreement, the Loan Agreement or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Accession Agreement, the Loan Agreement or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

(c)          The undersigned Additional Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any litigation, action or proceeding arising out of or relating to this Accession Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. The undersigned Additional Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          THE UNDERSIGNED ADDITIONAL BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

(Signature Pages Follow)

Exh. C-2

Very truly yours,

ADDITIONAL BORROWER:

[ ],
a [ ]

By:
Name:
Title:

Exh. C-3

Approved this          day

of                           ,

BORROWERS:

[                                                             ],

a [                                                          ]

By:
Name:
Title:

GUARANTORS:

HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.,

a Delaware limited partnership

By: HOSPITALITY INVESTORS TRUST, INC., a Maryland corporation, its general partner

By:
Name:
Title:

HOSPITALITY INVESTORS TRUST, INC.,

a Maryland corporation

By:
Name:
Title:

Exh. C-4